Exhibit 10.1

Execution Version

AMENDMENT NO. 2

dated as of January 21, 2026,

among

GBT US III LLC,
as the Initial Borrower,

GLOBAL BUSINESS TRAVEL GROUP, INC.,
as GBT,

THE OTHER LOAN PARTIES PARTY HERETO,

THE LENDERS PARTY HERETO,

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent

AMENDMENT NO. 2

This AMENDMENT NO. 2, dated as of January 21, 2026 (this “Amendment”), is entered into by and among GBT US III LLC, a Delaware limited liability company (the “Initial Borrower”), GLOBAL BUSINESS TRAVEL GROUP, INC., a Delaware corporation (“GBT”), the other LOAN PARTIES (as defined in the Credit Agreement (as defined below)) party hereto, each TERM B-2 LENDER (as defined below) party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and as Collateral Agent (as such terms are defined in the Credit Agreement).

RECITALS:

WHEREAS, reference is made to the Amended and Restated Credit Agreement, dated as of July 26, 2024 (as amended by Amendment No. 1, dated as of February 4, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment No. 2 Effective Date (as defined below), the “Existing Credit Agreement” and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by this Amendment, the “Credit Agreement”), among the Initial Borrower, GBT, any Additional Borrowers from time to time party thereto, the lenders and L/C issuers from time to time party thereto, the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein having the respective meanings assigned thereto in the Existing Credit Agreement or the Credit Agreement, as applicable); and

WHEREAS, pursuant to Section 2.17 of the Existing Credit Agreement:

(i)             the Initial Borrower wishes to obtain Refinancing Amendment Debt in respect of all of the outstanding Term B-1 Loans under the Existing Credit Agreement, which Refinancing Amendment Debt will be Replacement Term Loans in the form of a new Class of term loans constituting Term B-2 Loans (as defined in the Credit Agreement) with identical terms as the Term B-1 Loans except with respect to the definition of “Applicable Rate” and as otherwise set forth in this Amendment, which will be made available on the Amendment No. 2 Effective Date, subject to the terms and conditions hereof and of the Existing Credit Agreement, as amended hereby, and which Term B-2 Loans shall constitute Term Loans for all purposes of the Credit Agreement and the other Loan Documents from and after the Amendment No. 2 Effective Date;

(ii)            the Person that executes and delivers a counterpart to this Amendment as the Additional Term B-2 Lender (the “Additional Term B-2 Lender”) has agreed to (i) make Term B-2 Loans (the “Additional Term B-2 Loans”) to the Initial Borrower in Dollars in the amount set forth opposite its name on Schedule I hereto (the “Additional Term B-2 Commitment”) and (ii) consent to this Amendment and the Credit Agreement, in each case, subject to satisfaction of the conditions set forth in Section 4;

(iii)           each existing Term Lender holding Term B-1 Loans under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date that shall have executed and delivered a Lender Election substantially in the form of Schedule III hereto (a “Lender Election”) electing the “Cashless Settlement Option” (each such Term Lender a “Cashless Settlement Amendment No. 2 Term Lender”) has agreed to (i) exchange (which exchange, for the avoidance of doubt, shall be on a “cashless roll” basis) the entire aggregate principal amount (or such lesser amount as may be notified and allocated to such Cashless Settlement Amendment No. 2 Term Lender by the Administrative Agent prior to the Amendment No. 2 Effective Date, with the difference between the current amount and the allocated amount to be prepaid on the Amendment No. 2 Effective Date) of Term B-1 Loans held by such Cashless Settlement Amendment No. 2 Term Lender immediately prior to the Amendment No. 2 Effective Date (the “Existing Cashless Settlement Term Loans”) for Term B-2 Loans of a like principal amount and (ii) consent to this Amendment and the Credit Agreement, in each case, subject to satisfaction of the conditions set forth in Section 4;

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(iv)           each existing Term Lender holding Term B-1 Loans under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date that shall have executed and delivered a Lender Election electing the “Assignment Settlement Option” (each such Term Lender a “Cash Settlement Amendment No. 2 Term Lender”, and together with the Cashless Settlement Amendment No. 2 Term Lenders, the “Rollover Amendment No. 2 Term Lenders”) has agreed to (i) (x) have the entire aggregate principal amount of Term B-1 Loans held by such Cash Settlement Amendment No. 2 Term Lender immediately prior to the Amendment No. 2 Effective Date (the “Existing Cash Settlement Term Loans” and, together with the Existing Cashless Settlement Term Loans, the “Existing Term Loans”) prepaid by the Initial Borrower on the Amendment No. 2 Effective Date and (y) purchase by assignment Term B-2 Loans of a like principal amount (or such lesser amount as may be notified and allocated to such Cash Settlement Amendment No. 2 Term Lender by the Administrative Agent) and (ii) consent to this Amendment and the Credit Agreement, in each case, subject to satisfaction of the conditions set forth in Section 4; and

(v)            each existing Term Lender holding Term B-1 Loans under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date that does not execute a Lender Election shall have the entire aggregate principal amount of its Term B-1 Loans outstanding immediately prior to the Amendment No. 2 Effective Date prepaid by the Initial Borrower on the Amendment No. 2 Effective Date (clauses (i)-(v), collectively, the “Term B-1 Repricing”).

WHEREAS, pursuant to Section 2.14 of the Existing Credit Agreement, immediately after giving effect to the Term B-1 Repricing:

(i)             the Initial Borrower wishes to incur Incremental Term Loans upon the Amendment No. 2 Effective Date in an aggregate principal amount equal to the total amount of commitments listed on Schedule II hereto in the form of additional Loans of the same Class of term loans as the then existing Term B-2 Loans (such additional Loans, the “Incremental Term B-2 Loans”), which will be made available upon the Amendment No. 2 Effective Date immediately after giving effect to the Term B-1 Repricing, subject to the terms and conditions hereof and of the Existing Credit Agreement, as amended hereby, and which Incremental Term B-2 Loans shall constitute Term Loans and Term B-2 Loans for all purposes of the Credit Agreement and the other Loan Documents from and after the Amendment No. 2 Effective Date;

(ii)            the Person that executes and delivers a counterpart to this Amendment as the Incremental Term B-2 Lender (the “Incremental Term B-2 Lender”; the Incremental Term B-2 Lender, together with the Rollover Amendment No. 2 Term Lenders and the Additional Term B-2 Lender, the “Term B-2 Lenders”) has agreed to (i) make Incremental Term B-2 Loans to the Initial Borrower in Dollars in the amount set forth opposite its name on Schedule II hereto (the “Incremental Term B-2 Commitment”) and (ii) consent to this Amendment and the Credit Agreement, in each case, subject to satisfaction of the conditions set forth in Section 4;

WHEREAS, (x) contemporaneously with the effectiveness of the Term B-2 Loans (other than the Incremental Term B-2 Loans) on the Amendment No. 2 Effective Date and pursuant to Section 2.17 of the Existing Credit Agreement, the Initial Borrower wishes to make certain amendments to the Existing Credit Agreement to effect the provisions of Section 2.17 of the Existing Credit Agreement in connection with the incurrence of the Term B-2 Loans (other than the Incremental Term B-2 Loans) and (y) immediately after giving effect to the Term B-1 Repricing on the Amendment No. 2 Effective Date and pursuant to Section 2.14 of the Existing Credit Agreement, the Initial Borrower wishes to make certain amendments to the Existing Credit Agreement to effect the provisions of Section 2.14 of the Existing Credit Agreement in connection with the incurrence of the Incremental Term B-2 Loans;

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WHEREAS, Morgan Stanley Senior Funding, Inc. will act as the sole lead arranger with respect to the Term B-2 Loans (including the Incremental Term B-2 Loans) (in such capacity, the “Amendment No. 2 Lead Arranger”);

WHEREAS, UBS Securities LLC will act as a joint bookrunner with respect to the Term B-2 Loans (other than the Incremental Term B-2 Loans) (in such capacity, the “Amendment No. 2 Repricing Joint Bookrunner”);

WHEREAS, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A. and Goldman Sachs Bank USA, will act as joint bookrunners with respect to the Term B-2 Loans (including the Incremental Term B-2 Loans) (in such capacity and together with the Amendment No. 2 Repricing Joint Bookrunner, collectively, the “Amendment No. 2 Joint Bookrunners”); and

WHEREAS, immediately prior to the Amendment No. 2 Effective Date, the Initial Borrower is hereby notifying the Administrative Agent pursuant to (i) Section 2.17 of the Existing Credit Agreement that it is requesting the establishment and Borrowing of Replacement Term Loans in the aggregate principal amount specified in the Committed Loan Notice delivered pursuant to Section 4(d) below to refinance all of the outstanding Term B-1 Loans under the Existing Credit Agreement and (ii) Section 2.14 of the Existing Credit Agreement that it is requesting the establishment and Borrowing of Incremental Term Loans in the aggregate principal amount specified in the Commitment Loan Notice delivered pursuant to Section 4(d) below.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Amendments. Effective as of the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto.

2.	Term B-2 Loans.

(a)            Pursuant to Section 2.17 of the Existing Credit Agreement, on the Amendment No. 2 Effective Date (i) each Cashless Settlement Amendment No. 2 Term Lender agrees to exchange (which exchange, for the avoidance of doubt, shall be on a “cashless roll” basis) the entire aggregate principal amount (or such lesser amount as may be notified and allocated to such Cashless Settlement Amendment No. 2 Term Lender by the Administrative Agent prior to the Amendment No. 2 Effective Date, with the difference between the current amount and the allocated amount to be prepaid on the Amendment No. 2 Effective Date) of its Existing Cashless Settlement Term Loans into Term B-2 Loans of a like principal amount, (ii) each Cash Settlement Amendment No. 2 Term Lender agrees to (x) have the entire aggregate principal amount of its Existing Cash Settlement Term Loans prepaid by the Borrower on the Amendment No. 2 Effective Date and (y) purchase by assignment Term B-2 Loans of a like principal amount (or such lesser amount as may be notified and allocated to such Cash Settlement Amendment No. 2 Term Lender by the Administrative Agent) and (iii) the Additional Term B-2 Lender agrees to make Term B-2 Loans to the Initial Borrower in Dollars in the amount set forth opposite its name on Schedule I hereto under the heading “Additional Term B-2 Commitment”.

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(b)            The Additional Term B-2 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 2 Lead Arranger, the Amendment No. 2 Joint Bookrunners, any other Term B-2 Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, a Term B-2 Lender and/or a Term Lender, as applicable.

(c)            Upon (i) the execution of a counterpart of this Amendment by the Additional Term B-2 Lender, the Administrative Agent, GBT and the Initial Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the Additional Term B-2 Lender party to this Amendment shall become a Lender, a Term B-2 Lender and a Term Lender under the Credit Agreement and shall have the Additional Term B-2 Commitment set forth on Schedule I hereto, effective as of the Amendment No. 2 Effective Date.

(d)            The Initial Borrower shall use the proceeds of the Term B-2 Loans (other than the Incremental Term B-2 Loans) made on the Amendment No. 2 Effective Date in accordance with Sections 2.05(b)(iii) and 2.17 of the Existing Credit Agreement to (i) refinance in full the existing Term B-1 Loans (together with any accrued but unpaid interest and fees thereon) and (ii) pay fees, costs and expenses in connection with the Term B-2 Loans (other than the Incremental Term B-2 Loans).

(e)            The Maturity Date of the Term B-2 Loans shall be the seventh anniversary of the Restatement Date (the “Term B-2 Loan Maturity Date”); provided that if such day is not a Business Day, such Maturity Date shall be the Business Day immediately preceding such day.

(f)            Subject to the terms and conditions set forth herein, effective as of the Amendment No. 2 Effective Date, for all purposes of the Loan Documents, (i) the Additional Term B-2 Commitment shall constitute a “Term Commitment”, (ii) the Additional Term B-2 Loans and the Exchanged Amendment No. 2 Term Loans (as defined in the Credit Agreement), both of which are Term B-2 Loans, shall constitute “Term Loans” and “Replacement Term Loans” of a single fungible Class and (iii) the Additional Term B-2 Lender shall constitute a “Term Lender”, a “Term B-2 Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding an Additional Term B-2 Commitment (or, following the making of a Term B-2 Loan, a Term Loan), and other related terms will have correlative meanings mutatis mutandis.

(g)            The Borrowing of the Term B-2 Loans will be a SOFR Borrowing with an initial one-month Interest Period beginning on the Amendment No. 2 Effective Date and ending on January 26, 2026. Amounts borrowed pursuant to this Amendment and repaid or prepaid may not be reborrowed.

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3.	Incremental Term B-2 Loans.

(a)            Subject to the terms and conditions set forth herein and in the Credit Agreement (for the avoidance of doubt, as amended and in effect from time to time after giving effect to the Amendment No. 2 Effective Date), immediately after giving effect to the Term B-1 Repricing, the Incremental Term B-2 Lender agrees to make Incremental Term B-2 Loans to the Initial Borrower in Dollars in the amount set forth opposite its name on Schedule II hereto under the heading “Incremental Term B-2 Commitment” (it being understood and agreed that the obligation of the Incremental Term B-2 Lender to make its Incremental Term B-2 Loans shall be subject only to the satisfaction of the conditions set forth in Section 4 below (or waiver thereof in accordance with such section)).

(b)            The Incremental Term B-2 Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 2 Lead Arranger, the Amendment No. 2 Joint Bookrunners, any other Term B-2 Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, a Term B-2 Lender and/or a Term Lender, as applicable.

(c)            Immediately after giving effect to the Term B-1 Repricing, upon (i) the execution of a counterpart of this Amendment by the Incremental Term B-2 Lender, the Administrative Agent, GBT and the Initial Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, the Incremental Term B-2 Lender party to this Amendment shall become a Lender, a Term B-2 Lender and a Term Lender under the Credit Agreement and shall have the Incremental Term B-2 Commitment set forth on Schedule II hereto, effective as of the Amendment No. 2 Effective Date.

(d)            The Initial Borrower shall use the proceeds of the Incremental Term B-2 Loans made on the Amendment No. 2 Effective Date (i) for ongoing working capital requirements of GBT and its Subsidiaries and for general corporate purposes (including to fund Permitted Acquisitions or any other acquisitions not prohibited by the Loan Documents) and (ii) to pay fees, costs and expenses in connection with the Incremental Term B-2 Loans.

(e)            Subject to the terms and conditions set forth herein, effective as of the Amendment No. 2 Effective Date, for all purposes of the Loan Documents, (i) the Incremental Term B-2 Commitment shall constitute a “Term Commitment” and a “Term B-2 Loan Commitment”, (ii) the Incremental Term B-2 Loans shall (x) constitute “Term Loans”, “Term B-2 Loans” and “Incremental Term Loans” of a single fungible Class, (y) shall have the same terms as the existing Term B-2 Loans that are outstanding immediately following the Term B-1 Repricing and (z) shall be treated for purposes of voluntary and mandatory prepayments and all other terms as the Term B-2 Loans under the Credit Agreement and the other Loan Documents (it being understood that the Incremental Term B-2 Loans shall constitute additional Loans of the same fungible Class of term loans as the existing Term B-2 Loans under the Credit Agreement) and (iii) the Incremental Term B-2 Lender shall constitute a “Term Lender”, a “Term B-2 Lender” and a “Lender” and shall have all the rights and obligations of a Lender holding a Term B-2 Loan and a Term Loan, and other related terms will have correlative meanings mutatis mutandis.

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(f)             The Borrowing of the Incremental Term B-2 Loans will be a SOFR Borrowing with an initial one-month Interest Period beginning on the Amendment No. 2 Effective Date and ending on January 26, 2026. Amounts borrowed pursuant to this Amendment and repaid or prepaid may not be reborrowed.

4.	Conditions Precedent to the Amendment No. 2 Effective Date. This Amendment, and the obligation of the Term B-2 Lenders party hereto to make the Term B-2 Loans (including the Incremental Term B-2 Loans), shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 2 Effective Date”):

(a)	the Administrative Agent (or its counsel) shall have received from each of the Initial Borrower, the other Loan Parties party hereto, the Administrative Agent and each of the Term B-2 Lenders, either (i) a counterpart of this Amendment signed on behalf of such party (including, in the case of each Rollover Amendment No. 2 Term Lender, a Lender Election) or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart to this Amendment (including, in the case of each Rollover Amendment No. 2 Term Lender, a Lender Election);

(b)	the Administrative Agent (or its counsel) shall have received for each Loan Party a certificate of the secretary, assistant secretary, director, managing director (where applicable) or other authorized signatory of such Loan Party dated as of the Amendment No. 2 Effective Date, certifying:

(i)	as to copies of each Organizational Document of such Loan Party certified, to the extent customary in the applicable jurisdiction, as of a recent date by the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, as applicable, being in full force and effect without modification or amendment;

(ii)	as to copies of signature and incumbency certificates of the Responsible Officers or other authorized signatories of such Loan Party executing this Amendment and any other Loan Documents to be executed by such Loan Party in connection herewith being in full force and effect without modification or amendment;

(iii)	as to copies of resolutions (or excerpts thereof) of the board of directors or similar governing body or the shareholders or a certificate of a director of such Loan Party, to the extent applicable or customary in the relevant jurisdiction (x) approving and authorizing (or evidencing the approval and authorization of) the execution, delivery (to the extent applicable) and performance of this Amendment and any other Loan Documents to be executed by such Loan Party in connection herewith and the guarantees of the Obligations and the security granted therefor, and (y) in the case of the Initial Borrower, the extensions of credit contemplated hereby and incurrence of the other Obligations in connection herewith being in full force and effect without modification or amendment;

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(iv)	as to copies of a good standing certificate (to the extent available, or such other customary functionally equivalent certificates, in each case, if customary in the applicable jurisdiction) of such Loan Party as of a recent date, from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, as applicable, being in full force and effect without modification or amendment;

(v)	in the case of GBT, as to the solvency of GBT and its Subsidiaries (on a consolidated basis) on the Amendment No. 2 Effective Date (which certificate shall be substantially in the form of Exhibit N to the Existing Credit Agreement); and

(vi)	in the case of the Loan Parties that are not organized or incorporated in the United States, a state or territory thereof or the District of Columbia, that the borrowing, guarantee, or granting of Liens with respect to the Term B-2 Loans (including the Incremental Term B-2 Loans) (after giving effect to the incurrence of the Term B-2 Loans (including the Incremental Term B-2 Loans)) or any of the other Obligations would not cause any borrowing, guarantee, security or similar limit binding on such Loan Party to be exceeded;

(c)	the Administrative Agent, the Collateral Agent and the Term B-2 Lenders (or their counsel) shall have received the following opinions dated as of the Amendment No. 2 Effective Date, in each case, addressed to the Administrative Agent, the Collateral Agent and the Term B-2 Lenders, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Term B-2 Lenders and covering such matters relating to the Loan Parties and this Amendment as the Administrative Agent, the Collateral Agent or the Term B-2 Lenders shall reasonably request prior to the Amendment No. 2 Effective Date:

(i)	Skadden, Arps, Slate, Meagher & Flom LLP, as special New York and Delaware counsel for the Loan Parties;

(ii)	Loyens & Loeff, as special Dutch counsel for the Loan Parties;

(iii)	Simpson Thacher & Bartlett LLP, as special English counsel for the Agents;

(iv)	Walkers (Jersey) LLP, as special Jersey counsel for the Agents; and

(v)	Fennemore Law, as special Nevada counsel for the Loan Parties;

(d)	the Administrative Agent (or its counsel) shall have received a Committed Loan Notice relating to the borrowing of the Term B-2 Loans (including the Incremental Term B-2 Loans);

(e)	the representations and warranties of the Initial Borrower and each other Loan Party contained in Section 5 below shall be true and correct in all material respects as of the Amendment No. 2 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

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(f)	no Default or Event of Default shall exist or would result from the effectiveness of this Amendment or from the Credit Extensions proposed to be made on the Amendment No. 2 Effective Date pursuant to this Amendment or from the application of the proceeds therefrom;

(g)	the Term B-2 Lenders shall have received all documentation and other information about the Initial Borrower and the Guarantors as has been reasonably requested in writing by the Term B-2 Lenders at least five (5) days prior to Amendment No. 2 Effective Date that the Term B-2 Lenders reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act;

(h)	the Administrative Agent and the Term B-2 Lenders (or their counsel) shall have received a certificate, dated as of the Amendment No. 2 Effective Date and signed by a Responsible Officer of the Initial Borrower confirming the applicable requirements of Sections 5(e) and 5(f) above have been satisfied as of the Amendment No. 2 Effective Date;

(i)	the Administrative Agent (or its counsel) shall have received from the Initial Borrower, in accordance with Section 2.05 of the Existing Credit Agreement, a notice of prepayment with respect to the prepayment on the Amendment No. 2 Effective Date of all the outstanding Term B-1 Loans;

(j)	all fees under the Engagement Letter (as defined below) shall have been paid by the Initial Borrower to the Term B-2 Lenders and the Amendment No. 2 Lead Arranger, as applicable, and all reasonable and documented out-of-pocket expenses of the Term B-2 Lenders, the Amendment No. 2 Lead Arranger and the Administrative Agent incurred in connection with this Amendment and invoiced to the Initial Borrower prior to the Amendment No. 2 Effective Date shall have been paid by the Initial Borrower; and

(k)	all (i) Existing Term Loans shall have been repaid in full, (ii) accrued and unpaid interest and fees to (but not including) the Amendment No. 2 Effective Date in respect of the Existing Term Loans that are outstanding under the Existing Credit Agreement shall have been paid by the Initial Borrower to the Administrative Agent for the account of the relevant Term B-1 Lenders and (iii) to the extent invoiced, amounts payable pursuant to Sections 2.19(h) and/or 3.05 of the Existing Credit Agreement to any Term B-1 Lenders that do not become Rollover Amendment No. 2 Term Lenders on the Amendment No. 2 Effective Date in accordance herewith shall have been paid by the Initial Borrower to the Administrative Agent for the account of such Term B-1 Lenders, in each case, such payments to be made with the cash proceeds of the Term B-2 Loans (other than the Incremental Term B-2 Loans) to be made on the Amendment No. 2 Effective Date (or, in the case of the Existing Cashless Settlement Term Loans, via cashless roll, as set forth herein and in the Credit Agreement) and other funds available to the Borrower.

For purposes of determining compliance with the conditions specified in this Section 4, each of the Term B-2 Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such party unless the Administrative Agent shall have received written notice from such party prior to the Amendment No. 2 Effective Date specifying its objection thereto.

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5.	Representations and Warranties. As of the Amendment No. 2 Effective Date, each Loan Party hereby represents and warrants to the Administrative Agent and each Term B-2 Lender that:

(a)	such Loan Party (i) is duly incorporated, organized or formed, as applicable, and validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, and (ii) has all requisite power and authority to execute, deliver and perform its obligations under this Amendment;

(b)	the execution, delivery and performance by such Loan Party of this Amendment and the consummation by such Loan Party of the transactions contemplated hereby are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not (i) conflict with or contravene the terms of any of such Person’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents and other Liens permitted by the Credit Agreement), (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach, contravention or violation (but not creation of Liens) referred to in clause (ii) or (iii), to the extent that such conflict, breach, contravention or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c)	no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, or (ii) the grant by such Loan Party of the Liens granted by it pursuant to the Collateral Documents or the perfection of the Liens created under the Collateral Documents, except for (x) filings or registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, (y) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (A) duly obtained, taken, given or made and are in full force and effect or (B) set out as qualifications or reservations in any legal opinions delivered in connection with this Amendment and/or the other Loan Documents, and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)	such Loan Party has duly executed and delivered this Amendment, and this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, (iii) the making or the procuring of the appropriate registration, filings, endorsements, notarizations, stampings or notifications of the Loan Documents as specifically contemplated by the relevant Loan Document, (iv) the time barring of claims under applicable law and defences of set-off or counterclaim, and/or (v) any matters which are set out as qualifications or reservations in any legal opinions delivered to the Secured Parties under or in connection with this Amendment and/or the other Loan Documents; and

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(e)	immediately after giving effect to the Amendment No. 2 Effective Date and the incurrence of the Term B-2 Loans (including the Incremental Term B-2 Loans), (i) the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects and (ii) after giving effect to this Amendment, no Default or Event of Default exists or will result from the consummation of this Amendment and the transactions contemplated hereby.

6.	Reaffirmation of the Loan Parties; Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)	Each Loan Party hereby consents to the amendments to the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents, in each case, as and to the extent provided in the Loan Documents. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force.

(b)	For greater certainty and without limiting the provisions of Section 6(a) above, each Loan Party hereby also confirms that, as of and after the Amendment No. 2 Effective Date, the existing security interests and/or guarantees granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents shall also extend to all Obligations in respect of the Term B-2 Loans (including the Incremental Term B-2 Loans) as and to the extent provided in the Loan Documents.

(c)	Except to the extent expressly set forth in this Amendment, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Loan Party or any Agent or Lender under, the Existing Credit Agreement or any of the other Loan Documents.

(d)	As of and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended, supplemented and otherwise modified by this Amendment.

7.	Recordation of the New Loans. Upon the Amendment No. 2 Effective Date, the Administrative Agent will record the Term B-2 Loans (including the Incremental Term B-2 Loans) provided by each Term B-2 Lender in the Register.

10

8.	Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except (i) prior to the Amendment No. 2 Effective Date, pursuant to a written agreement signed by each of the parties hereto and (ii) from and after the Amendment No. 2 Effective Date, as permitted by the relevant provisions of the Credit Agreement.

9.	Entire Agreement. This Amendment, the other Loan Documents and the engagement letter dated as of January 12, 2026 by and between the Initial Borrower and Morgan Stanley Senior Funding, Inc. in connection herewith (the “Engagement Letter”) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Nothing in this Amendment or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Loan Documents (other than as set forth in Section 10.07(a) of the Credit Agreement). This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid on or prior to the Amendment No. 2 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith.

10.	GOVERNING LAW. THIS AMENDMENT SHALL BE governed by, AND CONSTRUED IN ACCORDANCE WITH, the law of the State of New York. The provisions of Section 10.14 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

11.	Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.	Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each party hereto that has executed this Amendment through electronic means represents and warrants to the other parties hereto that it has the requisite corporate or other organizational capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in such party’s constitutive documents. Except as provided in Section 4 hereof, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of the Loan Parties as of the date hereof, the Administrative Agent and each Term B-2 Lender (including, in the case of each Rollover Amendment No. 2 Term Lender, a Lender Election) , and thereafter shall be binding in accordance with the terms hereof upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery to the Administrative Agent by any Lender of an executed counterpart of a signature page to this Amendment (including, in the case of each Rollover Amendment No. 2 Term Lender, a Lender Election) shall constitute such Person’s irrevocable consent to each of the amendments to the Credit Agreement set forth herein, which irrevocable consent shall be binding (a) on such Person’s successors and assigns in accordance with the terms hereof, notwithstanding the occurrence of any assignment of or succession in interest to such Person’s Loans and/or Commitments prior to the occurrence of the Amendment No. 2 Effective Date and (b) with respect to any Loans and/or Commitments held by such Person on the date such Person delivers its executed counterpart of a signature page to this Amendment (including, in the case of each Rollover Amendment No. 2 Term Lender, a Lender Election) or thereafter acquired by such Person.

11

13.	Costs and Expenses. The Initial Borrower shall pay all reasonable and documented out-of-pocket costs and expenses (including without limitation the reasonable and documented expenses of counsel) incurred by the Term B-2 Lenders, the Administrative Agent, the Amendment No. 2 Lead Arranger and the Amendment No. 2 Joint Bookrunners in connection with this Amendment. Such payment of costs shall be made on the Amendment No. 2 Effective Date, as provided in the conditions to the Amendment No. 2 Effective Date, and if and to the extent for any reason such costs and expenses are not paid on the Amendment No. 2 Effective Date then the same shall be paid within one (1) Business Day of demand therefor after the Amendment No. 2 Effective Date.

14.	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15.	Loan Document.

(a)	As of and after the Amendment No. 2 Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(b)	As of and after the Amendment No. 2 Effective Date, this Amendment shall also constitute a “ Refinancing Amendment” and an “Incremental Amendment” for all purposes of the Credit Agreement and the other Loan Documents.

16.	Arranger and Bookrunners. The provisions of Sections 9.12, 10.05 and 10.21 of the Existing Credit Agreement are incorporated herein by reference and shall apply with respect to the Amendment No. 2 Lead Arranger and the Amendment No. 2 Bookrunners, mutatis mutandis.

[Signature Pages Follow]

12

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

BORROWER:

GBT US III LLC

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

GUARANTORS:

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

GBT US LLC

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

HOGG ROBINSON USA HOLDINGS LLC

By:	/s/ Eric J. Bock

	Name:	Eric J. Bock
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2]

OVATION TRAVEL, LLC

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

HOGG ROBINSON USA LLC

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

EGENCIA LLC

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorized Signatory

GBT TRAVEL SERVICES UK LIMITED

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

GBT UK TOPCO LIMITED

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

[Signature Page to Amendment No. 2]

GLOBAL BUSINESS TRAVEL HOLDINGS LIMITED

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

HOGG ROBINSON (TRAVEL) LIMITED

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

HOGG ROBINSON LIMITED

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

EGENCIA HOLDINGS UK LTD

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

EGENCIA UK LTD

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

[Signature Page to Amendment No. 2]

GBT EURO TRAVEL HOLDINGS B.V.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

GBT GROUP SERVICES B.V.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

GBT II B.V.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

GBT III B.V.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

HOGG ROBINSON HOLDINGS B.V.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

[Signature Page to Amendment No. 2]

EGENCIA NETHERLANDS B.V.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signatory

GBT JERSEYCO LIMITED

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Authorised Signator

[Signature Page to Amendment No. 2]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent

By:	/s/ Jennifer DeFazio
	Name:	Jennifer DeFazio
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2]

MORGAN STANLEY Bank, N.A.,
as the Additional Term B-2 Lender and the Incremental Term B- 2 Lender

By:	/s/ Maya Venkatraman
	Name:	Maya Venkatraman
	Title:	Authorized Signatory

[Signature Page to Amendment No. 2]

Schedule I

ADDITIONAL TERM B-2 COMMITMENTS
(AS OF THE Amendment No. 2 Effective Date)

Additional Term B-2 Lender	Additional Term B-2 Commitment	Pro Rata Share
Morgan Stanley Bank, N.A.	$114,077,104.51	100%
TOTAL:	$114,077,104.51	100%

Schedule II

INCREMENTAL TERM B-2 COMMITMENTS
(AS OF THE Amendment No. 2 Effective Date)

Incremental Term B-2 Lender	Incremental Term B-2 Commitment	Pro Rata Share
Morgan Stanley Bank, N.A.	$100,000,000.00	100%
TOTAL:	$100,000,000.00	100%

Schedule iiI

Form of Lender Election

[__], 2026

Lender Election (this “Lender Election”) in connection with Amendment No. 2 (the “Amendment”) to that certain Amended and Restated Credit Agreement dated as of July 26, 2024 (as amended by Amendment No. 1, dated as of February 4, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among GBT US III LLC, a Delaware limited liability company (“the Initial Borrower”), GLOBAL BUSINESS TRAVEL GROUP, INC., a Delaware corporation (“GBT”), each Additional Borrower from time to time party thereto, the lenders (collectively, the “Lenders” and each, individually, a “Lender”) and L/C issuers from time to time party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent. Unless otherwise defined herein, terms defined in the Amendment and used herein shall have the meanings given to them in the Amendment (including the form of Credit Agreement attached thereto).

IN WITNESS WHEREOF, the undersigned has caused this Lender Election to be executed and delivered by a duly authorized officer as of the date first written above.

Term B-1 Lenders:

[Check ONLY ONE of the two boxes below]

CASHLESS SETTLEMENT OPTION

☐            Each undersigned Term B-1 Lender hereby (a) consents to the provisions of the Amendment and the Credit Agreement and (b) commits an amount equal to 100% of the outstanding principal amount of the Term B-1 Loans held by such Term B-1 Lender to Term B-2 Loans and agrees to exchange (on a cashless basis) 100% of the outstanding principal amount of the Term B-1 Loans held by such Term B-1 Lender for Term B-2 Loans in an equal principal amount. By choosing this option, each undersigned Term B-1 Lender hereby acknowledges and agrees that the Administrative Agent may, in its sole discretion, elect not to exchange any amount of such Term B-1 Lender’s Term B-1 Loans for Term B-2 Loans or to exchange (on a cashless basis) less than 100% of the principal amount of such Term B-1 Lender’s Term B-1 Loans for Term B-2 Loans, in which case the difference between the current principal amount of such Term B-1 Lender’s Term B-1 Loans and the allocated principal amount of Term B-2 Loans will be prepaid on the Amendment No. 2 Effective Date, subject to the occurrence thereof. Notwithstanding anything to the contrary, each undersigned Lender hereby agrees to waive its right to compensation for any amounts owing under Sections 2.19(h) and/or 3.05 of the Existing Credit Agreement.

ASSIGNMENT SETTLEMENT OPTION

☐            Each undersigned Term B-1 Lender hereby (a) consents to the provisions of the Amendment and the Credit Agreement and (b) agrees to have an amount equal to 100% of the outstanding principal amount of the Term B-1 Loans held by such Term B-1 Lender prepaid on, and subject to the occurrence of, the Amendment No. 2 Effective Date and to purchase by assignment Term B-2 Loans, in an equal principal amount. By choosing this option, each undersigned Term B-1 Lender hereby acknowledges and agrees that the Administrative Agent may, in its sole discretion, elect not to allocate Term B-2 Loans to such Term B-1 Lender or to allocate Term B-2 Loans to such Term B-1 Lender in an amount less than 100% of the principal amount of such Term B-1 Lender’s Term B-1 Loans. Notwithstanding anything to the contrary, each undersigned Term B-1 Lender hereby agrees to waive its right to compensation for any amounts owing under Sections 2.19(h) and/or 3.05 of the Existing Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Lender Election to be duly executed and delivered by its proper and duly authorized officer(s).

,
(Name of Institution)

By:
Name:
Title:

[If a second signature is necessary:]

By:
Name:
Title:

LENDER ELECTIONS ON FILE

WITH THE

ADMINISTRATIVE AGENT

ANNEX A

CREDIT AGREEMENT

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of

July 26, 2024,
as amended by Amendment No. 1, dated as of February 4, 2025,

as further amended by Amendment No. 2, dated as of January 21, 2026

Among

GBT US III LLC,
as the Initial Borrower,

The Additional Borrowers from Time to Time Parties Hereto,

GLOBAL BUSINESS TRAVEL GROUP, INC., as GBT,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent,

and

THE LENDERS AND L/C ISSUERS FROM TIME TO TIME PARTY HERETO

MORGAN STANLEY SENIOR FUNDING, INC., BARCLAYS BANK PLC, CITIBANK, N.A.,
GOLDMAN SACHS BANK USA, UBS SECURITIES LLC AND WELLS FARGO
SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

Page

Article I

definitions and accounting terms

Section 1.01.	Defined Terms	2
Section 1.02.	Other Interpretive Provisions	~~81~~85
Section 1.03.	Accounting Terms	~~82~~86
Section 1.04.	Rounding	~~83~~87
Section 1.05.	References to Agreements, Laws, Etc.	~~83~~87
Section 1.06.	Times of Day	~~83~~87
Section 1.07.	Timing of Payment or Performance	~~83~~87
Section 1.08.	Currency Equivalents Generally	~~83~~87
Section 1.09.	Pro Forma and Other Calculations	~~84~~88
Section 1.10.	Cashless Rollovers	~~86~~90
Section 1.11.	Dutch Terms	~~86~~90
Section 1.12.	Divisions	~~87~~91
Section 1.13.	Benchmark Replacement, Etc	~~87~~91

Article II

The Commitments and Credit Extensions

Section 2.01.	The Loans	~~88~~91
Section 2.02.	Borrowings, Conversions and Continuations of Loans	~~88~~93
Section 2.03.	Letters of Credit	~~90~~95
Section 2.04.	Swing Line Loans	~~98~~103
Section 2.05.	Prepayments	~~101~~107
Section 2.06.	Termination or Reduction of Commitments	~~114~~120
Section 2.07.	Repayment of Loans	~~115~~121
Section 2.08.	Interest.	~~117~~123
Section 2.09.	Fees	~~118~~124
Section 2.10.	Computation of Interest and Fees	~~118~~124
Section 2.11.	Evidence of Indebtedness	~~119~~124
Section 2.12.	Payments Generally	~~119~~125
Section 2.13.	Sharing of Payments	~~121~~127
Section 2.14.	Incremental Credit Extensions	~~122~~128
Section 2.15.	Extensions of Term Loans, Revolving Credit Loans and Revolving Credit Commitments	~~125~~131
Section 2.16.	Defaulting Lenders	~~129~~135
Section 2.17.	Refinancing Amendments	~~130~~136
Section 2.18.	Open Market Purchases	~~132~~138
Section 2.19.	Benchmark Replacement Setting	~~132~~138

Article III

Taxes, Increased Costs Protection and Illegality

Section 3.01.	Taxes	~~135~~141
Section 3.02.	Illegality	~~140~~146

(continued)
Page

Section 3.03.	Inability to Determine Rates	~~140~~147
Section 3.04.	Increased Cost and Reduced Return; Capital Adequacy	~~142~~148
Section 3.05.	Funding Losses	~~143~~149
Section 3.06.	Matters Applicable to All Requests for Compensation	~~143~~149
Section 3.07.	Replacement of Lenders under Certain Circumstances	~~144~~150
Section 3.08.	Survival	~~145~~152

Article IV

Conditions Precedent to Credit Extensions

Section 4.01.	Conditions to Initial Credit Extension	~~145~~152
Section 4.02.	Conditions to All Subsequent Credit Extensions	~~148~~155

Article V

Representations and Warranties

Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~149~~155
Section 5.02.	Authorization; No Contravention	~~149~~156
Section 5.03.	Governmental Authorization; Other Consents	~~149~~156
Section 5.04.	Binding Effect	~~150~~156
Section 5.05.	Financial Statements; No Material Adverse Effect	~~150~~157
Section 5.06.	Litigation	~~150~~157
Section 5.07.	Ownership of Property; Liens	~~150~~157
Section 5.08.	Environmental Compliance	~~151~~157
Section 5.09.	Taxes	~~151~~158
Section 5.10.	Compliance with ERISA and other Pension Laws; Labor Matters	~~151~~158
Section 5.11.	Subsidiaries; Equity Interests	~~152~~158
Section 5.12.	Margin Regulations; Investment Company Act	~~152~~159
Section 5.13.	Disclosure	~~153~~159
Section 5.14.	Intellectual Property; Licenses, Etc.	~~153~~160
Section 5.15.	Solvency	~~153~~160
Section 5.16.	Collateral Documents	~~153~~160
Section 5.17.	Use of Proceeds	~~154~~160
Section 5.18.	Anti-Corruption Laws and Sanctions	~~154~~161
Section 5.19.	USA PATRIOT Act.	~~154~~161

Article VI

Affirmative Covenants

Section 6.01.	Financial Statements	~~155~~161
Section 6.02.	Certificates; Other Information	~~156~~162
Section 6.03.	Notices	~~157~~164
Section 6.04.	Maintenance of Existence	~~157~~164
Section 6.05.	Maintenance of Properties	~~158~~165
Section 6.06.	Maintenance of Insurance	~~158~~165

ii

(continued)
Page

Section 6.07.	Compliance with Laws	~~158~~165
Section 6.08.	Books and Records	~~158~~165
Section 6.09.	Inspection Rights	~~158~~165
Section 6.10.	Additional Guarantors; Collateral	~~159~~166
Section 6.11.	Use of Proceeds and Letters of Credit	~~160~~167
Section 6.12.	Further Assurances and Post-Closing Conditions	~~161~~168
Section 6.13.	Designation of Subsidiaries	~~161~~168
Section 6.14.	Payment of Taxes	~~162~~169
Section 6.15.	Nature of Business	~~162~~169
Section 6.16.	End of Fiscal Years; Fiscal Quarters	~~162~~169
Section 6.17.	Centre of Main Interests and Establishment	~~162~~169
Section 6.18.	Credit Ratings	~~162~~169

Article VII

Negative Covenants

Section 7.01.	Liens	~~163~~170
Section 7.02.	Investments	~~168~~175
Section 7.03.	Indebtedness	~~173~~180
Section 7.04.	Fundamental Changes	~~179~~186
Section 7.05.	Dispositions	~~181~~188
Section 7.06.	Restricted Payments	~~184~~191
Section 7.07.	Transactions with Affiliates	~~186~~194
Section 7.08.	Prepayments, Etc., of Indebtedness	~~189~~197
Section 7.09.	Financial Covenant	~~190~~197
Section 7.10.	Negative Pledge; Limitations on Restrictions on Subsidiary Distributions	~~190~~198
Section 7.11.	Anti-Corruption Laws and Sanctions Use of Proceeds	~~192~~199

Article VIII

Events of Default and Remedies

Section 8.01.	Events of Default	~~193~~200
Section 8.02.	Remedies Upon Event of Default	~~195~~202
Section 8.03.	Application of Funds	~~196~~203
Section 8.04.	Right to Cure	~~196~~204

Article IX

Administrative Agent and Other Agents

Section 9.01.	Appointment and Authorization of Agents	~~198~~205
Section 9.02.	Delegation of Duties	~~198~~206
Section 9.03.	Liability of Agents	~~199~~206
Section 9.04.	Reliance by Agents	~~200~~208
Section 9.05.	Notice of Default	~~200~~208
Section 9.06.	Credit Decision; Disclosure of Information by Agents	~~201~~209

iii

(continued)
Page

Section 9.07.	Indemnification of Agents	~~201~~209
Section 9.08.	Agents in their Individual Capacities	~~202~~210
Section 9.09.	Successor Agents	~~202~~210
Section 9.10.	Administrative Agent May File Proofs of Claim	~~203~~211
Section 9.11.	Collateral and Guaranty Matters	~~203~~211
Section 9.12.	Other Agents; Arrangers and Managers	~~204~~212
Section 9.13.	Secured Cash Management Agreements and Secured Hedge Agreements	~~204~~212
Section 9.14.	Intercreditor Agreements	~~204~~212
Section 9.15.	Certain ERISA Matters	~~205~~215
Section 9.16.	Erroneous Payments	~~206~~216

Article X

Miscellaneous

Section 10.01.	Amendments, Etc.	~~209~~217
Section 10.02.	Notices and Other Communications; Facsimile Copies	~~211~~220
Section 10.03.	No Waiver; Cumulative Remedies	~~214~~222
Section 10.04.	Attorney Costs and Expenses	~~214~~222
Section 10.05.	Indemnification by the Borrowers	~~214~~223
Section 10.06.	Payments Set Aside	~~216~~224
Section 10.07.	Successors and Assigns	~~216~~224
Section 10.08.	Confidentiality	~~220~~229
Section 10.09.	Setoff	~~222~~230
Section 10.10.	Counterparts	~~222~~231
Section 10.11.	Integration	~~223~~231
Section 10.12.	Survival of Representations and Warranties	~~223~~231
Section 10.13.	Severability	~~223~~231
Section 10.14.	GOVERNING LAW	~~223~~232
Section 10.15.	WAIVER OF RIGHT TO TRIAL BY JURY	~~224~~232
Section 10.16.	Binding Effect	~~224~~232
Section 10.17.	Judgment Currency	~~224~~233
Section 10.18.	Lender Action	~~224~~233
Section 10.19.	USA PATRIOT Act and Beneficial Ownership Regulation	~~224~~233
Section 10.20.	Release of Collateral and Guaranty; Subordination of Liens	~~225~~234
Section 10.21.	No Advisory or Fiduciary Responsibility	~~226~~235
Section 10.22.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~227~~235
Section 10.23.	Parallel Debt (Covenant to pay the Collateral Agent)	~~227~~236
Section 10.24.	Acknowledgment Regarding Any Supported QFCs	~~228~~236
Section 10.25.	Additional Borrowers	~~228~~237
Section 10.26.	Effect of Amendment and Restatement; Reallocation.	~~230~~238

iv

SCHEDULES

1.01A	–	Agreed Security Principles
1.01B	–	Certain Security Interests and Guarantees
1.01C	–	Unrestricted Subsidiaries
2.01(a)	–	Term Commitments
2.01(b)	–	Revolving Credit Commitments
5.06	–	Litigation
5.11	–	Subsidiaries
7.01(b)	–	Existing Liens
7.03(c)	–	Existing Indebtedness
7.05	–	Dispositions
7.07(j)	–	Transactions with Affiliates
7.10	–	Negative Pledge Clauses
10.02	–	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of
A	–	Committed Loan Notice
B	–	Letter of Credit Application
C-1	–	Term Note
C-2	–	Revolving Credit Note
D	–	Compliance Certificate
E	–	Assignment and Assumption
F	–	Amended and Restated Guaranty
G	–	NY Law Security Agreement
H	–	Additional Borrower Joinder
I	–	[Reserved]
J	–	Perfection Certificate
K	–	Discount Range Prepayment Offer
L	–	Specified Discount Prepayment Notice
M	–	Specified Discount Prepayment Response
N	–	Solvency Certificate
O	–	U.S. Tax Compliance Certificate
P	–	Subordinated Intercompany Note
Q	–	Solicited Discounted Prepayment Notice
R	–	Solicited Discounted Prepayment Offer
S	–	Acceptance and Prepayment Notice

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 26, 2024, as amended by Amendment No. 1, dated as of February 4, 2025, as further amended by Amendment No. 2, dated as of January 21, 2026, among GBT US III LLC, a Delaware limited liability company (the “Initial Borrower”), GLOBAL BUSINESS TRAVEL GROUP, INC., a Delaware corporation, any Additional Borrowers (as defined herein) from time to time parties hereto, the Lenders (as defined herein) from time to time party hereto, MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as Administrative Agent, as Collateral Agent and as Swing Line Lender, MORGAN STANLEY BANK, N.A. (“MSBNA”), as an L/C Issuer, and the other L/C Issuers from time to time party hereto.

PRELIMINARY STATEMENTS

1.              GBT Group Services B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Kennedyplein 6, 5611 ZS, Eindhoven, Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 72308885 (the “Existing Borrower”), is party to that certain Credit Agreement, dated as of August 13, 2018 (as amended by that certain Amendment, Consent and Waiver Agreement, dated as of December 5, 2019, as supplemented by that certain Joinder Agreement, dated as of December 9, 2019, as further amended and modified by that certain Incremental Agreement and Reaffirmation, dated as of September 4, 2020, as further amended and modified by that certain Amendment Agreement, dated as of September 4, 2020, as further amended and modified by that certain Amendment, Incremental Agreement and Reaffirmation, dated as of January 20, 2021, as further amended and modified by that certain Refinancing Amendment No. 1, dated as of December 2, 2021, as further amended and modified by that certain Amendment, Incremental Agreement and Reaffirmation, dated as of December 2, 2021, as further amended by that certain Amendment, Incremental Agreement and Reaffirmation, dated as of January 25, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Existing Borrower, the lenders from time to time party thereto, MSSF, as administrative and as collateral agent, and the other parties from time to time party thereto.

2.              The Existing Borrower has requested to amend and restate the Existing Credit Agreement on the terms set forth in this Agreement to provide for (i) the Lenders to extend credit to the Initial Borrower in the form of (x) Restatement Date Term Loans in an initial aggregate principal amount equal to $1,400,000,000 (the “Restatement Date Term Facility”) available in Dollars and (ii) Revolving Credit Commitments in an initial aggregate principal amount of $360,000,000 (the “Revolving Credit Facility”) available in Dollars and Alternative Currencies. The Revolving Credit Facility may include one or more Letters of Credit and/or Swing Line Loans from time to time.

3.              The proceeds of the Restatement Date Term Loans will be used to finance the Transactions and to provide for the ongoing working capital requirements of GBT and its Subsidiaries and for general corporate purposes (including Permitted Acquisitions). The Letters of Credit, the proceeds of the Revolving Credit Facility and Swing Line Loans, and the Incremental Facilities may be used by the Borrowers for working capital and other general corporate purposes, including the financing of Permitted Acquisitions and other investments and dividends (to the extent permitted herein) and any other use not prohibited by the Loan Documents.

4.              The applicable Lenders have indicated their willingness to lend, the L/C Issuer has indicated its willingness to issue Letters of Credit and the Swing Line Lender has indicated its willingness to make Swing Line Loans, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Credit Agreement shall be (and hereby is) amended and restated in its entirety to read as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01.          Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Discount” has the meaning specified in Section 2.05(d)(D).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(d)(D).

“Acceptance and Prepayment Notice” means a written notice from the Initial Borrower accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.05(d)(D) substantially in the form of Exhibit S.

“Acceptance Date” has the meaning specified in Section 2.05(d)(D).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined as if references to GBT and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Acquired Entity or Business or Converted Restricted Subsidiary and its subsidiaries that will become Restricted Subsidiaries), as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary in accordance with GAAP.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Borrower” has the meaning specified in Section 10.25.

“Additional Borrower Joinder” means an Additional Borrower Joinder substantially in the form of Exhibit H or such other form as shall be reasonably acceptable to GBT and the Administrative Agent.

“Additional Lender” has the meaning specified in Section 2.14(d).

“Additional Term B-1 Commitment” means, as to the Additional Term B-1 Lender, its obligation to make an Additional Term B-1 Loan to the Initial Borrower pursuant to Section 2.01(c) on the Amendment No. 1 Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I to Amendment No. 1 and made a part hereof. The aggregate amount of the Additional Term B-1 Commitment of the Additional Term B-1 Lender as of the Amendment No. 1 Effective Date shall equal the outstanding aggregate principal amount of Non-Exchanged Amendment No. 1 Term Loans, which is $182,525,000.

“Additional Term B-1 Lender” means, at any time, a Person with an Additional Term B-1 Commitment or holds an Additional Term B-1 Loan at such time.

“Additional Term B-1 Loans” means a Loan that is made pursuant to the second sentence of Section 2.01(c) of this Agreement.

“Additional Term B-2 Commitment” means, as to the Additional Term B-2 Lender, its obligation to make an Additional Term B-2 Loan to the Initial Borrower pursuant to Section 2.01(d) on the Amendment No. 2 Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I to Amendment No. 2 and made a part hereof. The aggregate amount of the Additional Term B-2 Commitment of the Additional Term B-2 Lender as of the Amendment No. 2 Effective Date shall equal the outstanding aggregate principal amount of Non-Exchanged Amendment No. 2 Term Loans, which is $114,077,104.51.

“Additional Term B-2 Lender” means, at any time, a Person with an Additional Term B-2 Commitment or holds an Additional Term B-2 Loan at such time.

“Additional Term B-2 Loans” means a Loan that is made pursuant to the second sentence of Section 2.01(d) of this Agreement.

“Adjusted Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, the greater of (i) the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Adjusted Daily Simple RFR for Sterling has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided, further, that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SONIA Adjustment and (ii) the Floor. Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to any Borrower.

“Adjusted EURIBOR Rate” means, as to any Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period divided by (b) one minus the EURIBOR Reserve Percentage.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to Term SOFR for such calculation; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means MSSF, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Initial Borrower and the Lenders.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents, advisors and other representatives of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Security Principles” means the principles set out in Schedule 1.01A hereto (Agreed Security Principles).

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.17.

“Alternative Currency” means Euro, Sterling and any other currency agreed to by (i) with respect to Revolving Credit Loans, the Administrative Agent and each Revolving Credit Lender and (ii) with respect to Letters of Credit, the Administrative Agent and each applicable L/C Issuer, in each case, in their sole discretion.

“Alternative Currency Conforming Changes” means, with respect to the implementation or administration of an Alternative Currency other than Euro and Sterling in accordance with the terms hereof, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “RFR Business Day,” the definition of “TARGET Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.05 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Alternative Currency Sublimit” means an aggregate principal Dollar Equivalent not to exceed $150,000,000.

“Amendment No. 1” means Amendment No. 1, dated as of February 4, 2025, among the Initial Borrower, the other Loan Parties party thereto, each Term B-1 Lender party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” means February 4, 2025.

“Amendment No. 1 Joint Bookrunners” has the meaning provided in Amendment No. 1.

“Amendment No. 1 Lead Arranger” has the meaning provided in Amendment No. 1.

“Amendment No. 2” means Amendment No. 2, dated as of January 21, 2026, among the Initial Borrower, the other Loan Parties party thereto, each Term B-2 Lender party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means January 21, 2026.

“Amendment No. 2 Lead Arranger” has the meaning provided in Amendment No. 2.

“Amendment No. 2 Joint Bookrunners” has the meaning provided in Amendment No. 2.

“Amex Trademark License Agreement” means that certain Amended and Restated Trademark License Agreement, dated as of March 27, 2022, among American Express Travel Related Services Company, Inc. and GBT Travel Services UK Limited and, solely for the purposes of specified sections therein, GBT, GBT JerseyCo, GBT US LLC, and GBT III B.V..

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to GBT or any of its Subsidiaries from time to time concerning or relating to money laundering, bribery or corruption.

“Applicable Discount” has the meaning specified in Section 2.05(d)(C).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for EURIBOR Rate Loans, RFR Loans, SOFR Loans, Base Rate Loans, L/C Advances or Letters of Credit, as applicable, as notified to the Administrative Agent and the Initial Borrower or as otherwise specified in the Assignment and Assumption pursuant to which such Lender became a party hereto, any of which offices may, subject to Section 3.01(i) and Section 3.02, be changed by such Lender upon ten (10) days’ prior written notice to the Administrative Agent and the Initial Borrower.

“Applicable Rate” means, for any day:

(a)	with respect to any (i) SOFR Loans under the Restatement Date Term Facility, 3.00% per annum and (ii) Base Rate Loans under the Restatement Date Term Facility, 2.00% per annum;

(b)	with respect to any (i) SOFR Loans under the Term B-1 Facility, 2.50% per annum and (ii) Base Rate Loans under the Term B-1 Facility, 1.50% per annum;

(c)	with respect to any (i) SOFR Loans under the Term B-2 Facility, 2.00% per annum and (ii) Base Rate Loans under the Term B-2 Facility, 1.00% per annum;

(~~c~~d)	with respect to any (i) SOFR Loans, EURIBOR Rate Loans or RFR Loans under the Revolving Credit Facility or Letter of Credit fees payable hereunder, 2.75% per annum and (ii) Swing Line Loans or Base Rate Loans under the Revolving Credit Facility, 1.75% per annum; and

(~~d~~e)	with respect to any Commitment Fee payable hereunder, 0.375% per annum; provided that, if, at any time after the Restatement Date and on or prior to the first anniversary of the consummation of Project Cape, Moody’s or S&P upgrades the Initial Borrower’s Debt Rating by a single notch or more, then the Applicable Rate shall permanently step down to 0.250% per annum.

The Applicable Rate shall be adjusted effective on the next Business Day following any change in the Initial Borrower’s Debt Ratings.

“Appropriate Lender” means, at any time, (a) with respect to Loans or Commitments of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, the Revolving Credit Lenders.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means any Person (other than a natural person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding or investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business and that is administered, advised or managed by (a) any Lender, (b) an Affiliate of any Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages any Lender.

“Asset Percentage” has the meaning specified in Section 2.05(b)(ii).

“Asset Sale Sweep Percentage” has the meaning specified in Section 2.05(b)(ii).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or such other form as shall be reasonably acceptable to the Initial Borrower and the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented or invoiced out-of-pocket fees, expenses and disbursements of any specified law firm or other specified external legal counsel.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed or engaged by the Initial Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger or agent in connection with any Discounted Term Loan Prepayment pursuant to Section 2.05(d); provided that the Initial Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Initial Borrower nor any of its Affiliates may act as the Auction Agent.

“Audited Financial Statements” means the consolidated balance sheet and statements of operations and comprehensive income, stockholders equity and cash flows as of and for the fiscal year of GBT ended December 31, 2023, audited and accompanied by an opinion of KPMG, independent public accountants, certified by its chief financial officer.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount equal at such time to (a) the sum (which shall not be less than zero) of, without duplication:

(i)             the greater of (x) $145,000,000 or (y) 35% of Consolidated EBITDA for the Test Period most recently ended on or prior to the Available Amount Reference Time;

(ii)            the amount (which amount shall not be less than zero) equal to 50% of the Cumulative Consolidated Net Income of GBT and the Restricted Subsidiaries (the amount under this clause (ii), the “Growth Amount”);

(iii)           the aggregate amount of any Retained Declined Proceeds retained by the Initial Borrower during the period from and including the Business Day immediately following the Restatement Date through and including the Available Amount Reference Time;

(iv)           the aggregate amount of all dividends, returns, interest, profits, distributions, income and similar amounts (valued at the Fair Market Value in the case of Cash Equivalents and other property at the time received) received by GBT or any Restricted Subsidiary from any Investment to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Restatement Date through and including the Available Amount Reference Time (other than the portion of any such dividends and other distributions that is used by GBT or any Restricted Subsidiary to pay Taxes);

(v)            the aggregate amount of all repayments made (valued at the Fair Market Value in the case of Cash Equivalents and other property at the time received) of principal received by GBT or any Restricted Subsidiary from any Investment to the extent such Investment was made by using the Available Amount during the period, from and including the Business Day immediately following the Restatement Date through and including the Available Amount Reference Time in respect of loans made by GBT or any Restricted Subsidiary and that constituted Investments;

(vi)           to the extent not applied to prepay the Term Loans in accordance with Section 2.05(a), or to prepay, repurchase, defease or redeem any secured Permitted Additional Debt (or any Indebtedness representing secured Permitted Refinancing Indebtedness in respect thereof in accordance with the corresponding provisions of the governing documentation thereof), the aggregate amount of all Net Cash Proceeds received by GBT or any Restricted Subsidiary in connection with the Disposition of its ownership interest in any Investment to any Person other than to GBT or a Restricted Subsidiary and to the extent such Investment was made by using the Available Amount during the period from and including the Business Day immediately following the Restatement Date through and including the Available Amount Reference Time;

(vii)          the amount of any Investment of GBT or any of its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary pursuant to Section 6.13 or that has been merged, amalgamated or consolidated with or into GBT or any of its Restricted Subsidiaries pursuant to Section 7.04, in each case following the Restatement Date and at or prior to the Available Amount Reference Time, in each case, such amount not to exceed the lesser of (x) the Fair Market Value of the Investments of GBT and its Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to giving effect to such re-designation or merger, amalgamation or consolidation and (y) the Fair Market Value of the original Investments made from the Available Amount by GBT and its Restricted Subsidiaries in such Unrestricted Subsidiary;

minus (b) the sum of, without duplication and without taking into account the proposed portion of the amount calculated above to be used at the applicable Available Amount Reference Time:

(i)             the aggregate amount of any Investments made by GBT or any Restricted Subsidiary using the Available Amount pursuant to Section 7.02(d) or 7.02(n) after the Restatement Date and prior to the Available Amount Reference Time;

(ii)            the aggregate amount of any Indebtedness Incurred by GBT or any Restricted Subsidiary using the Available Amount pursuant to Section 7.03(dd) after the Restatement Date and prior to the Available Amount Reference Time;

(iii)           the aggregate amount of any Restricted Payments made by GBT or any Restricted Subsidiary using the Available Amount pursuant to Section 7.06(j) after the Restatement Date and prior to the Available Amount Reference Time; and

(iv)           the aggregate amount expended on prepayments, repurchases, redemptions, defeasements and other payments made by GBT or any Restricted Subsidiary using the Available Amount pursuant to Section 7.08(a) after the Restatement Date and prior to the Available Amount Reference Time.

“Available Amount Reference Time” has the meaning specified in the definition of the term “Available Amount”.

“Available Equity Amount” means, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication,

(a)            the amount of any capital contribution or other equity issuances (or issuances of Indebtedness that have been converted into or exchanged for Qualified Equity Interests) received as cash equity (other than intercompany equity contributions among GBT and its Restricted Subsidiaries) by GBT or one of its Restricted Subsidiaries during the period from and including the Business Day immediately following the Restatement Date through and including the Available Equity Amount Reference Time, but excluding (i) all proceeds from the issuance of Disqualified Equity Interests, (ii) any Cure Amount and (iii) any proceeds from the issuance of Equity Interests used for, or otherwise having the effect of increasing any baskets under, Section 7.02 (other than Sections 7.02(d)(iv)(II) and 7.02(n)(ii)), Section 7.03 (other than Section 7.03(dd)), Section 7.06 (other than Section 7.06(j)(i)) or Section 7.08 (other than Section 7.08(a)(iii)) , plus

(b)            the amount of any capital contributions received by GBT or one of its Restricted Subsidiaries during the period from and including the Business Day immediately following the Restatement Date through and including the Available Equity Amount Reference Time, but excluding (i) all proceeds from the issuance of Disqualified Equity Interests, (ii) any Cure Amount and (iii) any capital contributions used for, or otherwise having the effect of increasing any baskets under, Section 7.02 (other than Sections 7.02(d)(iv) and 7.02(n)(ii)), Section 7.03 (other than Section 7.03(dd)), Section 7.06 (other than Section 7.06(j)(i)) or Section 7.08 (other than Section 7.08(a)(iii)), plus

(c)            the aggregate amount of all dividends, returns, interests, profits, distributions, income and similar amounts (in each case, to the extent made in cash or Cash Equivalents (valued at the Fair Market Value of such Cash Equivalents at the time received), which amounts shall not exceed the amount of such Investment (valued at the Fair Market Value of such Investment at the time such Investment was made)), received by GBT or any Restricted Subsidiary on Investments made using the Available Equity Amount during the period from and including the Business Day immediately following the Restatement Date through and including the Available Equity Amount Reference Time, minus

(d)            the sum, without duplication, and, without taking into account the proposed portion of the Available Equity Amount calculated above to be used at the applicable Available Equity Amount Reference Time, of:

(i)              the aggregate amount of any Investments made by GBT or any Restricted Subsidiary using the Available Equity Amount pursuant to Section 7.02(d) and Section 7.02(n) after the Restatement Date and prior to the Available Equity Amount Reference Time;

(ii)             the aggregate amount of any Indebtedness Incurred by GBT or any Restricted Subsidiary using the Available Equity Amount pursuant to Section 7.03(dd) after the Restatement Date and prior to the Available Equity Amount Reference Time;

(iii)            the aggregate amount of any Restricted Payments made by GBT or any Restricted Subsidiary using the Available Equity Amount pursuant to Section 7.06(j) after the Restatement Date and prior to the Available Equity Amount Reference Time; and

(iv)            the aggregate amount expended on prepayments, repurchases, redemptions and defeasements made by GBT or any Restricted Subsidiary using the Available Equity Amount pursuant to Section 7.08(a) after the Restatement Date and prior to the Available Equity Amount Reference Time.

“Available Equity Amount Reference Time” has the meaning specified in the definition of the term “Available Equity Amount”.

“Available Revolving Credit Commitment” means, in respect of any Revolving Credit Lender, at any time, (a) such Lender’s Revolving Credit Commitment minus (b) such Lender’s (and its Affiliate’s) Revolving Credit Exposure at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.19(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a)            the Prime Rate in effect on such day;

(b)            ½ of 1% per annum above the Federal Funds Rate in effect on such day; and

(c)            Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, as the case may be.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate, and in any event, shall include all Swing Line Loans.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Basel III” means, collectively, those certain agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time).

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(a), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Adjusted Daily Simple RFR; provided that if a Benchmark Transition Event has occurred with respect to the Adjusted Daily Simple RFR or the then-current Benchmark for Sterling, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(a) and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or the then-current Benchmark for Euros, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.19(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (b) below:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Initial Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Initial Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Currency, the period (if any) (a) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19 and (b) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors of such Person (or, in the case of any limited liability company that is member-managed, the managing member of such Person), (c) in the case of any partnership, the board of directors or board of managers of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” means the Initial Borrower and includes, to the extent applicable, any Successor Borrower and any Additional Borrower.

“Borrower Materials” has the meaning specified in Section 10.02(b)(i).

“Borrower Offer of Specified Discount Prepayment” means the offer by the Initial Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.05(d)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Initial Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.05(d)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Initial Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.05(d)(D).

“Borrowing” means (a) the Incurrence of one Class and Type of Term Loans on the Restatement Date (or resulting from continuations or conversions on a given date after the Restatement Date) having, in the case of SOFR Loans, the same Interest Period, (b) the Incurrence of one Class and Type of Incremental Term Loan on an Incremental Facility Funding Date (or resulting from continuations or conversions on a given date after the applicable Incremental Facility Funding Date) having, in the case of SOFR Loans, the same Interest Period, (c) the Incurrence of one Class and Type of Revolving Credit Loan on a given date (or resulting from continuations or conversions on a given date) having, in the case of EURIBOR Rate Loans and SOFR Loans, the same Interest Period, (d) the incurrence of Swing Line Loans, (e) the Incurrence of one Type of Extended Revolving Credit Loan of a specified Class on a given date (or resulting from continuations or conversions on a given date) having, in the case of EURIBOR Rate Loans and SOFR Loans, the same Interest Period, (f) the Incurrence of one Type of Extended Term Loan of a specified Class on a given date (or resulting from continuations or conversions on a given date) having, in the case of SOFR Loans, the same Interest Period, or (g) the Incurrence of one Type of Replacement Term Loan of a specified Class on a given date (or resulting from continuations or conversions on a given date) having, in the case of SOFR Loans, the same Interest Period, as the context may require.

“Business Combination Agreement” means that certain Business Combination Agreement (including the schedules, exhibits and disclosure letters thereto), dated as of December 2, 2021 (as amended by that certain Amendment No. 1 to Business Combination Agreement, dated as of July 10, 2023), between GBT and GBT JerseyCo.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, New York City, New York; provided that (a) if such day relates to any interest rate setting as to a EURIBOR Rate Loan or any fundings, disbursements, settlements and payments in respect of any EURIBOR Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such EURIBOR Rate Loan (other than interest rate settings), the term “Business Day” shall also exclude any day that is not a TARGET Day, (b) if such day relates to any interest rate setting as to a SOFR Loan or any fundings, disbursements, settlements and payments in respect of any SOFR Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such SOFR Loan (other than interest rate settings), the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day and (c) if such day relates to any interest rate setting as to an RFR Loan or any fundings, disbursements, settlements and payments in respect of any RFR Loan, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such RFR Loan (other than interest rate settings), the term “Business Day” shall also exclude any day which is not an RFR Business Day.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Research and Development Costs and Capitalized Software Expenditures) by GBT and its Restricted Subsidiaries during such period that, in conformity with GAAP, are, or are required to be, included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of GBT and its Restricted Subsidiaries and (b) all fixed asset additions financed through Capitalized Lease Obligations Incurred by GBT and its Restricted Subsidiaries and recorded on the balance sheet in accordance with GAAP during such period.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means, as applied to any Person, all leases of property that have been or are required to be, in accordance with GAAP, recorded as capitalized leases of such Person; provided that all obligations of GBT and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP prior to the issuance by FASB on February 25, 2016, of an Accounting Standards Update (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP or the implementation thereof following such issuance that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Research and Development Costs” means research and development costs that have been, or are required to be, in accordance with GAAP, capitalized.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by GBT and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are, or are required to be, reflected as capitalized costs on the consolidated balance sheet of GBT and its Restricted Subsidiaries.

“Cash” means money, currency or a credit balance in any demand account, deposit account or other bank account.

“Cash Collateral” has the meaning specified in Section 2.03(f).

“Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by GBT or any Restricted Subsidiary:

(1)            (i) Dollars and (ii) with respect to any Foreign Subsidiaries, other currencies held by such Foreign Subsidiary in the ordinary course of business;

(2)            securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3)            certificates of deposit, bankers’ acceptances, time deposits and eurocurrency time deposits with maturities of two years or less from the date of acquisition, with any United States or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the equivalent in any local currency as of the date of determination) in the case of non-U.S. banks;

(4)            repurchase agreements with a term of not more than thirty (30) days for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)            commercial paper or any variable or fixed rate note rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with an Investment Grade Rating from any Rating Agency (or, if at any time no Rating Agency shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Initial Borrower), with maturities of 24 months or less from the date of acquisition;

(6)            marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Initial Borrower);

(7)            readily marketable direct obligations issued by any state, commonwealth, province or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from any Rating Agency (or, if at any time no Rating Agency shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Initial Borrower);

(8)            readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from any Rating Agency with maturities of 12 months or less from the date of acquisition (or, if at any time no Rating Agency shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Initial Borrower);

(9)            Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated within the top three ratings categories by S&P or Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Initial Borrower);

(10)          with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided that such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11)          in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (9) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings, described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments described in clauses (1) through (9) above; and

(12)          investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (11) above.

“Cash Management Agreement” means any agreement entered into from time to time by GBT or any Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services or for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, wire transfer services and other related services.

“Cash Management Bank” means any Lender, any Agent, any Lead Arranger or any Affiliate of the foregoing at the time it provides any Cash Management Services or any Person that shall have become a Lender or an Affiliate of a Lender or an Agent at any time after it has provided any Cash Management Services.

“Cash Management Obligations” means obligations owed by GBT or any Restricted Subsidiary to any Cash Management Bank in respect of Cash Management Services.

“Cash Management Services” means (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreements.

“Cashless Settlement Amendment No. 1 Term Lender” means each Term Lender with a Restatement Date Term Loan outstanding immediately prior to the Amendment No. 1 Effective Date that has consented to the exchange of such Restatement Date Term Loan into a Term B-1 Loan, and that has been allocated such Term B-1 Loan by the Administrative Agent.

“Cashless Settlement Amendment No. 2 Term Lender” means each Term Lender with a Term B-1 Loan outstanding immediately prior to the Amendment No. 2 Effective Date that has consented to the exchange of such Term B-1 Loan into a Term B-2 Loan, and that has been allocated such Term B-2 Loan by the Administrative Agent.

“Casualty Event” means any event that gives rise to the receipt by GBT or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Certain Funds Representations” means each of the representations set out in Section 5.01, 5.02, 5.03, 5.04, 5.11(b), 5.12, and 5.18(c) in so far as they relate to any Borrower or any Guarantor (and not, for the avoidance of doubt, any Person proposed to be acquired pursuant to a Limited Condition Transaction or any subsidiary of any such Person).

“CFC” has the meaning specified in the Agreed Security Principles.

“Change in Control” means:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act but excluding any employee benefit plan of such Person, entity or “group” and their respective Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (in any such case, other than any underwriter (solely to the extent that and for so long as such Person is acting in such capacity) in connection with any public or private offering of Equity Interests by GBT or any selling securityholder thereof solely for the purposes of facilitating the distribution of such Equity Interests), shall at any time have acquired direct or indirect beneficial ownership (as defined in SEC Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of GBT;

(b)            occupation of a majority of the seats (other than vacant seats) on the Board of Directors of GBT by Persons who were neither (i) nominated, appointed or approved for election by the Board of Directors of GBT nor (ii) appointed by directors so nominated, appointed or approved for election; or

(c)            GBT ceases to own and control, directly or indirectly, 100% of the issued and outstanding Equity Interests (other than the Specified Shares) of any of (x) the Initial Borrower, (y) any Borrower other than the Initial Borrower or (z) any Intermediate Holding Company.

Notwithstanding the foregoing, a transaction shall not be deemed to constitute a Change in Control if (1) GBT becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (2) the direct or indirect holders of the aggregate ordinary voting power represented by the outstanding Equity Interests of such holding company immediately following such transaction (or affiliates thereof) are substantially the same (in substantially the same percentages) as the direct or indirect holders of the aggregate ordinary voting power represented by the outstanding Equity Interests of GBT immediately prior to such transaction (or, if applicable, will be substantially the same immediately after giving effect to the consummation of related transactions).

“Change in Law” means the occurrence, after the Restatement Date, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration or interpretation thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) Basel III and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“City Code” means the City Code on Takeovers and Mergers, as amended and as from time to time issued and interpreted by the Panel.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Restatement Date Term Loans, Term B-1 Loans, Term B-2 Loans, Incremental Term Loans (of a Class), Extended Term Loans (of the same Extension Series) or Extended Revolving Credit Loans (of the same Extension Series) (and any related swing line loans thereunder), and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a Term Commitment for Restatement Date Term Loans, a Term B-1 Loan Commitment (including the Additional Term B-1 Commitment), a Term B-2 Loan Commitment (including the Additional Term B-2 Commitment and the Incremental Term B-2 Commitment), any Incremental Term Loan Commitment (of a Class) or an Extended Revolving Credit Commitment (of the same Extension Series) (and any related swing line commitment thereunder) and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, subject to the Agreed Security Principles, all the “Collateral” as defined in any Collateral Document and any other asset on which a Lien is (or purported to be) granted pursuant to any Collateral Document and at all times excluding any Excluded Assets.

“Collateral Agent” means MSSF, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral Documents” means, collectively, all agreements, instruments and documents executed in connection with this Agreement that create, perfect or evidence Liens (or are intended to or purport to do so) to secure the Obligations (and including, for the avoidance of doubt, the Security Trust Deed, the NY Law Security Agreement, the English Law Security Agreements and the Dutch Security Documents), executed by any Loan Party or any of its Subsidiaries and delivered to the Administrative Agent and/or Collateral Agent.

“Commitment” means, with respect to each Lender (to the extent applicable), such Lender’s Term Commitment for Restatement Date Term Loans, Term B-1 Loan Commitment (including the Additional Term B-1 Commitment), Term B-2 Loan Commitment (including the Additional Term B-2 Commitment and the Incremental Term B-2 Commitment), Incremental Term Loan Commitment of any Class, Replacement Term Commitment of any other Class, Revolving Credit Commitment, Extended Revolving Credit Commitment or any combination thereof (as the context requires).

“Commitment Fee” has the meaning provided in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of EURIBOR Rate Loans or SOFR Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (or such other form as shall be reasonably acceptable to GBT and the Administrative Agent).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “TARGET Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19(h) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, as to GBT and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income for such period, plus:

(a)            without duplication and, except with respect to clauses (xxv), (xxx) and (xxxi) below, to the extent deducted from revenues in arriving at such Consolidated Net Income for such period, the sum of the following amounts for such period:

(i)             Consolidated Interest Expense;

(ii)            provision for taxes based on income, profits or capital, including federal, state, local and foreign franchise, and similar taxes paid or accrued (including withholding tax payments) during such period (including in respect of repatriated funds);

(iii)           depreciation and amortization (including amortization of debt discount, deferred financing fees or costs internal labor costs, debt issuance costs, commissions, fees and expenses, capital expenditures, customer acquisition costs, upfront payments related to any contract signing, signing bonuses, and incentive payments, conversion costs and contract acquisition costs);

(iv)           other non-cash losses, charges or expenses, including impairment of long-lived assets;

(v)            fees, costs and expenses incurred under or related to the Loan Documents or the loan documents relating any other Indebtedness permitted under Section 7.03), including in connection with any amendment, restatement, waiver, supplement or other modification (or proposed amendment, restatement, waiver, supplement or other modification) or the administration or syndication of such Indebtedness (including any fees paid to ratings agencies);

(vi)           management fees, transaction fees, transition services agreement, expense reimbursement payments and indemnification paid to (or for the benefit of) any Affiliate of any Loan Party, and in the case of management fees, transaction fees, and transition services, to the extent such fees are permitted to be paid pursuant to this Agreement;

(vii)          non-cash purchase accounting adjustments and expenses resulting from the application of purchase accounting in connection with any Permitted Acquisition, any similar Investment permitted under this Agreement or Dispositions permitted under this Agreement or other Specified Transaction;

(viii)         transaction fees, costs and expenses and indemnities incurred in connection with any Specified Transaction, the funding of the Loans, the consummation of Project Cape, and the consummation of the Transactions (in each case, whether or not the applicable transaction is consummated, including transaction bonuses, consulting and advisory fees, option exercise expense, warrant exercise expense, prepayment fees and other similar fees);

(ix)           any fees, costs and expenses incurred by GBT or any Subsidiary in connection with the making of any acquisition, Investment, Disposition, issuance of Equity Interests, Incurrence of Indebtedness or capital expenditure not prohibited by the Loan Documents (including, without limitation, any legal, consulting or other advisory fees, indemnities, transaction fees and expenses, whether or not payable in cash, related to the applicable transaction), whether or not the applicable transaction is consummated;

(x)             restructuring and integration charges, costs or expenses, severance and retention bonuses, recruiting fees, relocation costs and other one-time compensation expenses and systems and infrastructure costs (including transaction expenses incurred in connection with the foregoing), costs of strategic initiatives, consolidation and closing costs, business optimization expenses or costs, costs related to the implementation and migration of operating and reporting systems and technology and compliance initiatives, transition costs, curtailment or modifications to pension and post retirement employee benefit plans, signing, retention, recruiting, relocation, signing, stay or completion bonuses and expenses (including payments made to employees who are subject to non-compete agreements);

(xi)            non-cash charges, costs, reserves or expenses in connection with pension plans or other post-employment benefits;

(xii)          any cost or expense incurred pursuant to any management equity plan or stock option plan, any cash-based or equity-based incentive plan or any other management or employee benefit plan or agreement or any severance or stock subscription or shareholder agreement;

(xiii)         any one-time costs, charges and expense relating to IFRS to GAAP or similar accounting integration and implementation of accounting function and costs and expenses associated with public company delisting and re-registration and licensing;

(xiv)         any non-recurring costs in connection with actual or threatened litigation, legal settlements, fines, judgments or orders, or other non-cash reserves;

(xv)          other extraordinary, unusual or non-recurring losses or charges;

(xvi)         with respect to any joint venture, an amount equal to the proportion of those items described in clauses (ii) and (iii) above relating to such joint venture corresponding to GBT and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) to the extent the same was deducted (and not added back) in calculating Consolidated Net Income;

(xvii)        expenses of earnouts and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) paid during the relevant period in respect of any acquisition or similar Investment permitted hereunder;

(xviii)       any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45;

(xix)          realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheets;

(xx)           net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

(xxi)          the amount of board or director fees to and any expense reimbursement payments and indemnification paid to (or for the benefit of) any director of GBT or any Restricted Subsidiary ;

(xxii)         the amount of any charges, expenses, costs or other payments in respect of (x) facilities no longer used or useful in the conduct of the business of GBT and its Restricted Subsidiaries, (y) abandoned, closed, disposed or discontinued operations and (z) any losses on disposal of abandoned, closed or discontinued operations; provided that for purposes of this clause (xxii), if such operations are classified as discontinued due to the fact that they are being held for sale, only when and to the extent such operations are actually disposed of;

(xxiii)        any non-cash losses realized in such period in connection with adjustments to any Benefit Plan due to changes in actuarial assumptions, valuation or studies;

(xxiv)        any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of the initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xxv)         adjustments and addbacks set forth in any quality of earnings analysis prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any Permitted Acquisition or similar permitted Investment;

(xxvi)        costs related to the implementation of operational and reporting systems and technology initiatives;

(xxvii)       any costs or expenses associated with any single or one-time event;

(xxviii)      any Public Company Costs;

(xxix)         the amount of any charge that is reimbursable by any third party pursuant to indemnification or expense reimbursement provisions or similar agreements or insurance; provided that in respect of any fees, costs and expenses added back pursuant to this clause (xxix), GBT in good faith expects to receive reimbursement for such fees and/or charges within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, to the extent previously added back to Consolidated Net Income in determining Consolidated EBITDA for a prior fiscal quarter such reimbursement amounts shall be deducted in calculating Consolidated EBITDA for the applicable future period);

(xxx)          the amount of cash actually received during such period, and not included in Consolidated Net Income in any period, to the extent that the related non-cash gain was deducted in the calculation of Consolidated Net Income in a previous period and not added back; and

(xxxi)        any projected synergies or cost savings (net of continuing associated expenses) that are reasonably anticipated by GBT to be achieved in connection with (i) any Specified Transaction within the 24-month period (or, solely with respect to Project Cape, the 36-month period) following the consummation of such Specified Transaction, which GBT determines in good faith are reasonable as of the date of such computation and (ii) cost savings initiatives and/or operating improvements, restructurings, cost savings and similar initiatives, actions and/or events, including (A) reductions in costs of an Acquired Entity or Business or a sold entity or business which will be non-recurring following the acquisition or Disposition, as the case may be, thereof (including payments to shareholders or management fees, etc.), (B) reduction in personnel expenses (including severance), (C) reduction of costs related to administrative functions, (D) reductions of costs (including closures) related to leased or owned properties, (E) reduction or elimination of costs from the consolidation of operations or synergies therefrom and (F) streamlining of overhead (taking into account the historical financial statements of any relevant Acquired Entity or Business or a sold entity or business and the consolidated financial statements of GBT and its Restricted Subsidiaries), assuming the relevant Specified Transaction and/or operating improvement, restructuring, cost savings and/or similar initiative, action and/or event and all other Specified Transactions, operating improvements, restructurings, cost savings and similar initiatives, actions and/or events that have been consummated after the beginning of such period, had been consummated at the beginning of such period; provided that (x) all adjustments pursuant to this paragraph will be without duplication of any amounts that are otherwise included or added back in computing Consolidated EBITDA in accordance with this definition, (y) if any such cost savings or other adjustments shall at any time cease to be reasonably anticipated by GBT to be so achieved, then on and after such time calculations required to be made hereunder shall not reflect such cost savings or other adjustments and (z) the aggregate amount added back to Consolidated EBITDA pursuant to this clause (xxxi) (other than those in connection with Project Cape) for any period being tested shall not exceed 30% of Consolidated EBITDA for such period (determined after giving effect to this clause (xxxi) for such period);

minus

(b)            without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)             interest income;

(ii)            non-cash gains, increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period;

(iii)           extraordinary gains and unusual or non-recurring gains;

(iv)           tax credits for any of the taxes of a type described in clause (a)(ii) above (to the extent not netted from the tax expense described in such clause (a)(ii));

(v)            any cash payments made during such period in respect of non-cash items described in clause (a)(iv) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred;

(vi)           realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheets;

(vii)          any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;

(viii)         any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; and

(ix)            any gains on disposal of abandoned, closed or discontinued operations,

in each case, as determined on a consolidated basis for GBT and its Restricted Subsidiaries in accordance with GAAP.

There shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by GBT or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise Disposed of by GBT or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired (including pursuant to (i) a transaction consummated prior to the Restatement Date and (ii) a Permitted Acquisition (or similar Investment not prohibited hereunder)) and not subsequently so Disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) determined on a historical pro forma basis. There shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise Disposed of, closed or classified as discontinued operations by GBT or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or Disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period to the extent not subsequently reacquired, reclassified or continued, in each case, during such period (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or Disposition) determined on a historical pro forma basis; provided that for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph until such Disposition shall have been consummated.

Notwithstanding the foregoing, the Consolidated EBITDA for the fiscal quarters ending June 30, 2023, September 30, 2023, December 31, 2023 and March 31, 2024 shall be $125,000,000, $115,000,000, $96,000,000 and $139,000,000, respectively (for the avoidance of doubt, subject to adjustment after the Restatement Date as set forth above).

“Consolidated Interest Expense” means, with respect to GBT and its Restricted Subsidiaries for any period, the total interest expense of GBT and its Restricted Subsidiaries during such period determined on a consolidated basis, in accordance with GAAP, and shall in any event include interest on any Capitalized Lease Obligation which shall be deemed to accrue at an interest rate reasonably determined by the Initial Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, but excluding, for the avoidance of doubt, (a) any non-cash interest expense and any capitalized interest, whether paid or accrued, (b) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (c) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (d) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (e) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (f) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments pursuant to ASC 815, Derivatives and Hedging, (h) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (i) any payments with respect to make whole premiums or other breakage costs of any Indebtedness, (j) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (k) expensing of bridge, arrangement, structuring, commitment, consent or other financing fees. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by GBT and the Restricted Subsidiaries with respect to interest rate or currency Swap Contracts.

“Consolidated Net Income” means, for any period, the net income (or loss) attributable to GBT and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, (a) excluding, without duplication:

(1)            any net income (or loss) of any Person if such Person is not GBT or a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that GBT or any Restricted Subsidiary’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to GBT or a Restricted Subsidiary as a dividend or other distribution or return on investment;

(2)            any net gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized upon the sale or other Disposition of any asset of GBT or any Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise Disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the Board of Directors of GBT)

(3)            the cumulative effect of a change in accounting principles;

(4)            (i) stock-based, partnership interest-based and similar non-cash incentive-based compensation award or arrangement charges or expenses (including with respect to any profits interest relating to membership interests in any partnership or limited liability company and any non-cash charges or expenses arising from the grants of stock appreciation or similar rights, options, restricted stock or other rights or equity incentive programs) and any non-cash charges associated with the rollover, acceleration or payout of Equity Interests by, or to, officers, directors or employees of GBT or any of its Restricted Subsidiaries, (ii) and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (iii) income (or loss) attributable to deferred compensation plans or trusts,

(5)            any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;

(6)            any unrealized foreign exchange gains or losses resulting from the impact of foreign currency changes on the valuation of assets and liabilities on the balance sheet of GBT;

(7)            any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to GBT and the Restricted Subsidiaries), as a result of any consummated acquisition (including any acquisition prior to the Restatement Date), or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(8)            any goodwill or other intangible asset impairment charge or write-off;

(9)            any income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(10)          accruals and reserves that are established or adjusted as a result of the Transactions or Project Cape in accordance with GAAP or changes as a result of the adoption or modification of accounting policies during such period;

(11)          any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of FASB Accounting Standards Codification Topic 815 – Derivatives and Hedging and related pronouncements; and

(12)          any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(13)          income or expense related to changes in the fair value of contingent liability for earn-out obligations and similar liabilities in connection with any Permitted Acquisition or similar Investment; and

(14)          solely for the purpose of determining the Growth Amount, the net income (or loss) for such period of any Restricted Subsidiary (other than any of the Guarantors) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its equityholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of GBT will be increased by the amount of such dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents prior to the date of such determination) to GBT or a Restricted Subsidiary thereof in respect of such period; and

(b)            including or in addition to the above, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace; provided that GBT in good faith expects to receive such proceeds within the next four fiscal quarters (it being understood that to the extent not actually received within such fiscal quarters, to the extent previously included in the calculation of Consolidated Net Income for a prior fiscal quarter such reimbursement amounts shall be deducted in calculating Consolidated Net Income for the applicable future period).

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of GBT and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of GBT and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions, Project Cape or any Permitted Acquisition (or any similar permitted Investment)), consisting of (i) Indebtedness for borrowed money, (ii) Unreimbursed Amounts, (iii) Capitalized Lease Obligations, (iv) debt obligations evidenced by promissory notes or similar instruments, and (v) unreimbursed amounts in respect of drawings under any letters of credit, performance guarantees or equivalent arrangements, minus (b) unrestricted cash and Cash Equivalents included in the consolidated balance sheet of GBT and its Restricted Subsidiaries as of such date (not including any amounts that were escrowed or expressly reserved in connection with an acquisition or similar Investment so long as such escrow or reserve is maintained at all times by GBT or a Restricted Subsidiary to the extent that any such amount may still be payable in accordance with the terms of the related acquisition agreement documentation except to the extent amounts have been applied to any such required payment); provided that the proceeds of Indebtedness Incurred by GBT or any Restricted Subsidiary shall not be considered cash or Cash Equivalents for purposes of any “netting” pursuant to clause (b) of this definition for purposes of determining any concurrent (or substantially concurrent) Incurrence test under this Agreement and whether GBT is in pro forma compliance with any such concurrent (or substantially concurrent) test; provided, further, that Consolidated Total Debt shall not include (x) letters of credit, performance guarantees, surety or performance bonds or similar arrangements, except to the extent of unreimbursed amounts thereunder and (y) obligations under Swap Contracts permitted under Section 7.03(h).

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of GBT and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of GBT and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding (for the purposes of both clauses (a) and (b) above), without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Revolving Credit Loans and L/C Obligations, any Extended Revolving Credit Facility or any other revolving credit facility that is effective in reliance on Section 7.03(u), to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs, (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs), (i) any other liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve-month period after such date and (j) the effects from applying purchase accounting; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or Dispositions by GBT and the Restricted Subsidiaries shall be measured from the date on which such acquisition or Disposition occurred until the first anniversary of such acquisition or Disposition with respect to the Person subject to such acquisition or Disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Contracts or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Corrective Extension Agreement” has the meaning specified in Section 2.15(e).

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.24.

“Credit Extension” means each of the following: (a) a Borrowing, (b) an L/C Credit Extension or (c) and extension of a Swing Line Loan.

“Cumulative Consolidated Net Income” means, as at any date of determination, Consolidated Net Income for the period (taken as one accounting period) commencing on the Restatement Date and ending on the last day of the most recent fiscal quarter for which Section 6.01 Financials have been delivered.

“Cure Amount” has the meaning specified in Section 8.04(a).

“Cure Deadline” has the meaning specified in Section 8.04(a).

“Cure Right” has the meaning specified in Section 8.04(a).

“Currencies” means Dollars and each Alternative Currency, and “Currency” means any of such Currencies.

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the Incurrence of secured Indebtedness permitted under this Agreement, the Liens on the Collateral of which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), at the option of the Initial Borrower and the Administrative Agent acting together in good faith, either (i) any intercreditor agreement substantially in the form of the Equal Priority Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Initial Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the Incurrence of secured Indebtedness permitted under this Agreement the Liens on the Collateral of which are intended to rank junior in priority to the Liens on the Collateral securing the Obligations, at the option of the Initial Borrower and the Administrative Agent acting together in good faith, either (i) an intercreditor agreement substantially in the form of the Junior Lien Intercreditor Agreement or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Initial Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior in priority to the Liens on the Collateral securing the Obligations.

“Customary Term A Loans” means any term loans that contain provisions customary for “term A loans,” as reasonably determined by the Initial Borrower in consultation with the Administrative Agent, and that are syndicated primarily to Persons regulated as banks in the primary syndication thereof.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DCC” or “Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Debt Ratings” means, with respect to the Initial Borrower, the senior unsecured non-credit enhanced long-term debt ratings of such Person by the relevant Rating Agency. Notwithstanding anything herein to the contrary, if the rating system of any Rating Agency shall change, or if any Rating Agency shall cease to be in the business of rating corporate debt obligations, GBT and the Administrative Agent shall negotiate in good faith to amend the definition of “Debt Ratings” to reflect such changed rating system or such unavailability of ratings, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Debt Ratings of the applicable Person most recently in effect prior to such change or cessation.

“Debt Incurrence Prepayment Event” means any Incurrence by GBT or any of the Restricted Subsidiaries of any Indebtedness, but excluding any Indebtedness permitted to be Incurred under Section 7.03 (other than any Refinancing Amendment Debt Incurred in reliance on Section 2.17 and Permitted Additional Debt Incurred in reliance on Section 7.03(u)(i)).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a EURIBOR Rate Loan, RFR Loan or SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default.”

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by GBT or its Restricted Subsidiaries in connection with a Disposition pursuant to Section 7.05(l) that is designated as “Designated Non-Cash Consideration” pursuant to a certificate of a Responsible Officer of the Initial Borrower delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by (i) the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition and (ii) the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration).

“Discount Prepayment Accepting Lender” has the meaning specified in Section 2.05(d)(B).

“Discount Range” has the meaning specified in Section 2.05(d)(C).

“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(d)(C).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.05(d)(C) substantially in the form of Exhibit K (or such other form as shall be reasonably acceptable to GBT and the Administrative Agent).

“Discount Range Prepayment Offer” means the written offer by a Term Lender, substantially in the form of Exhibit K (or such other form as shall be reasonably acceptable to GBT and the Administrative Agent), submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(d)(C).

“Discount Range Proration” has the meaning specified in Section 2.05(d)(C).

“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(d)(D).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.05(d)(B), Section 2.05(d)(C) or Section 2.05(d)(D), as applicable unless a shorter period is agreed to between the Initial Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning specified in Section 2.05(d)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined as if references to GBT and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease or other disposition (including any Sale Leaseback and any sale or issuance of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by GBT of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition:

(a)            matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale or casualty or condemnation event so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale or casualty or condemnation event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Hedging Obligations under any Secured Hedge Agreement, Cash Management Obligations under Secured Cash Management Agreements or contingent indemnification obligations and other contingent obligations that are not then due and payable) that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit (unless Cash Collateralized)),

(b)            is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part,

(c)            provides for the scheduled payments of dividends in cash prior to the date that is ninety-one (91) days after the Latest Maturity Date, or

(d)            is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests,

in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that (A) if such Equity Interests are issued pursuant to any plan for the benefit of employees of GBT, any Borrower or any of GBT’s Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because such Equity Interests may be required to be repurchased by GBT, any Borrower or any of GBT’s Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (B) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of GBT (or any Restricted Subsidiary) shall be considered Disqualified Equity Interests because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time as a result of such employee’s, director’s, officer’s, manager’s, member of management’s or consultant’s death or disability.

“Disqualified Lenders” means (a) competitors of the Loan Parties identified by GBT or the Initial Borrower in writing to the Administrative Agent or (b) those Persons identified by GBT or the Initial Borrower in writing to the Administrative Agent on June 29, 2024 (or any affiliate of the foregoing that is reasonably identifiable on the basis of the similarity of its name as an affiliate of the foregoing or so designated in writing (in each case, other than any affiliate that is a bona fide fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course)); provided that no permitted supplement or modification to the list of Disqualified Lenders shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the Loans or Commitments

“Distressed Person” has the meaning specified in the definition of “Lender-Related Distress Event.”

“Dollar”, “US$” and “$” mean lawful money of the United States.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined, in the case of any Letters of Credit, in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer using any method of determination it deems appropriate.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of (i) the United States or any state thereof or (ii) the District of Columbia.

“Dutch Security Documents” means:

(a)            a first ranking Dutch law omnibus deed of pledge dated 13 August 2018 between GBT III B.V., GBT Euro Travel Holdings B.V. and GBT Group Services B.V. as pledgors and Morgan Stanley Senior Funding, Inc. as pledgee;

(b)            a first ranking Dutch law omnibus deed of pledge dated 18 October 2018 between GBT II B.V. and Hogg Robinson Holdings B.V. as pledgors and Morgan Stanley Senior Funding, Inc. as pledgee;

(c)            a second ranking Dutch law omnibus deed of pledge dated 26 July 2024 between Egencia Netherlands B.V., GBT II B.V., GBT III B.V., GBT Euro Travel Holdings B.V., GBT Group Services B.V. and Hogg Robinson Holdings B.V. as pledgor and Morgan Stanley Senior Funding, Inc. as pledgee;

(d)            a first ranking Dutch law omnibus deed of pledge dated 3 April 2023 between Egencia Netherlands B.V. as pledgor and Morgan Stanley Senior Funding, Inc. as pledgee;

(e)            a Dutch law security confirmation agreement dated 26 July 2024 between Egencia Netherlands B.V., GBT II B.V., GBT III B.V., GBT Euro Travel Holdings B.V., GBT Group Services B.V., Hogg Robinson Holdings B.V., Global Business Travel Holdings Limited and GBT Travel Services UK Limited as security providers and Morgan Stanley Senior Funding, Inc. as pledgee;

(f)             a first ranking Dutch law deed of pledge of shares dated 13 August 2018 between GBT III B.V. as pledgor, GBT Euro Travel Holdings B.V. as company and Morgan Stanley Senior Funding, Inc. as pledgee;

(g)            a first ranking Dutch law deed of pledge of shares dated 13 August 2018 between GBT III B.V. as pledgor, GBT Group Services B.V. as company and Morgan Stanley Senior Funding, Inc. as pledgee;

(h)            a first ranking Dutch law deed of pledge of shares dated 13 August 2018 between GBT Euro Travel Holdings B.V. as pledgor, GBT II B.V. as company and Morgan Stanley Senior Funding, Inc. as pledgee;

(i)             a first ranking Dutch law deed of pledge of shares dated 18 October 2018 between Hogg Robinson Money Matters Limited (the rights and obligations of which are transferred to Global Business Travel Holdings Limited pursuant to a Dutch law deed of transfer and pledge dated 18 December 2023 between, Hogg Robinson Money Matters Limited as seller, Global Business Travel Holdings Limited as purchaser and pledgor, Hogg Robinson Holdings B.V. as company and Morgan Stanley Senior Funding, Inc. as pledgee) as pledgor, Hogg Robinson Holdings B.V. as company and Morgan Stanley Senior Funding, Inc. as pledgee;

(j)             a first ranking Dutch law deed of pledge of shares dated 1 February 2023 between GBT Travel Services UK Limited as pledgor, GBT III B.V. as company and Morgan Stanley Senior Funding, Inc. as pledgee; and

(k)            a first ranking Dutch law deed of pledge of shares dated 3 April 2023 between GBT III B.V. as pledgor, Egencia Netherlands B.V. as company and Morgan Stanley Senior Funding, Inc. as pledgee.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Initial Borrower and the Administrative Agent and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate “floors” (the effect of which floors shall be determined in a manner set forth in the proviso below and assuming that, if interest on such Indebtedness is calculated on the basis of a floating rate, that the “SOFR” component of such formula is used to calculate Effective Yield) or similar devices and all fees, including upfront or similar fees or original issue discount paid by GBT or any of its Restricted Subsidiaries (amortized over the shorter of (x) the remaining Weighted Average Life to Maturity of such Indebtedness and (y) the four years following the date of Incurrence thereof) and payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement fees, structuring fees, or other similar fees payable in connection therewith that are not generally shared with the relevant Lenders and, if applicable, ticking fees accruing prior to the funding of such Indebtedness and customary consent fees for an amendment paid generally to consenting Lenders; provided that, with respect to any Indebtedness that includes a “floor,” (a) to the extent that the Term SOFR Reference Rate on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that the Term SOFR Reference Rate on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) that becomes an Assignee in accordance with Section 10.07(b).

“Engagement Letter” means the Engagement Letter, dated as of July 10, 2024, among and the Lead Arrangers and the Initial Borrower, as amended, restated, amended and restated, modified or supplemented from time to time.

“English Law Security Agreements” means (i) the Original English Law Security Agreement; (ii) the Original English Law Share Charge Agreement; (iii) the Supplemental English Law Security Agreement; and (iv) any other document which constitutes security over assets in England and Wales or is otherwise governed by English law and which evidences or creates any security over any asset to secure the Secured Obligations (as defined in the Security Trust Deed) in favour of the Collateral Agent and/or is designated as a “Security Document” for the purposes of the Security Trust Deed by the Collateral Agent and Global Business Travel Holdings Limited.

“Environment” means ambient or outdoor air, indoor air, surface water, groundwater, drinking water, land surface, sediments, soil and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution or the protection of human health (as relating to exposure to Hazardous Materials) or the Environment or to the manufacture, Release, threatened Release, use, storage, handling, disposal or transport of, or exposure to, hazardous or toxic substances.

“Equal Priority Intercreditor Agreement” means a customary Equal Priority Intercreditor Agreement among the Administrative Agent and/or the Collateral Agent and one or more representatives for holders of one or more classes of Indebtedness, in form and substance reasonably acceptable to the Administrative Agent and the Initial Borrower.

“Equity Interests” means, with respect to any Person, (a) all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock or share capital of (or other ownership or profit interests or units in) such Person and (b) all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities), but in each case, excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Sections 414(b) or (c) of the Code (or Sections 414(m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the failure of any Loan Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan; (d) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, in each case with respect to a Pension Plan, or a failure to make any required contribution to a Multiemployer Plan; (e) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or that is in endangered or critical status, within the meaning of Section 305 of ERISA; (f) any event or condition which constitutes grounds for a termination under Section 4041A of ERISA, the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (g) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, including the imposition of a lien under Section 412 or 430(k) of the Internal Revenue Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of a Loan Party or any ERISA Affiliate, but excluding PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code) or (j) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA), which could result in liability to any Loan Party.

“Erroneous Payment” has the meaning assigned to it in Section 9.16(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.16(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.16(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.16(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.16(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” has the meaning specified in the definition of “EURIBOR Rate”.

“EURIBOR Interpolated Rate” means, at any time, with respect to any EURIBOR Rate Borrowings for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Rate for the longest period (for which that EURIBOR Rate is available) that is shorter than the Interest Period and (b) the EURIBOR Rate for the shortest period (for which that EURIBOR Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Rate” means, with respect to any Borrowing for any Interest Period denominated in Euros, the greater of (i) the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period, at approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the commencement of such Interest Period; provided that if such rate is not available at such time for any reason, then the “EURIBOR Rate” with respect to such EURIBOR Rate Borrowing for such Interest Period shall be the EURIBOR Interpolated Rate and (ii) the Floor.

“EURIBOR Rate Borrowing” means, as to any Borrowing, the EURIBOR Rate Loans comprising such Borrowing.

“EURIBOR Rate Loan” means a Loan that bears interest at a rate based on the Adjusted EURIBOR Rate.

“EURIBOR Reserve Percentage” means, for any day during any Interest Period, the reserve percentage in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted EURIBOR Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the EURIBOR Reserve Percentage.

“Euro” and the sign “€” each mean the single currency of participating member States of the European Union.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)            the sum, without duplication, of:

(i)             Consolidated Net Income for such period;

(ii)            an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided that, in each case, if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period);

(iii)           decreases in Consolidated Working Capital (except as a result of the reclassification of items from short-term to long-term or vice versa), decreases in long-term accounts receivable and increases in the long-term portion of deferred revenue for such period;

(iv)           an amount equal to the aggregate net non-cash loss on Dispositions by GBT and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income;

(v)            cash payments received in respect of Secured Hedge Agreements during such period to the extent not included in arriving at such Consolidated Net Income; and

(vi)           income tax expense to the extent deducted in arriving at such Consolidated Net Income; minus

(b)            the sum, without duplication, of:

(i)             an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (a)(ii) above) and cash charges included in clauses (1) through (16) of the definition of Consolidated Net Income;

(ii)            without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of Intellectual Property made in cash or accrued during such period, to the extent that such Capital Expenditures or acquisitions were not financed with any of the proceeds received from (A) the Incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (B) capital contributions or the issuance of Equity Interests or (C) Dispositions outside the ordinary course of business to the extent such Dispositions are subject to Section 2.05(b)(ii);

(iii)            the aggregate amount of all principal payments of Indebtedness of GBT and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) all principal payments of Permitted Additional Debt and (C) the amount of any mandatory prepayment of Term Loans actually made pursuant to Section 2.05(b)(ii), in the case of this clause (C) from the proceeds of any Disposition and that resulted in an increase to Consolidated Net Income (and have not otherwise been excluded under the definition thereof) and not in excess of the amount of such increase but excluding (1) all other prepayments, repurchases, defeasances, and/or redemptions of Term Loans or Permitted Additional Debt (but, for the avoidance of doubt, including all repayments made pursuant to Section 2.07) and (2) all prepayments of revolving credit loans and swingline loans permitted hereunder made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder (excluding in respect of (x) the Revolving Credit Facility or any Extended Revolving Credit Loans and (y) other revolving loans that are effective in reliance on Section 7.03(u)), except to the extent financed by (A) the Incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (B) capital contributions or the issuance of Equity Interests or (C) Dispositions outside the ordinary course of business to the extent such Dispositions are subject to Section 2.05(b)(ii));

(iv)           an amount equal to the aggregate net non-cash gain on Dispositions by GBT and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v)            increases in Consolidated Working Capital (except as a result of the reclassification of items from short term to long term or vice versa), increases in long-term accounts receivable and decreases in the long-term portion of deferred revenue for such period;

(vi)           cash payments by GBT and its Restricted Subsidiaries during such period in respect of long-term liabilities of GBT and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above), to the extent that such cash payments were not financed with any of the proceeds received from (A) the Incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (B) capital contributions or the issuance of Equity Interests or (C) Dispositions outside the ordinary course of business;

(vii)          without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments made with cash or Cash Equivalents (other than Investments made in cash and Cash Equivalents) and acquisitions made during such period to the extent that such Investments and acquisitions were not financed with any of the proceeds received from (A) the Incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (B) capital contributions or the issuance of Equity Interests or (C) Dispositions outside the ordinary course of business to the extent such Dispositions are subject to Section 2.05(b)(ii);

(viii)         the amount of Restricted Payments paid in cash during such period to the extent such Restricted Payments were not financed with any of the proceeds received from (A) the Incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (B) capital contributions or the issuance of Equity Interests or (C) Dispositions outside the ordinary course of business to the extent such Dispositions are subject to Section 2.05(b)(ii);

(ix)            the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by GBT and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness;

(x)             the aggregate amount of expenditures actually made by GBT and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, to the extent that such cash payments were not financed with any of the proceeds received from (A) the Incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (B) capital contributions or the issuance of Equity Interests or (C) Dispositions outside the ordinary course of business;

(xi)            without duplication of amounts deducted from Excess Cash Flow in other periods, (A) the aggregate consideration required to be paid in cash by GBT or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period and (B) any planned cash expenditures by GBT or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (A) and (B), (x) together with the costs, fees and expenses related thereto and (y) relating to Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures, other cash expenditures or acquisitions of Intellectual Property to be consummated or made during the period of four consecutive fiscal quarters of GBT following the end of such period (except to the extent financed with any of the proceeds received from (A) the Incurrence of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (B) capital contributions or the issuance of Equity Interests or (C) Dispositions outside the ordinary course of business to the extent such Dispositions are subject to Section 2.05(b)(ii)); provided that to the extent that the aggregate amount of cash actually utilized to finance such Permitted Acquisitions (or Investments similar to those made for Permitted Acquisitions), Capital Expenditures or acquisitions of Intellectual Property during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters;

(xii)           cash expenditures made in respect of Secured Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income; and

(xiii)          without duplication of clause (xi) above, payments in cash by GBT and its Restricted Subsidiaries during such period in respect of any purchase price holdbacks, earn-out obligations, and long-term liabilities of GBT and its Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income or from the determination of Excess Cash Flow for such period or any prior period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exchanged Amendment No. 1 Term Loans” means each Restatement Date Term Loan held by a Cashless Settlement Amendment No. 1 Term Lender immediately prior to the Amendment No. 1 Effective Date and as to which the Cashless Settlement Amendment No. 1 Term Lender thereof has consented to exchange into a Term B-1 Loan and the Administrative Agent has allocated into a Term B-1 Loan.

“Exchanged Amendment No. 2 Term Loans” means each Term B-1 Loan held by a Cashless Settlement Amendment No. 2 Term Lender immediately prior to the Amendment No. 2 Effective Date and as to which the Cashless Settlement Amendment No. 2 Term Lender thereof has consented to exchange into a Term B-2 Loan and the Administrative Agent has allocated into a Term B-2 Loan.

“Excluded Assets” means (i) any leasehold interest in real property and any fee-owned real property, (ii) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction), (iii) assets expressly excluded as Collateral pursuant to the Agreed Security Principles, (iv) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable laws (including any legally effective requirement to obtain the consent of any Governmental Authority, except to the extent such consent has been or is required to be obtained pursuant to the Agreed Security Principles), (v) any intent-to-use trademark or service mark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration issuing from such intent-to-use application under applicable federal law, (vi) any contract, instrument, document, lease, license or other agreement to which a Loan Party or any of their property (including personal property) is subject with any Person on the Restatement Date or the date on which such Subsidiary becomes a Loan Party (in each case, to the extent not entered into in contemplation hereof) if, to the extent and for so long as the grant of a Lien thereon to secure the Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is not otherwise unenforceable under, the Uniform Commercial Code or any applicable law), (vii) any lease, license, contract, instrument or other agreements or any property (including personal property) subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license, contract, instrument or agreement, purchase money, Capitalized Lease Obligation or similar arrangement, or create a right of termination in favor of any other party thereto (other than any Loan Party or Subsidiary) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition, (viii) assets of and Equity Interests in non-Wholly Owned Subsidiaries, partnerships that are not Wholly Owned Subsidiaries or joint ventures which cannot be pledged without the consent of one or more third parties (after giving effect to the applicable anti-assignment provisions under of the Uniform Commercial Code and other applicable laws) or to the extent the pledge thereof is not permitted by the terms of such person’s organizational, partnership or joint venture documents, (ix) margin stock, (x) any acquired property (including property acquired through acquisition or merger of or amalgamation with another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code) and (xi) any proceeds, substitutions or replacements of any of the foregoing, but only to the extent that and for so long as such proceeds, substitutions or replacements would otherwise constitute Excluded Assets pursuant to any of clauses (i) through (x) of this definition.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor pursuant to the Guarantee of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee pursuant to the Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one “swap”, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the “swap” for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition. As used herein, “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment requested by the Initial Borrower under Section 3.07) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f), (d) any U.S. federal withholding Taxes imposed under FATCA, (e) any Tax imposed as a result of a Lender having a substantial interest (aanmerkelijk belang) in the relevant Loan Party as laid down in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001), and (f) with respect to any Term Lender (other than any Restatement Date Term Lender ~~or~~, any Term B-1 Lender or any Term B-2 Lender in its capacity as such) and any Obligations in respect of any Term Facility (other than the Restatement Date Term Facility ~~or~~, the Term B-1 Facility or the Term B-2 Facility), any Tax pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) substantially in the form as published in the Official Gazette (Staatsblad) Stb. 2019, 513 of December 27, 2019, or any amended or successor version thereof that is substantively comparable and not materially more onerous to comply with; provided that, in the case of (i) any Person that becomes a Term Lender of any Class (other than any Restatement Date Term Lender ~~or~~, any Term B-1 Lender or any Term B-2 Lender in its capacity as such) after the relevant Incremental Facility Closing Date for such Class or the effective date of the relevant Extension Agreement or Refinancing Amendment for such Class, as applicable, or (ii) any Term Lender of any Class (other than any Restatement Date Term Lender ~~or~~, any Term B-1 Lender or any Term B-2 Lender in its capacity as such) that changes its Applicable Lending Office after the relevant Incremental Facility Closing Date for such Class or the effective date of the relevant Extension Agreement or Refinancing Amendment for such Class, as applicable, this clause (f) shall also give effect to any amended or successor version thereof that is in effect on the date such Person so becomes a Term Lender of such Class or so changes its Applicable Lending Office solely with respect to such Person in its capacity as a Term Lender of such Class and any Obligations owed or owing to such Person from time to time in respect of the Term Facility of such Class.

“Existing Class” means Existing Term Loan Classes and each Class of Existing Revolving Credit Commitments.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“Existing Revolving Credit Class” has the meaning specified in Section 2.15(a)(ii).

“Existing Revolving Credit Lender” has the meaning specified in Section 10.26(b).

“Existing Revolving Credit Commitments” has the meaning specified in Section 2.15(a)(ii).

“Existing Revolving Credit Loans” has the meaning specified in Section 2.15(a)(ii).

“Existing Term Loan Class” has the meaning specified in Section 2.15(a)(i).

“Expected Cure Amount” has the meaning specified in Section 8.04.

“Extended Loans/Commitments” means Extended Term Loans, Extended Revolving Credit Loans and/or Extended Revolving Credit Commitments.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.15(a)(ii).

“Extended Revolving Credit Facility” means each Class of Extended Revolving Credit Commitments established pursuant to Section 2.15(a)(ii).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.15(a)(ii).

“Extended Term Loan Facility” means each Class of Extended Term Loans made pursuant to Section 2.15.

“Extended Term Loan Repayment Amount” has the meaning specified in Section 2.07(d).

“Extended Term Loans” has the meaning specified in Section 2.15(a)(i).

“Extending Lender” has the meaning specified in Section 2.15(b).

“Extension Agreement” has the meaning specified in Section 2.15(c).

“Extension Election” has the meaning specified in Section 2.15(b).

“Extension Request” means any Term Loan Extension Request or Revolving Credit Extension Request, as applicable.

“Extension Series” means all Extended Term Loans or Extended Revolving Credit Commitments (as applicable) that are established pursuant to the same Extension Agreement (or any subsequent Extension Agreement to the extent such Extension Agreement expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Facility” means any of the Restatement Date Term Facility, the Term B-1 Facility, the Term B-2 Facility, any Incremental Term Loan Facility, the Revolving Credit Facility, any Extended Term Loan Facility or any Extended Revolving Credit Facility, as applicable.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Initial Borrower.

“Fair Value” and “fair value” mean the amount at which the assets (both tangible and intangible), in their entirety, of GBT and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements to implement such Sections of the Code entered into between any relevant authorities on behalf of the United States and such jurisdiction.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Final Termination Date” has the meaning specified in Section 10.20(b).

“Financial Covenant” means the covenant set forth in Section 7.09.

“First Lien Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated Total Debt (including the Loans hereunder) secured by Liens that rank on an equal priority basis (but without regard to the control of remedies) with (or senior to) the Liens securing the Obligations as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA for such Test Period.

“First Lien Obligations” means (i) the Obligations and (ii) any other Indebtedness that is secured by Liens on the Collateral that rank on an equal priority basis (but without regard to the control of remedies) with the Liens on the Collateral securing the Obligations.

“Fitch” means Fitch Ratings, Inc. and any successor thereto.

“Fixed Amounts” has the meaning specified in Section 1.09(g).

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to the applicable Borrower, that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to the applicable Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the applicable Borrower is resident for tax purposes.

“Foreign Pension Event” means (a) with respect to any Foreign Plan, (i) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan, (ii) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered, or (iii) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan, or (b) a final determination that any Loan Party is responsible for a deficit or funding shortfall in a multi-employer pension plan as that term is defined under applicable foreign pension and benefits standards statute or regulation or other Foreign Plan administered under a collective bargaining agreement.

“Foreign Plan” means any employee pension benefit plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to United States law, that is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Subsidiary” means any direct or indirect Subsidiary of GBT that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” has the meaning specified in the Agreed Security Principles.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of GBT and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided that if the Initial Borrower notifies the Administrative Agent that the Initial Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Initial Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything herein to the contrary, it is understood and agreed that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP as in effect on the Restatement Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations or Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as Capitalized Lease Obligations or Capitalized Leases.

“GBT” means Global Business Travel Group, Inc., a Delaware corporation.

“GBT JerseyCo” means GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey and an indirect Parent Entity of the Initial Borrower.

“General RDP Basket Reallocated Amount” means any amount that, at the option of the Initial Borrower, has been reallocated from Section 7.08(a)(v) to Section 7.02(n)(iv), which shall be deemed to be a utilization of the basket set forth in Section 7.08(a)(v).

“General RP Basket Reallocated Amount” means any amount that, at the option of the Initial Borrower, has been reallocated from Section 7.06(j)(ii) to Section 7.02(n)(iii), which shall be deemed to be a utilization of the basket set forth in Section 7.06(j)(ii).

“Governmental Authority” means any nation or government, any state, territorial or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Group” means, collectively, GBT and its consolidated Restricted Subsidiaries.

“Growth Amount” has the meaning specified in the definition of “Available Amount”.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. For purposes of all calculations provided for in this Agreement, the amount of any Guarantee of any guarantor shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (y) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by GBT in good faith.

“Guarantor Coverage Certification Date” shall mean, with respect to any Guarantor Coverage Test Date, the date on which the Compliance Certificate was delivered (or, if earlier, was required to be delivered) pursuant to Section 6.02(a) relating to the financial statements covering the period ended on such Guarantor Coverage Test Date.

“Guarantor Coverage Test” shall have the meaning assigned to such term in Section 6.10(b); provided that, notwithstanding anything to the contrary in this agreement, solely for purposes of calculating the Guarantor Coverage Test, any calculation of Consolidated EBITDA, and the amount thereof attributable to any Loan Party or Subsidiary, may be based on the calculation of management adjusted EBITDA for any Test Period as approved by the Board of Directors of GBT (which calculation shall in no event be greater than the calculation of any such amount pursuant to the definition of Consolidated EBITDA set forth herein).

“Guarantor Coverage Test Date” shall mean (i) June 30, 2024 and (ii) the last day of each fiscal quarter of GBT ending after the Restatement Date.

“Guarantors” means GBT, each Intermediate Holding Company, each Subsidiary of GBT that is a party to the Guaranty from time to time and, other than in the case of Obligations incurred directly by it, each Borrower. The Guarantors on the Restatement Date are the Initial Guarantors.

“Guaranty” means, collectively, (a) the Amended and Restated Guaranty executed by each Guarantor on the Restatement Date substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10 or the Agreed Security Principles.

“Hazardous Materials” means all substances or wastes regulated, listed or defined as contaminants or pollutants or as hazardous or toxic (or other term of equivalent regulatory import) pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos containing materials and polychlorinated biphenyls.

“Hedge Bank” means any Person that is a counterparty to a Secured Hedge Agreement with a Loan Party or one of its Restricted Subsidiaries, in its capacity as such, and that either (i) is a Lender, an Agent, a Lead Arranger or an Affiliate of any of the foregoing at the time it enters into such a Secured Hedge Agreement, in its capacity as a party thereto or (ii) becomes a Lender or an Affiliate of a Lender or an Agent after it has entered into such a Secured Hedge Agreement; provided that no such Person (except an Agent) shall be considered a Hedge Bank until such time as it shall have delivered written notice to the Collateral Agent that such a transaction has been entered into and that such Person constitutes a Hedge Bank entitled to the benefits of the Collateral Documents. For the avoidance of doubt, each Agent shall constitute a Hedge Bank to the extent it has entered into a Secured Hedge Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Swap Contracts.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“ICAO” means the International Civil Aviation Organization.

“Identified Participating Lender” has the meaning specified in Section 2.05(d)(C).

“Identified Qualifying Lender” has the meaning specified in Section 2.05(d)(D).

“IFRS” means International Financial Reporting Standards.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of GBT which is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s estate, heirs, legatees, distributees, successors, executors, administrators, child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Agreement” has the meaning specified in Section 2.14(e).

“Incremental Base Amount” means, as of any date of determination, (a) the greater of $405,000,000 and 100% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date of the incurrence of the proposed Incremental Facilities, plus (b) the amount of any voluntary prepayments of the Loans or any existing Incremental Term Loans that rank pari passu with the Restatement Date Term Loans ~~or~~, the Term B-1 Loans or the Term B-2 Loans made prior to any such date (so long as, in the case of any such prepayment of a revolving facility, such prepayment is accompanied by a voluntary permanent reductions of the Revolving Credit Commitment or the Extended Revolving Credit Commitment, as applicable), in each case, made prior to such date and except, in each case, to the extent financed with proceeds from the Incurrence of long-term Indebtedness. Notwithstanding anything to the contrary set forth herein, (i) Incremental Facilities and Permitted Additional Debt may be incurred under one or more of clauses (a) through (b) of this definition and Section 2.14(b)(B) or subclause (B) of the proviso set forth in Section 7.03(u)(ii), as applicable, as selected by the Initial Borrower in its sole discretion, (ii) if Incremental Facilities or Permitted Additional Debt are intended to be incurred under Section 2.14(b)(B) or subclause (B) of the proviso set forth in Section 7.03(u)(ii), as applicable, and any other clause of this definition in a single transaction or series of related transactions, (A) incurrence of the portion of such Incremental Facilities or Permitted Additional Debt to be incurred under Section 2.14(b)(B) or subclause (B) of the proviso set forth in Section 7.03(u)(ii), as applicable, shall first be calculated without giving effect to any Incremental Facilities or Permitted Additional Debt to be incurred under all other clauses of this definition), but giving full pro forma effect to the use of proceeds of all such Incremental Facilities or Permitted Additional Debt and related transactions, and (B) thereafter, incurrence of the portion of such Incremental Facilities or Permitted Additional Debt to be incurred under such other applicable clauses of this definition shall be calculated, and (iii) any portion of Incremental Facilities or Permitted Additional Debt incurred under clauses (a) and (b) of this definition may be reclassified, as the Initial Borrower elects from time to time, as incurred under Section 2.14(b)(B) or subclause (B) of the proviso set forth in Section 7.03(u)(ii), as applicable, if such portion of Incremental Facilities or Permitted Additional Debt could at such time be incurred under Section 2.14(b)(B) or subclause (B) of the proviso set forth in Section 7.03(u)(ii), as applicable, on a pro forma basis; provided that upon delivery of any financial statements pursuant to Section 6.01 following the initial incurrence of such Incremental Facilities or Permitted Additional Debt under clauses (a) and (b) of this definition, if such Incremental Facilities or Permitted Additional Debt could, based on any such financial statements, have been incurred under Section 2.14(b)(B) or subclause (B) of the proviso set forth in Section 7.03(u)(ii), as applicable, then such Incremental Facilities or Permitted Additional Debt shall automatically be reclassified as incurred under the applicable provision of Section 2.14(b)(B) or subclause (B) of the proviso set forth in Section 7.03(u)(ii), as applicable. Once such Incremental Facilities or Permitted Additional Debt is reclassified in accordance with the preceding sentence, it shall not further be reclassified as incurred under the original basket pursuant to which such item was originally incurred.

“Incremental Commitments” has the meaning specified in Section 2.14(a).

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Facility Funding Date” means any date on which the conditions to Borrowing under an Incremental Facility are satisfied (or waived) and any Loans are made to the applicable Borrower under such Incremental Facility, which day shall be a Business Day.

“Incremental Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Incremental Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.14(f)(ii).

“Incremental Term B-2 Commitment” means, as to the Incremental Term B-2 Lender, its obligation to make an Incremental Term B-2 Loan to the Initial Borrower pursuant to Section 2.01(e) on the Amendment No. 2 Effective Date, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule II to Amendment No. 2 and made a part hereof. The aggregate amount of the Incremental Term B-2 Commitment of the Incremental Term B-2 Lender as of the Amendment No. 2 Effective Date is $100,000,000.

“Incremental Term B-2 Lender” means, at any time, a Person with an Incremental Term B-2 Commitment or holds an Incremental Term B-2 Loan at such time.

“Incremental Term B-2 Loans” means a Loan that is made pursuant to the first sentence of Section 2.01(e) of this Agreement.

“Incremental Term Loan Commitment” means the Commitment of any Lender to make Incremental Term Loans of a particular Class pursuant to Section 2.14(a).

“Incremental Term Loan Facility” means each Class of Incremental Term Loans made pursuant to Section 2.14.

“Incremental Term Loan Maturity Date” means, with respect to any Class of Incremental Term Loans made pursuant to Section 2.14, the final maturity date thereof.

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Incur” means, create, issue, assume, guarantee, incur or otherwise become directly or indirectly liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 7.03 with respect to any initial incurrence of Indebtedness:

(a)            amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(b)            the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(c)            the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of prepayment or redemption or making of a mandatory offer to prepay, redeem or purchase such Indebtedness;

will, in each case, not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)            the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)            net obligations of such Person under any Swap Contract;

(d)            all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable, liabilities or accrued expenses in the ordinary course of business and (ii) any earnout obligation or similar deferred or contingent purchase price obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);

(e)            indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)             all Capitalized Lease Obligations and Purchase Money Obligations of such Person;

(g)            all obligations of such Person in respect of Disqualified Equity Interests; and

(h)            all Guarantees of such Person in respect of any of the foregoing;

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such assets and (iii) Guarantees incurred in the ordinary course of business and not supporting or otherwise related to any Indebtedness for borrowed money.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of GBT, the Borrowers and their Restricted Subsidiaries, exclude all (x) intercompany liabilities arising from their cash management, tax, and accounting operations and (y) intercompany loans or advances (funded in cash) having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and, in each case of this clause (B), made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value of such Swap Contract as of such date; provided that in no event shall any obligations under any Swap Contracts be deemed “Indebtedness” for any calculation of the Total Net Leverage Ratio, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Interest Coverage Ratio under this Agreement. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Ineligible Institution” means (a) a natural person, (b) a Disqualified Lender, (c) a Defaulting Lender or its parent, (d) GBT, any of its Subsidiaries or any of its Affiliates, (e) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (f) a person who does not form part of the public (within the meaning of the Capital Requirements Regulation (EU/575/2013).

“Information” has the meaning specified in Section 10.08.

“Initial Borrower” has the meaning specified in the Preliminary Statements to this Agreement.

“Initial Guarantors” has the meaning specified in the Agreed Security Principles.

“Intellectual Property” means Intellectual Property as defined in the NY Law Security Agreement.

“Inside Maturity Loans” means (i) any customary bridge facility, so long as the long-term debt into which any customary bridge facility is to be converted satisfies any maturity and weighted average life limitations, (ii) any Customary Term A Loans and/or (iii) other Indebtedness under this clause (iii) in the aggregate amount not to exceed $250,000,000.

“Interest Coverage Ratio” means, with respect to any date of determination, the ratio of (i) Consolidated EBITDA as of the last day of the Test Period most recently ended on or prior to the date of determination to (ii) the Consolidated Interest Expense (which, solely for purposes of issuances of Disqualified Equity Interests pursuant to Section 2.14(b)(B), Section 7.03(t)(B), clause (Z)(B) of the proviso set forth in Section 7.03(u)(ii), or Section 7.03(cc), shall also include the sum of all cash dividend payments (excluding items eliminated in consolidation) to fund any series of Disqualified Equity Interests of GBT and its Restricted Subsidiaries on a consolidated basis for such Test Period) for such Test Period.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan or RFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a EURIBOR Rate Loan or SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each December, March, June and September and the Maturity Date of the Facility under which such Loan was made; and (c) as to any RFR Loan, the last Business Day of each calendar month and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each SOFR Loan and EURIBOR Rate Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a SOFR Loan or EURIBOR Rate Loan, as applicable and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the interest rate applicable to the relevant Currency), in each case in clauses (x) and (y) above, as selected by the applicable Borrower in its Committed Loan Notice; provided that:

(a)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c)            no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d)            no tenor that has been removed from this definition pursuant to Section 2.19(d) shall be available for specification in such Committed Loan Notice.

“Intermediate Holding Company” means any Subsidiary of GBT that, directly or indirectly, owns any of the issued and outstanding Equity Interests of the Initial Borrower (unless and until such Person ceases to own any of the issued and outstanding Equity Interests of the Initial Borrower).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or Indebtedness or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantees with respect to any obligation of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of GBT and its Restricted Subsidiaries, investments in respect of intercompany liabilities excluded from constituting Indebtedness pursuant to clause (B) of the last paragraph of the definition of such term) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing principal or a return of capital in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Initial Borrower, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property or services by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property or services as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment, except that the amount of any Investment in the form of a Permitted Acquisition or other acquisition shall be the Permitted Acquisition Consideration, minus, in any case of the foregoing clauses (i), (ii), (iii) and (iv) above, the amount of any portion of such Investment that has been repaid to the investor as a repayment of principal or a return of capital, and of any payments or other amounts actually received by such investor representing dividends or other distributions or similar payments in respect of such Investment (to the extent such subtracted amounts do not, in the aggregate, exceed the sum of the original cost of such Investment plus the costs of additions thereto, and without duplication of amounts increasing the Total Available Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 7.02, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the Initial Borrower.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch.

“IP Rights” has the meaning specified in Section 5.14.

“Judgment Currency” has the meaning specified in Section 10.17.

“Junior Debt” means (a) Subordinated Debt (other than Specified Subordinated Debt) and (b) all other Indebtedness (other than any permitted intercompany Indebtedness owing to GBT, any Borrower or any Restricted Subsidiary) that is secured by a Lien on the Collateral, which Lien is junior to the Liens securing the Obligations.

“Junior Debt Documents” means any agreement, indenture and instrument pursuant to which any Junior Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Junior Lien Intercreditor Agreement” means a customary Junior Lien Intercreditor Agreement, among the Administrative Agent and/or the Collateral Agent and one or more representatives for holders of one or more classes of Indebtedness, in form and substance reasonably acceptable to the Administrative Agent and the Initial Borrower.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (i) MSBNA or any of its Subsidiaries or Affiliates, (ii) Barclays Bank PLC or any of its Subsidiaries or Affiliates, (iii) Citibank, N.A. or any of its Subsidiaries or Affiliates, (iv) Goldman Sachs Bank USA or any of its Subsidiaries or Affiliates, (v) UBS AG, Stamford Branch or any of its Subsidiaries or Affiliates, (vi) Wells Fargo Bank, National Association or any of its Subsidiaries or Affiliates and (vii) any other Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(l); in the case of each of clauses (i), (ii), (iii), (iv) and (v) above, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit, at such time plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit (including L/C Borrowings) outstanding at such time.

“Latest Maturity Date” means, with respect to the Incurrence of any Indebtedness or the issuance of any Equity Interests, the latest Maturity Date applicable to any Facility that is outstanding hereunder as determined on the date such Indebtedness is Incurred or such Equity Interests are issued.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCA Election” means the Initial Borrower’s election to exercise its right to designate any acquisition as a Limited Condition Transaction pursuant to the terms hereof.

“LCA Test Date” means the date on which the definitive agreement for any such Limited Condition Transaction is entered into.

“Lead Arrangers” means (i) MSSF, Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA, UBS Securities LLC and Wells Fargo Securities, LLC, in their respective capacities as Joint Lead Arrangers and Joint Bookrunners under this Agreement, (ii) the Amendment No. 1 Lead Arranger ~~and~~, (iii) the Amendment No. 1 Joint Bookrunners, (iv) the Amendment No. 2 Lead Arranger and (v) the Amendment No. 2 Joint Bookrunners.

“Lender” means (a) any Person listed on Schedule 2.01(a) or Schedule 2.01(b), (b) any other Person that shall become a party hereto as a “lender” pursuant to Section 10.07 and (c) each Person that becomes a party hereto as a “lender” pursuant to the terms of Section 2.14, 2.15, 2.17 or 3.07, in each case, other than a Person who ceases to hold any outstanding Loans, Letter of Credit, Swing Line Loans or any Commitment. As the context may require the term “Lender” shall include the Swing Line Lender and the L/C Issuers, and their respective successors and assigns as permitted hereunder.

“Lender Default” means (i) the refusal (in writing) or failure of any Revolving Credit Lender to make available its portion of any Incurrence of Revolving Credit Loans or participations in Letters of Credit or Swing Line Loans, which refusal or failure is not cured within one Business Day after the date of such refusal or failure (unless such writing or failure is based on such Revolving Credit Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied); (ii) the failure of any Revolving Credit Lender to pay over to the Administrative Agent, any L/C Issuer, and Swing Line Lender or any other Revolving Credit Lender any other amount required to be paid by it hereunder within one Business Day of the date when due; (iii) a Revolving Credit Lender has notified the Initial Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice indicates that such position is based on such Revolving Credit Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied); (iv) the failure by a Revolving Credit Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations hereunder (unless such obligation relates to a funding obligation and such failure is based on such Revolving Credit Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied); (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event; or (vi) has become the subject of a Bail-In Action.

“Lender-Related Distress Event” means, with respect to any Revolving Credit Lender, that such Revolving Credit Lender or any person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any governmental authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof or (ii) an Undisclosed Administration that is not expected to impair or delay a Lender’s ability to satisfy its funding obligations hereunder; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a standby letter of credit or, solely to the extent agreed to by the applicable L/C Issuer, a commercial letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form of Exhibit B (or such other form as may be reasonably agreed by the applicable Borrower and the applicable L/C Issuer).

“Letter of Credit Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each LC Issuer’s Letter of Credit Commitment is set forth on Schedule 2.01(b), or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Restatement Date, the amount set forth for such L/C Issuer as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the immediately following Business Day).

“Letter of Credit Sublimit” means an amount equal to $50,000,000, as such amount may be increased with only the written consent of GBT, the Administrative Agent and each of the L/C Issuers, notwithstanding Section 10.01 or any other provision of this Agreement to the contrary.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means any acquisition of or in any assets, business or Person, whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan” means any Revolving Credit Loan, Swing Line Loan, Extended Revolving Credit Loan or Term Loan made by any Lender hereunder.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) the Guaranty, (v) each Letter of Credit Application, (vi) any Incremental Agreement, (vii) any Extension Agreement, (viii) any Junior Lien Intercreditor Agreement, (ix) any Equal Priority Intercreditor Agreement, (x) any other Customary Intercreditor Agreement entered into after the Restatement Date to which the Collateral Agent and/or Administrative Agent is a party, (xi) Amendment No. 1, Amendment No. 2 and any other Refinancing Amendment, (xii) the Perfection Certificate and any supplements or updates thereto, (xiii) any Additional Borrower Joinder and (xiv) and any other document related to this Agreement designated in writing by the Initial Borrower and the Administrative Agent as a “Loan Document”.

“Loan Parties” means, collectively, (i) each Borrower, (ii) GBT and (iii) each other Guarantor.

“Losses” has the meaning specified in Section 10.05.

“Management Incentive Plan” means the GBT Management Incentive Plan, as assumed and restated as of May 27, 2022 (and any predecessor plan), as may be amended, amended and restated, restated, supplemented, modified or replaced from time to time.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a material adverse effect on (a) the business, assets or financial condition of GBT and its Subsidiaries, taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents to which it is a party or (c) the rights and remedies, taken as a whole, of the Agents and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), of any Loan Party or Material Subsidiary in an aggregate principal amount exceeding $100,000,000.

“Material Intellectual Property” means any Intellectual Property owned or exclusively licensed by a Loan Party or any other Restricted Subsidiary which is material to the business of the Group, taken as a whole.

“Material Subsidiary” means, at any date of determination, any Person that is a Subsidiary of GBT that represents or contributed (either on an individual basis or on a consolidated basis with such Person’s Subsidiaries) 5% or more of the Consolidated EBITDA of the Group for the most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered pursuant to Section 4.01(f)(i) or (ii), 6.01(a) or 6.01(b). In the case of any Subsidiary which is acquired as part of any acquisition or similar Investment, such calculation shall be made after giving pro forma effect to such acquisition or similar Investment.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the fifth anniversary of the Restatement Date, (b) with respect to the Restatement Date Term Loans, the seventh anniversary of the Restatement Date (the “Restatement Date Term Loan Maturity Date”), (c) with respect to the Term B-1 Loans, the Term B-1 Loan Maturity Date, (d) with respect to the Term B-2 Loans, the Term B-2 Loan Maturity Date, (e) any Incremental Term Loan Maturity Date or any maturity date related to any Class of Extended Term Loans or any Class of Extended Revolving Credit Commitments, as applicable and (~~e~~f) with respect to any Refinancing Amendment Debt, the maturity date as set forth in the applicable Refinancing Amendment; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“MFN Provision” has the meaning specified in Section 2.14(c).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MSBNA” has the meaning specified in the introductory paragraph to this Agreement.

“MSSF” has the meaning specified in the introductory paragraph to this Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Necessary Cure Amount” has the meaning specified in Section 8.04.

“Net Cash Proceeds” means:

(a)            with respect to the Disposition of any asset by GBT or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received by or on behalf of GBT and its Restricted Subsidiaries in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment (but excluding any interest payments) pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of GBT or any Restricted Subsidiary (excluding any business interruption insurance proceeds) over (ii) the sum of the direct costs of such Disposition of Casualty Event, as applicable, including (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is actually repaid) in connection with such Disposition or Casualty Event under the existing terms of the documentation thereof (other than Indebtedness under the Loan Documents and Indebtedness secured by Liens that are subject to a Customary Intercreditor Agreement), (B) the fees and/or out of pocket expenses (including, without limitation, accountants’ and attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by GBT, the Borrowers or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (including (i) withholding taxes imposed on the repatriation of any such Net Cash Proceeds and (ii) where the proceeds are realized by a Restricted Subsidiary of GBT (other than the Initial Borrower), any incremental non-U.S., U.S. federal, state and/or local income taxes that would be imposed as a result of distributing the proceeds in question from such Restricted Subsidiary to the Initial Borrower) and the amount of any reserves established by GBT, the Borrowers and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, (D) in the case of any Disposition by a non-Wholly Owned Restricted Subsidiary or Casualty Event with respect to assets of a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the net cash proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of GBT or a Wholly Owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by GBT or any Restricted Subsidiary after such sale or other Disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction; it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by GBT or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that, solely in connection with a mandatory prepayment pursuant to Section 2.05(b)(ii), no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds under this clause (a) unless such net cash proceeds shall exceed $25,000,000 or in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a))

(b)            with respect to the Incurrence of any Indebtedness by GBT or any Restricted Subsidiary or any sale or issuance of Qualified Equity Interests by GBT, the excess, if any, of (A) the sum of the cash and Cash Equivalents received by or on behalf of GBT and its Restricted Subsidiaries in connection with such Incurrence, issuance or sale over (B) the fees, discounts, issuance costs, commissions, costs and other out-of-pocket expenses and other customary expenses (and, in the case of the Incurrence of any Indebtedness the proceeds of which are required to be used to prepay any Class of Loans and/or reduce any Class of Commitments hereunder, accrued interest and premium, if any, on such Loans and any other amounts (other than principal) required to be paid in respect of such Loans and/or Commitments in connection with any such prepayment and/or reduction), incurred by GBT or such Restricted Subsidiary in connection with such Incurrence, issuance or sale.

“New Revolving Credit Lender” has the meaning specified in Section 10.26(b).

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Exchanged Amendment No. 1 Term Loan” means each Restatement Date Term Loan outstanding immediately prior to the Amendment No. 1 Effective Date (or portion thereof) under this Agreement (as in effect immediately prior to the Amendment No. 1 Effective Date) other than an Exchanged Amendment No. 1 Term Loan.

“Non-Exchanged Amendment No. 2 Term Loan” means each Term B-1 Loan outstanding immediately prior to the Amendment No. 2 Effective Date (or portion thereof) under this Agreement (as in effect immediately prior to the Amendment No. 2 Effective Date) other than an Exchanged Amendment No. 2 Term Loan.

“Non-Loan Party” means any Restricted Subsidiary of GBT that is not a Loan Party.

“Non-Loan Party Casualty Event” has the meaning specified in Section 2.05(b)(vi).

“Non-Loan Party Disposition” has the meaning specified in Section 2.05(b)(vi).

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note (including a Swing Line Note) as the context may require.

“NY Law Security Agreement” means the Amended and Restated Security Agreement executed by GBT, the Initial Borrower, the other grantors party thereto and the Collateral Agent on the Restatement Date, substantially in the form of Exhibit G.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (y) Hedging Obligations under each Secured Hedging Agreement (including, with respect to clauses (x) and (y) above, all interest, fees and expenses that accrue after commencement by or against any Loan Party of any proceeding under Debtor Relief Laws, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, with respect to such Loan Party), and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document. Notwithstanding the foregoing, (i) the obligations of GBT, the Borrowers or any Subsidiary under any Secured Hedge Agreement or any Cash Management Obligations shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in a manner permitted by this Agreement or any other Loan Document shall not require the consent of any counterparty to any Secured Hedge Agreement or of the holders of Cash Management Obligations other than in their capacity as a Lender or an Agent. Notwithstanding the foregoing, Obligations of any Guarantor (in its capacity as a Guarantor) shall in no event include any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Offered Amount” has the meaning specified in Section 2.05(d)(D).

“Offered Discount” has the meaning specified in Section 2.05(d)(D).

“Open Market Purchase” has the meaning specified in Section 2.18.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction.

“Original English Law Security Agreement” means the English law security agreement dated 13 August 2018 and entered into by the entities named therein as original chargors and the other chargors party thereto from time to time in favour of the Collateral Agent, as may be amended, supplemented, restated or otherwise modified from time to time.

“Original Security Trust Deed” means the security trust deed originally dated 13 August 2018 and entered into between, among others, the Collateral Agent, the Administrative Agent and Global Business Travel Holdings Limited as the company, as may be amended, supplemented, restated or otherwise modified from time to time.

"Original English Law Share Charge Agreement" means the charge over shares dated 13 August 2018 granted by the entities named therein as original chargors and the other chargors party thereto from time to time in favour of the Collateral Agent, as may be amended, supplemented, restated or otherwise modified from time to time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans, Swing Line Loans and Extended Revolving Credit Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Extended Revolving Credit Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in any Alternative Currency, the rate of interest per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Panel” means the Panel on Takeovers and Mergers.

“Parallel Debt” has the meaning assigned to such term in Section 10.23.

“Parent Entity” means any Person (which may be organized as, among other things, a partnership) of which GBT and/or the Initial Borrower, as applicable, is (or, after giving effect to one or more transactions (or series of related transactions), will be) a direct or indirect Wholly Owned Subsidiary.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Participating Lender” has the meaning specified in Section 2.05(d)(C).

“Payment Recipient” has the meaning assigned to it in Section 9.16(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and in respect of which any Loan Party or any ERISA Affiliate of a Loan Party is (or, if such plan were terminated would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Perfection Certificate” means a certificate substantially in the form of Exhibit J hereto or such other form reasonably satisfactory to the Administrative Agent.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Acquisition Consideration” means, in connection with any Permitted Acquisition or other acquisition, the aggregate amount (as valued at the Fair Market Value of such Permitted Acquisition or other acquisition at the time such Permitted Acquisition or other acquisition is made) of, without duplication: (a) the purchase consideration paid or payable for such Permitted Acquisition or other acquisition, whether payable at or prior to the consummation of such Permitted Acquisition or other acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and including any and all payments representing the purchase price and any assumptions of Indebtedness and/or Guarantees, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business and (b) the aggregate amount of Indebtedness Incurred in connection with such Permitted Acquisition or other acquisition; provided in each case, that any such future payment that is subject to a contingency shall be considered Permitted Acquisition Consideration only to the extent of the reserve, if any, required under GAAP (as determined at the time of the consummation of such Permitted Acquisition or other acquisition) to be established in respect thereof by GBT, the Borrowers or their Restricted Subsidiaries.

“Permitted Additional Debt” means secured or unsecured bonds, notes, debentures, loans or commitments to provide secured or unsecured loans (which bonds, notes, debentures, loan or commitments, if secured, may be secured either by Liens on the Collateral that rank equal in priority with the Liens on the Collateral securing the Obligations (but without regard to control of remedies) or by Liens on the Collateral that rank junior in priority relative to the Liens on the Collateral securing the Obligations), in each case Incurred by a Borrower or a Guarantor; provided that (a) the covenants, events of default, Subsidiary guarantees and other terms for such Indebtedness or commitments shall (x) except with respect to interest rates, interest rate margins, rate floors, fees, funding discounts, original issue discounts and optional redemption or prepayment terms and premiums, not be materially more restrictive on GBT and its Restricted Subsidiaries, when taken as a whole, than the terms of this Agreement, when taken as a whole; provided that such terms shall not be deemed to be more restrictive solely as a result of (i) the inclusion in the documentation governing such Indebtedness or commitment of any Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if (x) the documentation governing the Permitted Additional Debt that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility or a covenant only applicable to, or for the benefit of, a revolving credit facility, then this Agreement shall be amended to include such Previously Absent Financial Maintenance Covenant only for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) and such Indebtedness or commitment shall continue not to be deemed not more restrictive solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities) or (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date at such time or (y) reflect then-available market terms; provided that a certificate of a Responsible Officer of the Initial Borrower delivered to the Administrative Agent at least five Business Days prior to the Incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Initial Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Initial Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (b) if such Indebtedness is secured, such Indebtedness shall not be secured by any property or assets other than the Collateral and shall be subject to an applicable Customary Intercreditor Agreement, (c) no Subsidiary of GBT (other than a Guarantor) shall be an obligor under such Indebtedness, (d) the final maturity date with respect to such Indebtedness (other than Inside Maturity Loans) shall not be earlier than the Latest Maturity Date on the date of the issuance or incurrence, as applicable, (e) the Weighted Average Life to Maturity applicable to such Indebtedness (other than Inside Maturity Loans) shall not be shorter than the then existing Term Loan (without giving effect to any prepayments thereof), (f) in the case of any such Indebtedness in the form of Qualifying Term Loans incurred in reliance on subclause (B) of the proviso set forth in Section 7.03(u)(ii), the MFN Provision shall apply solely for the benefit of any Restatement Date Term Loans and (g) no Specified Event of Default shall have occurred and be continuing or would result therefrom (except in the case that the proceeds of any Indebtedness that is being used to finance a Limited Condition Transaction, in which case the standard will be no Specified Event of Default shall have occurred and be continuing or would result therefrom on the LCA Test Date).

“Permitted Additional Debt Documents” means any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Loan Documents) issued or executed and delivered with respect to any Permitted Additional Debt by any Loan Party.

“Permitted Additional Debt Obligations” means, if any secured Permitted Additional Debt has been Incurred and is outstanding, the collective reference to (a) the due and punctual payment of (i) the principal of and premium, if any, and interest at the applicable rate provided in the applicable Permitted Additional Debt Documents (including interest accruing during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding) on any such Permitted Additional Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, redemption or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceeding), of any Borrower or any other Loan Party to any of the Permitted Additional Debt Secured Parties under the applicable Permitted Additional Debt Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Borrower or any Loan Party under or pursuant to applicable Permitted Additional Debt Documents.

“Permitted Additional Debt Secured Parties” means the holders from time to time of the secured Permitted Additional Debt Obligations (and any representative on their behalf).

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between GBT, a Borrower or a Restricted Subsidiary and another Person.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness Incurred in exchange for or as a replacement of (including by entering into alternative financing arrangements in respect of such exchange or replacement (in whole or in part), either by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, or after the original instrument giving rise to such Indebtedness has been terminated and including, by entering into any new credit agreement, loan agreement, note purchase agreement, indenture or other agreement), or the net proceeds of which are Incurred for the purpose of modifying, extending, refinancing, renewing, replacing, redeeming, repurchasing, defeasing, amending, supplementing, restructuring, repaying or refunding (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (a) after giving effect to such Refinancing, the principal amount (or accreted value, if applicable) thereof will not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such Refinancing plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such Permitted Refinancing Indebtedness (other than any Inside Maturity Loans) has a Weighted Average Life to Maturity and maturity date that is equal to or greater than the Weighted Average Life to Maturity and maturity date of the Refinanced Indebtedness and such Permitted Refinancing Indebtedness does not contain any mandatory prepayment, redemption or other similar requirements that are in excess of those provided for under the applicable Refinanced Indebtedness unless such requirements are customary and on market terms for the nature of the subject Refinancing Indebtedness at the time of its Incurrence, (c) (i) if such Refinanced Indebtedness is unsecured, such Permitted Refinancing Indebtedness shall be unsecured and (ii) if such Refinanced Indebtedness is secured, such Permitted Refinancing Indebtedness shall either be unsecured or secured by the same collateral, and with the same (or junior) lien priority, as exists with respect to the Refinanced Indebtedness, (d) each of the obligors with respect to such Permitted Refinancing Indebtedness are Guarantors (other than in connection with Refinanced Indebtedness of a Non-Loan Party), (e) to the extent such Refinanced Indebtedness is secured by a Lien on the Collateral, the Lien securing such Permitted Refinancing Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Refinanced Indebtedness unless such Lien is otherwise permitted hereunder and a Customary Intercreditor Agreement is entered into (including to create customary criss cross Liens in connection with an asset based facility) and, subject to the Agreed Security Principles, shall not be secured by any additional Collateral unless such additional Collateral substantially simultaneously secures the Obligations or is otherwise permitted under this Agreement, (f) to the extent such Refinanced Indebtedness is guaranteed by a Guarantee, such Permitted Refinancing Indebtedness as modified, refinanced, renewed or extended shall not have any additional guarantees unless such additional guarantees are substantially simultaneously provided in respect of the Loans and Commitments under this Agreement and (g) if such Refinanced Indebtedness is permitted pursuant to Section 7.03(c), (i) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, when taken as a whole, as those contained in the documentation governing the Indebtedness being so Refinanced and (ii) the terms and conditions (excluding pricing, call protection, premiums and optional prepayment or optional redemption terms or covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect) of any such Permitted Refinancing Indebtedness shall be either, taken as a whole, no more favorable to the lenders providing such Permitted Refinancing Indebtedness, in their capacity as such or be on market terms at the time of the establishment of such Indebtedness (in each case, as reasonably determined by the Initial Borrower) (except for (x) covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect or (y) to the extent any more restrictive covenant or provision is added for the benefit of (A) with respect to any such Permitted Refinancing Indebtedness incurred as term B loan, such covenant or provision is also added for the benefit of each Facility remaining outstanding after the incurrence or issuance of such Indebtedness or (B) with respect to any revolving facility or Customary Term A Loans, such covenant or provision (except to the extent only applicable after the maturity date of the Revolving Credit Facility) is also added for the benefit of the Revolving Credit Facility to the extent it remains outstanding after the incurrence of such Indebtedness; it being understood and agreed that in each such case, no consent of the Administrative Agent and/or any Lender shall be required in connection with adding such covenant or provision); provided that such terms and conditions shall not be deemed to be more restrictive solely as a result of (i) the inclusion in the documentation governing such Permitted Refinancing Indebtedness of a Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility (provided, however, that if (x) the documentation governing the Permitted Refinancing Indebtedness that includes a Previously Absent Financial Maintenance Covenant consists of a revolving credit facility (whether or not the documentation therefor includes any other facilities) and (y) such Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant, the Previously Absent Financial Maintenance Covenant shall only be included in this Agreement for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) and such Permitted Refinancing Indebtedness shall continue to not be deemed more restrictive solely as a result of such Previously Absent Financial Maintenance Covenant benefiting only such revolving credit facilities or (ii) covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Refinancing; provided that a certificate of a Responsible Officer of the Initial Borrower delivered to the Administrative Agent at least five Business Days prior to the Incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Initial Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Initial Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Planned Expenditures” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Platform” has the meaning specified in Section 10.02(b)(i).

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the applicable Person taken as a whole are sold on a going-concern basis with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“Previously Absent Financial Maintenance Covenant” means, at any time (x) any financial maintenance covenant that is not included in this Agreement at such time and (y) any financial maintenance covenant that is included in this Agreement at such time, but with covenant levels in this Agreement that are more restrictive on GBT and the Restricted Subsidiaries.

“Prime Rate” means the rate of interest per annum announced from time to time by MSSF (or any successor to MSSF in its capacity as Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities (or, in the case of one or more Term Facilities, the amount of the unused Term Commitments and/or Term Loans, as the context may require, of such Lender under the applicable Term Facility or Term Facilities) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities (or, in the case of one or more Term Facilities, the amount of the unused Term Commitments and/or Term Loans, as the context may require, of all Term Lenders under the applicable Term Facility or Term Facilities) at such time; provided that if the Revolving Credit Commitments or Extended Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Project Cape” means the transactions contemplated by the Project Cape Merger Agreement.

“Project Cape Merger Agreement” means that certain Agreement and Plan of Merger, dated March 24, 2024 (without giving effect to any amendments or modifications thereto that are materially adverse to the interests of the Administrative Agent or the Lenders), by and among GBT, Cape Merger Sub I LLC, a Delaware limited liability company and an indirect subsidiary of GBT, Cape Merger Sub II LLC, a Delaware limited liability company and an indirect subsidiary of GBT, CWT Holdings, LLC, a Delaware limited liability company, and Redwood Drawdown Partners III, LLC, a Delaware limited liability company, solely in its capacity as the representative of the equityholders of CWT Holdings, LLC.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means any loss, charge, fee, expense, cost, accrual or reserve of any kind (i) associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (ii) relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar law under other jurisdictions), the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, or (iii) relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees and listing fees.

“Public Lender” has the meaning specified in Section 10.02(b)(i).

“Public Lender Information” has the meaning specified in Section 10.02(b)(i).

“Purchase Money Obligation” means, for any Person, the obligations of such Person in respect of Indebtedness (including Capitalized Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets or the cost of installation, construction or improvement of any fixed or capital assets; provided, however, that (i) such Indebtedness is incurred within 30 days after such acquisition, installation, construction or improvement of such fixed or capital assets by such Person and (ii) the amount of such Indebtedness does not exceed the lesser of 100% of the fair market value of such fixed or capital asset or the cost of the acquisition, installation, construction or improvement thereof, as the case may be.

“Purchasing Borrower Party” means GBT, any Borrower or any other Subsidiary of GBT.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.24.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying Lender” has the meaning specified in Section 2.05(d)(D).

“Qualifying Term Loans” means Indebtedness (a) having an initial principal amount in excess of $75,000,000, (b) denominated in Dollars, (c) with a maturity date prior to the date that is one year after the Restatement Date Term Loan Maturity Date, (d) incurred prior to the date that is six months after the Restatement Date, (e) in the form of syndicated term loans or syndicated term loan facilities (including loans committed to be made under delayed draw term loan facilities, but excluding customary bridge loans and Customary Term A Loans), and (f) secured by the Collateral on a pari passu basis with the Restatement Date Term Loans in right of payment and with respect to security.

“Rating Agency” means S&P, Fitch and/or Moody’s.

“Recipient” means any Agent or any Lender, as applicable.

“Refinance, Refinanced and Refinancing” each has the meaning specified in the definition of the term “Permitted Refinancing Indebtedness”.

“Refinanced Debt” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Refinanced Indebtedness” has the meaning specified in the definition of the term “Permitted Refinancing Indebtedness”.

“Refinanced Revolving Debt” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Refinanced Term Debt” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers and GBT, the Administrative Agent and each Additional Lender that agrees to provide any portion of the Refinancing Amendment Debt being incurred pursuant thereto, in accordance with Section 2.17.

“Refinancing Amendment Debt” means any Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by (x) the Initial Borrower in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans of any Class (such Indebtedness, “Replacement Term Loans”) or existing unused Commitments for Term Loans of any Class (such Indebtedness, “Replacement Term Commitments”) or (y) any Borrower in exchange for, or to extend, renew, replace or refinance, in whole, existing Revolving Credit Loans (such Indebtedness, “Replacement Revolving Credit Loans” and, together with the Replacement Term Loans, the “Replacement Loans”) (or unused Revolving Credit Commitments (such Indebtedness, “Replacement Revolving Credit Commitments” and, together with the Replacement Term Commitments, “Replacement Commitments”)) (including any successive Refinancing Amendment Debt) (such existing Term Loans of the relevant Class, Commitments for Term Loans of the relevant Class, Revolving Credit Loans and/or Revolving Credit Commitments so exchanged, extended, renewed, replaced or refinanced, in whole or part, collectively, “Refinanced Debt” and any such Refinanced Debt that consists of Term Loans and/or Commitments for Term Loans, “Refinanced Term Debt” and any such Refinanced Debt that is a revolving credit facility, “Refinanced Revolving Debt”); provided that:

(a)            such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt outstanding at the time of such exchange, extension, renewal, replacement or refinancing except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon, plus upfront fees and original issue discount on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, extension, renewal, replacement or refinancing and (i) substantially concurrently with the incurrence of any such Replacement Term Loans, 100% of the proceeds thereof or 100% of the aggregate principal amount thereof shall be applied to repay (or shall be exchanged for, extend, renew or replace) the Refinanced Term Debt (including accrued interest, fees and premiums (if any) payable in connection therewith) and to pay such other reasonable and customary fees and expenses in connection with such exchange, extension, renewal, replacement or refinancing and (ii) substantially concurrently with the effectiveness of such Replacement Revolving Credit Commitments, all of the Revolving Credit Commitments in effect immediately prior to such effectiveness shall be terminated, and all of the Revolving Credit Loans then outstanding, together with interest thereon and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid;

(b)            such Indebtedness has a maturity the same as or later to occur than, and, in the case of Refinanced Term Debt only, a Weighted Average Life to Maturity equal to or greater than, in each case, the Refinanced Debt;

(c)            at no time shall there be more than one tranche or Class of Revolving Credit Commitments hereunder;

(d)            such Refinancing Amendment Debt may be: (i) secured by all or a portion of the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and not secured by any property or assets other than the Collateral, (ii) secured by all or a portion of the Collateral on a second-priority (or lesser) basis (but without regard to the control of remedies) with the Obligations and not secured by any property or assets other than the Collateral or (iii) unsecured;

(e)            Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Refinancing Amendment Debt is issued, incurred or obtained;

(f)             the aggregate Revolving Credit Commitments under such Refinancing Amendment Debt shall not exceed, without duplication, the Revolving Credit Commitments and existing Revolving Credit Loans being replaced;

(g)            such Refinancing Amendment Debt is incurred solely to Refinance, in whole or part, Refinanced Debt;

(h)            such Refinancing Amendment Debt is not guaranteed by any Person other than the Guarantors;

(i)             no Default or Event of Default exists or would result from such Refinancing Amendment Debt being issued, incurred or obtained;

(j)             the terms and conditions of such Refinancing Amendment Debt (except with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially similar to the terms and conditions applicable to the Refinanced Debt or (when taken as a whole) no more favorable in any material respects to the lenders providing such Refinancing Amendment Debt (except, in each case, for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Refinancing Amendment Debt); and

(k)            in the case of any Refinancing Amendment Debt in the form of Qualifying Term Loans, the MFN Provision shall apply (for the avoidance of doubt, solely for the benefit of any Restatement Date Term Loans that are not being Refinanced with such Refinancing Amendment Debt).

“Refunded Swing Line Loans” has the meaning specified in Section 2.04(b)(iv).

“Register” has the meaning specified in Section 10.07(d).

“Regulation” means the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings and Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as applicable.

“Rejection Notice” has the meaning specified in Section 2.05(b)(v).

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a similar business; provided that any assets received by GBT, the Borrowers or the Restricted Subsidiaries in exchange for assets transferred by GBT, the Borrowers or the Restricted Subsidiaries shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Release” means any release, spill, leak, discharge, abandonment, disposal, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, allowing to escape or migrate into or through or otherwise enter the Environment or any building, structure, facility or fixture (subject to human occupation) of any Hazardous Materials.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Repayment Amount” means any Term B~~-1~~-2 Loan Repayment Amount, an Extended Term Loan Repayment Amount with respect to any Extension Series and/or the amount of any installment of Incremental Term Loans scheduled to be repaid on any date (as the context requires).

“Replacement Commitments” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Replacement Lender” means, at any time, any bank, other financial institution or institutional investor or fund that, in each case, is not an existing Lender and that agrees to provide any portion of any Refinancing Amendment Debt pursuant to a Refinancing Amendment in accordance with Section 2.17.

“Replacement Loans” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Replacement Revolving Credit Commitments” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Replacement Revolving Credit Loans” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Replacement Term Commitments” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Replacement Term Loans” has the meaning specified in the definition of “Refinancing Amendment Debt”.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means (a) the Incurrence by any Loan Party of any long-term secured Indebtedness in the form of a term B loan that is broadly marketed or syndicated to banks and other institutional investors (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Term Loans of the equivalent Type, but excluding Indebtedness Incurred in connection with a Change in Control or Transformative Acquisition (or a transaction that, if consummated, would have resulted in a Change in Control or Transformative Acquisition), and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of the Term Loans, or (b) any effective reduction in the Effective Yield for the Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a Change in Control or Transformative Acquisition. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Term Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) as of such date, (b) the aggregate unused Term Commitments and any Incremental Term Loan Commitments as of such date and (c) Total Available Revolving Credit Commitments and aggregate unused Extended Revolving Credit Commitments as of such date; provided that the unused Term Commitment, any unused Incremental Term Loan Commitment and Available Revolving Credit Commitment, Extended Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held as of such date by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, lenders having more than 50.0% in the aggregate of (a) the Total Available Revolving Credit Commitments and Extended Revolving Credit Commitments or (b) after the termination of the Revolving Credit Commitments and Extended Revolving Credit Commitments, the Revolving Credit Exposure (including for these purposes in respect of Extended Revolving Credit Commitments); provided that (i) the Available Revolving Credit Commitments and Extended Revolving Credit Commitments and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders and (ii) at all times when two (2) or more unaffiliated Revolving Credit Lenders (excluding all Defaulting Lenders) are party to this Agreement, “Required Revolving Credit Lenders” shall in no event mean less than two (2) unaffiliated Revolving Credit Lenders.

“Required Term Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans outstanding as of such date and (b) the aggregate unused Term Commitments and any Incremental Term Loan Commitments as of such date; provided that the unused Term Commitment and any unused Incremental Term Loan Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, director, controller, director of finance, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Restatement Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Date” means July 26, 2024.

“Restatement Date Term Facility” has the meaning specified in the Preliminary Statements to this Agreement.

“Restatement Date Term Lender” means a Lender with an outstanding Restatement Date Term Loan.

“Restatement Date Term Loan” means a Loan made pursuant to Section 2.01(a). As of the Amendment No. 1 Effective Date, after giving effect to the funding of the Term B-1 Loans and the application of the proceeds thereof, the aggregate outstanding principal amount of Restatement Date Term Loans is $0.

“Restatement Date Term Loan Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in any Borrower, GBT or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest of any Borrower, GBT or any Subsidiary or (b) any distribution with respect to, any prepayment of or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation, termination or other satisfaction of any Specified Subordinated Debt.

“Restricted Subsidiary” means any Subsidiary of GBT (other than an Unrestricted Subsidiary).

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Revaluation Date” means (a) with respect to any Revolving Credit Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Revolving Credit Loan and (ii) (A) with respect to any SOFR Loan or EURIBOR Rate Loan, each date of a conversion into or continuation of such Revolving Credit Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (c) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iii) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine.

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Type and, in the case of EURIBOR Rate Loans and SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $360,000,000 on the Restatement Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement (including under Section 2.06).

“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office) and (b) such Revolving Credit Lender’s Pro Rata Share of the L/C Obligations and Swing Line Loans.

“Revolving Credit Facility” has the meaning specified in the Preliminary Statements to this Agreement.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2, evidencing the aggregate Indebtedness of the Borrowers to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, SONIA.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple RFR.

“RFR Rate Day” has the meaning specified in the definition of “Adjusted Daily Simple RFR”.

“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which GBT or any of its Restricted Subsidiaries (a) sells, transfers or otherwise Disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or Disposed.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the Restatement Date, Cuba, Iran, North Korea and Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions of Ukraine, and the Crimea, Kherson and Zaporizhzhia Regions of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or the Sanctions authority of any other jurisdiction in which any Borrower or any of its Subsidiaries is located or conducts business, (b) any Person located in, organized in or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom or (c) any other applicable sanctions authority in any jurisdiction (a) in which any Borrower or any of its Subsidiaries is located or conducts business, (b) in which any of the proceeds of the extensions of credit under this Agreement will be used, or (c) from which repayment of the extensions of credit under this Agreement will be derived.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Section 6.01 Financials” means the financial statements delivered, or required to be delivered, pursuant to Section 6.01(a) or 6.01(b) together with the Compliance Certificate; provided that, prior to the first date the Section 6.01 Financials have been delivered, any reference in Article VII to Section 6.01 Financials shall be a reference to the Unaudited Financial Statements delivered pursuant to Section 4.01 for the fiscal quarter ended March 31, 2024, unless the context otherwise requires.

“Secured Cash Management Agreement” means any agreement relating to Cash Management Services that is entered into by and between GBT or any Restricted Subsidiary and a Cash Management Bank which is specified in writing by the Initial Borrower to the Administrative Agent as constituting a “Secured Cash Management Agreement” hereunder.

“Secured Hedge Agreement” means any agreement in respect of any Swap Contract agreement specified by the Initial Borrower and permitted under Section 7.03(h) that (a) is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank and (b) is specified in writing by the Initial Borrower to the Administrative Agent as constituting a “Secured Hedge Agreement” hereunder.

“Secured Net Leverage Ratio” means, with respect to any date of determination, the ratio of (a) Consolidated Total Debt (including the Loans hereunder) that is secured by a Lien on all or any portion of the Collateral as of the last day of the Test Period most recently ended prior to the date of determination to (b) Consolidated EBITDA for such Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, each L/C Issuer, and each Lender, in each case with respect to the Facilities, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to a Secured Cash Management Agreement and each sub-agent pursuant to Section 9.01(c) appointed by the Administrative Agent with respect to matters relating to the Facilities or the Collateral Agent with respect to matters relating to any Collateral Document.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Trust Deed” means the Original Security Trust Deed as amended and restated pursuant to the Security Trust Deed Amendment and Restatement Agreement, and as may be further amended, supplemented, restated or otherwise modified from time to time.

“Security Trust Deed Amendment and Restatement Agreement” means the amendment and restatement agreement dated 26 July 2024 which amends and restates the Original Security Trust Deed, and entered into between, among others, the Collateral Agent, the Administrative Agent and Global Business Travel Holdings Limited as the company.

“Shareholders Agreement” means that certain Amended and Restated Shareholders Agreement, dated as of January 11, 2024 (as supplemented by that certain Letter Agreement, dated as of January 11, 2024), by and among GBT, GBT JerseyCo and the shareholders party thereto from time to time.

“Similar Business” means (a) any businesses, services or activities engaged in by GBT or any of its Restricted Subsidiaries on the Restatement Date and (b) any businesses, services and activities engaged in by the GBT or any of its Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c)(ii) of the definition of “Base Rate”.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning specified in Section 2.05(d)(D).

“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(D).

“Solicited Discounted Prepayment Notice” means a written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.05(d)(D) substantially in the form of Exhibit Q (or such other form as shall be reasonably acceptable to GBT and the Administrative Agent).

“Solicited Discounted Prepayment Offer” means the written offer by each Term Lender, substantially in the form of Exhibit R (or such other form as shall be reasonably acceptable to GBT and the Administrative Agent), submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(d)(D).

“Solvent” means, with respect to any Person, at any date, that (a) the sum of such Person’s liabilities (including contingent liabilities) do not exceed the Present Fair Saleable Value of such Person’s present assets, (b) the fair value of the property of such Person is greater than the total amount of such Person’s liabilities (including contingent liabilities), (c) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date and (d) such Person has not incurred and does not intend to incur, or believe that it will incur, debts (including current obligations) beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.0326% (3.26 basis points) per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Discount” has the meaning assigned to such term in Section 2.05(d)(B).

“Specified Discount Prepayment Amount” has the meaning specified in Section 2.05(d)(B).

“Specified Discount Prepayment Notice” means a written notice of the Initial Borrower of a Discounted Term Loan Prepayment made pursuant to Section 2.05(d)(B) substantially in the form of Exhibit L (or such other form as shall be reasonably acceptable to GBT and the Administrative Agent).

“Specified Discount Prepayment Response” means the written response by each Term Lender, substantially in the form of Exhibit M (or such other form as shall be reasonably acceptable to GBT and the Administrative Agent), to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning specified in Section 2.05(d)(B).

“Specified Discount Proration” has the meaning specified in Section 2.05(d)(B).

“Specified Event of Default” means any Event of Default under Section 8.01(a), Section 8.01(f) or Section 8.01(k).

“Specified Existing Revolving Credit Commitment” means any Existing Revolving Credit Commitments belonging to a Specified Existing Revolving Credit Commitment Class.

“Specified Existing Revolving Credit Commitment Class” has the meaning specified in Section 2.15(a)(ii).

“Specified Shares” means the C Ordinary Shares of GBT JerseyCo as of the Restatement Date.

“Specified Subordinated Debt” means Indebtedness incurred pursuant to Section 7.03(e)(ii).

“Specified Transaction” means, with respect to any period (including any period prior to the Restatement Date), any Investment, Disposition, Incurrence of Indebtedness, Refinancing, prepayment or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan, provision of Incremental Revolving Credit Commitment Increases, creation of Extended Term Loans or Extended Revolving Credit Commitments, restructuring, other strategic initiative (including cost saving initiative) or other action of GBT or any of its Restricted Subsidiaries after the Restatement Date or other event that by the terms of the Loan Documents requires “pro forma compliance” with a test, ratio or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” or after giving “pro forma effect” thereto, other than, for the avoidance of doubt, any such action or other event that constitutes a “Transaction” as set forth in the definition thereof; provided that, for purposes of this “Specified Transaction” definition, (i) any increase in the Revolving Credit Commitment and (ii) any other Indebtedness permitted to be incurred pursuant to the terms of this Agreement in the form of delayed draw term loan commitments, shall, in each case, be deemed to be fully drawn.

“Spot Rate” means, on any day with respect to any currency, the rate determined by the Administrative Agent or the applicable L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have, as of the date of determination, a spot buying rate for any such currency; provided, further, that the applicable L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and the sign “£” each mean the lawful money of the United Kingdom.

“Sterling RFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple RFR”.

“Submitted Amount” has the meaning specified in Section 2.05(d)(C).

“Submitted Discount” has the meaning specified in Section 2.05(d)(C).

“Subordinated Debt” means Indebtedness for borrowed money incurred by a Loan Party that is subordinated in right of payment to the prior payment of the Obligations of such Loan Party under the Loan Documents.

“Subordinated Intercompany Note” means the Amended and Restated Intercompany Subordinated Note, dated as of the Restatement Date, substantially in the form of Exhibit P executed by each Loan Party and each other Restricted Subsidiary of GBT party thereto.

“Subsidiary” or “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, or (c) in relation to a Person incorporated (or established) under Dutch law, a “dochtermaatschappij” within the meaning of section 2:24a of the DCC (regardless of whether the shares or voting rights on the shares in such company are held directly or indirectly through another “dochtermaatschappij”). As used herein, unless the context expressly provides otherwise, references to a Subsidiary shall mean a Subsidiary of GBT.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of GBT that are Guarantors.

“Successor Borrower” has the meaning specified in Section 7.04(a).

“Supplemental English Law Security Agreement” means the supplemental English law security agreement dated 26 July 2024 and entered in by the entities named therein as original chargors and the other chargors party thereto from time to time in favour of the Collateral Agent, as may be amended, supplemented, restated or otherwise modified from time to time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Commitment” means the obligations of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Sublimit.

“Swing Line Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the immediately following Business Day).

“Swing Line Lender” means MSSF, in its capacity as the lender of Swing Line Loans or any successor swing line lender hereunder.

“Swing Line Loan” means a Loan made by the Swing Line Lender to a Borrower pursuant to Section 2.04(a).

“Swing Line Note” means a promissory note in form and substance reasonably acceptable to the Administrative Agent, the Borrowers and the Swing Line Lender.

“Swing Line Sublimit” means $50,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“TARGET2” means the Trans European Automated Real time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B-1 Facility” means the Term B-1 Loans in an initial aggregate principal amount equal to $1,400,000,000.

“Term B-1 Lender” means, at any time, any Lender with an outstanding Term B-1 Loan Commitment (including the Additional Term B-1 Commitment) or an outstanding Term B-1 Loan at such time.

“Term B-1 Loan Commitment” means (a) with respect to a Term Lender, the agreement of such Term Lender to exchange the entire principal amount of its Restatement Date Term Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date and (b) the Additional Term B-1 Commitment.

“Term B-1 Loan” means the Additional Term B-1 Loan made pursuant to the second sentence of Section 2.01(c) and each Restatement Date Term Loan that is exchanged for a Term B-1 Loan pursuant to the first sentence of Section 2.01(c) hereof. As of the Amendment No. 1 Effective Date, the aggregate principal amount of Term B-1 Loans is $1,400,000,000. As of the Amendment No. 2 Effective Date, after giving effect to the funding of the Term B-2 Loans and the application of the proceeds thereof, the aggregate outstanding principal amount of Term B-1 Loans is $0.

“Term B-1 Loan Maturity Date” means the seventh anniversary of the Restatement Date.

“Term B-1 Repricing” has the meaning provided in Amendment No. 2.

“Term B-2 Facility” means the Term B-2 Loans in an initial aggregate principal amount equal to (x) immediately prior to giving effect to the funding of the Incremental Term B-2 Loans, $1,386,000,000 and (y) immediately after giving effect to the funding of the Incremental Term B-2 Loans, $1,486,000,000.

“Term B-2 Lender” means, at any time, any Lender with an outstanding Term B-2 Loan Commitment (including the Additional Term B-2 Commitment and the Incremental Term B-2 Commitment) or an outstanding Term B-2 Loan at such time.

“Term B-2 Loan Commitment” means (a) with respect to a Term Lender, the agreement of such Term Lender to exchange the entire principal amount of its Term B-1 Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Term B-2 Loans on the Amendment No. 2 Effective Date, (b) the Additional Term B-2 Commitment and (c) the Incremental Term B-2 Commitment.

“Term B-2 Loan” means (a) the Additional Term B-2 Loan made pursuant to the second sentence of Section 2.01(d), (b) each Term B-1 Loan that is exchanged for a Term B-2 Loan pursuant to the first sentence of Section 2.01(d) hereof and (c) the Incremental Term B-2 Loan made pursuant to the first sentence of Section 2.01(e). As of the Amendment No. 2 Effective Date, the aggregate principal amount of Term B-2 Loans is (x) immediately prior to giving effect to the funding of the Incremental Term B-2 Loans, $1,386,000,000 and (y) immediately after giving effect to the funding of the Incremental Term B-2 Loans, $1,486,000,000.

“Term B-2 Loan Maturity Date” means the seventh anniversary of the Restatement Date.

“Term B~~-1~~-2 Loan Repayment Amount” has the meaning specified in Section 2.07(a)(i).

“Term Borrowing” means a Borrowing in respect of any Class of Term Loans.

“Term Commitment” means, (a) prior to the Amendment No. 1 Effective Date, as to each Term Lender, its obligation to make a Term Loan to the Initial Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable ~~and~~, (b) on or after the Amendment No. 1 Effective Date but prior to the Amendment No. 2 Effective Date, the Term B-1 Loan Commitment, in each case as such amount may be adjusted from time to time in accordance with this Agreement and (c) on or after the Amendment No. 2 Effective Date, the Term B-2 Loan Commitment, in each case as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Commitments is $1,400,000,000 as of the Restatement Date. The aggregate amount of the Term Commitments as of the Amendment No. 1 Effective Date is $1,400,000,000. The aggregate amount of the Term Commitments as of the Amendment No. 2 Effective Date is (x) immediately prior to giving effect to the Incremental Term B-2 Commitment, $1,386,000,000 and (y) immediately after giving effect to the Incremental Term B-2 Commitment, $1,486,000,000.

“Term Facility” means any of the Restatement Date Term Facility, the Term B-1 Facility, the Term B-2 Facility any Incremental Term Loan Facility or any Extended Term Loan Facility, as applicable.

“Term Lender” means, at any time, any lender that has a Term Commitment, an Incremental Term Loan Commitment, a Restatement Date Term Loan, a Term B-1 Loan, a Term B-2 Loan, an Incremental Term Loan or an Extended Term Loan at such time.

“Term Loan” means (a) prior to the Amendment No 1 Effective Date, a Restatement Date Term Loan, an Incremental Term Loan or any Extended Term Loan, as applicable, (b) on or after the Amendment No. 1 Effective Date but prior to the Amendment No. 2 Effective Date, a Term B-1 Loan, an Incremental Term Loan or any Extended Term Loan, as applicable and (c) on or after the Amendment No. 2 Effective Date, a Term B-2 Loan, an Incremental Term Loan or any Extended Term Loan, as applicable.

“Term Loan Extension Request” has the meaning provided in Section 2.15(a)(i).

“Term Note” means a promissory note of the Initial Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1, evidencing the aggregate Indebtedness of the Initial Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Term SOFR” means,

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of GBT ending on or prior to such date for which Section 6.01 Financials have been delivered; provided that prior to the first date the Section 6.01 Financials have been delivered, the Test Period in effect shall be the period of four consecutive fiscal quarters of GBT ended March 31, 2024. A Test Period may be designated by reference to the last day thereof (i.e., the March 31, 2024 Test Period refers to the period of four consecutive fiscal quarters of GBT ended March 31, 2024), and a Test Period shall be deemed to end on the last day thereof.

“Total Available Amount” means, at any time, an amount equal to, without duplication, the sum of the Available Amount plus the Available Equity Amount.

“Total Available Revolving Credit Commitments” means, at any time, the aggregate of the Available Revolving Credit Commitments of all Lenders at such time.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to the date of determination to (b) Consolidated EBITDA for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction Costs” means all fees, costs and expenses incurred or payable by GBT or any of its Subsidiaries in connection with the Transactions.

“Transactions” means (i) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (ii) the repayment of existing Indebtedness under the Existing Credit Agreement and (iii) the payment of the Transaction Costs.

“Transformative Acquisition” means any acquisition by GBT or any Restricted Subsidiary that either (a) is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide GBT or any Restricted Subsidiary with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Initial Borrower acting in good faith.

“Travel MAC” means the occurrence of any event that (i) is not reasonably foreseeable or otherwise caused by or under the control of GBT or any of its Restricted Subsidiaries, including, but not limited to, acts of God, fires, floods, volcanic eruptions, explosions, riots, wars, hurricanes, terrorism, or any other event that results in the issuance of any public declarations or emergency travel advisories by the ICAO or the WHO, and (ii) has a material and disproportionate adverse effect on the travel or tourism industry.

“Travel MAC Period” means the two-month period following the commencement of a Travel MAC. For purposes herein, a Travel MAC shall commence upon the occurrence thereof or, if applicable, the issuance of any public declaration or emergency travel advisories by the ICAO or WHO that either recommend travel bans or declare travel unsafe with respect to G20 countries in which GBT or any of its Restricted Subsidiaries operate.

“Type” means (a) as to any Term Loan, its nature as a Base Rate Loan or SOFR Loan, as applicable, (b) as to any Revolving Credit Loan, its nature as a Base Rate Loan, EURIBOR Rate Loan, RFR Loan or SOFR Loan, as applicable, or (c) as to any Extended Revolving Credit Loan, its nature as a Base Rate Loan, EURIBOR Rate Loan, RFR Loan or SOFR Loan, as applicable.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Insolvency Event” means:

(a)            a UK Relevant Entity is unable, admits inability or is deemed unable to pay its debts as they fall due (other than (i) debts owed to GBT or a Subsidiary, (ii) solely by reason of balance sheet liabilities exceeding balance sheet assets or (iii) under section 123(1)(a) of the Insolvency Act 1986 of the United Kingdom where demand is made for an amount of less than £1,000,000 and such demand is settled and/or discharged within 21 days of being made), suspends making payments on any of its material debts, fails generally to pay its debts as they become due, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more class of creditors (other than pursuant to the Loan Documents) with a view to rescheduling any of its Material Indebtedness;

(b)            any corporate action, legal proceedings or other formal legal procedure or step is taken in relation to:

(i)             the suspension of payments of its debts generally, a moratorium of any indebtedness, winding-up, liquidation, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Relevant Entity;

(ii)            (by reason of actual or anticipated financial difficulties) a composition, compromise, assignment or arrangement with any class of creditors of any UK Relevant Entity (excluding any Secured Party in its capacity as such with respect to any Obligations);

(iii)           the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of any UK Relevant Entity, or all or substantially all of its assets; or

(iv)           enforcement of any Lien over any material asset of any UK Relevant Entity,

or any analogous procedure or step is taken in any jurisdiction, save that this clause (b) shall not apply to (i) any involuntary proceeding or procedure that is discharged, permanently stayed or dismissed within 21 days of commencement, or (ii) any solvent liquidation or reorganization of any Subsidiary incorporated under the laws of England and Wales which is not a Loan Party so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to GBT or other Subsidiaries; provided that, in the case of any such Subsidiary being liquidated or reorganized (x) that is a Wholly Owned Subsidiary, such distribution is to one or more Loan Parties or Wholly Owned Subsidiaries or (y) the Equity Interests of which were directly owned by one or more Loan Parties, such distribution is to one or more Loan Parties;

(c)            any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a UK Relevant Entity, except where such action has not had, and would not reasonably be expected to have, a Material Adverse Effect;

(d)            any UK Relevant Entity institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditor’s rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; and

(e)            any UK Relevant Entity takes any action in furtherance of, or confirming its consent to, approval of, or acquiescence in, or supporting or facilitating any of the foregoing acts described in (a) to (d) above.

“UK Loan Party” means any Loan Party that is:

(a)            incorporated under the laws of England and Wales;

(b)            resident for tax purposes in the UK; or

(c)            not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of an applicable interest in a Loan or Commitment in computing its chargeable profits (within the meaning of section 19 of the United Kingdom Corporation Tax Act 2009).

“UK Relevant Entity” means any UK Loan Party or any other Loan Party or Material Subsidiary capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986 of the United Kingdom.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet and statements of operations and comprehensive income, stockholders equity and cash flows of GBT for each fiscal quarter ended after the most recent fiscal year covered by the Audited Financial Statements and at least forty-five (45) days before the Restatement Date.

“Undisclosed Administration” means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator with respect to a Lender or its parent under the Dutch Financial Supervision Act (Wet op het financieel toezicht) (as amended from time to time and including any successor legislation).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of GBT listed on Schedule 1.01C, (ii) any Subsidiary of GBT designated by the Board of Directors of GBT as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the Restatement Date (and not thereafter redesignated) and (iii) any Subsidiary an “Unrestricted Subsidiary.” Notwithstanding anything to the contrary set forth herein, in no event shall any Borrower be an Unrestricted Subsidiary.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Loan Party” means each Loan Party organized under the laws of a jurisdiction located in the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning specified in Section 10.24.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(f)(ii)(B)(3).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“WHO” means the World Health Organization.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned directly or indirectly by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.          Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)            The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c)            Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(d)            The term “including” is by way of example and not limitation.

(e)            The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)             In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(g)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03.          Accounting Terms.

(a)            All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)            If at any time any change in GAAP or other Accounting Change would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Initial Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Initial Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Required Lenders); provided that until so amended: (i) such ratio or requirement shall continue to be computed in accordance with GAAP and applicable accounting principles immediately prior to such Accounting Change with respect to which such an amendment has been so requested and (ii) GBT and the Initial Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement, or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change.

(c)            In the event that any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants (or a component definition thereof), standards or terms in this Agreement, then upon the written request of the Initial Borrower or the Administrative Agent, the Initial Borrower, the Administrative Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Initial Borrower’s and Group’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided that such Accounting Change shall be disregarded for purposes of this Agreement until the effective date of such amendment.

(d)            “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, as applicable, the International Accounting Standards Board, in each case, occurring after the Restatement Date, including any change to GAAP or, as applicable, IFRS.

(e)            Where reference is made to “GBT and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Unrestricted Subsidiaries.

(f)            Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825 – Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of GBT or any subsidiary at “fair value,” as defined therein.

Section 1.04.          Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05.          References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06.          Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07.          Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08.          Currency Equivalents Generally.

(a)            For purposes of any determination under Article VI, Article VII (other than Section 7.09) or Article VIII or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into the Dollar Equivalent provided, however, that (x) for purposes of determining compliance with Article VII with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 7.08 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is Incurred or Disposition, Restricted Payment or payment under Section 7.08 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness, if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency Spot Rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably Incurred, in connection with such Refinancing and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Articles, including with respect to determining whether any Indebtedness or Investment may be Incurred or Disposition, Restricted Payment or payment under Section 7.08 may be made at any time under such Sections. For purposes of Section 7.09, amounts in currencies other than Dollars shall be translated into the Dollar Equivalents used in preparing the most recently delivered Section 6.01 Financials on or prior to such date.

(b)            The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letters of Credit or Revolving Credit Loans, as the case may be, denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable. The Administrative Agent may, but shall not be obligated to, rely on any determination of the Dollar Equivalent of any amount made by any Loan Party in any document delivered to the Administrative Agent.

(c)            Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Initial Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.09.          Pro Forma and Other Calculations.

(a)            Notwithstanding anything to the contrary herein, financial ratios and tests (including measurements of the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio) shall be calculated in the manner prescribed by this Section 1.09; provided that, notwithstanding anything to the contrary in clauses (b), (c), (d) or (e) of this Section 1.09, for the purposes of the proviso set forth in Section 2.05(b)(i), the First Lien Net Leverage Ratio shall be calculated giving pro forma effect to any payments of Indebtedness pursuant to Section 2.05(b)(i)(B) to the extent such payments were made after year end but prior to the time such prepayment is required by Section 2.05(b). In addition, whenever a financial ratio or test is to be calculated on a pro forma basis or requires pro forma compliance, the reference to “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which Section 6.01 Financials have been delivered (or, prior to the first date the Section 6.01 Financials have been delivered, the Test Period ended March 31, 2024).

(b)            For purposes of calculating any financial ratio or test (including Consolidated Total Assets or Consolidated EBITDA), Specified Transactions (with any Incurrence or Refinancing of any Indebtedness in connection therewith to be subject to clause (d) of this Section 1.09) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, on the last day of the applicable Test Period). If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into GBT or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.09, then such financial ratio or test (including Consolidated Total Assets and Consolidated EBITDA) shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.

(c)            [reserved]

(d)            In the event that GBT or any Restricted Subsidiary Incurs (including by assumption or guarantee) or Refinances (including by redemption, repurchase, repayment, retirement or extinguishment) any Indebtedness (other than Indebtedness Incurred or Refinanced under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced), in each case included in the calculations of any financial ratio or test, (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such Incurrence or Refinancing of Indebtedness, in each case to the extent required, as if the same had occurred on the last day of the applicable Test Period (except in the case of the Total Net Leverage Ratio (or similar ratio), in which case such Incurrence or Refinancing of Indebtedness will be given effect, as if the same had occurred on the first day of the applicable Test Period); provided that, with respect to any Incurrence of Indebtedness pursuant to the provisions of either Section 2.14 or Section 7.03(u), the pro forma calculation of the First Lien Net Leverage Ratio, Secured Net Leverage Ratio and the Total Net Leverage Ratio, as applicable, shall be subject to Section 1.09(g).

(e)            Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Initial Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as GBT or applicable Restricted Subsidiary may designate. For purposes of making the computations referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

(f)             Solely for the purpose of (i) measuring the relevant ratios and baskets (including, for the avoidance of doubt, any basket measured as a percentage of Consolidated EBITDA or Consolidated Total Assets and, for the avoidance of doubt including with respect to the incurrence of any Indebtedness (including any Loans made pursuant to Incremental Facilities), Liens or the making of any Permitted Acquisitions or other Investments, or fundamental changes, in each case, in connection with a Limited Condition Transaction) or (ii) determining compliance with the representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with a Limited Condition Transaction, if the Initial Borrower makes a LCA Election, the relevant date of determination in determining whether any such Permitted Acquisition (or similar Investment) is permitted shall be deemed to be the LCA Test Date, and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred as of the relevant date of determination, ending prior to the LCA Test Date on a pro forma basis, the Initial Borrower (or other applicable Loan Party or Restricted Subsidiary) could have taken such action on the relevant LCA Test Date in compliance with any such ratio or basket, such ratio or basket shall be deemed to have been complied with. If the Initial Borrower has made a LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated and tested on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated.

(g)            Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with Section 7.09 hereof (but not actual compliance therewith), any Interest Coverage Ratio test, any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test and/or any Total Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the same section of any Loan Document that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that, for purposes of this Agreement, the Fixed Amounts under such section and any substantially concurrent borrowings under the Revolving Credit Facility (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

Section 1.10.          Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with loans incurred hereunder or under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.11.          Dutch Terms. In this Agreement, where it relates to a Person incorporated (or established) under Dutch law, a reference to:

(a)            all necessary corporate or other organizational action where applicable, includes without limitation:

(i)             any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden) (the “Dutch Works Councils Act”) or the European Works Councils Act (Wet op de Europese Ondernemingsraden); and

(ii)            obtaining an unconditional positive advice (advies) from the component works council(s) if a positive advice is required pursuant to the Dutch Works Councils Act;

(b)            gross negligence means grove schuld;

(c)            a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of the title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

(d)            bankruptcy, insolvency, reorganization, liquidation or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard), dissolved (ontbonden) or subjected to emergency regulations (noodregeling) on the basis of the Dutch Financial Supervision Act (Wet op het financieel toezicht) or any proceedings under the Act on the Confirmation of Out-of-Court Restructuring Plans (Wet Homologatie Onderhands Akkoord);

(e)            a suspension of payments or a moratorium includes (voorlopige) surseance van betaling;

(f)             institutes or consents to the institution of any proceeding under any Debtor Relief Law includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990) or Section 60 paragraphs 2 and/or 3 of the Dutch Social Insurance Financing Act (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990);

(g)            [reserved];

(h)            an administrator includes a bewindvoerder and a stille bewindvoerder;

(i)             an attachment includes a beslag;

(j)             a liquidator or a trustee in bankruptcy includes a vereffenaar or a curator and a beoogd curator;

(k)            a merger includes a juridische fusie;

(l)             a distribution or dividend includes any distribution of profits (winstuitkering) or the distribution of reserves (uitkering uit reserves);

(m)           financial assistance means any action or contemplated action prohibited by a naamloze vennootschap, section 2:98(c) of the DCC; and

(n)            Responsible Officer of a Dutch entity includes any authorized signatory of a Dutch entity.

Section 1.12.          Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division with respect to a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.13.          Benchmark Replacement, Etc. The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Conforming Changes, (ii) the administration, submission or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01.          The Loans.

(a)            The Restatement Date Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Initial Borrower a single loan denominated in Dollars in a principal amount equal to such Term Lender’s Term Commitment on the Restatement Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Restatement Date Term Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

(b)            The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars or any Alternative Currency to any Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day on or after the Restatement Date until the Maturity Date with respect to the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any such Revolving Credit Borrowing, (i) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender in an Alternative Currency plus such Lender’s Pro Rata Share of Outstanding Amount of all L/C Obligations in an Alternative Currency shall not exceed such Lender’s Pro Rata Share of the Alternative Currency Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be (i) with respect to Revolving Credit Loans denominated in Dollars, Base Rate Loans or SOFR Loans, (ii) with respect to Revolving Credit Loans denominated in Euros, EURIBOR Rate Loans, or (iii) with respect to Revolving Credit Loans denominated in Sterling, RFR Loans, in each case, as further provided herein. Revolving Credit Loans denominated in an Alternative Currency other than Euros and Sterling shall bear interest at a rate as set forth in Section 2.08(a)(i)(z).

(c)            Term B-1 Borrowings. Subject to the terms and conditions set forth herein and in Amendment No. 1, each Cashless Settlement Amendment No. 1 Term Lender severally agrees to exchange its Restatement Date Term Loans for a like principal amount of Term B-1 Loans on the Amendment No. 1 Effective Date (and upon such exchange, such Term Loans shall cease to be outstanding as Restatement Date Term Loans hereunder). Subject to the terms and conditions set forth herein and in Amendment No. 1, the Additional Term B-1 Lender agrees to make an Additional Term B-1 Loan (which shall be considered part of the Term B-1 Loans) to the Initial Borrower on the Amendment No. 1 Effective Date in the principal amount equal to its Additional Term B-1 Commitment on the Amendment No. 1 Effective Date. The Initial Borrower shall prepay the Non-Exchanged Amendment No. 1 Term Loans with a like amount of the gross proceeds of the Additional Term B-1 Loans, concurrently with the receipt thereof. The Initial Borrower shall pay to the Restatement Date Term Lenders immediately prior to the effectiveness of Amendment No. 1 all accrued and unpaid interest on the Restatement Date Term Loans to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date. The Term B-1 Loans shall have the terms set forth in this Agreement and the other Loan Documents, including as modified by Amendment No. 1; it being understood that the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. Term B-1 Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

(d)            Term B-2 Borrowings. Subject to the terms and conditions set forth herein and in Amendment No. 2, each Cashless Settlement Amendment No. 2 Term Lender severally agrees to exchange its Term B-1 Loans for a like principal amount of Term B-2 Loans on the Amendment No. 2 Effective Date (and upon such exchange, such Term Loans shall cease to be outstanding as Term B-1 Loans hereunder). Subject to the terms and conditions set forth herein and in Amendment No. 2, the Additional Term B-2 Lender agrees to make an Additional Term B-2 Loan (which shall be considered part of the Term B-2 Loans) to the Initial Borrower on the Amendment No. 2 Effective Date in the principal amount equal to its Additional Term B-2 Commitment on the Amendment No. 2 Effective Date. The Initial Borrower shall prepay the Non-Exchanged Amendment No. 2 Term Loans with a like amount of the gross proceeds of the Additional Term B-2 Loans, concurrently with the receipt thereof. The Initial Borrower shall pay to the Term B-1 Lenders immediately prior to the effectiveness of Amendment No. 2 all accrued and unpaid interest on the Term B-1 Loans to, but not including, the Amendment No. 2 Effective Date on such Amendment No. 2 Effective Date. The Term B-2 Loans shall have the terms set forth in this Agreement and the other Loan Documents, including as modified by Amendment No. 2; it being understood that the Term B-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents. Amounts borrowed under this Section 2.01(d) and repaid or prepaid may not be reborrowed. Term B-2 Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

(e)            Incremental Term B-2 Borrowings. Subject to the terms and conditions set forth herein and in Amendment No. 2, immediately after giving effect to the Term B-1 Repricing, the Incremental Term B-2 Lender agrees to make an Incremental Term B-2 Loan (which shall be considered fungible with and part of the same Class of term loans as the Term B-2 Loans) to the Initial Borrower on the Amendment No. 2 Effective Date in the principal amount equal to its Incremental Term B-2 Commitment on the Amendment No. 2 Effective Date. The Incremental Term B-2 Loans shall have the terms set forth in this Agreement and the other Loan Documents, including as modified by Amendment No. 2; it being understood that the Incremental Term B-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Loan Documents. Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed. Incremental Term B-2 Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

Section 2.02.          Borrowings, Conversions and Continuations of Loans.

(a)            Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of EURIBOR Rate Loans or SOFR Loans shall be made upon the applicable Borrower’s notice (which shall be revocable for a Term Borrowing so long as the Initial Borrower agrees to comply with the applicable provisions of Sections 2.19(h) and/or 3.05, as applicable, upon any such revocation) to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 1:00 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of EURIBOR Rate Loans or SOFR Loans or any conversion of Base Rate Loans to SOFR Loans, (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans or any conversion of SOFR Loans to Base Rate Loans, as applicable, and (iii) five (5) Business Days prior to the requested date of any Borrowing of RFR Loans; provided that each Revolving Credit Borrowing denominated in an Alternative Currency other than Euro or Sterling shall be made on notice given by the applicable Borrower to the Administrative Agent not later than 1:00 p.m. (New York time) five Business Days prior to the date of the proposed Borrowing; provided, further, that, notwithstanding the foregoing, notice must only be given by 1:00 p.m. on the date of Borrowing in the case of any Borrowing on the Restatement Date, the Amendment No. 1 Effective Date (in the case of any Term B-1 Loans to be borrowed on the Amendment No. 1 Effective Date), the Amendment No. 2 Effective Date (in the case of any Term B-2 Loans (including Incremental Term B-2 Loans) to be borrowed on the Amendment No. 2 Effective Date) or any Incremental Facility Closing Date. Each telephonic notice by the applicable Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and Revolving Credit Borrowings in any Alternative Currency shall be in minimal and integral multiples as reasonably determined by the Administrative Agent and the Initial Borrower. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of EURIBOR Rate Loans or SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount and currency of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the relevant Class of Loans. If the applicable Borrower fails to specify the Currency of a Borrowing in a Committed Loan Notice, then the applicable Loans shall be made in Dollars. With respect to Loans other than Revolving Credit Loans, if the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice, then the applicable Loans shall be made as SOFR Loans with an Interest Period of one (1) month. Solely with respect to the Revolving Credit Loans, if the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice, then the applicable Loans shall be made as (x) in the case of Loans denominated in Dollars, SOFR Loans with an Interest Period of one (1) month, (y) in the case of Loans denominated in Euros, EURIBOR Rate Loans with an Interest Period of one (1) month and (z) in the case of Loans denominated in Sterling, RFR Loans. If the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as the same Type of Loan, and if applicable, with the same Interest Period, as such Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of (as applicable) EURIBOR Rate Loans, RFR Loans or SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrowers and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a SOFR Loan.

(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of such Loans as described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice; provided that on the Restatement Date (or, with respect to any Incremental Facilities, on the relevant Incremental Facilities Funding Date), such funds may be made available at such earlier time as may be agreed among the relevant Lenders, the applicable Borrower and the Administrative Agent for the purpose of consummating the Transactions (or any transactions to occur in connection with such Incremental Facility Funding Date or a Refinancing Amendment). Upon satisfaction of the applicable conditions set forth in Section 4.02, to the extent applicable (or, if such Borrowing is the initial Credit Extension, Section 4.01 and Section 4.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by such Borrower; provided, further, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the applicable Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, and second, to such Borrower as provided above.

(c)            Except as otherwise provided herein, (i) a EURIBOR Rate Loan or SOFR Loan, as the case may be, may be continued or converted only on the last day of an Interest Period for such EURIBOR Rate Loan or SOFR Loan, as applicable, and (ii) an RFR Loan may be converted only on the Interest Payment Date therefor, in each case, unless the applicable Borrower pays the amount due, if any, under Sections 2.19(h) and/or 3.05, as applicable, in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued (as applicable) as EURIBOR Rate Loans, RFR Loans or SOFR Loans; provided that in any event no Loans may be converted to or continued (as applicable) as EURIBOR Rate Loans, RFR Loans or SOFR Loans during the continuance of a Specified Event of Default.

(d)            The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for EURIBOR Rate Loans or SOFR Loans upon determination of such rate. The determination of the Adjusted EURIBOR Rate, Adjusted Daily Simple RFR and Adjusted Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)            Anything in subsections (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect for Term Borrowings and Revolving Credit Borrowings (which number of Interest Periods may be increased by agreement between the Initial Borrower and the Administrative Agent in connection with any Incremental Term Loan Facility or Extended Term Loan Facility).

Section 2.03.          Letters of Credit.

(a)            The Letter of Credit Commitments.

(i)             Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Restatement Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Alternative Currencies for the account of any Borrower (provided that any Letter of Credit may be for the benefit of any other Loan Party or Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit, and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if after giving effect to such L/C Credit Extension, (w) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, (x) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender in an Alternative Currency plus such Lender’s Pro Rata Share of Outstanding Amount of all L/C Obligations in an Alternative Currency would exceed such Lender’s Pro Rata Share of the Alternative Currency Sublimit and (z) (A) the aggregate undrawn amount of all outstanding Letters of Credit issued by any L/C Issuer at such time plus (B) the aggregate amount of all L/C Advances made by such L/C Issuer that have not yet been reimbursed by or on behalf of the applicable Borower(s) at such time would exceed its Letter of Credit Commitment. The Initial Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any L/C Issuer with the consent of such L/C Issuer; provided that the Initial Borrower shall not reduce the Letter of Credit Commitment of any L/C Issuer if, after giving effect of such reduction, the conditions set forth in clauses (v) through (z) above shall not be satisfied. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)            An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Restatement Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Restatement Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B)           subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders and such L/C Issuer have approved such expiry date;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless such Letter of Credit will be Cash Collateralized or backstopped on terms reasonably satisfactory to such L/C Issuer;

(D)           the issuance of such Letter of Credit would violate any material Laws, regulations or internal policies binding upon such L/C Issuer;

(E)            with respect to any Letters of Credit requested to be denominated in any Alternative Currency, the L/C Issuer receives written notice from the Administrative Agent after 11:00 a.m. (New York time) on the date of the proposed issuance of such Letter of Credit that, immediately after giving effect to the issuance of such Letter of Credit, all L/C Obligations at such time in respect of each Letter of Credit denominated in Alternative Currencies would exceed $10,000,000;

(F)           such Letter of Credit is requested to be denominated in any currency other than Dollars or an Alternative Currency; or

(G)           in the case of MSBNA and UBS AG, Stamford Branch or any of their respective Subsidiaries or Affiliates, such requested Letter of Credit is not a standby letter of credit.

(iii)           An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto Renewal Letters of Credit.

(i)             Each Letter of Credit shall be issued or amended, as the case may be, upon the delivery by the applicable Borrower of a Letter of Credit Application to an L/C Issuer (with a copy to the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii)            Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)            If a Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, no Borrower shall be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Initial Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements; Funding of Participations.

(i)             Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall promptly notify the applicable Borrower and the Administrative Agent in writing thereof. On the Business Day immediately following the Business Day on which such Borrower shall have received such notice of any payment by an L/C Issuer under a Letter of Credit (or, if such Borrower shall have received such notice later than 1:00 p.m. on any Business Day, on the second succeeding Business Day) (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in (x) Dollars or (y) with respect to any Letter of Credit issued in an Alternative Currency, in such Alternative Currency (or if requested by the applicable L/C Issuer, the Dollar Equivalent thereof in Dollars). If the applicable Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, such Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans, to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)            Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)           With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(b)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)           Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v)            Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)           If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Overnight Rate. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.

(vii)          If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii)         If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate.

(d)            Obligations Absolute. The obligation of the Borrowers to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)             any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)            the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to any Borrower to the extent of any direct damages (as opposed to consequential or exemplary damages) suffered by such Borrower that are caused by such L/C Issuer’s gross negligence, willful misconduct or bad faith when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(e)            Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person, any of the respective correspondents, participants or assignees, Affiliates or Subsidiaries of any L/C Issuer or any of the respective officers, directors, employees, agents, advisors or other representatives of an L/C Issuer or its Affiliate shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, willful misconduct or bad faith; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower caused by such L/C Issuer’s gross negligence, willful misconduct or bad faith or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)             Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrowers to Cash Collateralize the L/C Obligations pursuant to Section 8.02(b)(iii) or (ii) an Event of Default set forth under Section 8.01(f) or (k) occurs and is continuing, then the Borrowers shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 102% of the Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Initial Borrower receives notice thereof, if such notice is received on such day prior to 1:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Initial Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (k) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day, in either case, by 1:00 p.m. on such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at MSSF and may be invested in readily available Cash Equivalents at MSSF’s sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the L/C Issuers and the Revolving Credit Lenders) or that the total amount of such funds is less than 102% of the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at MSSF as aforesaid, an amount equal to the excess of (a) 102% of such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds 102% of the then Outstanding Amount of such L/C Obligations and so long as no other Event of Default has occurred and is continuing (or if such Cash Collateral was not granted after an Event of Default, no Event of Default has occurred and is continuing), the excess shall be refunded to the applicable Borrower(s). If such Cash Collateral was granted after an Event of Default, then if such Event of Default is cured or waived and no Event of Default is then occurring and continuing, the amount of any Cash Collateral and accrued interest thereon shall be refunded to the applicable Borrower(s). If such Cash Collateral was not granted after an Event of Default, then the amount of any Cash Collateral and accrued interest thereon shall be refunded to the applicable Borrower(s) upon the circumstances requiring Cash Collateral ceasing to exist.

(g)            Letter of Credit Fees. The Borrowers shall jointly and severally pay to the Administrative Agent for the account of each Revolving Credit Lender (except for a Defaulting Lender) in accordance with its Pro Rata Share a per annum Letter of Credit fee equal to the product of (i) the Applicable Rate for Letter of Credit fees and (ii) the average daily amount of L/C Obligations. Such letter of credit fees shall be computed on a quarterly basis in arrears and upon the termination of the respective Letter of Credit, in each case for the actual number of days elapsed over a 360-day year. Such letter of credit fees shall be due and payable on the last Business Day each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate for Letter of Credit fees during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate for Letter of Credit fees separately for each period during such quarter that such Applicable Rate was in effect.

(h)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The applicable Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other percentage as may be separately agreed to between the applicable L/C Issuer and the applicable Borrower) of the average daily amount of L/C Obligations. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each December, March, June and September, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the applicable Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i)             Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j)             Replacement/Addition of an L/C Issuer. The Borrowers may add any Revolving Credit Lender as an L/C Issuer with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and the Administrative Agent may add any Additional Lender as an L/C Issuer with the consent of the Initial Borrower (such consent not to be unreasonably withheld), in each case, with the agreement of such new L/C Issuer, whereupon such new issuer of Letters of Credit shall be granted the rights, powers and duties of a L/C Issuer hereunder, and the term “L/C Issuer” shall mean such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as a L/C Issuer hereunder shall be evidenced by an agreement entered into by such new issuer of Letters of Credit, in a form satisfactory to the Initial Borrower and the Administrative Agent, and, from and after the effective date of such agreement, such new issuer of Letters of Credit shall become a “L/C Issuer” hereunder.

(k)            Letters of Credit Issued for Loan Parties or Subsidiaries (other than any Borrower). Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, GBT or a Subsidiary of GBT (other than any Borrower), the Borrowers shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of GBT or any other Subsidiary of GBT inures to the benefit of the Borrowers, and that the business of each Borrower derives substantial benefits from the businesses of GBT and such Subsidiaries.

Section 2.04.          Swing Line Loans.

(a)            The Swing Line Commitments. Subject to the terms and conditions set forth herein, (1) each Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.04, (x) from time to time on any Business Day during the period from the Restatement Date until the Swing Line Expiration Date, to make Swing Line Loans denominated in Dollars to the Borrowers in an aggregate amount up to but not exceeding the Swing Line Sublimit; provided that no Swing Line Lender shall be obligated to provide a Swing Line Loan if, after giving effect to the making of any Swing Line Loan, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (y) the aggregate amount of outstanding Swing Line Loans would exceed the Swing Line Sublimit. The Swing Line Lender’s Swing Line Commitment shall expire on the Swing Line Expiration Date and all amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than such date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may, until the Swing Line Expiration Date, borrow, prepay and reborrow Swing Line Loans pursuant to this Section 2.04.

(b)            Procedures for Borrowings of Swing Line Loans.

(i)             Swing Line Loans shall be made in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(ii)            Whenever a Borrower desires that the Swing Line Lender make a Swing Line Loan, such Borrower shall deliver to the Administrative Agent and the Swing Line Lender no later than 12:00 p.m. (New York City time) on the proposed date for the Borrowing written notice requesting the Swing Line Loan.

(iii)           Upon satisfaction or waiver of the conditions precedent specified herein, the Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable date of the Borrowing by wire transfer of same day funds in Dollars, at the principal office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the applicable Borrower by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from the Swing Line Lender to be credited to the account of such Borrower at the principal office designated by the Administrative Agent, or to such other account as may be designated in writing to the Administrative Agent by such Borrower.

(iv)           The Swing Line Lender shall have the right to demand repayment by the applicable Borrower of any Swing Line Loan, in whole or in part, upon giving written notice to such Borrower and the Administrative Agent before 12:00 p.m. (New York City time) on the 15th day and the last day of each calendar month (or, if any such day is not a Business Day, on the next succeeding Business Day). With respect to any Swing Line Loans which have not been repaid by the applicable Borrower upon demand pursuant to the foregoing sentence or voluntarily prepaid by the applicable Borrower pursuant to Section 2.05, the Swing Line Lender may at any time in its sole and absolute discretion deliver to the Administrative Agent (with a copy to the applicable Borrower), no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed Borrowing, a notice requesting that each Lender holding a Revolving Credit Commitments make Revolving Credit Loans that are Base Rate Loans to the applicable Borrower on the proposed date of the Borrowing in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Credit Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the applicable Borrower) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Credit Loans are made, the Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Credit Loan made by the Swing Line Lender to the applicable Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note (if any) of the Swing Line Lender but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Credit Loans to such Borrower. Each Borrower hereby authorizes the Administrative Agent and the Swing Line Lender to charge such Borrower’s accounts with the Administrative Agent and the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Credit Loans made by the Lenders, including the Revolving Credit Loans deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of any Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 10.06.

(v)            If for any reason Revolving Credit Loans are not made pursuant to Section 2.04(b)(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each Lender holding a Revolving Credit Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Days’ notice from the Swing Line Lender, each Lender holding a Revolving Credit Commitment shall deliver to the Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the principal office designated by the Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Credit Commitment agrees to enter into a participation agreement at the request of the Swing Line Lender in form and substance reasonably satisfactory to the Swing Line Lender. In the event any Lender holding a Revolving Credit Commitment fails to make available to the Swing Line Lender the amount of such Lender’s participation as provided in this Section 2.04(b)(v), the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by the Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(vi)           Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to Section 2.04(b)(v) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that the Swing Line Lender had not received prior notice from the Initial Borrower or the Required Lenders that any of the conditions under Section 4.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) the Swing Line Lender shall not be obligated to make any Swing Line Loans (A) it does not in good faith believe that all conditions under Section 4.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (B) at a time when any Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements satisfactory to it and the applicable Borrower to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loans.

(c)            Resignation and Removal of Swing Line Lender. The Swing Line Lender may resign as Swing Line Lender upon 30 days prior written notice to the Administrative Agent, the Lenders and the Initial Borrower. The Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such replacement or resignation shall become effective, the applicable Borrowers shall prepay any outstanding Swing Line Loans made by the resigning or removed Swing Line Lender. From and after the effective date of any such replacement or resignation, (x) any successor Swing Line Lender shall have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require.

Section 2.05.          Prepayments.

(a)            Optional Prepayments. Any applicable Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans, Revolving Credit Loans and Swing Line Loans in whole or in part without premium or penalty (other than as set forth in this Section 2.05(a)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of EURIBOR Rate Loans or SOFR Loans, (B) three (3) Business Days prior to any day of prepayment of RFR Loans and (C) on the date of prepayment of Base Rate Loans (including Swing Line Loans); (2) any prepayment of SOFR Loans, EURIBOR Rate Loans or RFR Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in the case of each of clauses (2) and (3) above, the entire principal amount thereof then outstanding (and, with respect to Revolving Credit Loans in an Alternative Currency, such other minimal or integral multiples as the Administrative Agent and GBT may agree). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid; provided that notice of prepayment of a Swing Line Loan may be given telephonically. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of a EURIBOR Rate Loan, RFR Loan or SOFR Loan shall be accompanied by all accrued interest thereon and any additional amounts required pursuant to Sections 2.19(h) and/or 3.05, as applicable. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied to the Repayment Amounts as directed by the Initial Borrower and shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. For the avoidance of doubt, the Initial Borrower may (i) prepay Term Loans of an Existing Term Loan Class pursuant to this Section 2.05(a) without any requirement to prepay Extended Term Loans that were converted or exchanged from such Existing Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 2.05(a) without any requirement to prepay Term Loans of an Existing Term Loan Class that were converted or exchanged for such Extended Term Loans. In the event that the Initial Borrower does not specify the order in which to apply prepayments to reduce Repayment Amounts or as between Classes of Term Loans, the Initial Borrower shall be deemed to have elected that such proceeds be applied to reduce the installments in direct order of maturity on a pro rata basis among all of the Classes of Term Loans. Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary, in the event that, on or prior to the six (6) month anniversary of the Restatement Date, the Initial Borrower (i) makes any prepayment of the Restatement Date Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Restatement Date Term Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Restatement Date Term Loans, the Initial Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the amount of the Restatement Date Term Loans being prepaid in connection with such Repricing Transaction, which amounts shall be earned, due and payable on the date such prepayment is consummated and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the Restatement Date Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction (whether or not the holders of such Restatement Date Term Loans elect to participate in such Repricing Transaction), which amounts shall be earned, due and payable on the date on which such Repricing Transaction becomes effective. Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary, in the event that, on or prior to the six (6) month anniversary of the Amendment No. 1 Effective Date, the Initial Borrower (i) makes any prepayment of the Term B-1 Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term B-1 Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term B-1 Loans, the Initial Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the amount of the Term B-1 Loans being prepaid in connection with such Repricing Transaction, which amounts shall be earned, due and payable on the date such prepayment is consummated and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the Term B-1 Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction (whether or not the holders of such Term B-1 Loans elect to participate in such Repricing Transaction), which amounts shall be earned, due and payable on the date on which such Repricing Transaction becomes effective. Notwithstanding the foregoing provisions of this Section 2.05(a) or anything in this Agreement or any other Loan Document to the contrary, in the event that, on or prior to the six (6) month anniversary of the Amendment No. 2 Effective Date, the Initial Borrower (i) makes any prepayment of the Term B-2 Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Term B-2 Loans or (ii) effects any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on the Term B-2 Loans, the Initial Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Lenders, (x) in the case of clause (i), a prepayment premium of 1% of the amount of the Term B-2 Loans being prepaid in connection with such Repricing Transaction, which amounts shall be earned, due and payable on the date such prepayment is consummated and (y) in the case of clause (ii), an amount equal to 1% of the aggregate amount of the Term B-2 Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction (whether or not the holders of such Term B-2 Loans elect to participate in such Repricing Transaction), which amounts shall be earned, due and payable on the date on which such Repricing Transaction becomes effective.

(b)            Mandatory Prepayments.

(i)             Within ten (10) Business Days after financial statements have been delivered (or were required to be delivered) pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (commencing with the financial statements to be delivered with respect to the fiscal year ending December 31, 2025), the Initial Borrower shall offer to prepay (or cause an offer to prepay) an aggregate principal amount of Term Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements, minus (B) the sum of (without duplication of amounts deducted pursuant to the definition of Excess Cash Flow) (i) all voluntary prepayments of Term Loans and any other prepayments of Permitted Additional Debt and/or other Indebtedness secured by Liens on the Collateral on a pari passu basis or senior basis to the Liens on the Collateral securing the Restatement Date Term Loans ~~or~~, the Term B-1 Loans or the Term B-2 Loans (including in connection with debt buybacks made by the Initial Borrower in an amount equal to the discounted amount actually paid in respect thereof pursuant to Section 2.05(d), Section 10.07 and/or otherwise, and/or application of any “yank-a-bank” provisions) during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the applicable Revolving Credit Commitments are permanently reduced by the amount of such payments or any voluntary prepayments of revolving loans or other revolving Indebtedness constituting Permitted Additional Debt or an Incremental Revolving Credit Commitment Increase secured by Liens on the Collateral on a pari passu basis or senior basis to the Liens on the Collateral securing the Revolving Credit Loans to the extent the applicable commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), in each case, during such fiscal year or, without duplication of any amounts deducted in any previous fiscal year, after year-end and prior to the time such prepayment is required pursuant to this Section 2.05(b) and, in each case, other than to the extent any such prepayment is funded with the proceeds of long-term Indebtedness; provided that (x) the ECF Percentage shall be 25% if the First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was equal to or less than 2.00:1.00 and greater than 1.50:1.00 and (y) the ECF Percentage shall be 0% if the First Lien Net Leverage Ratio as of the last day of the fiscal year covered by such financial statements was equal to or less than 1.50:1.00. Notwithstanding the foregoing, no prepayment pursuant to this Section 2.05(b)(i) shall be required in any fiscal year unless the amount of such prepayment for such fiscal year exceeds $25,000,000 (and, in such case, only the amount by which such prepayment amount for such fiscal year exceeds $25,000,000 shall be required to prepaid hereunder).

(ii)

(A)          Subject to Section 2.05(b)(ii)(B), if (x) GBT or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05 (except Dispositions outside the ordinary course of business pursuant to Section 7.05(l), Section 7.05(m)(ii) and Section 7.05(x)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by GBT or such Restricted Subsidiary of Net Cash Proceeds, the Initial Borrower shall offer to make a prepayment (or cause an offer to make a prepayment), in accordance with Section 2.05(b)(ii)(C), of an aggregate principal amount of Term Loans equal to 100% (such percentage as it may be reduced as described below, the “Asset Sale Sweep Percentage”) or, if any Indebtedness (other than the Loans) is outstanding that constitute First Lien Obligations and that require a prepayment from such Net Cash Proceeds a percentage equal to the product of the Asset Sale Sweep Percentage multiplied by a fraction the numerator of which is the aggregate principal amount of Loans outstanding and the denominator of which is the aggregate principal amount of Loans and such other Indebtedness outstanding (such percentage, the “Asset Percentage”) of all such Net Cash Proceeds realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Initial Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intention to reinvest, or, in the case of a Restricted Subsidiary, cause to be reinvested, in accordance with Section 2.05(b)(ii)(B); provided, further, that the Asset Sale Sweep Percentage shall be 50% if the First Lien Net Leverage Ratio for the most recent Test Period for which Section 6.01 Financials have been delivered was equal to or less than 2.00:1.00 and greater than 1.50:1.00 and (y) the Asset Sale Sweep Percentage shall be 0% if the First Lien Net Leverage Ratio for the fiscal year covered by such financial statements was equal to or less than 1.50:1.00.

(B)           With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Initial Borrower, the Initial Borrower may reinvest, or, in the case of a Restricted Subsidiary, cause to be reinvested, all or any portion of such Net Cash Proceeds in its business within (x) 24 months following receipt of such Net Cash Proceeds or (y) if the Initial Borrower or other applicable Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within 24 months following receipt thereof, within the later of (1) 24 months following receipt thereof or (2) one hundred and eighty (180) days of the date of such legally binding commitment; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, an amount equal to the Asset Sale Sweep Percentage or Asset Percentage (as applicable) of any such Net Cash Proceeds shall be offered to the prepayment of the Term Loans as set forth in this Section 2.05(b).

(C)           On each occasion that the Initial Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Initial Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Initial Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment (or cause an offer to make a prepayment), in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to the Asset Sale Sweep Percentage or Asset Percentage (as applicable) of such Net Cash Proceeds realized or received.

(iii)           On each occasion that a Debt Incurrence Prepayment Event occurs, the Initial Borrower shall, within one Business Day after the receipt of Net Cash Proceeds from a Debt Incurrence Prepayment Event, offer to prepay, in accordance with clause (iv) below, a principal amount of Term Loans and unpaid accrued interest and premium thereon in an amount equal to 100% of the Net Cash Proceeds from such Debt Incurrence Prepayment Event.

(iv)           Except as set forth in clause (vii) below and subject to clause (v) below, (x) each prepayment of Loans pursuant to this Section 2.05(b) shall be applied, in the first instance to the Term Loans, to the Repayment Amounts (and, with respect to the pro rata share thereof applied to the Term B~~-1~~-2 Loans, such amount shall be applied to the Term B~~-1~~-2 Loan Repayment Amounts in direct order of maturity to the first applicable eight scheduled Term B~~-1~~-2 Loan Repayment Amounts contemplated in Section 2.07 following the applicable prepayment event and then pro rata to the remaining scheduled Term B~~-1~~-2 Loan Repayment Amounts) following the applicable prepayment event; and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares and (y)(A) each prepayment of Term Loans required by Sections 2.05(b)(i), (ii) and (iii) (solely in the case of a Debt Incurrence Prepayment Event unrelated to the incurrence of Refinancing Amendment Debt Incurred in reliance on Section 2.17 and Permitted Additional Debt Incurred in reliance on Section 7.03(u)(i)) shall be allocated to the Classes of Term Loans outstanding, pro rata, based upon the applicable remaining Repayment Amounts due in respect of each such Class of Term Loans, shall be applied pro rata to Lenders within each Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans and shall be applied to reduce such scheduled Repayment Amounts within each such Class in accordance with clause (x) above and (B) each prepayment of Term Loans required by clause (iii) above in connection with a Debt Incurrence Prepayment Event related to the incurrence of Refinancing Amendment Debt Incurred in reliance on Section 2.17 and/or Permitted Additional Debt Incurred in reliance on Section 7.03(u)(i), the proceeds of which are intended to Refinance Term Loans, shall be allocated to any Class of Term Loans outstanding as directed by the Initial Borrower, shall be applied pro rata to Lenders within each applicable Class, based upon the outstanding principal amounts owing to each such Lender under each such Class of Term Loans and shall be applied to reduce such scheduled Repayment Amounts within each such Class in accordance with clause (x) above; provided that with respect to the allocation of such prepayments under clause (A) above only between an Existing Term Loan Class and Extended Term Loans of the same Extension Series, the Initial Borrower may allocate such prepayments as the Initial Borrower may specify, subject to the limitation that the Initial Borrower shall not allocate to Extended Term Loans of any Extension Series any such mandatory prepayment under such clause (A) unless such prepayment is accompanied by at least a pro rata prepayment, based upon the applicable remaining Repayment Amounts due in respect thereof, of the Term Loans of the Existing Term Loan Class, if any, from which such Extended Term Loans were converted or exchanged (or such Term Loans of the Existing Term Loan Class have otherwise been repaid in full). In the second instance, each prepayment of Loans pursuant to this Section 2.05(b) shall be applied to the prepayment of Revolving Credit Loans and Extended Revolving Credit Loans (without affecting a permanent reduction of the Commitments) on a basis consistent with the pro rata application described in connection with the prepayment of Term Loans in this Section 2.05(b)(iv), and finally to Cash Collateralize issued Letters of Credit.

(v)            The Initial Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) at least one (1) Business Day prior to 1:00 p.m. on the date of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Initial Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment. Each Appropriate Lender may reject all or a portion of its Pro Rata Share of any mandatory prepayment of Term Loans (such declined amounts, the “Declined Proceeds”) required to be made pursuant to clauses (i) and (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Initial Borrower no later than in the case of clauses (i) and (ii) of this Section 2.05(b), 9:00 a.m. one (1) Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of such mandatory prepayment of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be returned to and be permitted to be retained by the Initial Borrower (“Retained Declined Proceeds”).

(vi)           Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Non-Loan Party giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Non-Loan Party Disposition”), the Net Cash Proceeds of any Casualty Event from a Non-Loan Party (a “Non-Loan Party Casualty Event”), or Excess Cash Flow is prohibited or delayed by applicable local Law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be offered to prepay Term Loans at the times provided in Section 2.05(b)(i), or the Initial Borrower shall not be required to offer to prepay the Term Loans at the time provided in Section 2.05(b)(ii), as the case may be. Instead, such amounts may be retained by the applicable Non-Loan Party so long, but only so long, as the applicable local Law will not permit repatriation to the United States (the Initial Borrower hereby agreeing to cause the applicable Non-Loan Party to use commercially reasonable efforts to take actions required by the applicable local Law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local Law, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than three (3) Business Days after such repatriation) offered to be applied (net of additional taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Initial Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Non-Loan Party Disposition, any Non-Loan Party Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence to GBT, the Initial Borrower or any Restricted Subsidiary (whether as a result of a deemed dividend, a tax cost, withholding tax or otherwise, but, in any case, taking into account any foreign tax credit or benefit received in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Non-Loan Party; provided that in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Initial Borrower shall apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Initial Borrower rather than such Non-Loan Party, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Non-Loan Party) or (y) such Net Cash Proceeds or Excess Cash Flow shall be applied to the repayment of Indebtedness of a Non-Loan Party.

(vii)          With respect to each prepayment of Revolving Credit Loans and Extended Revolving Credit Loans elected by the Initial Borrower pursuant to Section 2.05(a), the Initial Borrower may designate (i) the Class and Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made and (ii) the Revolving Credit Loans or Extended Revolving Credit Loans to be prepaid; provided that (x) (i) EURIBOR Rate Loans and SOFR Loans may be designated for prepayment pursuant to this Section 2.05(b) only on the last day of an Interest Period applicable thereto and (ii) RFR Loans may be designated for prepayment pursuant to this Section 2.05(b) only on the Interest Payment Date therefor, unless all EURIBOR Rate Loans or SOFR Loans, as applicable, with Interest Periods ending on such date of required prepayment, all RFR Loans with Interest Payment Dates ending on such date of required prepayment and all Base Rate Loans have been paid in full; and (y) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of such Class (except that any prepayment made in connection with a reduction of the Commitments of such Class pursuant to Section 2.06 shall be applied pro rata based on the amount of the reduction in the Commitments of such Class of each applicable Lender). In the absence of a designation by the applicable Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in a manner that minimizes the amount of any payments required to be made by the Initial Borrower pursuant to Sections 2.19(h) and/or 3.05, as applicable.

(c)            Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of (i) a EURIBOR Rate Loan or SOFR Loan on a date other than the last day of an Interest Period therefor or (ii) an RFR Loan on a date other than the Interest Payment Date therefor or, in the case of any EURIBOR Rate Loan, SOFR Loan or RFR Loan, as applicable, pursuant to Section 2.19(h) or Section 3.05, as applicable.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of (i) EURIBOR Rate Loans or SOFR Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor or (ii) RFR Loans is required to be made under this Section 2.05 on a date other than the Interest Payment Date therefor, in each case, in lieu of making any payment pursuant to this Section 2.05, in respect of any such EURIBOR Rate Loan or SOFR Loan, as applicable, prior to the last day of the Interest Period therefor or in respect of any such RFR Loan on a date other than the Interest Payment Date therefor, the Initial Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period or until such Interest Payment Date, as applicable, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Initial Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the EURIBOR Rate Loans, SOFR Loans or RFR Loans, as applicable, to be so prepaid; provided that the Initial Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d)            Discounted Voluntary Prepayments.

Notwithstanding anything in any Loan Document to the contrary, so long as (x) no Event of Default has occurred and is continuing and (y) no proceeds of Revolving Credit Loans are used for this purpose, the Initial Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled and the Register updated to reflect such cancellation (calculated on the par amount thereof) immediately upon acquisition by the Initial Borrower) on the following basis:

(A)           The Initial Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.05(d); provided that the Initial Borrower shall not initiate any action under this Section 2.05(d) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment (if applicable) as a result of a prepayment made by the Initial Borrower on the applicable Discounted Prepayment Effective Date; or (II) at least two (2) Business Days shall have passed since the date the Initial Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of a Borrower Solicitation of Discounted Prepayment Offers, the date of the Initial Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)           Subject to the proviso to subsection (A) above, the Initial Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual Class basis (but, for the avoidance of doubt, pro rata to all Lenders within such Class), (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable Class, the Class or Classes of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(d)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(1)            Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the Classes of such Lender’s Term Loans to be prepaid at such Specified Discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(2)            If there is at least one Discount Prepayment Accepting Lender, the Initial Borrower will make prepayment of outstanding Term Loans pursuant to this subsection (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Classes of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Initial Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Initial Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Classes of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Initial Borrower and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Initial Borrower shall be due and payable by the Initial Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)            Subject to the proviso to subsection (A) above, the Initial Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended to each Term Lender and/or each Lender with respect to any Class of Loans on an individual Class basis (but, for the avoidance of doubt, pro rata to all Lenders within such Class), (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by the Initial Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be submitted with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(d)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Initial Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Classes of such Lender’s Term Loans (the “Submitted Amount”) (it being understood that different Submitted Discounts may be specified in respect of different portions of the Submitted Amount) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(1)            The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Initial Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Initial Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (2)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(2)            If there is at least one Participating Lender, the Initial Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Classes specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Initial Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Initial Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Classes of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Classes of such Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Initial Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Initial Borrower shall be due and payable by the Initial Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)            Subject to the proviso to subsection (A) above, the Initial Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual Class basis (but, for the avoidance of doubt, pro rata to all Lenders within such Class), (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the Initial Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.05(d)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Initial Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(1)            The Auction Agent shall promptly provide the Initial Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Initial Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Initial Borrower (the “Acceptable Discount”), if any. If the Initial Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Initial Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Initial Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Initial Borrower by the Acceptance Date, the Initial Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(2)            Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Initial Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Initial Borrower at the Acceptable Discount in accordance with this subsection (D). If the Initial Borrower elects to accept any Acceptable Discount, then the Initial Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Initial Borrower will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Initial Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Initial Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the Classes of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Initial Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Initial Borrower shall be due and payable by the Initial Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)            In connection with any Discounted Term Loan Prepayment, the Initial Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of such fees and expenses from the Initial Borrower as may be separately agreed between the Initial Borrower and the Auction Agent in connection therewith.

(F)            If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, the Initial Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Initial Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in same day funds not later than 12:00 noon on the Discounted Prepayment Effective Date and all such prepayments (calculated on the par amount thereof) shall be applied to the remaining principal installments of the relevant Class of Term Loans in such order as the Initial Borrower may direct. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(d) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the Classes and Repayment Amounts shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G)            To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.05(d), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Initial Borrower.

(H)           Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(d), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)             Each of the Initial Borrower and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.05(d) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.05(d) as well as activities of the Auction Agent.

(J)            The Initial Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Initial Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.05(d) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

Section 2.06.          Termination or Reduction of Commitments.

(a)            Optional. The Initial Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent two (2) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Initial Borrower. It is understood and agreed that (1) the Initial Borrower may allocate any termination or reduction of Commitments among Classes of Commitments at its direction (including, for the avoidance of doubt, to the Commitments with respect to any Class of Extended Revolving Credit Commitments without any termination or reduction of the Commitments with respect to any Existing Revolving Credit Commitments of the same Specified Existing Revolving Credit Commitment Class) and (2) in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.15, the Existing Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Specified Existing Revolving Credit Commitments so extended on such date or, if agreed by the Initial Borrower and the Lenders providing such Extended Revolving Credit Commitments, by any greater amount so long as the applicable Borrowers prepay the Existing Revolving Credit Loans of such Class owed to such Lenders providing such Extended Revolving Credit Commitments to the extent necessary to ensure that after giving effect to such repayment or reduction, the Existing Revolving Credit Loans of such Class are held by the Lenders of such Class on a pro rata basis in accordance with their Existing Revolving Credit Commitments of such Class after giving effect to such reduction; provided that after giving effect to any such reduction and to the repayment of any Loans made on such date, the aggregate amount of the revolving credit exposure of any such Lender does not exceed the Existing Revolving Credit Commitment thereof (such revolving credit exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Extended Revolving Credit Commitment and any exposure in respect thereof).

(b)            Mandatory. The Term Commitment of each Term Lender to make Restatement Date Term Loans shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Restatement Date Term Loans pursuant to Section 2.01(a). The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. The Swing Line Commitment shall terminate on the Swing Line Expiration Date. The Term Commitment of each Term B-1 Lender to make Term B-1 Loans shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term B-1 Loans pursuant to Section 2.01(c). The Term Commitment of each Term B-2 Lender to make Term B-2 Loans shall be automatically and permanently reduced to $0 upon the making of such Term Lender’s Term B-2 Loans pursuant to Section 2.01(d). The Incremental Term Loan Commitment for any Class shall, unless otherwise provided in the documentation governing such Incremental Term Loan Commitment, terminate at 5:00 p.m. on the Incremental Facility Closing Date for such Class. With respect to each mandatory reduction and termination of Revolving Credit Commitments (and any previously extended Extended Revolving Credit Commitments) required (x) in connection with the incurrence of any Refinancing Amendment Debt Incurred in reliance on Section 2.17 or Permitted Additional Debt Incurred in reliance on Section 7.03(u)(i) and (y) in connection with the incurrence of any Extended Revolving Credit Commitments, so long as permitted in accordance with Section 2.05(a), the Initial Borrower may designate (A) the Classes of Commitments to be reduced and terminated and (B) the corresponding Classes of Loans to be prepaid or converted, as applicable; provided that (x) any such reduction and termination shall apply proportionately and permanently to reduce the Commitments of each of the Lenders (or each of the Extending Lenders, as applicable) within any such Class and (y) after giving effect to such termination or reduction and to any prepayments of Loans or cancellation or cash collateralization of letters of credit made on the date of each such reduction and termination in accordance with this Agreement, the aggregate amount of such Lenders’ credit exposures shall not exceed the remaining Commitments of such Lenders’ in respect of the Class reduced and terminated. In connection with any such termination or reduction, to the extent necessary, the participations hereunder in outstanding Letters of Credit may be required to be reallocated and related loans outstanding prepaid and then reborrowed, in each case in the manner contemplated by the last three sentences of Section 2.14(f)(ii) (as modified to account for a termination or reduction, as opposed to an increase, of such Commitment).

(c)            Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07.          Repayment of Loans.

(a)            Term Loans. Subject to adjustment, as applicable, as a result of (x) the application of prepayments in accordance with Section 2.05 and (y) necessary technical adjustments in connection with the Incurrence of Incremental Term Loans, in each case, solely to the extent of any such amounts are applied to the prepayment of the applicable Class of Term Loans referred to below, the Initial Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders on each date set forth below~~: (x)~~  the ~~outstanding principal amount of Term B-1 Loans made to the Initial Borrower on the Amendment No. 1 Effective Date multiplied by (y) the percentage~~amount set forth below opposite such date (and with a final installment due on the Term B~~-1~~-2 Loan Maturity Date in an amount equal to the remaining unpaid principal balance of the Term B~~-1~~-2 Loans) (each amount, a “Term B~~-1~~-2 Loan Repayment Amount”); provided, further, that, if such day is not a Business Day, such payments shall be made on the immediately preceding Business Day:

Date	Term B~~-1~~-2 Loan Repayment Amount
~~March 31, 2025~~	~~0.25%~~
~~June 30, 2025~~	~~0.25%~~
~~September 30, 2025~~	~~0.25%~~
~~December 31, 2025~~	~~0.25%~~
March 31, 2026	~~0.25%~~$3,752,525.25
June 30, 2026	~~0.25%~~$3,752,525.25
September 30, 2026	~~0.25%~~$3,752,525.25
December 31, 2026	~~0.25%~~$3,752,525.25
March 31, 2027	~~0.25%~~$3,752,525.25
June 30, 2027	~~0.25%~~$3,752,525.25
September 30, 2027	~~0.25%~~$3,752,525.25
December 31, 2027	~~0.25%~~$3,752,525.25
March 31, 2028	~~0.25%~~$3,752,525.25
June 30, 2028	~~0.25%~~$3,752,525.25
September 30, 2028	~~0.25%~~$3,752,525.25
December 31, 2028	~~0.25%~~$3,752,525.25
March 31, 2029	~~0.25%~~$3,752,525.25
June 30, 2029	~~0.25%~~$3,752,525.25
September 30, 2029	~~0.25%~~$3,752,525.25
December 31, 2029	~~0.25%~~$3,752,525.25
March 31, 2030	~~0.25%~~$3,752,525.25
June 30, 2030	~~0.25%~~$3,752,525.25
September 30, 2030	~~0.25%~~$3,752,525.25
December 31, 2030	~~0.25%~~$3,752,525.25
March 31, 2031	~~0.25%~~$3,752,525.25
June 30, 2031	~~0.25%~~$3,752,525.25
Maturity Date	Remainder

(b)            Repayment of Excess Revolving Credit Exposure. If, on any date, the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Credit Commitments (including Swing Line Loans) for any reason exceeds 100% of the Revolving Credit Commitments of such Class then in effect, the Borrowers shall forthwith repay on such date the Revolving Credit Loans and Swing Line Loans of such Class in an amount equal to such excess first to the holders of Swing Line Loans and second to the holders of Revolving Credit Loans. If, after giving effect to the prepayment of all outstanding Revolving Credit Loans and Swing Line Loans of such Class, the Revolving Credit Exposures of such Class exceeds the Revolving Credit Commitment of such Class then in effect, the Borrowers shall Cash Collateralize the outstanding Letters of Credit in relation to such Class to the extent of such excess.

(c)            Repayment of Revolving Credit Loans on the Maturity Date. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date, and for the account of the Swing Line Lender on the Swing Line Expiration Date the aggregate principal amount of all of Swing Line Loans.

(d)            Incremental and Extended Loans. In the event any Incremental Term Loans are made, such Incremental Term Loans shall mature and be repaid in amounts and on dates as agreed between the Initial Borrower and the relevant Lenders of such Incremental Term Loans in the applicable Incremental Agreement, subject to the requirements set forth in Section 2.14. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to the requirements of Section 2.15, mature and be repaid by the Initial Borrower in the amounts (each such amount, an “Extended Term Loan Repayment Amount”) and on the dates set forth in the applicable Extension Agreement. In the event any Extended Revolving Credit Commitments are established, such Extended Revolving Credit Commitments shall, subject to the requirements of Section 2.15, be terminated (and all Extended Revolving Credit Loans of the same Extension Series repaid) on dates set forth in the applicable Extension Agreement.

Section 2.08.          Interest.

(a)            Subject to the provisions of Section 2.08(b), (i) each EURIBOR Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted EURIBOR Rate for such Interest Period plus the Applicable Rate for EURIBOR Rate Loans then in effect, (ii) each SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR for such Interest Period plus the Applicable Rate for SOFR Loans then in effect for such SOFR Loans, (iii) each RFR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Adjusted Daily Simple RFR plus the Applicable Rate for RFR Loans then in effect for such RFR Loans, (iv) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then in effect for Base Rate Loans and (v) all Loans denominated in an Alternative Currency other than Euro and Sterling shall bear interest at a rate (with component parts thereof) to be separately agreed by the Initial Borrower, the Administrative Agent and the applicable Revolving Credit Lenders and/or L/C Issuers in accordance with Section 2.08(d).

For the avoidance of doubt, if at the time any amount is paid pursuant to Section 2.07, the applicable Borrowers shall pay the interest accrued on such paid amount at such time.

(b)            The Borrowers shall, to the fullest extent permitted by applicable Laws, automatically, after the occurrence and during the continuance of a Specified Event of Default, pay interest on all past due amounts under the Loan Documents (or, in the case of a Specified Event of Default under Section 8.01(f) or 8.01(k), all amounts (whether or not past due)) at a fluctuating interest rate per annum at all times equal to the Default Rate. Accrued and unpaid interest on all such amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)            For the avoidance of doubt, in connection with the implementation of any additional Alternative Currencies (other than Euros or Sterling), the Administrative Agent (x) with the consent of (i) the Initial Borrower and (ii) each Revolving Credit Lender (in the case of Revolving Credit Loans) and/or each applicable L/C Issuer (in the case of Letters of Credit), will have the right to amend this Agreement to incorporate such new Currency (including the interest rate applicable thereto) and (y) will have the right to make Alternative Currency Conforming Changes in consultation with the Initial Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Alternative Currency Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Initial Borrower and the Revolving Credit Lenders of the effectiveness of any Alternative Currency Conforming Changes in connection with the use or administration of any such additional Alternative Currency and its related benchmark as described in the immediately preceding sentence.

Section 2.09.          Fees.

(a)            Revolving Credit Commitment Fee. The Initial Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate on the amount by which the aggregate average daily balance of the Revolving Credit Commitment for such period exceeds the sum of (A) the average daily balance of the Outstanding Amount of Revolving Credit Loans for such period and (B) the average daily balance of the Outstanding Amount of L/C Obligations for such period; provided that the amount of outstanding Swing Line Loans shall not be counted towards or considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall accrue at all times from the Restatement Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each December, March, June and September, commencing with the first full fiscal quarter to occur after the Restatement Date, and on the Maturity Date for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.

(b)            Original Issue Discount. The Initial Borrower and Restatement Date Term Lenders agree that the Restatement Date Term Loans are issued with original issue discount of 0.25% and such original issue discount shall constitute principal for all purposes under the Loan Documents.

(c)            Other Fees. The Initial Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing (including pursuant to the Engagement Letter or any other fee letters entered into in connection therewith) in the amounts and at the times so specified.

Section 2.10.          Computation of Interest and Fees. All computations of interest on Base Rate Loans calculated by reference to the Prime Rate and Loans denominated in Sterling shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11.          Evidence of Indebtedness.

(a)            The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), Class, amount, maturity and currency of its Loans and payments with respect thereto.

(b)            In addition to the accounts and records referred to in Section 2.11(c), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)            Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable to such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

Section 2.12.          Payments Generally.

(a)            All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office and in immediately available funds not later than 3:00 p.m. on the date specified herein or such later time as the Administrative Agent may otherwise determine in its reasonable discretion. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. Unless otherwise agreed by the Administrative Agent, all payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)            If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of EURIBOR Rate Loans, SOFR Loans or RFR Loans, as applicable, to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)            Unless any Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that such Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)             if any Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Overnight Rate; and

(ii)            if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the applicable Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Overnight Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the applicable Borrower, and the applicable Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. The foregoing shall not release Lender from its obligation to fulfill its Commitment or prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.

(d)            If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the applicable conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)            The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)             Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)            Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13.          Sharing of Payments. If, other than as provided elsewhere in this Agreement, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise, but excluding any amounts applied by the Swing Line Lenders to outstanding Swing Line Loans) in excess of its ratable share that it is owed (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations and Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14.          Incremental Credit Extensions.

(a)            The Initial Borrower may at any time or from time to time after the Restatement Date, by written notice delivered to the Administrative Agent, request (i) one or more additional Classes of term loans or additional Loans of the same Class of term loans as an existing Class of Term Loans (the “Incremental Term Loans”) or (ii) one or more increases in the amount of the Revolving Credit Commitments of any Class (each such increase, an “Incremental Revolving Credit Commitment Increase” and together with the Incremental Term Loans, the “Incremental Facilities” and the commitments in respect thereof are referred to as the “Incremental Commitments”); provided that, subject to the provisions set forth in the remainder of this Section 2.14, (i) no Specified Event of Default shall have occurred and be continuing or would result therefrom (except in the case that the proceeds of any Incremental Facilities are being used to finance a Limited Condition Transaction, in which case the standard will be no Specified Event of Default shall have occurred and be continuing or would result therefrom on the LCA Test Date) and (ii) all representations and warranties shall be true and correct in all material respects (unless qualified by materiality or a Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects) (except in the case that the proceeds of any Incremental Facility are being used to finance a Limited Condition Transaction, in which case only (x) the representations referred to in the definition of Certain Funds Representations in so far as they relate to the Loan Parties at such time and (y) customary “SunGard” or “certain funds” representations with respect to the Limited Condition Transaction, shall be true and correct in all material respects (unless qualified by materiality or a Material Adverse Effect, in which case such representations shall be true and correct in all respects).

(b)            Each tranche of Incremental Term Loans and each Incremental Revolving Credit Commitment Increase shall be in an aggregate principal amount that is not less than $5,000,000 (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the limit set forth below) (and in minimum increments of $1,000,000 in excess thereof), and, subject to calculation adjustments set forth in Section 1.09(f) with respect to any Incremental Facility being incurred in connection with a Limited Condition Transaction, the aggregate amount of (X) the Incremental Term Loans and Incremental Revolving Credit Commitment Increases incurred pursuant to this Section 2.14 plus (Y) the aggregate principal amount of Permitted Additional Debt incurred under Section 7.03(u)(ii) shall not exceed, as of the date of Incurrence of such Indebtedness or commitments, the sum of (A) the Incremental Base Amount plus (B) an aggregate additional amount of Indebtedness, such that, after giving pro forma effect to such Incurrence (and after giving effect to any Specified Transaction to be consummated in connection therewith and assuming that all Incremental Revolving Credit Commitment Increases and all Incremental Commitments and any other Indebtedness in the form of delayed draw term loan commitments Incurred at such time and in connection therewith were fully drawn) GBT and its Restricted Subsidiaries would be in compliance with (I) if such Indebtedness to be Incurred thereunder is intended to be a First Lien Obligation, a First Lien Net Leverage Ratio that is no greater than 3.00:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the greater of 3.00:1.00 and the First Lien Net Leverage Ratio at the end of the most recently ended Test Period), (II) if such Indebtedness to be Incurred thereunder is intended to be secured by a Lien on the Collateral that is junior to the Lien securing the First Lien Obligations, a Secured Net Leverage Ratio that is no greater than 3.50:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the greater of 3.50:1.00 and the Secured Net Leverage Ratio at the end of the most recently ended Test Period) and (III) if such Indebtedness to be Incurred thereunder is intended to be unsecured, at the Initial Borrower’s option, either (x) a Total Net Leverage Ratio that is no greater than 4.00:1.00 (or, to the extent such Incremental Facility is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the greater of 4.00:1.00 and the Total Net Leverage Ratio at the end of the most recently ended Test Period) or (y) an Interest Coverage Ratio that is not less than 2.00:1.00 for the most recently ended Test Period (or, to the extent such Permitted Additional Debt is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period).

(c)            (A)          The Incremental Term Loans (i) shall (x) rank pari passu or junior in right of payment with the Restatement Date Term Loans ~~and~~, Term B-1 Loans and Term B-2 Loans and (y) if secured, be secured only by all or a portion of the Collateral securing the Obligations and shall be secured on a pari passu or junior lien basis with the Liens securing the Obligations, (ii) shall not be guaranteed by any Person that is not a Guarantor hereunder, (iii) other than any Inside Maturity Loans, shall not mature earlier than the Latest Maturity Date with respect to the Restatement Date Term Loans ~~or~~, the Term B-1 Loans or the Term B-2 Loans, (iv) other than any Inside Maturity Loans, shall not have a shorter Weighted Average Life to Maturity than the remaining Restatement Date Term Loans ~~or~~, the remaining Term B-1 Loans or the remaining Term B-2 Loans, (v) shall have a maturity date (subject to clause (iii)), an amortization schedule (subject to clause (iv)), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums for the Incremental Term Loans as determined by the Initial Borrower and the lenders of the Incremental Term Loans; provided that in the event that the Effective Yield for any such Incremental Facilities that are Qualifying Term Loans incurred in reliance on Section 2.14(b)(B) is greater than the Effective Yield for the Restatement Date Term Loans by more than 0.50% per annum, then the Applicable Rates for the Restatement Date Term Loans shall be increased to the extent necessary so that the Effective Yield for the Restatement Date Term Loans are equal to the Effective Yield for the Incremental Term Loans minus 0.50% per annum; provided, further, that, unless otherwise agreed by the Initial Borrower in its sole discretion, that any increase in the Effective Yield to any Restatement Date Term Loans due to the application or imposition of a Base Rate floor or Term SOFR floor on any such Indebtedness shall be effected solely through an increase in (or implementation of, as applicable) any Base Rate floor or Term SOFR floor applicable to such Restatement Date Term Loans (this proviso, the “MFN Provision”); and (vi) may otherwise have terms and conditions different from those of the Restatement Date Term Facility; provided that (x) except with respect to matters contemplated by clauses (iii), (iv) and (v) above, any differences shall be reasonably satisfactory to the Administrative Agent, (y) the documentation governing any Incremental Term Loans may include any Previously Absent Financial Maintenance Covenant so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such Previously Absent Financial Maintenance Covenant for the benefit of each Facility; provided, further, however, that if the applicable Previously Absent Financial Maintenance Covenant is a “springing” financial maintenance covenant, the Previously Absent Financial Maintenance Covenant shall be automatically included in this agreement only for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) and (z) the documentation governing any Incremental Term Loans may include covenants or other provisions applicable only to periods after the Latest Maturity Date at such time.

(B)           The Incremental Revolving Credit Commitment Increase shall be treated the same as the Revolving Credit Commitments (including with respect to maturity date thereof) and shall be considered to be part of the Revolving Credit Facility (it being understood that, if required to consummate an Incremental Revolving Credit Commitment Increase, the interest rate margins, rate floors and undrawn commitment fees on the Revolving Credit Commitments may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Credit Commitment Increase).

(d)            Each notice from the Initial Borrower pursuant to this Section 2.14 shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Credit Commitment Increases. Incremental Term Loans may be made, and Incremental Revolving Credit Commitment Increases may be provided, subject to the prior written consent of the Initial Borrower (not to be unreasonably withheld or delayed), by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Term Loan, Incremental Revolving Credit Commitment Increase) or by any other bank, financial institution, other institutional lender or other investor (any such other bank, financial institution or other investor being called an “Additional Lender”); provided that the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender; provided, further, that, solely with respect to any Incremental Revolving Credit Commitment Increases, each L/C Issuer and Swing Line Lender shall have consented (not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Revolving Credit Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Lender.

(e)            Commitments in respect of Incremental Term Loans and Incremental Revolving Credit Commitment Increases shall become Commitments (or in the case of an Incremental Revolving Credit Commitment Increase to be provided by an existing Lender with a Revolving Credit Commitment, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Agreement”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Initial Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, each L/C Issuer and Swing Line Lender (if applicable) and the Administrative Agent. The Incremental Agreement may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or advisable, in the reasonable opinion of the Administrative Agent and the Initial Borrower, to effect the provisions of this Section 2.14 (including, (i) in connection with an Incremental Revolving Credit Commitment Increase, to reallocate Revolving Credit Exposure on a pro rata basis among the relevant Revolving Credit Lenders and (ii) any needed adjustments to amortization payments to ensure fungibility of any Incremental Term Loans). The effectiveness of any Incremental Agreement shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) and the occurrence of any extension of credit thereunder shall be subject to the satisfaction of such conditions as the parties thereto shall agree. The Initial Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Credit Commitment Increases for ongoing working capital requirements of GBT and its Subsidiaries and for general corporate purposes (including to fund Permitted Acquisitions or any other acquisitions not prohibited by the Loan Documents).

(f)             (i)            No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Credit Commitment Increases unless it so agrees and the Initial Borrower shall not be obligated to offer any existing Lender the opportunity to provide any Incremental Term Loans or Incremental Revolving Credit Commitment Increases.

(ii)           Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, each Lender with a Revolving Credit Commitment of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment Increase (each, an “Incremental Revolving Credit Commitment Increase Lender”) in respect of such increase, and each such Incremental Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Lender with a Revolving Credit Commitment of such Class (including each such Incremental Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of such Class of all Lenders represented by such Lender’s Revolving Credit Commitment of such Class. If, on the date of such increase, there are any Revolving Credit Loans of such Class outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Incremental Revolving Credit Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Sections 2.19(h) and/or 3.05, as applicable. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g)            This Section 2.14 shall supersede any provisions in Section 2.02(b) or 10.01 to the contrary. For the avoidance of doubt, any provisions of this Section 2.14 may be amended with the consent of the Required Lenders; provided no such amendment shall require any Lender to provide any Incremental Commitment without such Lender’s consent.

Section 2.15.          Extensions of Term Loans, Revolving Credit Loans and Revolving Credit Commitments.

(a)           (i)             The Initial Borrower may at any time and from time to time request that all or a portion of each Term Loan of any Class (an “Existing Term Loan Class”) be converted or exchanged to extend the scheduled final maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so extended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Term Loans, the Initial Borrower shall provide written notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class, with such request offered equally to all such Lenders of such Existing Term Loan Class) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be similar to the Term Loans of the Existing Term Loan Class from which they are to be extended except that (w) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of all or a portion of any principal amount of such Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in the applicable provisions of Section 2.07(a) or in the Extension Agreement or the Incremental Agreement, as the case may be, with respect to the Existing Term Loan Class of Term Loans from which such Extended Term Loans were extended, in each case as more particularly set forth in Section 2.15(c) below), (x)(A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums with respect to the Extended Term Loans may be different than those for the Term Loans of such Existing Term Loan Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Agreement, (y) subject to the provisions set forth in Section 2.06, the Extended Term Loans may have optional prepayment terms (including call protection and prepayment terms and premiums) and mandatory prepayment terms as may be agreed between the Initial Borrower and the Lenders thereof and (z) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Term Loan Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class of Term Loans from which they were extended.

(ii)           The Initial Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, the Extended Revolving Credit Commitments of any Class (and, in each case, including any previously extended Revolving Credit Commitments), existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans under any such facility, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted or exchanged to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Existing Revolving Credit Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related revolving credit loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.15. Prior to entering into any Extension Agreement with respect to any Extended Revolving Credit Commitments, the Initial Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments, with such request offered equally to all Lenders of such Class) (a “Revolving Credit Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established thereunder, which terms shall be similar to those applicable to the Existing Revolving Credit Commitments from which they are to be extended (the “Specified Existing Revolving Credit Commitment Class”) except that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class, (x)(A) the interest rates, interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums with respect to the Extended Revolving Credit Commitments may be different than those for the Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and/or (B) additional fees and/or premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any of the items contemplated by the preceding clause (A) and (y)(1) the undrawn revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be different than those for the Specified Existing Revolving Credit Commitment Class and (2) the Extension Agreement may provide for other covenants and terms that apply to any period after the Latest Maturity Date; provided that notwithstanding anything to the contrary in this Section 2.15, or otherwise, (I) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of the Extended Revolving Credit Loans under any Extended Revolving Credit Commitments shall be made on a pro rata basis with any borrowings and repayments of the Existing Revolving Credit Loans of the Specified Existing Revolving Credit Commitment Class (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Specified Existing Revolving Credit Commitment Class), (II) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the assignment and participation provisions set forth in Section 10.07 and (III) subject to the applicable limitations set forth in Section 2.07, permanent repayments of Extended Revolving Credit Loans (and corresponding permanent reduction in the related Extended Revolving Credit Commitments) shall be permitted as may be agreed between the Initial Borrower and the Lenders thereof. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted or exchanged into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).

(b)            The Initial Borrower shall provide the applicable Extension Request to the Administrative Agent at least five (5) Business Days (or such shorter period as the Administrative Agent may determine in its reasonable discretion) prior to the date on which Lenders under the Existing Class are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.15. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans or Revolving Credit Commitments (or any earlier Extended Revolving Credit Commitments) of an Existing Class subject to such Extension Request converted or exchanged into Extended Loans/Commitments shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans and Revolving Credit Commitments (and/or any earlier extended Extended Revolving Credit Commitments) which it has elected to convert or exchange into Extended Loans/Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). In the event that the aggregate amount of Term Loans and Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Elections exceeds the amount of Extended Loans/Commitments requested pursuant to the Extension Request, Term Loans, Revolving Credit Commitments, or earlier extended Extended Revolving Credit Commitments, as applicable, subject to Extension Elections shall be converted to or exchanged to Extended Loans/Commitments on a pro rata basis (subject to such rounding requirements as may be established by the Administrative Agent) based on the amount of Term Loans, Revolving Credit Commitments and earlier extended Extended Revolving Credit Commitments included in each such Extension Election or as may be otherwise agreed to in the applicable Extension Agreement. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, unless expressly agreed by the holders of each affected Existing Revolving Credit Commitment of the Specified Existing Revolving Credit Commitment Class, such Extended Revolving Credit Commitment shall not be treated more favorably than all Existing Revolving Credit Commitments of the Specified Existing Revolving Credit Commitment Class for purposes of the obligations of a Revolving Credit Lender in respect of Letters of Credit under Section 2.03, except that the applicable Extension Agreement may provide that the last day for issuing Letters of Credit or providing Swing Line Loans may be extended and the related obligations to issue Letters of Credit or Swing Line Loans may be continued (pursuant to mechanics to be specified in the applicable Extension Agreement) so long as the applicable L/C Issuer and/or Swing Line Lender has consented to such extensions (it being understood that no consent of any other Lender shall be required in connection with any such extension).

(c)            Extended Loans/Commitments shall be established pursuant to an amendment (an “Extension Agreement”) to this Agreement (which, notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Loans/Commitments established thereby) executed by the Loan Parties and the Extending Lenders (and notice thereof together with the Extension Agreement delivered to the Administrative Agent). In addition to any terms and changes required or permitted by Section 2.15(a), each Extension Agreement in respect of Extended Term Loans shall amend the scheduled amortization payments pursuant to the applicable provisions of Section 2.07(a) or the applicable Incremental Agreement or Extension Agreement, as the case may be, with respect to the Existing Class of Term Loans from which the Extended Term Loans were exchanged to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Agreement (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof). In connection with any Extension Agreement, the Initial Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Agreement, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and covering customary matters and (ii) to the effect that such Extension Agreement, including the Extended Loans/Commitments provided for therein, does not breach or result in a default under the provisions of Section 10.01 of this Agreement.

(d)            Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Term Loan Class or Class of Existing Revolving Credit Commitments is converted or exchanged to extend the related scheduled maturity date(s) in accordance with paragraph (a) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted or exchanged by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the Existing Revolving Credit Commitments of each Extending Lender under any Specified Existing Revolving Credit Commitment Class, the aggregate principal amount of such Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted or exchanged by such Lender on such date (or by any greater amount as may be agreed by the Initial Borrower and such Lender), and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitment Class and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Credit Loans of any Extending Lender are outstanding under the Specified Existing Revolving Credit Commitment Class, such Existing Revolving Credit Loans (and any related participations) shall be deemed to be converted or exchanged to Extended Revolving Credit Loans (and related participations) of the applicable Class in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments of such Class.

(e)            In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series or the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Agreement, then the Administrative Agent, the Initial Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Agreement”) within 15 days following the effective date of such Extension Agreement, as the case may be, which Corrective Extension Agreement shall (i) provide for the conversion or exchange and extension of Term Loans under the Existing Term Loan Class or Existing Revolving Credit Commitments (and related Revolving Credit Exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Credit Commitments (and related revolving credit exposure) of the applicable Extension Series into which such other Term Loans or commitments were initially converted or exchanged, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Agreement, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Initial Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Agreement described in Section 2.15(c)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.15(c).

(f)             No conversion or exchange of Loans or Commitments pursuant to any Extension Agreement in accordance with this Section 2.15 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(g)            This Section 2.15 shall supersede any provisions in Section 2.02(b) or Section 10.01 to the contrary. For the avoidance of doubt, any of the provisions of this Section 2.15 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Loans/Commitments without such Lender’s consent.

Section 2.16.          Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            The Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);

(b)            The Commitment, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately when compared to the other affected Lenders, or increases or extends the Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender;

(c)            If any L/C Obligations or participations in Swing Line Loans exist at the time such Lender becomes a Defaulting Lender then:

(i)             all or any part of the L/C Obligations or participations in Swing Line Loans of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)            if the reallocation described in clause (i) above cannot, or can only partially, be effected, the applicable Borrower shall within three (3) Business Days following notice by the Administrative Agent, (x) first repay the Swing Line Loans in an amount equal to such Defaulting Lender’s participation therein (after giving effect to any partial reallocation pursuant to clause (i) above) and (y) second Cash Collateralize for the benefit of the L/C Issuer only the applicable Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Obligations are outstanding;

(iii)           if the applicable Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;

(iv)           if the L/C Obligations or participation in Swing Line Loans of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares; and

(v)            if all or any portion of such Defaulting Lender’s L/C Obligations or participation in Swing Line Loans is neither reallocated, repaid or Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer, Swing Line Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) or in respect of Swing Line Loans with respect to such Defaulting Lender’s L/C Obligations or participation in Swing Line Loans shall be payable to the L/C Issuer or Swing Line Lender until and to the extent that such L/C Obligations or participation in Swing Line Loans are repaid, reallocated, and/or Cash Collateralized; and

(d)            So long as (i) such Lender is a Defaulting Lender and (ii) a reallocation pursuant to clauses (c)(i) or (c)(ii) above cannot be effectuated, the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances reasonably satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the applicable Borrower in accordance with Section 2.16(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).

(e)            In the event that the Administrative Agent, the Initial Borrower, the L/C Issuer and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Obligations and participations in Swing Line Loans of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Pro Rata Share; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.17.          Refinancing Amendments.

(a)            After the Restatement Date, the Initial Borrower may obtain by written notice to the Administrative Agent, from any Lender or any Replacement Lender, Refinancing Amendment Debt in respect of all or any portion of the Term Loans or Revolving Credit Loans then outstanding under this Agreement or Commitments then existing of any Class, in each case pursuant to a Refinancing Amendment. Any Replacement Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. Such notice shall set forth (x) the amount of the applicable Refinancing Amendment Debt, (y) the date on which the applicable Refinancing Amendment Debt is to become effective and (z) whether such Refinancing Amendment Debt will be made pursuant to Replacement Revolving Credit Commitments and/or Replacement Term Loans.

(b)            The Initial Borrower may seek Refinancing Amendment Debt from existing Lenders or any Replacement Lender. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.02(a), 4.02(b) and 4.02(c) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements substantially consistent with those delivered on the Restatement Date under Section 4.01.

(c)            Each incurrence of Refinancing Amendment Debt under this Section 2.17 shall be in an aggregate principal amount of not less than $5,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Amendment Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Replacement Loans and/or Replacement Revolving Credit Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Initial Borrower, to effect the provisions of this Section 2.17. For the avoidance of doubt, this Section 2.17 shall supersede any provisions in Section 10.01.

(d)            It is understood that (w) any Lender approached to provide all or a portion of Refinancing Amendment Debt may elect or decline, in its sole discretion, to provide such Refinancing Amendment Debt (it being understood that there is no obligation to approach any existing Lenders to provide any Replacement Commitment or Replacement Loan), (x) the Administrative Agent’s consent (such consent not to be unreasonably withheld) and, with respect to any Replacement Revolving Credit Commitment, the consent of each L/C Issuer that is a Lender and the Swing Line Lender shall be required with respect to any Person’s providing such Refinancing Amendment Debt if such consent would be required under Section 10.07 for an assignment of Loans or Commitments to such Person and (y) any Purchasing Borrower Party providing a Replacement Term Commitment shall be subject to the same restrictions set forth in Section 10.07(j) as it would otherwise be subject to with respect to any purchase by or assignment of Term Loans to such Purchasing Borrower Party and no Purchasing Borrower Party may provide any Replacement Revolving Credit Commitment or Revolving Credit Loan.

(e)            Upon the effectiveness of any Replacement Revolving Credit Commitments pursuant to this Section 2.17, each Revolving Credit Lender with a Revolving Credit Commitment immediately prior to such effectiveness will automatically and without further act be deemed to have assigned to each Replacement Lender with such Replacement Revolving Credit Commitment, and each such Replacement Lender will automatically and without further act be deemed to have assumed a portion of such existing Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations and any other adjustments that the Administrative Agent may deem necessary, the percentage of the aggregate outstanding participations hereunder in Letters of Credit and Swing Line Loans held by each Revolving Credit Lender (including each such Replacement Lender) will equal the percentage of such Lender’s Revolving Credit Commitment divided by the aggregate Revolving Credit Commitments.

(f)             Notwithstanding anything to the contrary set forth herein, in no event shall there be more than one (1) outstanding Revolving Credit Commitment hereunder at any time.

Section 2.18.          Open Market Purchases.

(a)            Notwithstanding anything to the contrary contained in this Agreement, the Initial Borrower may at any time and from time to time make open market or other privately negotiated purchases of Term Loans of any Class (each, an “Open Market Purchase”), so long as the following conditions are satisfied:

(i)             no Event of Default shall have occurred and be continuing on the date of such Open Market Purchase; and

(ii)            the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Initial Borrower shall automatically be canceled and retired by the Initial Borrower on the settlement date of the relevant purchase (and may not be resold).

(b)            With respect to all purchases of Term Loans made by the Initial Borrower pursuant to this Section 2.18, the Initial Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase document as agreed by the respective selling Lender).

(c)            The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.18 and hereby waive the requirements of any provision of this Agreement that may otherwise prohibit any Open Market Purchase in accordance with this Section 2.18.

Section 2.19.          Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a)            Benchmark Replacement.

Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Term Lenders and the Revolving Credit Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Initial Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Initial Borrower, the Term Lenders and the Revolving Credit Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Initial Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.19(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Term Lender or Revolving Credit Lender (or group of Term Lenders or Revolving Credit Lenders, as applicable) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19.

(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Initial Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans, or a borrowing of, conversion to or continuation of EURIBOR Rate Loans, or an RFR Borrowing or conversion to RFR Loans, as applicable, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) in the case of any request for any affected SOFR Borrowing, if applicable, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for any affected RFR Borrowing or EURIBOR Rate Borrowing, such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected RFR Loans or EURIBOR Rate Loans, at the applicable Borrower’s election, shall either (I) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of EURIBOR Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of EURIBOR Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any RFR Loan, if no election is made by the applicable Borrower by the date that is three Business Days after receipt by the Initial Borrower of such notice, the applicable Borrower shall be deemed to have elected clause (I) above; provided, further, that, with respect to any EURIBOR Rate Loan, if no election is made by the applicable Borrower by the earlier of (x) the date that is three Business Days after receipt by the Initial Borrower of such notice and (y) the last day of the current Interest Period for the applicable EURIBOR Rate Loan, the applicable Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19(h). During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

(f)             Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the EURIBOR Rate, the Adjusted EURIBOR Rate, Adjusted Daily Simple RFR, or any other Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the EURIBOR Rate, the Adjusted EURIBOR Rate, Adjusted Daily Simple RFR, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the EURIBOR Rate, the Adjusted EURIBOR Rate, Adjusted Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the EURIBOR Rate, the Adjusted EURIBOR Rate, Adjusted Daily Simple RFR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(g)            Initial Conforming Changes. In connection with the use or administration of any Benchmark, the Administrative Agent will have the right, in consultation with the Initial Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Initial Borrower, the Term Lenders and the Revolving Credit Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

(h)            Compensation for Losses. In the event of (a) the payment of any principal of any RFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default) or any EURIBOR Rate Loan or SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any RFR Loan other than on the Interest Payment Date therefor or any EURIBOR Rate Loan or SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue (as applicable) or prepay any RFR Loan, EURIBOR Rate Loan or SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any RFR Loan other than on the Interest Payment Date therefor or any EURIBOR Rate Loan or SOFR Loan other than on the last day of the Interest Period applicable thereto, in either case, as a result of a request by a Borrower pursuant to Section 3.07(a), then, in any such event, the applicable Borrower shall compensate each Term Lender and/or each Revolving Credit Lender, as the case may be, for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Term Lender or any Revolving Credit Lender, as applicable, setting forth any amount or amounts that such Term Lender or such Revolving Credit Lender, as applicable, is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Term Lender or such Revolving Credit Lender, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01.          Taxes.

(a)            Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, Other Taxes.

(c)            As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)            To the extent not paid pursuant to Section 3.01(a) or 3.01(b), the Loan Parties shall indemnify each Recipient, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Initial Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)            Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(e).

(f)             (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Initial Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(A)          any Lender that is a U.S. Person shall deliver to the Initial Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Initial Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower or the Administrative Agent), whichever of the following is applicable;

(1)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)            to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2 or Exhibit O-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Initial Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Initial Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Initial Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Initial Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Initial Borrower or the Administrative Agent as may be necessary for the Initial Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Initial Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)            If any party reasonably determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party within fifteen (15) days an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.01(g) (plus any interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            VAT. Notwithstanding anything in this Section 3.01 to the contrary:

(i)             All amounts expressed to be payable under a Loan Document by any Loan Party to a Lender or Agent which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Lender or Agent to any Loan Party under a Loan Document and such Lender or Agent is required to account to the relevant tax authority for the VAT, that Loan Party must pay to such Lender or Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Lender or Agent must promptly provide an appropriate VAT invoice to that Loan Party).

(ii)            If VAT is or becomes chargeable on any supply made by any Lender or Agent (the “Supplier”) to any other Lender or Agent (the “Specified Recipient”) under a Loan Document, and any Loan Party other than the Specified Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Specified Recipient in respect of that consideration):

(A)          (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Specified Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Specified Recipient receives from the relevant tax authority which the Specified Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)           (where the Specified Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Specified Recipient, pay to the Specified Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Specified Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)           Where a Loan Document requires any Loan Party to reimburse or indemnify a Lender or Agent for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Lender or Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)           Any reference in this Section 3.01(h) to any Loan Party shall, at any time when such Loan Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 of the United Kingdom).

(v)            In relation to any supply made by a Lender or Agent to any Loan Party under a Loan Document, if reasonably requested by such Lender or Agent, that Loan Party must promptly provide such Lender or Agent with details of that Loan Party’s VAT registration and such other information as is reasonably requested in connection with such Lender’s or Agent’s VAT reporting requirements in relation to such supply.

(i)             Each Lender agrees that, upon the occurrence of any event requiring payment of Indemnified Taxes under Section 3.01(a) or (d) with respect to a Lender, such affected Lender will, if requested by the Initial Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material unreimbursed cost or expense or economic, legal or regulatory disadvantage. The Borrowers hereby agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation.

(j)             The agreements in this Section 3.01 shall survive the resignation and/or replacement of any Agent, any assignment of rights by, or replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations.

Section 3.02.          Illegality.

(a)            If any Lender reasonably determines that due to any Change in Law after the Restatement Date it is unlawful, or that any Governmental Authority that is a court, statutory board or commission has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the RFR, Adjusted Daily Simple RFR, the EURIBOR Rate or the Adjusted EURIBOR Rate, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the RFR, Adjusted Daily Simple RFR, the EURIBOR Rate or the Adjusted EURIBOR Rate as contemplated by this Agreement or, with respect to any EURIBOR Rate Loan, any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Euros in the applicable offshore interbank market for Euros, then, upon notice thereof by such Lender to the Initial Borrower (through the Administrative Agent), (A) any obligation of such Lender to make or continue (as applicable) SOFR Loans, RFR Loans or EURIBOR Rate Loans, as applicable, in the affected Currency or Currencies or, in the case of SOFR Loans, to convert Base Rate Loans to SOFR Loans shall be suspended, (B) the interest rate applicable to Base Rate Loans made by such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c)(ii) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Initial Borrower that the circumstances giving rise to such determination no longer exist, (C) upon receipt of such notice, the Initial Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay in the case of SOFR Loans, RFR Loans and EURIBOR Rate Loans, such SOFR Loans, RFR Loans or EURIBOR Rate Loans, as applicable, that have become unlawful, or, if applicable, (i) convert all SOFR Loans of such Lender to Base Rate Loans or (ii) convert all RFR Loans, EURIBOR Rate Loans or other Loans denominated in an affected Alternative Currency, as applicable, of such Lender to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c)(ii) of the definition of “Base Rate”), (I) with respect to RFR Loans, either on the Interest Payment Date therefor, if such Lender may lawfully continue to maintain such RFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such RFR Loans to such day or (II) with respect to EURIBOR Rate Loans or SOFR Loans, either on the last day of the Interest Period therefor, if all such Lenders may lawfully continue to maintain such EURIBOR Rate Loans or SOFR Loans, as applicable, to such day, or promptly, if such Lender may not lawfully continue to maintain such EURIBOR Rate Loans or SOFR Loans, as applicable, (D) upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Sections 2.19(h) and/or 3.05, as applicable. Each Lender agrees to designate a different Applicable Lending Office if such designation will avoid the need for any such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

(b)            If any provision of this Agreement or any of the other Loan Documents would obligate any Borrower to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law, then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law.

Section 3.03.          Inability to Determine Rates. Subject to Section 2.19, if (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, (ii) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Daily Simple RFR” cannot be determined pursuant to the definition thereof, (iii) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted EURIBOR Rate” cannot be determined pursuant to the definition thereof or (iv) (A) with respect to any such Revolving Credit Loan denominated in an Alternative Currency, a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (B) the Required Term Lenders determine that for any reason in connection with any request for a Term Loan that is a SOFR Loan or a conversion thereto or a continuation (as applicable) thereof that Adjusted Term SOFR for any requested Interest Period with respect to such proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan or (C) the Required Revolving Credit Lenders determine that for any reason in connection with any request for a Revolving Credit Loan that is a SOFR Loan, a EURIBOR Rate Loan or an RFR Loan, as the case may be, or a conversion thereto or a continuation (as applicable) thereof that Adjusted Term SOFR, the Adjusted EURIBOR Rate or Adjusted Daily Simple RFR, as applicable, for any requested Interest Period with respect to such proposed SOFR Loan, EURIBOR Rate Loan or RFR Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan and, in each case in this clause (iv), such Lenders have provided notice of such determination to the Administrative Agent, then, in each case in clauses (i) through (iv) above, the Administrative Agent will promptly so notify the Initial Borrower and each applicable Lender. Thereafter, the obligation of the Lenders to make or maintain EURIBOR Rate Loans, RFR Loans or SOFR Loans, as applicable, in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue (as applicable) any Loan as a EURIBOR Rate Loan, an RFR Loan or a SOFR Loan, as applicable, in each such Currency, shall be suspended (to the extent of the affected EURIBOR Rate Loans, RFR Loans or SOFR Loans or, in the case of SOFR Loans or EURIBOR Rate Loans, the affected Interest Periods, as applicable) until the Administrative Agent (with respect to clause (iv) above, upon the instruction of the Required Term Lenders or the Required Revolving Credit Lenders, respectively) revokes such notice. Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation (as applicable) of EURIBOR Rate Loans, RFR Loans or SOFR Loans in each such affected Currency (to the extent of the affected EURIBOR Rate Loans, RFR Loans or SOFR Loans or, in the case of SOFR Loans or EURIBOR Rate Loans, the affected Interest Periods), or, failing that, (A) in the case of any request for an affected SOFR Borrowing, the applicable Borrower will be deemed to have converted such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) in the case of any request for an affected RFR Borrowing, EURIBOR Rate Borrowing or other borrowing in an Alternative Currency, then such request shall be ineffective and (ii)(A) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (B) any outstanding affected Loans denominated in an Alternative Currency, at the applicable Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of EURIBOR Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of EURIBOR Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by such Borrower by the date that is the earlier of (x) three Business Days after receipt by such Borrower of such notice or (y) with respect to a EURIBOR Rate Loan, the last day of the current Interest Period, such Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19(h) and/or 3.05, as applicable. Subject to Section 2.19, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c)(ii) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 3.04.             Increased Cost and Reduced Return; Capital Adequacy.

(a)            If any Lender determines that as a result of any Change in Law after the Restatement Date, there shall be any actual increase in the cost to such Lender of agreeing to make or making, funding or maintaining any EURIBOR Rate Loan, SOFR Loan or RFR Loan or issuing or participating in Letters of Credit or Swing Line Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount related to (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” (iii) Connection Income Taxes or (iv) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) Business Days after demand by such Lender setting forth in reasonable detail such actual increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such actual Lender for such increased cost or reduction.

(b)            If any Lender determines that as a result of a Change in Law regarding capital adequacy or liquidity requirements after the Restatement Date, has the effect of reducing the actual rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity requirements and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such actual reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the applicable Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)            The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan, RFR Loan or EURIBOR Rate Loan, as applicable, equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the SOFR Loans, RFR Loans or EURIBOR Rate Loans, as applicable, such actual additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Initial Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d)            Subject to Section 3.06(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e)            If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Initial Borrower, use commercially reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

(f)            Notwithstanding anything in this Section 3.04 to the contrary, no Lender shall receive compensation pursuant to this Section 3.04, unless such Lender is generally seeking compensation from other borrowers in the U.S. leveraged loan market with respect to its similarly affected loans under agreements with such borrowers having provisions similar to this Section 3.04.

Section 3.05.             Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers jointly and severally shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense (but excluding, for the avoidance of doubt, any lost profits) incurred by it as a result of any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by such Borrower, including any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees actually paid to terminate the deposits from which such funds were obtained.

Section 3.06.          Matters Applicable to All Requests for Compensation.

(a)            Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Initial Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)            With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, no Borrower shall be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Initial Borrower of the event that gives rise to such claim; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by any Borrower under Section 3.04, such Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make RFR Loans, or to make or continue EURIBOR Rate Loans or SOFR Loans from one Interest Period to another, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)            If the obligation of any Lender to make any RFR Loan or to make or continue any EURIBOR Rate Loan or SOFR Loan from one Interest Period to another, or to convert Base Rate Loans into SOFR Loans, shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s (x) RFR Loans and EURIBOR Rate Loans, as applicable, denominated in an Alternative Currency shall be automatically converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and (y) SOFR Loans shall be automatically converted into Base Rate Loans (i) on the last day(s) of the then current Interest Period(s) for such EURIBOR Rate Loans or SOFR Loans or (ii) on the Interest Payment Date for RFR Loans (or, in each case, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i)             to the extent that such Lender’s RFR Loans, EURIBOR Rate Loans or SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s RFR Loans, EURIBOR Rate Loans or SOFR Loans, as applicable, shall be applied instead to its Base Rate Loans; and

(ii)            all Loans that would otherwise be (x) made by such Lender as RFR Loans denominated in an Alternative Currency or made or continued from one Interest Period to another by such Lender as EURIBOR Rate Loans denominated in an Alternative Currency shall, in each case, be made or continued (as applicable) instead as Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) or (y) made or continued from one Interest Period to another by such Lender as SOFR Loans shall, in each case, be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans shall remain as Base Rate Loans.

(d)            If any Lender gives notice to the Initial Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s SOFR Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to SOFR Loans on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, in each case, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07.          Replacement of Lenders under Certain Circumstances.

(a)            If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make EURIBOR Rate Loans, SOFR Loans or RFR Loans as a result of any condition described in Section 3.02, or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender is a Non-Consenting Lender, then the Initial Borrower may, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be waived by the Administrative Agent in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided, further, that in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents. Subject to Section 3.07(c), if any Lender that acts as an L/C Issuer or a Swing Line Lender is replaced pursuant to this Section 3.07(a), such Lender shall also be replaced in its capacity as an L/C Issuer or a Swing Line Lender contemporaneously therewith in accordance with the terms of this Section 3.07(a).

(b)            Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register and (ii) deliver Notes, if any, evidencing such Loans to the Initial Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption, and any amounts owing to the assigning Lender (other than a Defaulting Lender) under Sections 2.19(h) and/or 3.05, as applicable, as a consequence of such assignment shall have been paid by the applicable Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the applicable Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)            Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer or Swing Line Lender (x) may not be replaced hereunder at any time that it has any Letter of Credit or Swing Line Loan outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) or Swing Line Lender have been made with respect to each such outstanding Letter of Credit or Swing Line Loan and (y) may not be replaced unless all outstanding amounts then owing to it in respect of Letters of Credit issued by it (including, without limitation, any reimbursement obligations or Letter of Credit fees) or Swing Line Loans (together with any applicable fees in respect thereof) shall first have been paid in full and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)            In the event that (i) any Borrower or the Administrative Agent has requested that the Lenders consent to a departure, termination, discharge or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans, or with respect to the Facilities as a whole and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e)            Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.07 may be effected pursuant to an Assignment and Assumption executed by the Initial Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 3.08.          Survival. Each Borrower’s obligations under Section 3.01, Section 3.04, Section 3.06 and Section 3.07 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01.          Conditions to Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver) of the following conditions precedent:

(a)            The Administrative Agent’s (or its counsel’s) receipt of the following in form and substance reasonably satisfactory to the Administrative Agent, each properly executed by a Responsible Officer of the signing Loan Party:

(i)             executed counterparts of this Agreement and the Guaranty (described in clause (a) of the definition of such term);

(ii)            the Perfection Certificate, duly executed by each Loan Party;

(iii)           executed counterparts of each Collateral Document set forth on Schedule 1.01(B), together with (except as provided in such Collateral Documents or in Schedule 1.01B and subject to the Agreed Security Principles):

(A)          to the extent not already provided pursuant to the Collateral Documents as of the Restatement Date, certificates, if any, representing the pledged equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the pledged debt referred to therein endorsed in blank; and

(B)           evidence that all financing statements (or equivalent) under the Uniform Commercial Code and short-form intellectual property security agreement have been filed or are otherwise in a form appropriate for filing;

(C)           evidence that all other actions, recordings and filings required by the Collateral Documents on or before the Restatement Date or that the Administrative Agent may deem reasonably necessary in accordance with the Agreed Security Principles shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv)           for each Loan Party, a certificate of the secretary, assistant secretary, director, managing director (where applicable) or authorized signatory of each Loan Party dated as of the Restatement Date, certifying:

(A)          as to copies of each Organizational Document of such Loan Party certified, to the extent customary in the applicable jurisdiction, as of a recent date by the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, as applicable, being in full force and effect without modification or amendment;

(B)           as to copies of signature and incumbency certificates of the Responsible Officers or other authorized signatory of such Loan Party executing the Loan Documents to which it is a party being in full force and effect without modification or amendment;

(C)           as to copies of resolutions (or excerpts thereof) of the board of directors or similar governing body or the shareholders or a certificate of a director of such Loan Party, to the extent applicable or customary in the relevant jurisdiction approving and authorizing (or evidencing the approval and authorization of) (1) the execution, delivery (to the extent applicable) and performance of the Loan Documents to which it is a party and the guarantees of the Obligations and the security granted therefor, and (2) in the case of the Initial Borrower, the extensions of credit and incurrence of the other Obligations;

(D)           as to copies of a good standing certificate (to the extent available, or such other customary functionally equivalent certificates, in each case, if customary in the applicable jurisdiction) of such Loan Party (in so-called “long-form” if available) as of a recent date, from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, as applicable, being in full force and effect without modification or amendment; and

(E)            in the case of the Loan Parties that are not organized or incorporated in the United States, a state or territory thereof or the District of Columbia, that the borrowing, guarantee, or granting of Liens with respect to the Loans or any of the other Obligations would not cause any borrowing, guarantee, security or similar limit binding on such Loan Party to be exceeded;

(v)            a certificate, in the form of Exhibit N, attesting to the solvency of GBT and its Subsidiaries (on a consolidated basis) on the Restatement Date after giving effect to the Transactions, from the Chief Financial Officer of GBT;

(vi)           any Notes requested by the Administrative Agent on behalf of any Lender at least three (3) Business Days prior to the Restatement Date; and

(vii)          a Committed Loan Notice relating to the initial Credit Extensions.

(b)            The Administrative Agent shall have received the following opinions dated as of the Restatement Date, in each case, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and its counsel and covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request prior to the date of this Agreement:

(i)             Loyens & Loeff, as special Dutch counsel for the Loan Parties;

(ii)            Walkers (Jersey) LLP, as special Jersey counsel for the Agents;

(iii)           Simpson Thacher & Bartlett LLP, as special English counsel for the Agents;

(iv)           Skadden, Arps, Slate, Meagher & Flom LLP, as special New York and Delaware counsel for the Loan Parties; and

(v)            Fennemore Law, as special Nevada counsel for the Loan Parties.

(c)            All fees and expenses required to be paid on the Restatement Date pursuant to the Engagement Letter, and reasonable out-of-pocket expenses required to be paid on the Restatement Date pursuant to the Engagement Letter, to the extent invoiced at least two (2) Business Days prior to the Restatement Date (except as otherwise agreed by GBT) shall, substantially concurrently with the initial Borrowing under the Restatement Date Term Facility, have been paid (which amounts may, at the Initial Borrower’s option, be offset against the proceeds of the Facilities).

(d)            The representations and warranties of the Initial Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the Restatement Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e)            The Administrative Agent shall have received copies of recent Lien (including tax Lien), judgment and bankruptcy searches in each jurisdiction of incorporation, organization or formation, as applicable, of each Loan Party, to the extent customarily available.

(f)             The Lead Arrangers shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements and (iii) that certain financial model and projections of GBT, dated as of a date prior to the Restatement Date.

(g)            The Administrative Agent and the Lead Arrangers shall have received, at least three (3) Business Days prior to the Restatement Date (or such shorter period agreed by the Administrative Agent), all documentation and other information about the Initial Borrower and the Guarantors as has been reasonably requested by the Administrative Agent or the Lead Arrangers in writing at least ten (10) days prior to the Restatement Date that the Administrative Agent and the Lead Arrangers reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(h)            No Default or Event of Default shall exist or would result from the Credit Extensions proposed to be made on the Restatement Date or from the application of the proceeds therefrom.

(i)             The Administrative Agent shall have received a certificate, dated the Restatement Date and signed by a director of the Initial Borrower confirming the applicable requirements of Sections 4.01(d) and 4.01(h) have been satisfied on or prior to the Restatement Date.

(j)             Prior to or concurrently with the Restatement Date, (i) all amounts outstanding under, and all other amounts due in respect of the Term Loans (as defined in the Existing Credit Agreement) (including any accrued and unpaid interest thereon) outstanding under the Existing Credit Agreement immediately prior to giving effect to this Agreement, shall have been repaid in full and (ii) all accrued and unpaid fees and interest owing to the Existing Revolving Credit Lenders in respect of the Revolving Credit Loans or Revolving Credit Commitments (each, as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to giving effect to this Agreement, in each case, shall have been paid in full pursuant to procedures reasonably satisfactory to the Administrative Agent.

Section 4.02.          Conditions to All Subsequent Credit Extensions. Except in the case of the initial Credit Extensions, the obligation of each Lender to honor any Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of EURIBOR Rate Loans or SOFR Loans and (ii) borrowings made pursuant to Section 2.14 or Section 2.15, which may be subject to different conditions precedent and representations but only if so agreed by the Initial Borrower and the applicable Lenders making such borrowings) is subject to the following conditions precedent:

(a)            The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b)            No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)            The Administrative Agent and, if applicable, the relevant L/C Issuer or Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each such Request for Credit Extension (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of EURIBOR Rate Loans or SOFR Loans, and (ii) borrowings made pursuant to Section 2.14 or Section 2.15, which may be subject to different conditions precedent and representations but only if so agreed by the Initial Borrower and the applicable Lenders making such borrowings) submitted by the applicable Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) will be satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

Each Loan Party represents and warrants to the Agents and the Lenders, in each case, after giving effect to the consummation of the Transactions, that:

Section 5.01.          Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) solely in the case of each Loan Party, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in this Section 5.01 (other than, with respect to any Loan Party, clauses (a) and (b)(ii)), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02.          Authorization; No Contravention. The Transactions and the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) conflict with or contravene the terms of any of such Person’s Organizational Documents, (b) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in clauses (b) or (c), to the extent that such conflict, breach, contravention or payment or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03.          Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the Transactions, (b) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or (c) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or the perfection of the Liens created under the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (x) duly obtained, taken, given or made and are in full force and effect or (y) set out as qualifications or reservations in any legal opinions delivered in connection with this Agreement and/or the other Loan Documents or (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04.          Binding Effect. Each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, (iii) the making or the procuring of the appropriate registration, filings, endorsements, notarizations, stampings or notifications of the Loan Documents as specifically contemplated by the relevant Loan Document, (iv) the time barring of claims under applicable law and defenses of set-off or counterclaim and/or (v) any matters which are set out as qualifications or reservations in any legal opinions delivered to the Secured Parties under or in connection with this Agreement.

Section 5.05.          Financial Statements; No Material Adverse Effect.

(a)            The Audited Financial Statements and Unaudited Financial Statements fairly present in all material respects the financial condition of GBT and its consolidated Subsidiaries as of the dates thereof and its results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except (i) to the extent provided in the notes thereto subject, in the case of the Unaudited Financial Statements, to changes resulting from audit, normal year-end audit adjustments and to the absence of footnotes and (ii) as otherwise disclosed to the Administrative Agent prior to the Restatement Date.

(b)            Since December 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06.          Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of GBT or the Initial Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against GBT or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.07.          Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good and defensible title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property (other than IP Rights) material to the operation of its business, free and clear of all Liens except (i) for those created under the Collateral Documents, (ii) for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes (iii) for Liens permitted under the Loan Documents and (iv) where the failure to have such title or other interest would not reasonably be expected to interfere with its ability to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08.          Environmental Compliance.

(a)            There are no actions, suits or proceedings pending or, to the knowledge of GBT or the Initial Borrower, threatened in writing against GBT, any Borrower or any Restricted Subsidiary alleging violation of, or liability under, any applicable Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there has been no Release of Hazardous Materials by GBT, any Borrower or any Restricted Subsidiary at, on, under or from any location or, to the knowledge of GBT or the Initial Borrower, by any other Person at any property owned, leased or operated by GBT, any Borrower or any Restricted Subsidiary, in either case in a manner which would reasonably be expected to give rise to liability or obligations under applicable Environmental Laws.

(c)            Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, GBT, the Borrowers and the Restricted Subsidiaries are in compliance with all applicable Environmental Laws.

(d)            Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, to the knowledge of GBT and the Initial Borrower, no conditions or facts exist that would reasonably be expected result in liability under, or impose an obligation with respect to, Environmental Law.

Section 5.09.          Taxes.

(a)            (i) GBT, each Borrower and each Restricted Subsidiary have timely filed or caused to be filed all material Tax returns and reports required to be filed with the appropriate Governmental Authority; (ii) all such Tax returns are true and correct in all material respects; and (iii) all Taxes, charges or other imposition reflected therein or otherwise due and payable have been paid or caused to be paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment except for payments for (x) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP (or in conformity with IFRS (or, with respect to a Restricted Subsidiary that is a Foreign Subsidiary, other generally accepted accounting principles that are (x) applicable in such Restricted Subsidiary’s jurisdiction of organization and (y) ordinarily used by such Restricted Subsidiary to maintain its individual books and records), or (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(b)            Except as would not reasonably be expected to have a Material Adverse Effect, no Tax return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority.

Section 5.10.          Compliance with ERISA and other Pension Laws; Labor Matters.

(a)            Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Pension Plan is in compliance in with the applicable provisions of ERISA, the Code and other federal or state Laws, and (ii) each Foreign Plan established, sponsored or maintained by any Loan Party has been registered, established, invested, administered and maintained in compliance with all applicable Laws. The present value of all accumulated benefit obligations under all Pension Plans (based on those assumptions used to fund such Pension Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by an amount, which, if all of such Pension Plans were terminated, would result in a Material Adverse Effect.

(b)            (i) No ERISA Event has occurred or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan, (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and (iv) no Foreign Pension Event has occurred or is reasonably expected to occur, except, with respect to each of the foregoing clauses of this Section 5.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.11.          Subsidiaries; Equity Interests.

(a)            As of the Restatement Date and after giving effect to the Transactions occurring on the Restatement Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in GBT and its Subsidiaries have been validly issued, and to the extent such concepts exist with respect to such Equity Interests, are fully paid and nonassessable and all Equity Interests owned by GBT or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted by Section 7.01.

(b)            As of the Restatement Date and after giving effect to the Transaction occurring on the Restatement Date, Schedule 5.11 sets forth (x) the legal name and jurisdiction of incorporation, formation, organization, as the case may be, of each Subsidiary, (y) sets forth the ownership interest of GBT, each Borrower and any of their Restricted Subsidiaries in each of their Subsidiaries, including the class and percentage of ownership of such Equity Interests (on an “as-converted” or “as-exercised” basis) and (z) identifies each Person the Equity Interests of which are required to be pledged on the Restatement Date pursuant to the Agreed Security Principles.

(c)            Except for the Wholly Owned Subsidiaries of the Loan Parties and non-Wholly Owned Material Subsidiaries of the Loan Parties previously disclosed to the Administrative Agent in writing, as of the Restatement Date, the Loan Parties do not have any other Wholly Owned Subsidiaries or non-Wholly Owned Material Subsidiaries. To the knowledge of the Loan Parties, as of the Restatement Date, there are no, outstanding material warrants, options or other rights entitling any Person (other than a Loan Party or its Subsidiaries) to purchase or acquire any material portion of the Equity Interests (of the type referred to in clause (a) of such definition) in any Material Subsidiary.

Section 5.12.          Margin Regulations; Investment Company Act.

(a)            As of the Restatement Date, none of the Collateral is comprised of any margin stock. No Loan Party is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation T, U or X of the FRB.

(b)            None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.13.          Disclosure.

(a)            As of the Restatement Date, no written report, financial statement, certificate or other written information furnished by GBT, any Borrower, any of their respective Restricted Subsidiaries or any of their respective authorized representatives in writing to any Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein (in each case, as modified or supplemented by other information so furnished prior to the date on which this representation and warranty is made or deemed made) contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein (taken as a whole) not materially misleading (after giving effect to all supplements so furnished prior to the time such statements were made) in light of the circumstances under which such statements were made; it being understood and agreed that for purposes of this Section 5.13(a), such written reports, financial statements, certificates or other written information shall not include projections (including financial estimates, budgets, forecasts and other forward-looking information), pro forma financial information or information of a general economic or industry specific nature.

(b)           The projections, taken as a whole, contained in the information and data referred to in Section 5.13(a) were prepared in good faith based upon estimates and assumptions believed by GBT and the Initial Borrower to be reasonable at the time made; it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of GBT, the Initial Borrower and the Restricted Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

Section 5.14.          Intellectual Property; Licenses, Etc. Each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, technology, software, trade secrets, know-how, database rights, design rights and all other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and the use thereof by such Loan Party and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except to the extent such failures to own, license or possess or any such infringements, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim, proceeding or litigation regarding any such IP Rights is pending or, to the knowledge of any Loan Party, threatened in writing against any Loan Party or its Subsidiary, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.15.          Solvency. On the Restatement Date after giving effect to the Transactions occurring on the Restatement Date, and immediately following the making of each Credit Extension and after giving effect to the application of the proceeds thereof, GBT, the Borrowers and their Subsidiaries, on a consolidated basis are and will continue to be Solvent.

Section 5.16.          Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral (and solely in the case of Collateral Documents executed by a UK Loan Party and their enforceability against Persons other than such UK Loan Party itself, subject only to any necessary registration under section 859A of the United Kingdom Companies Act 2006), except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected first-priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than any Lien that is permitted by Section 7.01.

Section 5.17.          Use of Proceeds. The proceeds of the Restatement Date Term Loans and the Revolving Credit Loans shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. The proceeds of the Term B-1 Loans made on Amendment No. 1 Effective Date shall be used to refinance in full the Restatement Date Term Loans and to pay any fees and expenses incurred in connection therewith. The proceeds of the Term B-2 Loans (other than the Incremental Term B-2 Loans) made on Amendment No. 2 Effective Date shall be used to refinance in full the Term B-1 Loans and to pay any fees and expenses incurred in connection therewith. The proceeds of the Incremental Term B-2 Loans made on the Amendment No. 2 Effective Date shall be used for ongoing working capital requirements of GBT and its Subsidiaries and for general corporate purposes (including to fund Permitted Acquisitions or any other acquisitions not prohibited by the Loan Documents).

Section 5.18.          Anti-Corruption Laws and Sanctions.

(a)            GBT has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by GBT, its Subsidiaries and their respective directors, officers, and employees with applicable Anti-Corruption Laws and applicable Sanctions. Each of the Loan Parties, their respective Subsidiaries and any officers and directors of any Loan Party or Subsidiary and, to the knowledge of the Loan Parties, the respective employees, agents, affiliates and representatives of any Loan Party or Subsidiary, are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that has had, has resulted in or would reasonably be expected to result in GBT or any Subsidiary being designated as a Sanctioned Person. None of GBT, any Subsidiary or any officers and directors of any Loan Party or Subsidiary or, to the knowledge of GBT or such Subsidiary, any employee, agent, affiliate or representative of any Loan Party or Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(b)            None of the Loan Parties will, directly or to its knowledge indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund or facilitate any activities or business of or with any Sanctioned Person, or otherwise in any country or territory, that, at the time of such funding, is a Sanctioned Country , except to the extent that such activities or business may be lawfully conducted by U.S. Persons under applicable Sanctions, (ii) in any other manner that would result in a violation of applicable Sanctions by any Person participating in this Agreement, or (iii) for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity for a Governmental Authority, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable Anti-Corruption Law.

(c)            No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any applicable Anti-Corruption Law or any applicable Sanctions and none of the Loan Parties will, directly or to its knowledge indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, if such proceeds would be used in a manner that would violate applicable Anti-Corruption Laws or any applicable Sanctions.

Section 5.19.          USA PATRIOT Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

ARTICLE VI

Affirmative Covenants

Until the Final Termination Date, each Loan Party shall, and shall cause each Restricted Subsidiary to:

Section 6.01.          Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)            as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of GBT, an audited consolidated balance sheet of GBT and its consolidated Subsidiaries as at the end of such fiscal year, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and except with respect to any reconciliation required in connection therewith, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall (i) be prepared in accordance with generally accepted auditing standards and (ii) not be subject to any “going concern” or like qualification (other than an emphasis of matter paragraph) (other than with respect to, or resulting from, (x) an upcoming maturity date under any indebtedness that is scheduled to occur within eighteen (18) months from the time such report and opinion are delivered, (y) any actual or potential default or event of default of, or inability to satisfy, any financial covenant under this Agreement and/or any other Indebtedness and/or (z) exceptions for qualifications relating to change in accounting principles or practices reflecting a change in GAAP and required or approved by such independent certified public accountants) or any qualification or exception as to the scope of such audit;

(b)            commencing with the fiscal quarter ended June 30, 2024, as soon as available, but in any event, within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of GBT, a consolidated balance sheet of GBT and its consolidated Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of GBT as fairly presenting in all material respects the financial condition, results of operations and cash flows of GBT and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and to the absence of footnotes; and

(c)            substantially concurrently with the delivery of any Compliance Certificate pursuant to Sections 6.02(a) below, if GBT has any Unrestricted Subsidiaries, consolidating information (which need not be audited and may be in narrative form) that explains in reasonable detail the differences between the financial information relating to GBT and its consolidated Subsidiaries, on the one hand, and the financial information relating to GBT and the Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of GBT and its consolidated Subsidiaries by furnishing,) if applicable, GBT’s Form 10-K, 10-Q, Annual Information Form and quarterly financial statements, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

Section 6.02.          Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender (subject to Section 10.02(b)):

(a)            no later than five (5) days after the delivery of the financial statements pursuant to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of GBT (i) stating that such Responsible Officer has obtained no knowledge that a Default has occurred that is continuing as of the date of such Compliance Certificate (except as set forth in such certificate) and, if a Default exists at such time, describing such Default and any action taken or proposed to be taken with respect thereto in reasonable detail, (ii) stating whether any change in GAAP or in the application thereof or any other Accounting Change has occurred since the date of the audited financial statements referred to in Section 5.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iii) certifying whether or not the Guarantor Coverage Test was satisfied as of such Guarantor Coverage Test Date (as determined in accordance with Section 6.10(b));

(b)            promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which GBT files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)            together with the delivery of each Compliance Certificate pursuant to Section 6.02(a) delivered in connection with the financial statements pursuant to Section 6.01(a), (i) a report setting forth the information required by Section 3.03 of the NY Law Security Agreement (or confirming that there has been no change in such information since the Restatement Date or the date of the last Compliance Certificate), (ii) a list of Subsidiaries that identifies each Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Restatement Date or the date of the last such list and (iii) such other information required by the Compliance Certificate;

(d)            [reserved];

(e)            with reasonable promptness, but subject to the limitations set forth in the last sentence of Section 6.09 and Section 10.08, such other information (financial or otherwise) as is reasonably requested in writing from time to time by the Administrative Agent on its own behalf or on behalf of any Lender; and

(f)             concurrently with delivery of the financial statements pursuant to Sections 6.01(a) and (b), delivery of a copy of management’s discussion and analysis of the financial condition and results of operations of GBT and its consolidated Subsidiaries for such fiscal quarter or fiscal year, as compared to the previous fiscal quarter or fiscal year, as applicable.

Documents required to be delivered pursuant to Section 6.01 and Sections 6.02(a), (b), (c) and (f) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System, or posted on behalf of any Borrower (or any Parent Entity) to the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent; provided that GBT or the Initial Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Administrative Agent. The Administrative Agent shall have no responsibility to monitor compliance by any Borrower, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

Notwithstanding the foregoing, the Loan Parties shall have no obligation to (i) disclose information in violation of confidentiality restrictions dictated by applicable law or by a Governmental Authority or (ii) disclose any information (x) that is privileged legal advice or constitutes attorney work product, or (y) the disclosure of which would cause a breach of a fiduciary duty or binding non-disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this Section 6.02.

Section 6.03.          Notices. Promptly after a Responsible Officer of any Loan Party obtains actual knowledge thereof, notify the Administrative Agent in writing:

(a)            of the occurrence of any Default or Event of Default, except to the extent the Administrative Agent shall have furnished the Initial Borrower written notice thereof;

(b)            of the filing, commencement or pendency of any action, suit or proceeding (including, without limitation, pursuant to any applicable Environmental Laws) against GBT, the Borrowers or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, would reasonably be expected to result in a Material Adverse Effect;

(c)            of the occurrence of any ERISA Event or a Foreign Pension Event, in each case, that would reasonably be expected to have a Material Adverse Effect;

(d)            of any other development that would reasonably be expected to have a Material Adverse Effect; and

(e)            of any announcement of any change in a Debt Rating that would cause the Applicable Rate to change.

Each notice delivered under this Section 6.03 shall be accompanied by a statement of a Responsible Officer of GBT setting forth, in reasonable detail, a description of the event or development requiring such notice and any action taken or proposed to be taken by the applicable Loan Party or Subsidiary with respect thereto.

Notwithstanding the foregoing, the Loan Parties shall have no obligation to (i) disclose information in violation of confidentiality restrictions dictated by applicable law or by a Governmental Authority or (ii) disclose any information (x) that is privileged legal advice or constitutes attorney work product, or (y) the disclosure of which would cause a breach of a fiduciary duty or a binding non-disclosure agreement with a third party to the extent such agreement is not made in contemplation of the avoidance of this Section 6.03.

Section 6.04.          Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization (except as otherwise permitted hereunder) and (b) take all reasonable action to maintain all rights, privileges (including its good standing (to the extent such concept is applicable in the relevant jurisdiction)), permits, licenses and franchises necessary in the normal conduct of its business, except in the case of clauses (a) and (b), (i) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect (other than with respect to the legal existence of any Borrower, GBT, any other Loan Party that is a Material Subsidiary or any Intermediate Holding Company) or (ii) pursuant to any merger, amalgamation, consolidation, liquidation, dissolution or other transaction permitted by Section 7.04 or Section 7.05; provided that this Section 6.04 shall not prohibit the delisting of any publicly listed company acquired by any Loan Party or Restricted Subsidiary pursuant to a transaction otherwise permitted under this Agreement or the reregistration of any such entity as a private limited liability company (or other applicable non-public entity).

Section 6.05.          Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties, rights and equipment material to the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all reasonably necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06.          Maintenance of Insurance. Maintain with financially sound and reputable insurance companies (in the good faith determination of GBT and the Initial Borrower), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business in the same or similar locations, of such types and in at least such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as GBT, the Borrowers and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons (in the good faith determination of GBT and the Initial Borrower).

Section 6.07.          Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments of any Governmental Authority applicable to it or to its business or property (including, without limitation, Environmental Laws and ERISA), except if the failure to comply therewith would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that each Loan Party and Restricted Subsidiary shall comply in all material respects with applicable Anti-Corruption Laws, applicable Sanctions and applicable anti-money laundering laws. Maintain in effect policies and procedures reasonably designed to ensure compliance by GBT, the Borrowers, their Subsidiaries and their respective directors, officers and employees with applicable Anti-Corruption Laws and applicable Sanctions.

Section 6.08.          Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of GBT, such Borrower or such Restricted Subsidiary, as the case may be; it being agreed that (i) any Foreign Subsidiary may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in the jurisdiction of organization or formation of such Foreign Subsidiary, and (ii) GBT and its Restricted Subsidiaries shall only be required to provide such books of record and account in accordance with and to the extent required by the standards set forth in Section 6.09.

Section 6.09.          Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to, at the Initial Borrower’s expense (subject to the limitations below and subject to any restrictions or limitations in any applicable lease, sublease or other written occupancy arrangement to which any Loan Party or Restricted Subsidiary is a party) visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Initial Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Initial Borrower; provided that, excluding any such visits and inspections during the continuation of a Specified Event of Default or an Event of Default under Section 8.01(b)(ii) (solely with respect to the Financial Covenant), (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 6.09 and (b) the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year; provided, further, that when a Specified Event of Default or an Event of Default under Section 8.01(b) (solely with respect to the Financial Covenant) exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Initial Borrower at any time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give GBT, the Initial Borrower or any Parent Entity thereof (to the extent requested by such Parent Entity) the opportunity to participate in any discussions with GBT’s or the Initial Borrower’s independent public accountants. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Loan Parties, their Subsidiaries and their respective assets for internal use by the Administrative Agent and the Lenders in connection with the transactions contemplated by the Loan Documents, subject to Section 10.08.

Notwithstanding anything to the contrary in this Section 6.09 or any other provision of any Loan Document, none of GBT, any Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets, commercially sensitive information or non-financial proprietary information; (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would result in a waiver or loss of, or otherwise jeopardize, any attorney-client or similar privilege or any attorney work product protection; provided that, in the case of this clause (ii), to the extent such information would have otherwise been specifically required to be provided pursuant to this Agreement, GBT and the Borrowers shall use commercially reasonable efforts to allow for such disclosure (or as much of it as possible) in a manner that would not result in a waiver or loss of, or otherwise jeopardize, such privilege or protection; or (iii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by or would violate any Law, any binding agreement, or any obligation of confidentiality from a third-party binding on any Loan Party or any Subsidiary so long as such confidentiality obligation was not entered into in contemplation of the avoidance of disclosure pursuant hereto; provided that, in the case of this clause (iii), to the extent such information would have otherwise been specifically required to be provided pursuant to this Agreement, GBT and the Borrowers shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon any Loan Party obtaining knowledge that such information is being withheld pursuant to this clause (iii) (but solely if providing such notice would not violate such obligation of confidentiality, any other binding agreement or any applicable Law, rule or regulation).

Section 6.10.          Additional Guarantors; Collateral.

(a)            Subject to the limitations set forth herein and in the Agreed Security Principles and in the Collateral Documents, each Loan Party will (i) take, or cause to be taken, all actions (limited to commercially reasonable actions, where so stated in the Agreed Security Principles and in the Collateral Documents) necessary or reasonably requested by the Administrative Agent or Collateral Agent to ensure that the requirements set forth in the Agreed Security Principles are satisfied when required to be satisfied and (ii) promptly following the reasonable request by the Administrative Agent or the Collateral Agent (x) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (y) do, execute, acknowledge, deliver, record, re-record, file, refile, register and re-register such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement, the Agreed Security Principles and the Collateral Documents, including, subject to the Agreed Security Principles, to (A) subject to the Liens created by any of the Collateral Documents any of the property, rights or interests covered by any of the Collateral Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (C) to convey, grant, assign, transfer, preserve, protect and confirm to the Secured Parties the rights now or hereafter granted to the Secured Parties; provided that, notwithstanding anything to the contrary in this Agreement or in the Loan Documents, neither any Loan Party nor any Subsidiary shall have any obligation to perfect Liens in any patents, trademarks, copyrights or other intellectual property created, registered or applied-for in any jurisdiction other than the United States (other than upon and during the continuation of an Event of Default, as expressly set forth in the Agreed Security Principles).

(b)           As of each Guarantor Coverage Test Date, ensure that no less than 70% of Consolidated EBITDA of GBT and its Subsidiaries for the Test Period ending on such Guarantor Coverage Test Date shall be attributable, in the aggregate, to GBT and each Restricted Subsidiary that is a Loan Party as of such Guarantor Coverage Test Date (or that became a Loan Party after such date but on or prior to the relevant Guarantor Coverage Certification Date) (the requirements set forth in this clause (b) being referred to herein as the “Guarantor Coverage Test”); provided that:

(i)             solely for purposes of any calculation of the Guarantor Coverage Test pursuant to this Section 6.10(b), Consolidated EBITDA, as applicable, shall be determined as if references to GBT and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to GBT and all of its Subsidiaries; and

(ii)            the failure to satisfy the Guarantor Coverage Test as of any Guarantor Coverage Test Date will not constitute a Default or Event of Default if, (x) no later than thirty (30) days after the relevant Guarantor Coverage Certification Date (or such later date as the Administrative Agent shall approve in its reasonable discretion), one or more Restricted Subsidiaries (sufficient to have satisfied the Guarantor Coverage Test as of the relevant Guarantor Coverage Test Date had such entities been Loan Parties as of such date) shall have become additional Guarantors by executing and delivering to the Agents a supplement or joinder to the Guaranty and will provide to the Administrative Agent, all documentation and other information about such additional Guarantor as has been reasonably requested by the Administrative Agent or any of the Lenders in writing that the Administrative Agent or such Lender reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and (y) no later than sixty (60) days (or such later date as the Administrative Agent shall approve in its reasonable discretion) after the relevant Guarantor Coverage Certification Date, such additional Guarantors shall take, or cause to be taken, all actions necessary or reasonably requested by the Administrative Agent or Collateral Agent to ensure the requirements to create and perfect Security (as defined in the Agreed Security Principles) over all of its assets are satisfied in accordance with the Agreed Security Principles.

(c)            At the option of the Initial Borrower in consultation with the Administrative Agent, additional Guarantors pursuant to clause (b) above may include one or more Restricted Subsidiaries incorporated, organized or formed under the laws of a jurisdiction in which none of the existing Loan Parties are incorporated, organized or formed. In the event any additional Guarantors are required to be joined pursuant to clause (b) above that have not been joined prior to the relevant Guarantor Coverage Certification Date, GBT shall use commercially reasonable efforts to identify the proposed additional Guarantor(s) in the relevant Compliance Certificate.

Section 6.11.          Use of Proceeds and Letters of Credit. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements and Section 5.17 of this Agreement; provided that no part of the proceeds of any Loan will be used, whether directly or indirectly, for the purpose of purchasing or carrying, or to extend credit to others for the purpose of purchasing or carrying any “margin stock” as defined in Regulation T, U or X of the FRB or for any other purpose that entails a violation of any such regulations.

Section 6.12.          Further Assurances and Post-Closing Conditions.

(a)            Subject to the limitations set forth herein and in the Agreed Security Principles and in the Collateral Documents, promptly following the reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement, the Agreed Security Principles and the Collateral Documents, including, subject to the express limitations set forth herein and in the Agreed Security Principles and in the Collateral Documents, to (x) subject to the Liens created by any of the Collateral Documents any of the property, rights or interests covered by any of the Collateral Documents, (y) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (z) convey, grant, collaterally assign, preserve, protect and confirm to the Collateral Agent, for the benefit of the Secured Parties, the rights now or hereafter granted to the Collateral Agent, for the benefit of the Secured Parties.

(b)            Within the time periods specified on Schedule 1.01B under the heading “Post-Closing Obligations” (as each may be extended by the Administrative Agent in its reasonable discretion), the Initial Borrower or other applicable Loan Party shall deliver, or cause to be delivered, such Collateral Documents and other documentation to the Administrative Agent, and complete such undertakings, as are set forth on such schedule.

Section 6.13.          Designation of Subsidiaries. The Board of Directors of the Initial Borrower may designate (a) any Restricted Subsidiary (other than a Loan Party) as an Unrestricted Subsidiary or (b) any Unrestricted Subsidiary as a Restricted Subsidiary at any time, in any such case, by notice to the Administrative Agent; provided that, in each case, no Event of Default is then continuing or would result therefrom. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Restatement Date shall constitute an Investment by GBT therein at the date of designation in an amount equal to the Fair Market Value of GBT’s direct or indirect investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the Incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

Notwithstanding the foregoing or anything contrary in this Agreement, (i) (a) no Loan Party shall grant an exclusive license of any Material Intellectual Property, or sell, transfer, assign or dispose of any Material Intellectual Property or its rights under the Amex Trademark License Agreement, in any such case, to any Unrestricted Subsidiary or a Restricted Subsidiary that is not a Loan Party and (b) no Restricted Subsidiary shall grant an exclusive license of any Material Intellectual Property, or sell, transfer, assign or dispose of any Material Intellectual Property or its rights under the Amex Trademark License Agreement, in any such case, to any Unrestricted Subsidiary and (ii) no Subsidiary of any Borrower may be designated as an Unrestricted Subsidiary if such Subsidiary owns, or holds an exclusive license in, any Material Intellectual Property, or has any material rights under the Amex Trademark License Agreement that are not also held by GBT or another Restricted Subsidiary; provided that, for clarity, the foregoing shall not restrict or prohibit any (A) non-exclusive licenses of Intellectual Property or (B) licenses of Intellectual Property that are exclusive in respect of a specific field of use, specific business or specific territory where such field of use, business or territory is not material to the business of the Group, taken as a whole, and where GBT or another Restricted Subsidiary retains all other rights with respect to such Intellectual Property (i.e., all rights other than those granted pursuant to any such licenses described in the foregoing clauses (A) and (B)).

Section 6.14.          Payment of Taxes. Each Loan Party will timely pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of any Loan Party or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that none of GBT, any Borrower or any of the Restricted Subsidiaries shall be required to pay or discharge any such Tax or claim which is being contested in good faith and by appropriate proceedings if GBT or a Restricted Subsidiary has maintained adequate reserves with respect thereto in accordance with GAAP or IFRS or generally accepted accounting principles that are (x) applicable in such Restricted Subsidiary’s jurisdiction of organization) and (y) ordinarily used by such Restricted Subsidiary to maintain its individual books and records), or if the failure to pay or discharge would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.15.          Nature of Business. GBT, the Borrowers and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by GBT, the Borrowers and the Restricted Subsidiaries, taken as a whole, on the Restatement Date and other business activities incidental, related, complimentary, synergistic or ancillary to any of the foregoing or reasonable extensions thereof.

Section 6.16.          End of Fiscal Years; Fiscal Quarters. GBT will not change its fiscal year from ending on December 31; provided, however, that GBT may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed), in which case GBT, the Initial Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and the other Loan Documents that are necessary in order to reflect such change in financial reporting.

Section 6.17.          Centre of Main Interests and Establishment. No Loan Party incorporated in a member state of the European Union shall, without the prior written consent of the Administrative Agent, take any action that shall cause its centre of main interests (as that term is used in Article 3(1) of the Regulation) to be situated outside of its jurisdiction or country of incorporation except for a change made that would not be materially adverse to the interests of the Administrative Agent or the Lenders in respect of the Loan Documents.

Section 6.18.          Credit Ratings. Use commercially reasonable efforts to maintain (i) a public credit rating for the Term B~~-1~~-2 Facility and (ii) the Initial Borrower’s (or, if requested or required by the applicable rating agencies, a different Parent Entity’s) public corporate family credit rating; provided that in neither case shall any specific rating be required.

ARTICLE VII

Negative Covenants

Until the Final Termination Date, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:

Section 7.01.          Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, rights, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)            Liens created pursuant to (i) the Loan Documents to secure the Obligations; provided that the applicable holders of any Indebtedness in respect of any Incremental Facility (or a representative thereof on behalf of such holders) secured by all or a portion of the Collateral on a junior lien basis shall have entered into with the Administrative Agent and/or the Collateral Agent a Junior Lien Intercreditor Agreement or another Customary Intercreditor Agreement, which agreement shall provide that the Liens on the Collateral securing the obligations in respect of such Incremental Facility shall rank junior to the Liens on the Collateral securing the Obligations and any other First Lien Obligations, (ii) the Permitted Additional Debt Documents securing Permitted Additional Debt Obligations permitted to be incurred under Section 7.03(u) (provided that such Liens do not extend to any assets that are not Collateral); provided that (A) in the case of Liens on the Collateral securing Permitted Additional Debt Obligations that constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent an Equal Priority Intercreditor Agreement or another Customary Intercreditor Agreement, which agreement shall provide that the Liens on the Collateral securing such Permitted Additional Debt Obligations shall rank equal in priority with the Liens on the Collateral securing the Obligations (but without regard to control of remedies) and (B) in the case of Liens on the Collateral securing Permitted Additional Debt Obligations that do not constitute First Lien Obligations pursuant to subclause (ii) above, the applicable Permitted Additional Debt Secured Parties (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent the Junior Lien Intercreditor Agreement or a Customary Intercreditor Agreement, which agreement shall provide that the Liens on the Collateral securing such Permitted Additional Debt Obligations shall rank junior to the Liens on the Collateral securing the Obligations and any other First Lien Obligations, (iii) any documentation in connection with any Incremental Term Loans or Incremental Commitments and (iv) any Refinancing Amendment; provided that the applicable holders of the Refinancing Amendment Debt (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent: (x) an Equal Priority Intercreditor Agreement or another Customary Intercreditor Agreement, which agreement shall provide that the Liens on the Collateral securing such Refinancing Amendment Debt shall rank equal in priority with the Liens on the Collateral securing the Obligations (but without regard to control of remedies) or (y) a Junior Lien Intercreditor Agreement or another Customary Intercreditor Agreement, which agreement shall provide that the Liens on the Collateral securing such Refinancing Amendment Debt shall rank junior to the Liens on the Collateral securing the Obligations and any other First Lien Obligations. Without any further consent of the Lenders or the Secured Parties, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this Section 7.01(a);

(b)            Liens existing on the Restatement Date and set forth on Schedule 7.01(b) or, to the extent not listed in such Schedule, Liens securing Indebtedness or other obligations with an individual value not in excess of $10,000,000; provided that (i) such Lien does not extend to any other property or asset of GBT, any Borrower or any Restricted Subsidiary other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien and (B) the proceeds and products thereof and (ii) such Lien shall secure only those obligations that it secures on the Restatement Date and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness permitted by Section 7.03;

(c)            Liens for Taxes, assessments or governmental charges which are not yet due and payable or which are either (i) contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP (or in accordance with IFRS or generally accepted accounting principles that are (x) applicable in such Restricted Subsidiary’s jurisdiction of organization and (y) ordinarily used by such Restricted Subsidiary to maintain its individual books and records) or (ii) with respect to which the failure to make payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(d)            inchoate, statutory or common law Liens and other Liens arising by operation of law (other than any Lien imposed by ERISA), including landlords, lessors, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts (i) that are not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (ii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;

(e)            (i) pledges, deposits or other Liens in the ordinary course of business in connection with workers’ compensation laws, payroll taxes, unemployment insurance laws or similar legislation, general liability or property insurance and/or other social security legislation and (ii) pledges, deposits and Liens in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to GBT, any Borrower or any Restricted Subsidiary;

(f)             Liens incurred or deposits made to secure the performance of bids, tenders, contracts, governmental contracts and leases (other than Indebtedness for borrowed money and Capitalized Leases), statutory obligations, regulatory requirements, surety, stay, customs and appeal bonds, performance bonds, bid, indemnity, warranty, release, appeal and similar bonds, and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case, incurred in the ordinary course of business and obligations in respect of letters of credit, bank guarantee or similar instruments that have been posted to support the same;

(g)            easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of GBT and its Restricted Subsidiaries, taken as a whole;

(h)            Liens securing judgments, attachments or awards for the payment of money not constituting an Event of Default under Section 8.01(g);

(i)             Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement, lease or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one creditor may be cross-collateralized to other financings of equipment provided by such lender;

(j)             Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k)            Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and which are within the general parameters customary in the banking industry and (iii) attaching to commodity trading accounts, or other commodity brokerage accounts incurred in the ordinary course of business;

(l)             Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m)           Liens securing Indebtedness permitted under (i) Section 7.03(e)(i) in favor of GBT, a Borrower or a Restricted Subsidiary (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.03(e)(i), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent) and (ii) Section 7.03(i); provided that, with respect to Liens securing Indebtedness Incurred pursuant to Section 7.03(i), such Liens do not extend to any assets that are not Collateral;

(n)            Liens existing on property at the time of its acquisition or existing on the property (including capital stock) of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the Restatement Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder and require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03;

(o)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by GBT, any Borrower or any Restricted Subsidiaries in the ordinary course of business;

(p)            Liens on Indebtedness permitted under Section 7.03(m);

(q)            Liens arising from precautionary Uniform Commercial Code financing statement filings;

(r)             Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(s)            any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(t)             Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(u)            the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (n) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(v)            ground leases in respect of real property on which facilities owned or leased by GBT, any Borrower or any of the Restricted Subsidiaries are located, including any statutory and common law landlords’ liens thereunder;

(w)            Liens on property of a Non-Loan Party securing Indebtedness of such Non-Loan Party permitted to be incurred by Section 7.03;

(x)             Liens solely on any cash earnest money deposits made by GBT, any Borrower or any of their Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(y)            Liens not otherwise permitted by this Section 7.01; provided that at the time of the incurrence thereof and after giving pro forma effect thereto and the use of any proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured thereby does not exceed the greater of (x) $65,000,000 and (y) 15% of Consolidated EBITDA for the Test Period most recently ended on or prior to the date such Lien is incurred;

(z)             Liens securing Swap Contracts submitted for clearing in accordance with applicable Law;

(aa)           Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents permitted under Section 7.02;

(bb)          Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor or partner of such joint venture;

(cc)          Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided that such satisfaction or discharge is permitted hereunder;

(dd)          Liens given to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the ordinary conduct of the business of GBT or any Restricted Subsidiary; provided that such Liens do not materially interfere with the ordinary conduct of the business of GBT or any Restricted Subsidiary;

(ee)          servicing agreements, development agreements, site plan agreements, subdivision agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the real property of GBT or any Restricted Subsidiary; provided that the same do not materially interfere with the ordinary conduct of the business of GBT or any Restricted Subsidiary including, without limitation, any obligations to deliver letters of credit and other security as required;

(ff)            the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of GBT or any Restricted Subsidiary, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(gg)          leases or subleases of the properties of any of GBT or any Restricted Subsidiary granted by such Person to third parties, in each case entered into in the ordinary course of such Person’s business and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of GBT or any Restricted Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(hh)          non-exclusive licenses and non-exclusive sublicenses (or licenses or sublicenses that are exclusive in respect of a specific field of use, specific business or specific territory where such field of use, business or territory is not material to the business of the Group, taken as a whole, and where GBT or another Restricted Subsidiary retains all other rights with respect the IP Rights licensed thereunder (i.e., all rights other than those granted pursuant to any such non-exclusive or exclusive licenses described in this clause (hh)) of IP Rights granted by GBT or any Restricted Subsidiary in the ordinary course of business that do not interfere in any material respect with the ordinary conduct of the business of GBT or any Restricted Subsidiary;

(ii)            Liens securing Indebtedness or other obligations on assets that are not Collateral; provided that, at the time of Incurrence of the Indebtedness or other obligations secured thereby, the Total Net Leverage Ratio does not exceed 3.00:1.00, in each case, calculated on a pro forma basis, including the application of the proceeds thereof, as of the last day of the most recently ended Test Period;

(jj)             leases, licenses, subleases or sublicenses and Liens on the property covered thereby which do not (i) interfere in any material respect with the business of GBT and its Restricted Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(kk)          any interest or title of a lessor or sublessor under leases or subleases entered into by GBT or any of its Restricted Subsidiaries in the ordinary course of business;

(ll)             Liens securing Indebtedness permitted under Section 7.03(t), to the extent contemplated by, and subject to the limitations set forth in such provisions; provided that (i) to the extent such Lien is on all or a portion of the Collateral, the beneficiaries thereof (or an agent or trustee on their behalf) shall have become party to a Customary Intercreditor Agreement pursuant to the terms thereof and (ii) no such Indebtedness of a Non-Loan Party shall be secured pursuant to this Section 7.01(ll) by Liens on assets constituting Collateral;

(mm)        with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;

(nn)          Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs;

(oo)          receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(pp)          the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business; and

(qq)          Liens on Equity Interests of Unrestricted Subsidiaries.

For purposes of determining compliance with this Section 7.01, if any Lien (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Initial Borrower may divide and classify such Lien (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Lien so long as the Lien (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 7.02.          Investments. Make any Investments, except:

(a)            Investments by GBT or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)            loans or advances to officers, directors, partners, managers, employees, consultants and independent contractors of GBT, any Borrower or any Restricted Subsidiary (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) to fund such Person’s purchase of Equity Interests of GBT and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed the greater of (x) $25,000,000 and (y) 5% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Investment is incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date;

(c)            asset purchases (including purchases of inventory, supplies, equipment and materials), the lease or sublease of any asset, or licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d)            Investments (i) by any Loan Party in any other Loan Party, (ii) by any Restricted Subsidiary in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party, and (iv) by any Loan Party in any Non-Loan Party; provided that Investments made pursuant to subclause (iv) of this Section 7.02(d) (when aggregated, without duplication, with the amount of outstanding Indebtedness incurred pursuant to Section 7.03(aa)(iii)) shall not exceed an aggregate amount at any time outstanding, measured at the time such Investment is made, as valued at the Fair Market Value at the time each such Investment is made and including all related commitments for future Investments, equal to (I) the greater of (x) $185,000,000 and (y) 45% of Consolidated EBITDA of GBT and its Restricted Subsidiaries (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, plus (II) the Total Available Amount at such time (provided that, at the time of any such Investment made utilizing the Total Available Amount, no Specified Event of Default shall have occurred and be continuing or would result therefrom); provided that nothing in this clause (d) shall prohibit the consummation of substantially concurrent Investments in connection with intercompany restructurings so long as such Investment is permitted by Section 7.02 after giving effect to such transfer;

(e)             Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f)             Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Section 7.01, Section 7.03 (other than Section 7.03(e) or 7.03(j)(ii)), Section 7.04 (other than Section 7.04(e)), Section 7.05 (other than Section 7.05(e)) and Section 7.06 (other than Section 7.06(d)), respectively;

(g)            Investments existing on the Restatement Date or consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Restatement Date; provided that the aggregate amount of the Investments permitted pursuant to this Section 7.02(g) is not increased from the aggregate amount of such Investments on the Restatement Date except pursuant to the express terms of such Investment as of the Restatement Date (as disclosed in writing to the Administrative Agent, other than with respect to any such existing Investment, together with the amount of any such increases thereto, having an individual value not in excess of $10,000,000) or as otherwise permitted by this Section 7.02;

(h)            Investments in Swap Contracts permitted under Section 7.03(h);

(i)             promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j)             the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of GBT (including as a result of a merger or consolidation) (each, to the extent complying with the proviso to this Section 7.02(j), a “Permitted Acquisition”); provided that (i) immediately after giving pro forma effect to any such purchase or other acquisition, (x) no Specified Event of Default (in the case of a Limited Condition Transaction, tested on the relevant LCA Test Date) has occurred and is continuing, and (y) the applicable Loan Party or Restricted Subsidiary is in compliance with Section 6.15 and (ii) to the extent required by the Agreed Security Principles, (x) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (y) any such newly created or acquired Restricted Subsidiary shall become Guarantors, in each case in accordance with Section 6.10;

(k)            the Transactions and the transactions contemplated by Project Cape;

(l)             Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)           Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, reorganization or similar arrangements of suppliers, customers and other trade creditors or in settlement, resolution or compromise of delinquent obligations of, or other disputes with, customers, suppliers and other trade creditors arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n)            any additional Investments (including Investments in minority investments, Investments in Unrestricted Subsidiaries, Investments in joint ventures or similar entities that do not constitute Subsidiaries, Investments constituting Permitted Acquisitions and Investments in Restricted Subsidiaries that are not, and do not become, Subsidiary Guarantors), as valued at the Fair Market Value of such Investment at the time each such Investment is made; provided that the aggregate amount of any such Investment made after the Restatement Date shall not cause the aggregate amount of all such Investments made after the Restatement Date pursuant to this Section 7.02(n) measured (as valued at the Fair Market Value at such time that the Investment is made) at the time such Investment is made, to exceed, after giving effect to such Investment, the sum of (i) the greater of (x) $65,000,000 and (y) 15% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Investment is incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, (ii) the Total Available Amount at such time, (iii) an amount equal to the General RP Basket Reallocated Amount and (iv) an amount equal to the General RDP Basket Reallocated Amount; provided, further, that, at the time of any such Investment, no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(o)            advances of payroll payments to, or other advances of salaries or compensation to, officers, partners, managers, employees, directors, consultants, independent contractors or other service providers of GBT, any Borrower or any Restricted Subsidiary, in each case, in the ordinary course of business;

(p)            Guarantees of GBT, any Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(q)            Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Cure Amount) of GBT;

(r)             Guarantees of GBT, any Borrower or any Restricted Subsidiary in connection with the provision of credit card payment processing services and similar electronic payment processing services;

(s)            contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Initial Borrower (or any Parent Entity thereof);

(t)             Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary” (and not made in contemplation of such redesignation);

(u)            Investments made to acquire, purchase, repurchase or retire Equity Interests of GBT owned by any employee equity ownership plan or similar plan of GBT, any Borrower, or any Restricted Subsidiary;

(v)            Investments held by any Person acquired by GBT, a Borrower or a Restricted Subsidiary after the Restatement Date or of any Person merged into a Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Restatement Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamate or consolidation and were in existence on the date of such acquisition, amalgamation, merger or consolidation;

(w)           Restricted Subsidiaries of GBT may be established or created if GBT, the Borrowers, and such Restricted Subsidiary comply with the requirements of Section 6.10, if applicable (it being understood that any contribution or other Investment of cash or other assets in such Restricted Subsidiary (other than nominal amounts required to establish such entity and complete other corporate formalities in the relevant jurisdiction) must be permitted by another clause of this Section 7.02); provided that in each case, to the extent such new Restricted Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 7.02, and such new Restricted Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, such new Restricted Subsidiary shall not be required to take the actions set forth in Section 6.10 until later of (x) the consummation of the respective acquisition and (y) such later applicable time required by the Agreed Security Principles (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(x)             additional Investments; provided that, at the time of such Investment is made, after giving pro forma effect thereto, the Total Net Leverage Ratio is not greater than 4.00:1.00 as of the last day of the Test Period most recently ended on or prior to the making of such Investment;

(y)            Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(z)             loans and advances to GBT in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to a direct or indirect Parent Entity in accordance with Section 7.06; provided that any such loan or advance shall reduce the amount of such applicable Restricted Payment thereafter permitted under Section 7.06 by a corresponding amount (if such applicable provision of Section 7.06 contains a maximum amount);

(aa)          non-cash Investments to the extent arising solely from a subsequent increase in the value (excluding any value for which any additional consideration of any kind whatsoever has been paid or otherwise transferred, directly or indirectly, by, or on behalf of, GBT, any Borrower or any of their Restricted Subsidiaries) of an Investment otherwise permitted hereunder and made prior to such subsequent increase in value;

(bb)          reorganizations and other activities related to tax planning; provided that, unless the prior consent of the Required Lenders has been obtained, which shall not be unreasonably withheld, any such reorganization or other activities related to tax planning (i) shall not be materially adverse to the interests of the Lenders in connection with the Transactions and (ii) shall not result in the release of any Liens or Guarantees provided in favor of the Collateral Agent under any Loan Document;

(cc)          Guarantees of GBT, any Borrower, or their Restricted Subsidiaries permitted under Section 7.03 (other than Section 7.03(e) or 7.03(j)(ii));

(dd)          Obligations that are canceled immediately upon acquisition thereof by a Purchasing Borrower Party pursuant to Section 10.07(j);

(ee)          Investments in joint ventures in a Similar Business; provided that the aggregate amount for all such Investments made pursuant to this Section 7.02(ee) after the Restatement Date shall not exceed, at the time such Investment is made and after giving effect to such Investment, the sum of (i) an amount equal to the greater of (x) $205,000,000 and (y) 50% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time plus (ii) the aggregate amount of any cash repayment of or return on such Investments theretofore received by GBT or any Restricted Subsidiary after the Restatement Date;

(ff)            the forgiveness, discounting, write-off, cancellation or conversion to equity of any intercompany Indebtedness owed to GBT or any of its Restricted Subsidiaries, in each case permitted by Section 7.03; provided that (i) after giving effect thereto, there is no material adverse impact on the value (when taken as a whole) of the (x) Collateral granted to the Collateral Agent for the benefit of the Secured Parties or (y) Guarantees in favor of the Lenders and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(gg)          Investments (i) in any captive insurance companies that are Restricted Subsidiaries in an aggregate amount not to exceed 150% of the minimum amount of capital required under the laws of the jurisdiction in which such captive insurance companies is formed (plus any excess capital generated as a result of any such prior investment that would result in a materially unfavorable tax or reimbursement impact if distributed), and other investments in any captive insurance companies that are Restricted Subsidiaries to cover reasonable general corporate and overhead expenses of such captive insurance companies, (ii) by any captive insurance companies that are Restricted Subsidiaries or (iii) in any captive insurance companies that are Restricted Subsidiaries in connection with a push down by GBT or any of its Restricted Subsidiaries of insurance reserves;

(hh)          Investments by any Foreign Subsidiary in debt securities issued by any nation in which such Foreign Subsidiary has cash which is the subject of restrictions on export, or any agency or instrumentality of such nation or any bank or other organization organized in such nation, in an aggregate amount not to exceed the greater of (x) $65,000,000 and (y) 15% of Consolidated EBITDA as of the last day of the most recently ended Test Period as of such time;

(ii)            to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights, in each case in the ordinary course of business;

(jj)            (x) non-cash Investments made in connection with tax planning, reorganization and/or legal entity rationalization activities and (y) intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of GBT and its Restricted Subsidiaries and/or legal entity rationalization activities, and not for the purpose of circumventing any covenant set forth herein; provided that, after giving effect thereto (and any additional or replacement Liens and/or Guarantees provided in connection therewith or as a result thereof), there is no material adverse impact on the value (when taken as a whole) of (A) the Collateral granted to the Collateral Agent for the benefit of the Secured Parties or (B) the Guarantees in favor of the Lenders; and

(kk)          intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of GBT and its Subsidiaries and Investments of the type described in clause (B) of the last paragraph of the definition of “Indebtedness”.

For purposes of determining compliance with this Section 7.02, (a) if any Investment (or a portion thereof) would be permitted pursuant to one or more provisions described above, the Initial Borrower may divide and classify such Investment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment so long as the Investment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification and (b) the outstanding amount of any Investment shall be the amount initially invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment. Notwithstanding the foregoing or anything contrary in this Agreement, (i) (a) no Loan Party shall grant an exclusive license of any Material Intellectual Property, or sell, transfer, assign or dispose of any Material Intellectual Property or its rights under the Amex Trademark License Agreement, in any such case, to any Unrestricted Subsidiary or a Restricted Subsidiary that is not a Loan Party and (b) no Restricted Subsidiary shall grant an exclusive license of any Material Intellectual Property, or sell, transfer, assign or dispose of any Material Intellectual Property or its rights under the Amex Trademark License Agreement, in any such case, to any Unrestricted Subsidiary and (ii) no Subsidiary of any Borrower may be designated as an Unrestricted Subsidiary if such Subsidiary owns, or holds an exclusive license in, any Material Intellectual Property, or has any material rights under the Amex Trademark License Agreement that are not also held by GBT or another Restricted Subsidiary; provided that, for clarity, the foregoing shall not restrict or prohibit any (A) non-exclusive licenses of Intellectual Property or (B) licenses of Intellectual Property that are exclusive in respect of a specific field of use, specific business or specific territory where such field of use, business or territory is not material to the business of the Group, taken as a whole, and where GBT or another Restricted Subsidiary retains all other rights with respect to such Intellectual Property (i.e., all rights other than those granted pursuant to any such licenses described in the foregoing clauses (A) and (B)).

Section 7.03.           Indebtedness. Incur any Indebtedness, except:

(a)            Indebtedness of GBT, any Borrower and any of their Subsidiaries under the Loan Documents (including pursuant to Sections 2.14, 2.15 and 2.17);

(b)            [Reserved];

(c)            Indebtedness existing on the Restatement Date (x) with an individual value not in excess of $10,000,000 or (y) listed on Schedule 7.03(c) and in each case of the foregoing clauses (x) and (y), any Permitted Refinancing Indebtedness thereof;

(d)            Guarantees of GBT, any Borrower and their Restricted Subsidiaries in respect of Indebtedness of GBT or any of its Subsidiaries otherwise permitted hereunder; provided that (i) if the Indebtedness being guaranteed is subordinated in right of payment to the Obligations, such Guarantees shall be subordinated in right of payment to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (ii) no Guarantee by any Restricted Subsidiary of any Indebtedness for borrowed money of a Loan Party shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations;

(e)            Indebtedness of GBT, any Borrower or any Restricted Subsidiary (i) owing to GBT, any Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party pursuant to this clause (i) shall be subject to the Subordinated Intercompany Note or (ii) owing to any Parent Entity that is not a Loan Party or any other direct or indirect shareholder of such a Parent Entity or GBT; provided that all such Indebtedness pursuant to this clause (ii) shall be unsecured and subordinated in right of payment to the Obligations on terms reasonably acceptable to the Administrative Agent and shall mature no earlier than 91 days following the Latest Maturity Date (as in effect on the date of incurrence of such Indebtedness);

(f)             (i) Capitalized Lease Obligations, Purchase Money Obligations and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement, lease or improvement of fixed or capital assets; provided that (x) such Indebtedness is Incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement, lease or improvement, (y) such Indebtedness is not incurred to acquire the Equity Interests of any Person, and (z) the aggregate principal amount of such Indebtedness pursuant to clause (i) (when aggregated with the amount of Permitted Refinancing Indebtedness pursuant to clause (ii) in respect of such Indebtedness then outstanding), measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, shall not, except as contemplated by the definition of “Permitted Refinancing Indebtedness”, exceed the greater of (a) $65,000,000 and (b) 15% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, and (ii) any Permitted Refinancing Indebtedness Incurred to Refinance such Indebtedness;

(g)            Indebtedness incurred by GBT or any of its Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(h)            Indebtedness in respect of Swap Contracts incurred in the ordinary course of business and not for speculative purposes;

(i)             Indebtedness assumed after the Restatement Date in connection with any Permitted Acquisition (or similar Investment not prohibited hereunder); provided that (A) the only obligors with respect to any Indebtedness Incurred pursuant to this clause (i) shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition or Investment (or in the case of a purchase of assets not constituting Equity Interests, the purchaser of such assets), (B) such Indebtedness was not created in contemplation of such Permitted Acquisition or Investment and (C) to the extent such Indebtedness is secured by a Lien on any assets or property of GBT, any Borrower or any Restricted Subsidiary, it shall be subject to any applicable limitations set forth in Section 7.01(n);

(j)             (i) Indebtedness representing deferred compensation to officers, directors, partners, managers, employees, consultants, independent contractors or other service providers of GBT, any Borrower or any Restricted Subsidiary Incurred in the ordinary course of business; and (ii) to the extent constituting Indebtedness, other similar arrangements Incurred by such Persons in connection with Permitted Acquisitions or any other Investment expressly permitted under Section 7.02 (other than Section 7.02(f) and Section 7.02(cc);

(k)            [reserved];

(l)             Indebtedness consisting of promissory notes issued by any Loan Party or Restricted Subsidiary to future, present or former officers, directors, partners, managers, employees, consultants, independent contractors or other service providers (or their respective Immediate Family Members) of GBT, any Borrower or any Restricted Subsidiary to finance the retirement, acquisition, repurchase, purchase or redemption of Equity Interests of GBT, in each case to the extent permitted by Section 7.06;

(m)           (x) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, similar arrangements and other Cash Management Services and (y) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds, in the case of each of clauses (x) and (y), in the ordinary course of business;

(n)            Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations entered into in the ordinary course of business;

(o)            Indebtedness Incurred by GBT or any Restricted Subsidiaries in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p)            obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by GBT, any Borrower or any Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q)            Indebtedness supported by a letter of credit or bank guarantee pursuant to any facility permitted hereunder, so long as such letter of credit or bank guarantee has not been terminated and such Indebtedness is in a principal amount not to exceed the stated amount of such letter of credit or bank guarantee;

(r)             Indebtedness Incurred by a Non-Loan Party, and Guarantees thereof by Non-Loan Parties (i) in and aggregate amount (when aggregated with the amount of Permitted Refinancing Indebtedness pursuant to subclause (iii) below in respect of such Indebtedness then outstanding), measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, of Non-Loan Parties pursuant to this subclause (i) shall not, except as contemplated by the definition of “Permitted Refinancing Indebtedness”, exceed the greater of (A) $205,000,000 and (B) 50% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, (ii) under working capital lines, lines of credit or overdraft facilities in an aggregate principal amount outstanding at any time under this subclause (ii) not to exceed the greater of (a) $65,000,000 and (b) 15% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, and (iii) consisting of Permitted Refinancing Indebtedness in connection with a Refinancing of the Indebtedness in subclause (i) above; provided that any Indebtedness pursuant to this Section 7.03(r) shall not be secured by assets constituting Collateral and shall be non-recourse to the Loan Parties;

(s)            additional Indebtedness in an aggregate principal amount, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, not to exceed the greater of (x) $65,000,000 and (y) 15% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date;

(t)             (i) Indebtedness Incurred to finance a Permitted Acquisition (or similar Investment not prohibited hereunder) in an aggregate principal amount (when aggregated with the amount of Permitted Refinancing Indebtedness pursuant to subclause (ii) below in respect of such Indebtedness then outstanding), measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof and assuming that all commitments (including delayed draw term loan commitments) thereunder were fully drawn, not to exceed (except as contemplated by the definition of “Permitted Refinancing Indebtedness”) the sum of (A) the greater of (x) $125,000,000 and (y) 25% of Consolidated EBITDA of GBT for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date plus (B) an aggregate amount of Indebtedness, such that, after giving pro forma effect to such Incurrence GBT would be in compliance with (I) if such Indebtedness to be Incurred is intended to be a First Lien Obligation, a First Lien Net Leverage Ratio that does not exceed the greater of (x) 3.00:1.00 and (y) the First Lien Net Leverage Ratio at the end of the most recently ended Test Period, (II) if such Indebtedness to be Incurred is intended to be secured by a Lien on the Collateral that is junior to the Liens securing the First Lien Obligations, a Secured Net Leverage Ratio that is no greater than the greater of (x) 3.50:1.00 and (y) the Secured Net Leverage Ratio at the end of the most recently ended Test Period and (III) if such Indebtedness to be Incurred is intended to be unsecured, at the Initial Borrower’s option, either (x) a Total Net Leverage Ratio that is no greater than the greater of (X) 4.00:1.00 and (Y) the Total Net Leverage Ratio at the end of the most recently ended Test Period) or (y) an Interest Coverage Ratio that is not less than the lesser of (X) 2.00:1.00 and (Y) the Interest Coverage Ratio at the end of the most recently ended Test Period); provided that (1) the aggregate amount of Indebtedness, measured at the time of Incurrence and after giving pro forma effect thereto and the use of the proceeds thereof, of Non-Loan Parties pursuant to this clause (t) and clause (cc) below shall not exceed the greater of (x) $185,000,000 and (y) 45% of Consolidated EBITDA of GBT for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, (2) no portion of such Indebtedness (other than Inside Maturity Loans) shall mature prior to the Restatement Date Term Loan Maturity Date ~~or~~, the Term B-1 Loan Maturity Date or the Term B-2 Loan Maturity Date, (3) such Indebtedness (other than Inside Maturity Loans) shall have a Weighted Average Life to Maturity not shorter than the Restatement Date Term Loans ~~and~~, the Term B-1 Loans and the Term B-2 Loans, (4) in the case of any such Indebtedness in the form of Qualifying Term Loans incurred in reliance on clause (i)(B)(I), such Qualifying Term Loans shall be subject to the MFN Provisions and (5) such Indebtedness shall be unsecured or, if secured, shall be secured only to the extent otherwise permitted by Section 7.01, and (ii) any Permitted Refinancing Indebtedness Incurred to Refinance such Indebtedness; provided that, in the case of any such Permitted Refinancing Indebtedness in the form of Qualifying Term Loans that refinances Indebtedness incurred in reliance on clause (i)(B)(I) above, such Qualifying Term Loans shall be subject to the MFN Provisions;

(u)            so long as at the time of the Incurrence of such Indebtedness, no Specified Event of Default shall have occurred and be continuing or would result therefrom, any Indebtedness in respect of (i) Permitted Additional Debt, the Net Cash Proceeds from which are applied to prepay the Term Loans and related amounts in the manner set forth in Section 2.05(b)(iii) or permanently reduce the Revolving Credit Commitments or Extended Revolving Credit Commitments in the manner set forth in Section 2.06(b), (ii) other Permitted Additional Debt; provided that, in the case of this clause (ii), at the time of Incurrence thereof and after giving pro forma effect thereto and the use of the proceeds thereof, assuming that all commitments (including delayed draw term loan commitments) thereunder were fully drawn, the aggregate amount of (X) the aggregate principal amount of all such Indebtedness Incurred under this clause (u)(ii) plus (Y) the aggregate amount of any Incremental Term Loans (other than those Incremental Term Loans the Net Cash Proceeds of which were used on the date of Incurrence or issuance thereof to prepay Term Loans and related amounts in accordance with the procedures set forth in Section 2.05(b)(iii) or permanently reduce the Revolving Credit Commitments or Extended Revolving Credit Commitments in the manner set forth in Section 2.06(b)), plus (Z) the aggregate amount of any Incremental Revolving Credit Commitment Increases that have been Incurred pursuant to Section 2.14(b) shall not exceed, as of the date of Incurrence of such Indebtedness or commitments, the sum of (A) the Incremental Base Amount plus (B) an aggregate amount of Indebtedness, such that, after giving pro forma effect to such Incurrence (and after giving effect to any Specified Transaction to be consummated in connection therewith and assuming that all Incremental Revolving Credit Commitment Increases and all Incremental Commitments and other Indebtedness in the form of delayed draw term loan commitments Incurred at such time were fully drawn) GBT would be in compliance with (I) if such Indebtedness to be Incurred thereunder is intended to be a First Lien Obligation, a First Lien Net Leverage Ratio that is no greater than 3.00:1.00 (or, to the extent such Permitted Additional Debt is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the greater of 3.00:1.00 and the First Lien Net Leverage Ratio at the end of the most recently ended Test Period), (II) if such Indebtedness to be Incurred thereunder is intended to be secured by a Lien on the Collateral that is junior to the Liens securing the First Lien Obligations, a Secured Net Leverage Ratio that is no greater than 3.50:1.00 (or, to the extent such Permitted Additional Debt is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the greater of 3.50:1.00 and the Secured Net Leverage Ratio at the end of the most recently ended Test Period) and (III) if such Indebtedness to be Incurred thereunder is intended to be unsecured, at the Initial Borrower’s option, either (x) a Total Net Leverage Ratio that is no greater than 4.00:1.00 (or, to the extent such Permitted Additional Debt is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the greater of 4.00:1.00 and the Total Net Leverage Ratio at the end of the most recently ended Test Period) or (y) an Interest Coverage Ratio that is not less than 2.00:1.00 for the most recently ended Test Period (or, to the extent such Permitted Additional Debt is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period) and (iii) any Permitted Refinancing Indebtedness that constitutes Permitted Additional Debt and is Incurred to Refinance Indebtedness Incurred pursuant to clause (i) or (ii) above;

(v)            Guarantees of GBT, any Borrower or any Restricted Subsidiary in connection with the provision of credit card payment processing services and similar electronic payment processing services;

(w)           Indebtedness as a result of a fiscal unity for Dutch corporate tax or VAT purposes or pursuant to a declaration of joint and several liability used for the purpose of Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration arising pursuant to section 2:404(2) of the Dutch Civil Code);

(x)             Guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners;

(y)            (i) unsecured Indebtedness in respect of obligations of GBT, any Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of GBT, any Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(z)             Indebtedness arising from agreements of GBT, any Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Acquisitions, other Investments and the Disposition of any business, assets or Equity Interests permitted hereunder, other than Guarantees incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition;

(aa)           intercompany Indebtedness owing (i) by and among the Loan Parties, (ii) by Non-Loan Parties to Non-Loan Parties, (iii) by Non-Loan Parties to Loan Parties and (iv) by Loan Parties to Non-Loan Parties; provided that, the aggregate outstanding principal amount of such Indebtedness pursuant to clause (iii) (when aggregated with the amount of Investments permitted by Section 7.02(d)(iv)) shall not exceed the greater of (x) $185,000,000 and (y) 45% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date; provided, further, that Indebtedness under clause (iv) shall be subordinated to the Obligations pursuant to the terms of the Subordinated Intercompany Note or other subordination terms reasonably acceptable to the Administrative Agent;

(bb)          Indebtedness arising as a direct result of judgments against GBT, any Borrower or any of the Restricted Subsidiaries, in each case to the extent not constituting an Event of Default under Section 8.01(g);

(cc)          (i) any other Indebtedness; provided that at the time of the Incurrence of such Indebtedness, (A) the Interest Coverage Ratio shall not be less than 2.00:1.00, calculated on a pro forma basis, as of the last day of the most recently ended Test Period (or, to the extent such Indebtedness is incurred in connection with any acquisition or similar Investment not prohibited by this Agreement, the lesser of 2.00:1.00 and the Interest Coverage Ratio at the end of the most recently ended Test Period), and (B) any such Indebtedness incurred by any Non-Loan Party (when taken together with any Indebtedness incurred by Non-Loan Parties under Section 7.03(t) shall not exceed the greater of (x) $185,000,000 and (y) 45% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Indebtedness is Incurred (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date; provided, further, that (x) no portion of such Indebtedness (other than Inside Maturity Loans) shall mature prior to the Restatement Date Term Loan Maturity Date ~~or~~, the Term B-1 Loan Maturity Date or the Term B-2 Loan Maturity Date and (y) such Indebtedness (other than Inside Maturity Loans) shall have a Weighted Average Life to Maturity not shorter than the Restatement Date Term Loans ~~and~~, the Term B-1 Loans and the Term B-2 Loans, and (ii) any Permitted Refinancing Indebtedness Incurred to Refinance such Indebtedness;

(dd)          Indebtedness in an aggregate principal amount not exceeding the Total Available Amount; provided that (i) at the time of the Incurrence of such Indebtedness, no Specified Event of Default shall have occurred and be continuing or would result therefrom and (ii) other than Inside Maturity Loans, such Indebtedness shall not mature prior to the Restatement Date Term Loan Maturity Date ~~or~~, the Term B-1 Loan Maturity Date or the Term B-2 Loan Maturity Date and shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the Restatement Date Term Loans ~~and~~, the Term B-1 Loans and the Term B-2 Loans;

(ee)          unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;

(ff)            all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (ee) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above (or any sub-category thereof), the Initial Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03.

For purposes of this Section 7.03, any Person becoming a Subsidiary of GBT after the Restatement Date shall be deemed to have incurred all of its then outstanding Indebtedness at the time it becomes a Subsidiary, and any Indebtedness assumed by GBT or any of its Subsidiaries shall be deemed to have been incurred on the date of assumption. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture, except to the extent such Person’s liability for such Indebtedness is otherwise limited.

For purposes of determining compliance with any restriction on the incurrence of Indebtedness the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness).

Section 7.04.          Fundamental Changes. Merge, dissolve, liquidate, consolidate, amalgamate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), taken as a whole, to or in favor of any Person, except that the following shall be permitted:

(a)            any Subsidiary of any Borrower or any other Person (other than GBT, any Intermediate Holding Company or any Borrower) may be merged, amalgamated or consolidated with or into any Borrower or any Borrower may Dispose of all or substantially all of its business units, assets and other properties; provided that (i) such Borrower shall be the continuing or surviving Person or, in the case of a merger, amalgamation or consolidation where such Borrower is not the continuing or surviving Person, the Person formed by or surviving any such merger, amalgamation or consolidation (if other than the Borrower) or in connection with a Disposition of all or substantially all of such Borrower’s assets, the transferee of such assets or properties, shall, in each case, be an entity organized or existing under the laws of the same jurisdiction of organization of the applicable Borrower (such Borrower or such Person, as the case may be, being herein referred to as a “Successor Borrower”), (ii) such Successor Borrower (if other than the applicable Borrower) shall expressly assume all the obligations of the applicable Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) such merger, amalgamation, consolidation or Disposition does not materially adversely affect the Collateral and (iv) if such merger, amalgamation, consolidation or Disposition involves any Borrower and a Person that, prior to the consummation of such merger, amalgamation, consolidation, or Disposition, is not a Restricted Subsidiary (A) no Event of Default shall have occurred and be continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) in the case of any Successor Borrower, each Guarantor (unless it is the other party to such merger, amalgamation, consolidation or Disposition and becomes the applicable Successor Borrower) shall have confirmed by a supplement to the Guarantee that its Guarantee shall apply to such Successor Borrower’s obligations under this Agreement, (C) in the case of any Successor Borrower, GBT and each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation, consolidation or Disposition, shall have by a supplement to the Loan Documents confirmed that its obligations thereunder shall apply to such Successor Borrower’s obligations under this Agreement, (D) if reasonably requested by the Administrative Agent, such Borrower shall be required to deliver to the Administrative Agent an opinion of counsel to the effect that such merger, amalgamation, consolidation or Disposition does not breach or result in a Default or Event of Default under this Agreement or any other Loan Document and (E) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition”; provided, further, that, if the foregoing are satisfied, the applicable Successor Borrower (if other than the applicable Borrower) will succeed to, and be substituted for, such Borrower under this Agreement (provided, further, that, in the event of a Disposition of all or substantially all of the Borrower’s assets or property to a Successor Borrower (which is not such Borrower) as set forth above and notwithstanding anything to the contrary in this Section 7.04, if the original Borrower retains any assets or property other than immaterial assets or property after such Disposition, such original Borrower shall remain obligated as a co-Borrower along with the applicable Successor Borrower hereunder);

(b)            any Subsidiary of any Borrower or any other Person (other than GBT, any Intermediate Holding Company or any Borrower) may be merged, amalgamated or consolidated with or into any one or more Restricted Subsidiaries (other than any Borrower) or any Restricted Subsidiary (other than any Borrower) may Dispose of all or substantially all of its business units, assets and other properties; provided that, (i) in the case of any such merger, amalgamation, consolidation or Disposition involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or the transferee of such assets or (B) GBT and the Borrowers shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets and properties (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) if such merger, amalgamation, consolidation or Disposition involves a Restricted Subsidiary and a Person that, prior to the consummation of such merger, amalgamation, consolidation or Disposition, is not a Restricted Subsidiary, (A) no Event of Default shall have occurred and be continuing on the date of such merger, amalgamation, consolidation or Disposition or would result from the consummation of such merger, amalgamation, consolidation or Disposition, (B) the Initial Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Initial Borrower stating that such merger, amalgamation, consolidation or Disposition and such supplements to any Loan Document preserve the enforceability of the Guarantees and the perfection and priority of the Liens under the Collateral Documents and (C) such merger, amalgamation, consolidation or Disposition shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition”, (iii) in the case of any merger, amalgamation, consolidation or Disposition involving one or more Loan Parties, (A) a Loan Party shall be the continuing or surviving Person or the transferee of such assets or (B) GBT and the Borrowers shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation, consolidation or the transferee of such assets and properties to become a Loan Party, and (iv) such merger, amalgamation, consolidation or Disposition does not materially adversely affect the Collateral;

(c)            any Non-Loan Party may: (x) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower, a Guarantor or any other Restricted Subsidiary or (y) merge or amalgamate with or dissolve or liquidate into another Non-Loan Party;

(d)            any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor (other than a Borrower), (ii) merge, amalgamate or consolidate with or into any Non-Loan Party; provided that if a Subsidiary Guarantor is not the surviving entity, such merger, amalgamation or consolidation shall be deemed to be an “Investment” in a Non-Loan Party and subject to the applicable limitations set forth in Section 7.02 unless such surviving entity becomes a Guarantor and (iii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower or any other Subsidiary Guarantor;

(e)            any Restricted Subsidiary (other than any Borrower or Intermediate Holding Company) may liquidate or dissolve if (x) the Initial Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Subsidiary Guarantor, any assets or business not otherwise Disposed of or transferred in accordance with Section 7.02 or 7.05, or, in the case of any such business, discontinued, shall be, directly or indirectly, transferred to, or otherwise owned or conducted by, a Borrower or another Subsidiary Guarantor after giving effect to such liquidation or dissolution;

(f)             the Transactions and Project Cape may be consummated;

(g)            any Restricted Subsidiary (other than a Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary;

(h)            any Intermediate Holding Company may be merged, amalgamated or consolidated with or into, and each such Person may Dispose of all or substantially all of its business units, assets and other properties to, any other Intermediate Holding Company or GBT; and

(i)             any Subsidiary may change its legal form and any Domestic Subsidiary may be a party to a merger the sole purpose of which is to reincorporate or reorganize in another jurisdiction in the United States if, in any such case, GBT reasonably determines in good faith that such action is in the best interests of GBT and its Subsidiaries and is not materially adverse to the interests of the Lenders (it being understood that a Restricted Subsidiary that is a Loan Party will remain a Loan Party).

(j)             in connection with the Disposition of a Subsidiary Guarantor (other than any Borrower) or its assets (other than a Disposition of all or substantially all of its assets in reliance on this clause (j)) permitted by Section 7.05, such Subsidiary Guarantor may merge, amalgamate or consolidate with or into any other Person.

Section 7.05.          Dispositions. Make any Disposition, except that the following shall be permitted:

(a)            Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable or commercially desirable to maintain, in the conduct of the business of GBT and its Restricted Subsidiaries;

(b)            Dispositions of inventory and other assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights (or IP Rights which are no longer economically practicable to maintain) to lapse or go abandoned in the ordinary course of business);

(c)            Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)            Dispositions of property to GBT, a Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party, (i) the transferee must be a Loan Party, or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e)            Dispositions permitted by Section 7.02 (other than Section 7.02(f)), Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f)             Dispositions of Cash Equivalents;

(g)            leases, subleases, non-exclusive licenses or sublicenses (or licenses or sublicenses that are exclusive in respect of a specific field of use, specific business or specific territory where such field, business or territory is not material to the business of the Group, taken as a whole, and where GBT or another Restricted Subsidiary retains all other rights with respect to the property licensed thereunder (i.e., all rights other than those granted pursuant to any such non-exclusive or exclusive licenses described in this clause (g)), in each case in the ordinary course of business and which do not materially interfere with the business of GBT and its Restricted Subsidiaries, taken as a whole;

(h)            any Disposition of property that constitutes a Casualty Event;

(i)             Dispositions of Investments in joint ventures or non-Wholly Owned Restricted Subsidiaries (other than Loan Parties) to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties or shareholders of such non-Wholly Owned Restricted Subsidiaries set forth in joint venture arrangements, shareholder agreements, Organizational Documents and similar binding arrangements relating to such joint venture or non-Wholly Owned Restricted Subsidiary;

(j)             Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k)            the unwinding of any Swap Contract pursuant to its terms;

(l)             Dispositions not otherwise permitted pursuant to this Section 7.05, if such Disposition shall be for Fair Market Value; provided that (i) except in the case of a Permitted Asset Swap, with respect to any Disposition pursuant to this clause (l) for a purchase price in excess of the greater of (x) $25,000,000 and (y) 5% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Disposition is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, GBT, the Borrowers and the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, further, that, for purposes of determining what constitutes cash and Cash Equivalents under this clause (i), (A) any liabilities (as shown on GBT’s, such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of GBT, such Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which GBT and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing shall be deemed to be cash, (B) any securities received by GBT, such Borrower or such Restricted Subsidiary from such transferee that are converted by GBT, such Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by GBT, such Borrower or such Restricted Subsidiary in respect of the applicable Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is outstanding at the time such Designated Non-Cash Consideration is received, not in excess of the greater of (x) $385,000,000 and (y) 10% of Consolidated Total Assets (measured as of the date such Disposition is made based upon the Section 6.01 Financials most recently delivered on or prior to such date) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; and (ii) GBT, the Borrowers and the Restricted Subsidiaries comply with the applicable provisions of Section 2.05;

(m)           GBT, the Borrowers and the Restricted Subsidiaries may (i) sell or discount without recourse accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof and (ii) sell or transfer accounts receivable so long as the Net Cash Proceeds of any sale or transfer outside of the ordinary course of business pursuant to this clause (ii) are offered to prepay the Term Loans pursuant to Section 2.05(a);

(n)            Dispositions listed on Schedule 7.05;

(o)            the Disposition of the Equity Interests in, Indebtedness of, or other securities issued by, an Unrestricted Subsidiary;

(p)            the issuance of directors’ qualifying shares and shares issued to foreign nationals in nominal amounts as required by applicable law;

(q)            sale or Disposition of immaterial Equity Interests to qualified directors where required by applicable Law with respect to the ownership of Equity Interests;

(r)             any trade-in of equipment or other property or assets in exchange for other equipment or other replacement property or assets;

(s)            [reserved];

(t)             surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business and consistent with past practice;

(u)            forgiveness or discount of loans or advances made by a Non-Loan Party to any of GBT, any Borrower or any Subsidiary of GBT; provided that, at the time such loan or advance is forgiven or discounted, such Non-Loan Party is not a Loan Party;

(v)            Dispositions of leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of GBT, the Borrowers and their Restricted Subsidiaries;

(w)           the sale, forgiveness or discount of customer delinquent notes or accounts receivable in the ordinary course of business (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement);

(x)            any Disposition not otherwise permitted pursuant to this Section 7.05 in an amount not to exceed the greater of (x) $25,000,000 and (y) 5% of Consolidated EBITDA of GBT and its Restricted Subsidiaries as of the last day of the most recently ended Test Period; and

(y)            Dispositions of assets (including Equity Interests) acquired in connection with Permitted Acquisitions or other Investments permitted hereunder, which assets are obsolete or not used or useful to the core or principal business of GBT and the Restricted Subsidiaries or which Dispositions are made to obtain, or are advisable to obtain, the approval of any applicable antitrust authority in connection with a Permitted Acquisition.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than any Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Initial Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding the foregoing or anything contrary in this Agreement, (i) (a) no Loan Party shall grant an exclusive license of any Material Intellectual Property, or sell, transfer, assign or dispose of any Material Intellectual Property or its rights under the Amex Trademark License Agreement, in any such case, to any Unrestricted Subsidiary or a Restricted Subsidiary that is not a Loan Party and (b) no Restricted Subsidiary shall grant an exclusive license of any Material Intellectual Property, or sell, transfer, assign or dispose of any Material Intellectual Property or its rights under the Amex Trademark License Agreement, in any such case, to any Unrestricted Subsidiary and (ii) no Subsidiary of any Borrower may be designated as an Unrestricted Subsidiary if such Subsidiary owns, or holds an exclusive license in, any Material Intellectual Property, or has any material rights under the Amex Trademark License Agreement that are not also held by GBT or another Restricted Subsidiary; provided that, for clarity, the foregoing shall not restrict or prohibit any (A) non-exclusive licenses of Intellectual Property or (B) licenses of Intellectual Property that are exclusive in respect of a specific field of use, specific business or specific territory where such field of use, business or territory is not material to the business of the Group, taken as a whole, and where GBT or another Restricted Subsidiary retains all other rights with respect to such Intellectual Property (i.e., all rights other than those granted pursuant to any such licenses described in the foregoing clauses (A) and (B)).

Section 7.06.          Restricted Payments. Make, directly or indirectly, any Restricted Payment, except:

(a)            each Restricted Subsidiary may make Restricted Payments to GBT and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to GBT and any other Restricted Subsidiary and ratably (or on a less than ratable basis) to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests in such Restricted Subsidiary);

(b)            (i) GBT may repurchase or redeem in whole or in part any of its Equity Interests with proceeds from substantially concurrent equity contributions made to GBT or issuances of new Equity Interests by GBT (other than Disqualified Equity Interests); provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests repurchased or redeemed thereby and (ii) GBT, each Borrower and each Restricted Subsidiary may declare and make any Restricted Payment payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of GBT;

(c)            Restricted Payments made on the Restatement Date to consummate the Transactions;

(d)            to the extent constituting Restricted Payments, GBT, the Borrowers and their Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02 (other than Section 7.02(f)), Section 7.04 or Sections 7.07(d), (h), (j) and (l);

(e)            repurchases of Equity Interests in the ordinary course of business in any Borrower (or any Parent Entity) or any Restricted Subsidiary deemed to occur upon exercise, vesting and/or settlement of Equity Interests if such Equity Interests represent a portion of the exercise price thereof or any portion of required withholding or similar taxes due upon the exercise, vesting and/or settlement thereof;

(f)             GBT or any Restricted Subsidiary may pay (or make Restricted Payments to allow GBT to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of GBT (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Equity Interests) held by any, present or former employee, director, officer or other individual service provider (or any Affiliates or any Immediate Family Members of any of the foregoing) of any of the Borrowers or any of GBT’s Subsidiaries (i) permitted pursuant to the Management Incentive Plan or as otherwise approved by the Board of Directors of GBT in accordance with the Management Incentive Plan (or permitted pursuant to the Incentive Equity Plan or ESPP (as such terms are defined in the Business Combination Agreement) or as otherwise approved by the Board of Directors of GBT in accordance with such plans or (ii) pursuant to any employee, management or director equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement (including any stock option or stock appreciation or similar rights plan, any management, director and/or employee stock ownership or equity-based incentive plan, subscription agreement, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement) with any employee, director, officer or other individual service provider of GBT, any Borrower or any Subsidiary of GBT; provided that any such payments under this clause (ii), measured at the time made, shall not exceed an amount equal to: (1) the greater of (x) $45,000,000 and (y) 10% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Restricted Payment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, in each case, in any fiscal year; provided that any unused portion of the preceding basket for any calendar year may be carried forward to the next succeeding calendar year, so long as the aggregate amount of all Restricted Payments made pursuant to clause (ii) of this Section 7.06(f) in any calendar year (after giving effect to such carry forward) shall not exceed the greater of (x) $85,000,000 and (y) 20% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Restricted Payment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date, in each case, in any fiscal year, plus (2) all net cash proceeds obtained by (x) GBT and contributed to the Initial Borrower or (y) the Initial Borrower, in each case during such calendar year from the sale or issuance of such Equity Interests to other present or former officers, employees, directors and other individual service provider in connection with any compensation and incentive arrangements, plus (3) all net cash proceeds obtained from any key-man life insurance policies received by any Borrower or any of its Restricted Subsidiaries (or any Parent Entity thereof to the extent contributed to the Initial Borrower) during such calendar year, minus (4) the aggregate principal amount of all Indebtedness incurred by any Loan Party pursuant to Section 7.03(l) during such calendar year; provided that any unused portion of the preceding basket calculated pursuant to clauses (1) through (4) above for any calendar year may be carried forward to immediately succeeding calendar year; provided, further, that cancellation of Indebtedness owing to any Borrower (or any Parent Entity) or any of GBT’s Subsidiaries from employees, directors, officers or other individual service provider of any Borrower, any of the Initial Borrower’s Parent Entities or any of GBT’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of GBT will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(g)            [reserved];

(h)            GBT, any Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

(i)             GBT, any Borrower or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar permitted Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j)             in addition to the foregoing Restricted Payments, GBT or any of its Restricted Subsidiaries (i) may make additional Restricted Payments in an aggregate amount not to exceed an amount equal to the Total Available Amount at the time such Restricted Payment is paid; provided that, at the time of any such Restricted Payment made utilizing the Total Available Amount, (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the pro forma Total Net Leverage Ratio shall not exceed 3.25:1.00, (ii) may make additional Restricted Payments in an aggregate amount not to exceed (I) the greater of (x) $85,000,000 and (y) 20% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such Restricted Payment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date minus (II) any General RP Basket Reallocated Amount and (iii) may make additional Restricted Payments so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Net Leverage Ratio is less than or equal to 3.00:1.00, calculated on a pro forma basis, as of the last day of the most recently ended Test Period;

(k)            the declaration and payment by GBT of dividends on the common stock or common equity interests of GBT in an amount not to exceed 6% of the proceeds received by GBT in connection with the consummation of the transactions contemplated by the Business Combination Agreement;

(l)             GBT and any Restricted Subsidiary may pay (or may make Restricted Payments to allow any Parent Entity to pay) Restricted Payments in an amount equal to withholding or similar taxes payable or expected to be payable by any future, present or former employee, director, manager, consultant or other individual service provider (or any of their respective Affiliates or Immediate Family Members) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(m)           payments made to optionholders of GBT in connection with, or as a result of, any distribution being made to shareholders of GBT (to the extent such distribution is otherwise permitted hereunder), which payments are being made to compensate such optionholders as though they were shareholders at the time of, and entitled to share in, such distribution (it being understood that no such payment may be made to an optionholder pursuant to this clause to the extent such payment would not have been permitted to be made to such optionholder if it were a shareholder pursuant to any other paragraph of this Section 7.06 and, for the avoidance of doubt, shall be deemed to utilize any basket availability in any such other paragraph);

(n)            the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interest of GBT, any Borrower or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, Incurred in accordance with Section 7.03;

(o)            the Loan Parties may make any payment or prepayment in connection with any Refinancing Amendment Debt;

(p)            the distribution, by dividend or otherwise, of Equity Interests of an Unrestricted Subsidiary or Indebtedness owed to GBT or a Restricted Subsidiary of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no independent operations or business and owns no assets other than Equity Interests of an Unrestricted Subsidiary), in each case, so long as the primary assets of such Unrestricted Subsidiary are not cash or Cash Equivalents; and

(q)            Specified Subordinated Debt may be converted to Equity Interests (other than Disqualified Equity Interests) of GBT.

For purposes of determining compliance with this Section 7.06, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described above, the Initial Borrower may, in its sole discretion, classify or divide such Restricted Payment (or any portion thereof) in any manner that complies with this covenant and may later divide and reclassify any Restricted Payment (or any portion thereof) so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception or exceptions as of the date of such reclassification.

Section 7.07.           Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, whether or not in the ordinary course of business (other than any transaction having a Fair Market Value not in excess of the greater of (x) $25,000,000 and (y) 5% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such transaction is entered into (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date), other than:

(a)            transactions between or among GBT, any Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b)            transactions on terms substantially as favorable to GBT, such Borrower or such Restricted Subsidiary as would be obtainable by GBT, such Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, in each case, in the good faith determination (which shall be made giving due regard to the overall commercial and contractual arrangements with such Affiliate) of either (x) the board of directors (or similar governing body) of GBT, such Borrower or such Restricted Subsidiary or (y) the senior management thereof (and the entry by GBT, such Borrower or such Restricted Subsidiary into such transaction shall be conclusive evidence of such good faith determination);

(c)            the Transactions;

(d)            transactions in which GBT or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an independent accounting, appraisal, investment banking firm or consultant of nationally recognized good standing stating that such transaction is fair to GBT or such Restricted Subsidiary from a financial point of view or meets the arms’ length requirements set forth above

(e)            Restricted Payments permitted under Section 7.06;

(f)             loans and other transactions by and among GBT and/or one or more Subsidiaries to the extent permitted under this Article VII;

(g)            employment, compensation, severance or termination arrangements between any Parent Entity, any Borrower or any Subsidiaries and their respective officers, employees and consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with future, present or former employees, officers, directors, consultants, independent contractors, or other individual service providers, and stock option or incentive plans and other compensation arrangements) in the ordinary course of business and transactions pursuant to management, director and/or employee equity plans, stock option plans and other management, director and/or employee benefit plans, agreements and arrangements;

(h)            the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, managers, employees, consultants and other individual service providers of the Borrowers and the other Restricted Subsidiaries or any Parent Entity in the ordinary course of business to the extent attributable to the ownership or operation of the Borrowers and the other Restricted Subsidiaries;

(i)             [reserved];

(j)             transactions pursuant to (i) the Shareholders Agreement in existence on the Restatement Date, (ii) any other agreements in existence on the Restatement Date (x) with annual payments not in excess of $10,000,000 or (y) listed on Schedule 7.07(j), (iii) the Business Combination Agreement, or (iv) any amendment, restatement, modification, replacement or extension of any of the foregoing to the extent such amendment, restatement, modification, replacement or extension, taken as a whole, is not materially adverse to the interests of the Lenders (as reasonably determined by the Initial Borrower);

(k)            customary payments by GBT or any of its Restricted Subsidiaries to any Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved, as applicable pursuant to requirements of law or the relevant constituent documents of GBT or such Restricted Subsidiary, by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of GBT in good faith and such payments shall not exceed 1.0% of the transaction value for each such transaction;

(l)             the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of GBT (or any Parent Entity) to any Parent Entity or to any future, present or former director, manager, officer, partner, member, employee, consultant or other individual service provider (or any Affiliate or Immediate Family Member of any of the foregoing) of GBT, any Parent Entity, any Borrower or any of the Restricted Subsidiaries, and the granting by GBT (or any Parent Entity) of registration and other customary rights with respect thereto;

(m)           any issuance of Equity Interests, or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of any Parent Entity of the Initial Borrower or the Initial Borrower, as the case may be;

(n)            transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with prudent business practice followed by companies in the industry of GBT, the Borrowers and their Subsidiaries;

(o)            (x) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of GBT, the Borrowers and their Subsidiaries and (y) Investments in joint ventures permitted by Section 7.02 (which joint ventures would not be Affiliates of GBT or any of its Subsidiaries but for GBT’s or a Subsidiary’s ownership of Equity Interests in such joint venture);

(p)            transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 6.13; provided that such transactions were not entered into in contemplation of such redesignation;

(q)            transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to GBT and/or its Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of GBT or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an independent third party;

(r)             the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(s)            (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by GBT or any of its Restricted Subsidiaries with their respective future, present or former officers, directors, members of management, managers, employees, consultants or independent contractors, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with future, present or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers future, present or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(t)             Indebtedness incurred pursuant to Section 7.03(e)(ii);

(u)            [reserved];

(v)            any other transactions with an Affiliate, which is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of GBT in good faith; and

(w)           any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into GBT or its Restricted Subsidiaries pursuant to the terms of this Agreement; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect in the good faith judgment of GBT when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger ).

Section 7.08.           Prepayments, Etc., of Indebtedness.

(a)            Prepay, redeem, purchase, defease or otherwise satisfy prior to the date that is one year before the scheduled maturity thereof in any manner any Junior Debt with an outstanding principal amount in excess of $50,000,000 (it being understood that payments of regularly scheduled interest, mandatory prepayments and “AHYDO” payments under such Junior Debt Documents shall be permitted), except for (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes Permitted Refinancing Indebtedness), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of GBT, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof in an aggregate amount not to exceed the Total Available Amount; provided that, at the time of any such prepayment, redemption, purchase, defeasance or other payment made utilizing the Total Available Amount, no Event of Default shall have occurred and be continuing or would result therefrom, (iv) prepayments, redemptions, purchases, defeasances and other payments thereof so long as at such time (x) after giving pro forma effect thereto and the use of the proceeds thereof, the Total Net Leverage Ratio is not greater than 3.25:1.00 as of the last day of the most recently ended Test Period and (y) no Specified Event of Default shall have occurred and be continuing or would result therefrom, (v) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount, measured at the time of payment, not to exceed (I) the greater of (x) $125,000,000 and (y) 30% of Consolidated EBITDA of GBT and its Restricted Subsidiaries for the Test Period most recently ended on or prior to the date such prepayment, redemption, purchase, defeasance or other payment is made (measured as of such date) based upon the Section 6.01 Financials most recently delivered on or prior to such date minus (II) any General RDP Basket Reallocated Amount and (vi) repayments of loans and advances made by a Non-Loan Party to a Loan Party pursuant to Section 7.02(d); provided that, the repayment of such loan or advance shall only be permitted to be made with the proceeds of a dividend made by such Non-Loan Party to such Loan Party and the repayment of such loan or advance shall be made substantially concurrently with the payment of such dividend; provided, that for purposes of determining compliance with this Section 7.08(a), in the event that any such prepayment, redemption, purchase, defeasance or other payment meets the criteria of more than one of the categories described above, the Initial Borrower may, in its sole discretion, classify or divide such item (or any portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such item (or any portion thereof) so long as such item (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception or exceptions as of the date of such reclassification.

(b)            Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of (i) the Junior Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed) or (ii) any agreement, indenture or instrument pursuant to which any Specified Subordinated Debt is issued, except any amendments, modifications or changes as may be required by applicable Law; and

(c)            Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 7.08 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among GBT, the Borrowers and/or the Restricted Subsidiaries, in either case unless an Event of Default has occurred and is continuing and the Initial Borrower has received a notice from the Collateral Agent instructing it not to make or permit GBT, the Borrowers and/or the Restricted Subsidiaries to make any such repayment or prepayment or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 7.03 after giving effect to such transfer.

Section 7.09.           Financial Covenant. Except with the written consent of the Required Revolving Credit Lenders, solely with respect to the Revolving Credit Facility, permit the First Lien Net Leverage Ratio as of the last day of any Test Period, commencing with the Test Period ending September 30, 2024, to exceed 3.50:1.00 (the “Financial Covenant”).

Notwithstanding the foregoing, this Section 7.09 shall be in effect (and shall only be in effect) when the aggregate outstanding amount of L/C Obligations (other than (x) L/C Obligations in an aggregate amount of up to $10,000,000 and (y) with respect to Letters of Credit that have been Cash Collateralized in an amount equal to the Outstanding Amount thereof or otherwise backstopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer), Swing Line Loans and Revolving Credit Loans (it being understood that in all cases calculation of compliance with this Section 7.09 shall be determined as of the last day of each Test Period) exceeds 35% of the Revolving Credit Commitments on the last day of the fiscal quarter or fiscal year, as applicable, for such Test Period.

Notwithstanding anything contained herein, if as a result of a Travel MAC, GBT or its Restricted Subsidiaries fail to comply with the applicable ratio set forth in Section 7.09 above in any Test Period occurring during the pendency of a Travel MAC Period, in no event shall such failure to so comply constitute an Event of Default.

Section 7.10.           Negative Pledge; Limitations on Restrictions on Subsidiary Distributions. (i) Enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to pay dividends or make any other distributions to GBT or any of its Subsidiaries on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits or transfer funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to GBT or any of its Subsidiaries; provided that the foregoing shall not apply to:

(a)            restrictions and conditions imposed by (A) Law, (B) any Loan Document, (C) any Permitted Additional Debt Documents related to any secured Permitted Additional Debt and (D) any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness referenced in clauses (B) through (C) above;

(b)            restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(c)            customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(d)            restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(e)            any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary after the Restatement Date (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to GBT, any Borrower or any other Restricted Subsidiary;

(f)             restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 that is incurred or assumed by Non-Loan Parties to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries;

(g)            restrictions on cash or other deposits or net worth imposed by agreements entered into in the ordinary course of business (or other restrictions constituting Liens permitted hereunder), so long as (in the case of any such restriction on net worth) GBT has determined in good faith that such restriction could not reasonably be expected to impair the ability of GBT, the Borrowers and their Subsidiaries to meet their respective ongoing obligations;

(h)            restrictions set forth on Schedule 7.10 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(i)             customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 7.02 and applicable solely to such joint venture and entered into in the ordinary course of business;

(j)             negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03(f), (i) or (r), but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness;

(k)            customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l)             customary net worth provisions contained in real property leases entered into by Subsidiaries of GBT, so long as GBT has determined in good faith that such net worth provisions could not reasonably be expected to materially impair the ability of GBT, the Borrowers and their Subsidiaries to meet their respective ongoing obligation;

(m)           customary provisions restricting the granting of a security interest in IP rights contained in licenses or sublicenses by any Loan Party or any other Restricted Subsidiary of such IP Rights, which licenses and sublicenses were entered into in the ordinary course of business (in which case such restriction shall relate only to such IP Rights);

(n)            restrictions contained in the Business Combination Agreement or the Shareholders Agreement;

(o)            customary restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 7.03; provided that such restrictions or conditions are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement and will not impair GBT’s obligation or ability to make any payments required hereunder; and

(p)            restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the foregoing clauses of this Section 7.10; provided that such amendments modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect with respect to such restrictions or conditions than those prior to such amendments modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings .

Section 7.11.          Anti-Corruption Laws and Sanctions Use of Proceeds.

(a)            None of the Loan Parties will use, directly or to its knowledge indirectly, the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund or facilitate any activities or business of or with any Sanctioned Person, or otherwise in any country or territory, that, at the time of such funding, is a Sanctioned Country, except to the extent that such activities or business may be lawfully conducted by U.S. Persons under applicable Sanctions, (ii) in any other manner that would result in a violation of Sanctions by any Person participating in this Agreement, or (iii) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity for a Governmental Authority, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable Anti-Corruption Law.

(b)            No Loan, use of proceeds or other transaction contemplated by this Agreement will, violate any applicable Anti-Corruption Law or any applicable Sanctions and none of the Loan Parties will, directly or to its knowledge indirectly, use the proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, if such proceeds would be used in a manner that would violate applicable Anti-Corruption Laws or any applicable Sanctions.

(c)            None of the Loan Parties will, directly or to its knowledge indirectly, use any revenue or benefit which is, (i) legally or beneficially owned by a Sanctioned Person, or (ii) derived from any activity or dealing with a Sanctioned Person by the Loan Parties, their respective Subsidiaries or any officers or directors of any Loan Party or Subsidiary and, to the knowledge of the Loan Parties, the respective employees, agents, affiliates and representatives of any Loan Party or Subsidiary, for the purpose of discharging any or all of the amounts owing to any Secured Party, except to the extent that such activity or dealing with a Sanctioned Person would be lawful under applicable Sanctions.

ARTICLE VIII

Events of Default and Remedies

Section 8.01.           Events of Default. Any of the following events referred to in any of clauses (a) through (k) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a)            Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)            Specific Covenants. Any Loan Party or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.03(a), Section 6.04(a) (solely with respect to any Loan Party’s existence (other than any Subsidiary Guarantor that is not a Material Subsidiary, a Borrower or an Intermediate Holding Company)), Section 6.11, or Article VII (other than Section 7.09), or (ii) Section 7.09; provided that an Event of Default shall not occur pursuant to Section 7.09 until the Cure Deadline has occurred; provided, further, that an Event of Default under Section 7.09 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Revolving Credit Lenders have actually declared all such obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded; or

(c)            Other Defaults. Any Loan Party or any Restricted Subsidiary thereof fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Initial Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or Subsidiary herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made (or in any respect if such representation or warranty is qualified by “material” or “Material Adverse Effect”); or

(e)            Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Material Indebtedness (other than Indebtedness under the Loan Documents and any intercompany Indebtedness owing to GBT, any Borrower or any Restricted Subsidiary) or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due or as to which an offer to prepay is required to be made as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) any Indebtedness permitted to exist or be incurred under the terms of this Agreement that is required to be repurchased, prepaid, defeased or redeemed (or as to which an offer to repurchase, prepay, defease or redeem is required to be made) in connection with any asset sale event, casualty or condemnation event, change of control (without limiting the rights of the Agents and the Lenders under Section 8.01(j) below), excess cash flow or other customary provision in such Indebtedness giving rise to such requirement to offer or prepay in the absence of any default thereunder; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f)            Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary (other than any Loan Party or Subsidiary incorporated or organized under the laws of England and Wales) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; an order for relief is entered in any such proceeding; or any Loan Party or Material Subsidiary (other than any Loan Party or Subsidiary incorporated or organized under the laws of England and Wales) shall admit in writing its inability or fail generally to pay its debts as they become due; or

(g)            Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $100,000,000 (to the extent not covered (i) by independent third-party insurance as to which the surety or the insurer, as the case may be, has been notified of such judgment or order and does not deny coverage or (ii) by an enforceable indemnity) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days after the entry thereof; or

(h)            ERISA. (i) An ERISA Event occurs which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) a Foreign Pension Event occurs that would reasonably be expected to result in a Material Adverse Effect; or

(i)            Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of (A) a transaction permitted under Section 7.04 or Section 7.05), (B) any acts or omissions by the Administrative Agent, the Collateral Agent or any Lender or (C) the occurrence of the Final Termination Date), ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any material provision of any Loan Document; (ii) any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of (A) the occurrence of the Final Termination Date or (B) any other release of such Person as a Loan Party permitted under Section 10.20), or purports in writing to revoke or rescind any Loan Document; or (iii) the Liens purported to be created by the Collateral Documents on any material portion of the Collateral (subject to (x) the terms of the Agreed Security Principles and (y) any Lien permitted by Section 7.01) cease to be perfected (to the extent required to be perfected under the Loan Documents) security interests other than (x) as a result of a release of Collateral permitted under Section 10.20, (y) solely as a result of the Administrative Agent’s or the Collateral Agent’s failure to (1) maintain possession of any stock certificates, promissory notes or other instruments actually delivered to it under the Loan Documents or (2) file and maintain proper Uniform Commercial Code statements or similar filings (including continuation statements) or (z) as to Collateral consisting of real property, to the extent that such real property is covered by a lender’s title insurance policy and such insurer has not denied coverage; or

(j)             Change in Control. There occurs any Change in Control; or

(k)            UK Insolvency Event. A UK Insolvency Event shall occur in respect of any UK Relevant Entity.

Section 8.02.          Remedies Upon Event of Default.

(a)            If any Event of Default occurs and is continuing (other than an Event of Default under Section 8.01(b)(ii) unless the conditions of the second proviso contained therein have been satisfied), the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(i)            declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions and any obligations of the Swing Line Lender to make Swing Line Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii)           require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Section 8.01(f) or 8.01(k) with respect to any Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)            Subject to the first proviso in Section 8.01(b)(ii), if any Event of Default under Section 8.01(b)(ii) occurs and is continuing, the Administrative Agent may and, at the request of the Required Revolving Credit Lenders, shall take any or all of the following actions:

(i)             declare the commitment of each Revolving Credit Lender to make Revolving Credit Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)            declare the unpaid principal amount of all outstanding Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document under or in respect of the Revolving Credit Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(iii)           require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(iv)           exercise on behalf of itself and the Revolving Credit Lenders all rights and remedies available to it and the Revolving Credit Lenders under the Loan Documents or applicable Laws, in each case under or in respect of the Revolving Credit Facilities.

Section 8.03.          Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02(a)), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal, Unreimbursed Amounts or face amounts of the Loans, L/C Borrowings, Swap Termination Value under Secured Hedge Agreements, Cash Management Obligations and Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit (with such Cash Collateral provided to the Administrative Agent for the account of the L/C Issuers), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrowers. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 8.04.           Right to Cure.

(a)            Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrowers fail to comply with the requirement of the Financial Covenant, any Person (other than the Loan Parties and their Subsidiaries) designated by the Initial Borrower shall have the right, during the period beginning at the start of the last fiscal quarter of the applicable Test Period and until the fifteenth (15th) Business Day after the date on which financial statements with respect to the Test Period in which such covenant is being measured are required to be delivered pursuant to Section 6.01 (such date, the “Cure Deadline”), to make (i) a direct or indirect equity investment in GBT in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) or otherwise receive cash contributions to (or in the case of any direct or indirect parent of GBT receive any such Equity Interests in GBT for its cash contributions to) the capital of GBT or (ii) loans to the Initial Borrower constituting Specified Subordinated Debt, in any such case, the proceeds of which are contributed to the Initial Borrower (collectively, the “Cure Right”), and upon the receipt by the Initial Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document.

(b)            If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrowers shall then be in compliance with the requirements of the Financial Covenant during such Test Period, the Borrowers shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrowers to be in compliance with the Financial Covenant (such amount, the “Necessary Cure Amount”) (provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Initial Borrower in good faith that is required for purposes of complying with the Financial Covenant for such fiscal quarter (such amount, the “Expected Cure Amount”), (iv) subject to clause (c) below, all Cure Amounts shall be disregarded for purposes of determining mandatory prepayments, any baskets, with respect to the covenants contained in the Loan Documents or the usage of the Total Available Amount and (v) the net cash proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt (including, without limitation, by means of “cash netting”) for purposes of calculating compliance with the Financial Covenant for the fiscal quarter for which such Cure Right is deemed applied; provided the amount of Consolidated Total Debt may be reduced for purposes (i) other than determining compliance with the Financial Covenant and (ii) of determining compliance with the Financial Covenant in subsequent fiscal quarters, in each case, to the extent the Cure Right is applied to prepay Indebtedness constituting Consolidated Total Debt.

(c)            Notwithstanding anything herein to the contrary, to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining any baskets (other than any previously contributed Cure Amounts), with respect to the covenants contained in the Loan Documents, the Total Available Amount and (ii) less than the Necessary Cure Amount, then not later than the applicable Cure Deadline, GBT must receive a direct or indirect equity investment in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent), in any such case, the proceeds of which are contributed to the Initial Borrower, which cash proceeds received by Initial Borrower shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01.           Appointment and Authorization of Agents.

(a)            Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Except as otherwise provided in Section 9.09, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)            MSSF shall also act as the “collateral agent” under the Loan Documents, and each of the Secured Parties (in its capacities as a Lender, L/C Issuer (if applicable), Swing Line Loans and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, MSSF, as “collateral agent” (and any co-agents, subagents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02.      Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The exculpatory provisions of this Article IX shall apply to any such Person and to the Related Parties of the Administrative Agent and any such Person, and shall apply to their respective activities in connection with the syndication of any Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence, willful misconduct or bad faith.

Section 9.03.           Liability of Agents.

(a)            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and each Agent-Related Person:

(i)             shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, provided further, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its branches or Affiliates in any capacity.

(b)            No Agent-Related Person shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c)            No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent-Related Person.

(d)            No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, no Agent-Related Person shall (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 9.04.      Reliance by Agents.

(a)            Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to an Agent under the Loan Documents or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to each Agent in this Section 9.04 or in any of the Collateral Documents. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)            For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Date specifying its objection thereto.

Section 9.05.          Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06.          Credit Decision; Disclosure of Information by Agents. Each Lender and each L/C Issuer acknowledges that no Agent-Related Person nor any Lead Arranger has made any representation or warranty to it, and that no act by any Agent or any Lead Arranger hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or any Lead Arranger to any Lender or any L/C Issuer as to any matter, including whether Agent-Related Persons or any Lead Arranger has disclosed material information in their possession. Each Lender and each L/C Issuer represents to each Agent and each Lead Arranger that it has, independently and without reliance upon any Agent-Related Person, any other L/C Issuer or any Lead Arranger and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Initial Borrower and the other Loan Parties hereunder. Each Lender and each L/C Issuer also represents that it will, independently and without reliance upon any Agent-Related Person, any other L/C Issuer or any Lead Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or v, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities.

Section 9.07.          Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence, willful misconduct or bad faith, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, willful misconduct or bad faith for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect any Borrower’s or any other Loan Party’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08.          Agents in their Individual Capacities. MSSF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though MSSF were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, MSSF or its Affiliates may receive information regarding any Loan Party or any Affiliate thereof (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate thereof) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, MSSF shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include MSSF in its individual capacity.

Section 9.09.          Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Initial Borrower. If the Administrative Agent and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent or Collateral Agent, as the case may be, may be removed as the Administrative Agent or Collateral Agent, as the case may be, at the reasonable request of the Initial Borrower and the Required Lenders. If the Administrative Agent resigns or is removed under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Initial Borrower at all times other than during the existence of a Specified Event of Default (which consent of the Initial Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation (but not removal) of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Initial Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent (except for any indemnity payments or other amounts owed to retiring Administrative Agent) and the term “Administrative Agent” shall mean such successor administrative agent (and the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c)), and the retiring or removed Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring or removed Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring (but not removed) Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Agreed Security Principles is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Each party to the Collateral Documents governed by Dutch law shall provide any assistance and enter into any documents as reasonably requested by the successor Collateral Agent to ensure that the successor Collateral Agent shall have the same rights and obligations under the Collateral Documents governed by Dutch law as it would have had if such successor had been an original party thereto.

Section 9.10.          Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)            any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11.          Collateral and Guaranty Matters. The Lenders and the Secured Parties irrevocably agree that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document may be released or subordinated in accordance with the provisions of Section 10.20 or any Collateral Document, without further written consent or authorization from any Lender or Secured Party.

Upon request by the Administrative Agent at any time, the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11 and Section 10.20.

Each Secured Party, by its acceptance of the benefits of the Guaranty and the Collateral Documents, acknowledges the terms of the Security Trust Deed and, in particular, the terms, basis and limitation on which the Collateral Agent holds the Transaction Security (as defined therein) and specifically agrees and accepts (i) such terms, basis and limitation; (ii) that the Collateral Agent shall, as trustee, have only those duties, obligations and responsibilities expressly specified in the Security Trust Deed; (iii) the limitation and exclusion of the Collateral Agent’s liability as set out therein; and (iv) all other provisions of the Security Trust Deed as if it were a party thereto.

Section 9.12.          Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13.          Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guarantee or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Section 9.13 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.14.          Intercreditor Agreements. The Administrative Agent and the Collateral Agent are each hereby authorized to enter into any Customary Intercreditor Agreement to the extent contemplated by the terms hereof, and the Lenders and Secured Parties acknowledge that such Customary Intercreditor Agreement is binding upon them. Each Lender and each Secured Party (a) hereby agrees that it will be bound by the provisions of the Customary Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of the Customary Intercreditor Agreement and (b) hereby authorizes and instructs the Administrative Agent and/or Collateral Agent to enter into the Customary Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, each Lender and each Secured Party hereby authorizes the Administrative Agent and/or Collateral Agent to enter into (i) any amendments to any Customary Intercreditor Agreement, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii) to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by Section 7.01 of this Agreement, in each case, and without any further consent, authorization or other action by such Lender. Each Lender hereby agrees that no Lender shall have any right of action whatsoever against any Agent as a result of any action taken by such Agent pursuant to this Section 9.14 or in accordance with the terms of any Customary Intercreditor Agreement. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Customary Intercreditor Agreement.

Section 9.15.          Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person becomes a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless clause (i) in the immediately preceding Section 9.15(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in clause (iv) in the immediately preceding Section 9.15(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person becomes a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that neither the Administrative Agent nor the Lead Arrangers nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)            The Administrative Agent and the Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 9.16.          Erroneous Payments.

(a)            If the Administrative Agent (x) notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.16 and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender, L/C Issuer, Secured Party or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)             it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender, L/C Issuer or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.16(a) or on whether or not an Erroneous Payment has been made.

(c)            Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)            (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest), and is hereby (together with the Initial Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Initial Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Initial Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 10.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Initial Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)            The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party, to the rights and interests of such Lender, L/C Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party; provided that this Section 9.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of any Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower for the purpose of making such Erroneous Payment.

(f)            To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)            Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

Miscellaneous

Section 10.01.        Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent on behalf of, and acting at the direction of, the Required Lenders), except as otherwise provided in clauses (a) through (f) below, and the applicable Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)            extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Loans shall not constitute an extension or increase of any Commitment of any Lender) (provided that any Lender, upon the request of the Initial Borrower, may extend the maturity date of any of such Lender’s Commitments without the consent of any other Lender, including the Required Lenders);

(b)            postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of (i) any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and (ii) the MFN Provisions or other “most favored nation” provisions and the application thereof shall not constitute a postponement or reduction of the amount of interest or other amounts (provided that any Lender, upon the request of the Initial Borrower, may extend the maturity date of any Term Loans owing to such Lender without the consent of any other Lender, including the Required Lenders));

(c)            reduce the principal of, or the rate of interest specified herein on, any Loan, Swing Line Loan, or L/C Borrowing (it being understood that a waiver of any condition precedent set forth in Section 4.02 or waiver of any Default, Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby (it being understood that (i) any change to the definition of First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio or the Interest Coverage Ratio or in each case, in the component definitions thereof and/or (ii) any amendment, supplement, modification and/or waiver of the MFN Provisions shall, in each case of the foregoing clauses (i) and (ii), shall not constitute a reduction in the rate of interest; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate);

(d)            (i) amend, modify or waive any provision of this Section 10.01 that has the effect of lowering the number of Lenders that must approve any amendment, modification or waiver, (ii) reduce the percentages specified in the definition of the term “Required Lenders” or “Required Revolving Credit Lenders” or (iii) change any provision of Section 2.06(c), Section 2.13 or Section 8.03 that would alter the pro rata sharing of payments or pro rata commitment reductions or change the order of the waterfall, in each case without the written consent of each Lender; or

(e)            other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions (except as expressly permitted by the Collateral Documents or this Agreement), without the written consent of each Lender;

(f)             other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Guarantees in any transaction or series of related transactions (except as expressly permitted by the Collateral Documents or this Agreement), without the written consent of each Lender; or

(g)            subordinate (i) any of the Liens on the Collateral securing any of the Obligations to the Liens securing any other Indebtedness or other obligations or (ii) any of the Obligations in right of payment, contractually, structurally or otherwise, to any other Indebtedness or other obligations, in each case, without the written consent of each Lender (unless each Lender has been offered a bona fide opportunity to participate on a ratable basis in such other Indebtedness or obligations (including any fees payable in connection therewith) on substantially the same terms and economics), and the Lenders have no less than five (5) Business Days to accept such offer;

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer and Swing Line Lender in addition to the Lenders required above, adversely affect the rights or duties of an L/C Issuer or Swing Line Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, adversely affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iii) the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary or advisable to be made in connection with any borrowing of Incremental Term Loans to effect the provisions of Section 2.14, the provision of any Incremental Revolving Credit Commitment Increase or otherwise to effect the provisions of Section 2.08(d), 2.14 or 2.15 or to modify the Letter of Credit Sublimit (in the manner described in the definition thereof); (iv) only the consent of the Required Revolving Credit Lenders shall be necessary to (and only the Required Revolving Credit Lenders shall have the ability to) amend or waive the terms and provisions of Sections 7.09, 8.01(b)(ii) and 8.04 (including any defined terms as they relate thereto); (v) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders; and (vi) the conditions precedent set forth in Section 4.02 to a Credit Extension under the Revolving Credit Facility after the Restatement Date may only be amended or rights and privileges thereunder waived with the consent of the Required Revolving Credit Lenders and, in the case of a Credit Extension that constitutes the issuance of a Letter of Credit, the applicable L/C Issuer. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Loans.

Notwithstanding anything herein to the contrary, the Borrowers and the Administrative Agent may, without the input or consent of the other Lenders, effect changes to this Agreement that are necessary and appropriate to provide for the mechanics contemplated by the offering process set forth in Section 2.05(d).

Notwithstanding anything in this Agreement or any Collateral Document to the contrary, the Administrative Agent may, in its reasonable discretion, grant extensions of time for the satisfaction of any of the requirements under Sections 6.10 and Section 6.12 or any Collateral Documents in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of GBT, the Borrowers and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Collateral Document.

Notwithstanding anything herein to the contrary, any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and the Initial Borrower) and (y) effect administrative changes of a technical or immaterial nature, and such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that any such amendment to the terms and conditions applicable solely to the L/C Issuer in respect of Letters of Credit or the Swing Line Lender in respect of Swing Line Loans shall require the consent of the L/C Issuer or the Swing Line Lender, respectively.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents (including Customary Intercreditor Agreements) and related documents executed by GBT and its Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Initial Borrower without the need to obtain the consent of any other Lender (other than the L/C Issuer in respect of Letters of Credit or the Swing Line Lender in respect of Swing Line Loans) if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects, (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement (including the Agreed Security Principles) and the other Loan Documents or (iv) add syndication or documentation agents and make customary changes and references related thereto.

Upon notice thereof by the Initial Borrower to the Administrative Agent with respect to the inclusion of any Previously Absent Financial Maintenance Covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent without the need to obtain the consent of any Lender to include such Previously Absent Financial Maintenance Covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

Section 10.02.        Notices and Other Communications; Facsimile Copies.

(a)            General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)             if to any Borrower, the Administrative Agent, Swing Line Lender, or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)            if to any other Lender, to the address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Initial Borrower, Administrative Agent, Swing Line Lender and the L/C Issuer, or as set forth on Schedule 10.02 (unless updated by written notice), or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto (unless otherwise updated by written notice).

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, Swing Line Lender or the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)            Platform.

(i)             Each Borrower hereby acknowledges that (x) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers or any other Loan Party under any Loan Document (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (y) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to GBT (or any Parent Entity), the Borrower, any Subsidiary or any of their respective securities) (collectively, the “Public Lender Information”, and each such Lender, a “Public Lender”). Each Borrower hereby agrees that (A) by marking Borrower Materials “PUBLIC,” such Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to GBT (or any Parent Entity), the Borrower, any Subsidiary or any of their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (B) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor”; and (C) any Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain information that is not Public Lender Information and shall not be suitable for posting on a portion of the Platform designated as “Public Investor.”

(ii)            Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials or other communications that are not made available through the “Public Lender Information” portion of the Platform and that may contain material nonpublic information with respect to GBT (or any Parent Entity), the Borrower, any Subsidiary or any of their respective securities for purposes of United States Federal or state securities laws.

(iii)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY other Agent-Related Person WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY other Agent-Related Person IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY other Agent-Related Person HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c)            Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(d)            Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e)            Notice to other Loan Parties. Each Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Initial Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

Section 10.03.        No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04.        Attorney Costs and Expenses. Each Borrower agrees, jointly and severally, (a) if the Restatement Date occurs, to pay or reimburse the Administrative Agent, the Collateral Agent and the Lead Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Term Loans and Revolving Credit Loans and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), limited in the case of legal counsel to the Administrative Agent, the Collateral Agent, the Lead Arrangers, each L/C Issuer and the Lenders to all Attorney Costs of one primary counsel, and, if necessary, one local counsel in each relevant jurisdiction and/or special and/or regulatory counsel for all such parties (taken as a whole) and, solely in the case of an actual or perceived conflict of interest where the conflicted Person informs such Borrower of such conflict, one additional primary counsel (and, if necessary, an additional local, special and/or regulatory counsel) for such affected Persons and (b) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lead Arrangers, each L/C Issuer and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (limited in the case of legal counsel to such Secured Parties to all Attorney Costs of one primary counsel and, if necessary, one local counsel in each relevant jurisdiction and/or special and/or regulatory counsel for all such parties (taken as a whole) and, solely in the case of an actual or perceived conflict of interest where the conflicted Person informs such Borrower of such conflict, one additional primary counsel (and if, necessary, an additional local, special and/or regulatory counsel) for such affected Persons). Subject to the limitations above, the foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Initial Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.

Section 10.05.        Indemnification by the Borrowers. Each Borrower shall jointly and severally indemnify and hold harmless each Agent, each Lead Arranger, each Lender, each L/C Issuer, each Swing Line Lender (without duplication) and their respective Affiliates, directors, officers, employees, agents, advisors, and other representatives (collectively, the “Indemnitees”) and hold them harmless from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable and documented or invoiced out-of-pocket fees and expenses ((which, in the case of Attorney Costs, shall be limited to (x) one primary counsel for all Indemnitees, (y) if necessary, one local counsel in each applicable jurisdiction and/or special and/or regulatory counsel for all Indemnitees and (z) solely in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Initial Borrower of such conflict and thereafter, one additional primary counsel (and if, necessary, an additional local, special and/or regulatory counsel) for such affected Indemnitees) (collectively, the “Losses”) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (including any inquiry or investigation of the foregoing) (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by a Borrower, its equity holders, any Affiliate of such Borrower, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby and the issuance, amendment, renewal, extension, cancellation or termination of any Letter of Credit (including, without limitation, any payment, demand for payment or nonpayment under a Letter of Credit) (collectively, the “Indemnified Liabilities”) and any Losses that relate to any actual or alleged presence or Release or threatened Release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by GBT, any Borrower or any Subsidiary or any other liability arising under Environmental Law, in each case arising out of the properties, activities or operations of GBT, any Borrower or any Restricted Subsidiary; provided that no Indemnitee will be indemnified for any Losses or related expenses to the extent it has resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Affiliates or any of the officers, directors, employees, advisors, agents or other representatives of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) a material breach of the obligations under the Loan Documents of such Indemnitee or any of such Indemnitee’s Affiliates or any of the officers, directors, employees, advisors, agents or other representatives of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (y) any claim, litigation, investigation or other proceeding (other than a claim, litigation, investigation or other proceeding against any Agent or any Lead Arranger or any Person acting in a similar capacity, in each case, acting pursuant to the Loan Documents or in its capacity as such or of any of its Affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnitees that does not arise from any act or omission by any Borrower or any of its Affiliates; provided, further, that the Administrative Agent, the Collateral Agent, Swing Line Lender, the L/C Issuers and the Lead Arrangers to the extent fulfilling their respective roles as an agent or arranger under the Facilities and in their capacities as such, shall remain indemnified in respect of such claim, litigation, investigation or other proceeding, to the extent that none of the exceptions set forth in clauses (w), (x) or (y) of the immediately preceding proviso apply to such person at such time. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of such Indemnitee’s Affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision). No Indemnitee and no Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Restatement Date); provided that nothing in this sentence shall limit the indemnification obligations of the Loan Parties set forth herein or in any other Loan Document either in respect of damages incurred or paid by an Indemnitee to a third party or in respect of out-of-pocket costs or expenses incurred as a result of such claim, litigation, investigation or other proceeding. All amounts due under this Section 10.05 shall be paid within thirty (30) days after demand therefor has been made in good faith (together with reasonably detailed backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, Swing Line Lender or any L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06.        Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate.

Section 10.07.        Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including, without limitation, as permitted under Section 7.04), neither GBT nor any Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or other transfer by GBT or any Borrower of any of its rights or obligations hereunder without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Initial Borrower; provided that no consent of Initial Borrower shall be required for (w) an assignment of any funded Term Loan to any other Lender, any Affiliate of a Lender or any Approved Fund, (x) an assignment of any Term Commitments, Revolving Credit Loans or Revolving Credit Commitments to any Affiliate of a Lender or a Revolving Credit Lender, (y) any Assignee, if a Specified Event of Default has occurred and is continuing or (z) an assignment of any funded Term Loan, if the Initial Borrower has not responded to a written notice requesting consent within ten Business Days of receipt thereof;

(B)           the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund; and

(C)           each L/C Issuer or Swing Line Lender at the time of such assignment; provided that no consent of such L/C Issuers or Swing Line Lender shall be required for any assignment of a Term Loan or Term Commitment;

(ii)            Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility) or $1,000,000 (in the case of any Class of Term Loans) unless the Initial Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Initial Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C)           the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any documentation required by Section 3.01(f); and

(D)           the Assignee shall not be an Ineligible Institution (provided that the Administrative Agent shall have no liability in respect of any mistaken assignment to an Ineligible Institution) and shall represent that it is not an Ineligible Institution or an Affiliate of an Ineligible Institution. The Initial Borrower shall provide the list of Disqualified Lenders to the Administrative Agent, and the Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to provide the list of Disqualified Lenders to each Lender or prospective assignee contemplating an assignment that requests the same.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c)            Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500, which fee may be waived only by the Administrative Agent in its sole discretion, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.19(h), 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(d)            The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related stated interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts) and L/C Borrowings owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Agent and any Lender with respect to its own Loans and/or Commitments only, at any reasonable time and from time to time upon reasonable prior notice.

(e)            Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender, sell participations to any Person (other than an Ineligible Institution; provided that for the purposes of this provision, Disqualified Lenders shall only be deemed to be Disqualified Lenders if a list of Disqualified Lenders has been made available to all Lenders by the Initial Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (e), (f) or (g) that directly and adversely affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.19(h), 3.01, 3.04 and 3.05 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Sections 3.01(e), (f) and (g) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the participating Lender) and Sections 3.06 and 3.07, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and the address of each Participant and the principal amounts (and related stated interest amounts) of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or Letters of Credit or its other obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. Notwithstanding anything to the contrary, no Lender, by maintaining the Participant Register, undertakes any duty, responsibility or obligation to any Borrower (including, without limitation, that in no event shall any such Lender be a fiduciary of any Borrower for any purpose).

(f)             A Participant shall not be entitled to receive any greater payment under Section 2.19(h), 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Initial Borrower’s prior written consent or except to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(g)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)            Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Initial Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 2.19(h), 3.01, 3.04 and 3.05 subject to the requirements and limitations of such Sections (including Sections 3.01(e), (f) and (g)) and Sections 3.06 and 3.07, to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of any Borrower under this Agreement (including its obligations under Section 2.19(h), 3.01, 3.04 or 3.05) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Initial Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantees or credit or liquidity enhancement to such SPC.

(i)             Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)             Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party in accordance with Section 10.07(b); provided that:

(A)          no Default or Event of Default has occurred or is continuing or would result therefrom;

(B)           for the avoidance of doubt, Lenders shall not be permitted to assign Term Commitments, Revolving Credit Commitments, Revolving Credit Loans, Extended Revolving Credit Commitments or Extended Revolving Credit Loans to any Purchasing Borrower Party;

(C)           any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently canceled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; and

(D)          no Purchasing Borrower Party may use the proceeds from Revolving Credit Loans to purchase any Term Loans.

(k)            Upon any contribution of Term Loans to any Borrower or any Restricted Subsidiary and upon any purchase of Term Loans by a Purchasing Borrower Party, subject to Section 10.07(j)(i)(C), (A) the aggregate principal amount (calculated on the face amount thereof) of such Term Loans shall automatically be canceled and retired by the Initial Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Term Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Initial Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register.

(l)             Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days’ notice to the Initial Borrower and the Lenders, resign as an L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified, in consultation with the Initial Borrower, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Initial Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; provided that no failure by the Initial Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit issued by it prior to the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

Section 10.08.        Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders (each, a “Receiving Party”) agrees to maintain the confidentiality of the Information (as defined below), except that Information may, subject to any applicable restriction required in respect of the same under the City Code, be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (collectively, the “Related Agents”) who need to know such Information in connection with the applicable Receiving Party’s obligations under this Agreement or the transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made (i) will be informed of the confidential nature of such Information and be instructed to comply with the provisions of this Section 10.08, including, without limitation, the provisions on confidentiality of such Information set forth herein, (ii) shall not disclose the Information to any other Person in violation of this Section 10.08 and (iii) the applicable Receiving Party shall be responsible for any noncompliance with this Section 10.08 by it or its Related Agents), (b) to the extent requested by any Governmental Authority, including the Federal Reserve Bank, any central banking authority and any self-regulatory authority, such as the National Association of Insurance Commissioners (provided that, except with respect to any audit or examination by bank accountants or by any governmental bank regulatory authority exercising examination or regulatory authority over such Receiving Party of its Related Agents, each of the Administrative Agent, the Collateral Agent and the Lenders shall, to the extent practicable and not prohibited by applicable law, use commercially reasonable efforts to promptly notify the Initial Borrower of such disclosure and, if reasonably requested by the Initial Borrower, to use commercially reasonable efforts to request confidential treatment of such information, at the expense of the Initial Borrower), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations under this Agreement; provided that such disclosure pursuant to this clause (f) shall be subject to either (x) execution of a confidentiality agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to GBT) or (y) appropriate confirmations being given electronically by the Person to whom such disclosure is made pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Initial Borrower (it being agreed that any arrangement in accordance with the standard syndication processes of the Administrative Agent or customary market standards for dissemination of such type of information that require “click through” or other affirmative actions on the part of the recipient to access such information is reasonably acceptable to GBT), (g) with the consent of GBT, (h) on a confidential basis to (1) any rating agency in connection with rating any Loan Party or its Subsidiaries or the credit facilities provided for herein, (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (3) any credit insurance provider in connection with credit insurance as to any Borrower and its obligations hereunder or (4) market data collectors for league table credit, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments (limited to the existence of this Agreement, publicly available information about this Agreement and customary information required for league table credit purposes or such services) or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.08 or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than from or on behalf of any Loan Party or any Subsidiary. With respect to any disclosure pursuant to clause (c) of this Section 10.08, the applicable Receiving Party will use commercially reasonable efforts to (A) promptly provide written notice to the Initial Borrower (to the extent not prohibited by applicable law) so that the Initial Borrower may seek a protective order or other appropriate remedy, or waive compliance with the applicable provisions of this Section 10.08, and (B) cooperate with the Initial Borrower in pursuing any reasonable measures that Initial Borrower determines to pursue, all at the Initial Borrower’s expense. If a protective order or other remedy is not obtained by the Initial Borrower or the Initial Borrower fails to waive compliance with the provisions hereof, the Receiving Party or its Related Agent. as applicable, may, without liability or breach hereunder, disclose only that portion of the Information it is legally compelled (in the opinion of its legal counsel) to disclose and, at the expense of Initial Borrower, will use commercially reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Information so disclosed.

For the purposes of this Section 10.08, “Information” means all information received from or on behalf of GBT or any Subsidiary relating to GBT, any Subsidiary, any of their respective Affiliates or any direct or indirect equityholder of GBT or the business, assets, liabilities, financial condition or prospects of any of the foregoing, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by or on behalf of GBT or such Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised not less than the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.09.     Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and each L/C Issuer is authorized at any time and from time to time, without prior notice to any Borrower or any other Loan Party, any such notice being waived by the each Borrower (on its own behalf and on behalf of each other Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time then due and owing by, such Lender or such L/C Issuer, as the case may be, to or for the credit or the account of the respective Loan Parties against any and all Obligations then due and owing to such Lender or such L/C Issuer hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 8.03 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations then due and owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender and L/C Issuer agrees promptly to notify the Initial Borrower and the Administrative Agent after any such setoff and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

Section 10.10.        Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile or other electronic means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or such other electronic means.

Section 10.11.        Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12.        Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13.        Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14.        GOVERNING LAW.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)            ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, GBT, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, GBT, EACH AGENT, EACH SECURED PARTY AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)            EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING TO SUCH PARTY AT THE ADDRESS PROVIDED FOR IT ON SCHEDULE 10.02. NOTHING IN THIS SECTION 10.14 LIMITS THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15.        WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16.        Binding Effect. This Agreement shall become effective when it shall have been executed by the Initial Borrower and GBT and the Administrative Agent shall have been notified by each Lender and L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, GBT, each Agent and each Lender and their respective successors and assigns, except that no Borrower nor GBT shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as expressly permitted by Section 7.04.

Section 10.17.        Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18.        Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements or the Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19.        USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is or may be required to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes the name and address of each Borrower and each Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower and each Guarantor in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.20.        Release of Collateral and Guaranty; Subordination of Liens.

(a)            The Lenders hereby irrevocably agree that the Liens granted to Collateral Agent, for the benefit of the Secured Parties by the Loan Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral to any Person other than another Loan Party, to the extent such Disposition is permitted hereunder (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Loan Party by a Person that is not a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.01), (v) to the extent the property constituting such Collateral is owned by any Guarantor (other than any Borrower), upon the release of such Guarantor from its obligations under the Guaranty (in accordance with the second succeeding sentence and Section 4.13 of the Guaranty), (vi) as required by the Administrative Agent or the Collateral Agent to effect any sale, transfer or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent or Collateral Agent pursuant to the Collateral Documents and (vii) to the extent such Collateral otherwise becomes an Excluded Asset. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Additionally, the Lenders and other Secured Parties hereby irrevocably agree that, upon the written request of the Initial Borrower or relevant Guarantor, a Guarantor (other than any Borrower, GBT or any Intermediate Holding Company) shall be released from the Guaranty upon consummation of any transaction permitted hereunder resulting in such Guarantor ceasing to constitute a Restricted Subsidiary, or otherwise becoming an Immaterial Subsidiary (to the extent no longer required to be a Guarantor in accordance with the Agreed Security Principles or to comply with Section 6.10(b) (on a pro forma basis), in each case, as of the date of such requested release), in each case, solely to the extent (x) such Guarantor ceasing to constitute a Restricted Subsidiary or otherwise becoming an Immaterial Subsidiary is as a result of a transaction or series of related transactions not prohibited by this Agreement and (y) the transaction resulting in such Guarantor ceasing to be a Restricted Subsidiary shall be (1) for a bona fide business purpose (the primary purpose of which was not to cause the release of such Guarantor’s Guarantee) in the good faith determination of the Initial Borrower and (2) not with an Affiliate of the applicable Borrower. The Lenders and other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent, authorization or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated solely with respect to such Collateral or Guarantor.

(b)            Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations) have been paid in full in cash, all Commitments have terminated or expired and no Letter of Credit shall be outstanding that is not Cash Collateralized or back-stopped in a manner reasonably satisfactory to the applicable L/C Issuer (the first date on which the foregoing shall have occurred, the “Final Termination Date”), upon request of the Initial Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) Hedging Obligations in respect of any Secured Hedge Agreements, (ii) Cash Management Obligations in respect of any Secured Cash Management Agreements and (iii) contingent indemnification obligations and other contingent obligations. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations (or the Obligations guaranteed thereby) shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. All such actions taken pursuant to this clause (b) and the foregoing clause (a) shall be at the cost of the Loan Parties, without representation or warranty by or recourse to any Agent.

(c)            Notwithstanding the foregoing or anything in the Loan Documents to the contrary, at the direction of the Required Lenders, the Administrative Agent and/or Collateral Agent may, in exercising remedies, take any and all necessary and appropriate action to effectuate a credit bid of all Loans (or any lesser amount thereof) for any Borrower’s or any other Loan Party’s assets in a bankruptcy, foreclosure or other similar proceeding, forbear from exercising remedies upon an Event of Default, or in a bankruptcy proceeding, enter into a settlement agreement on behalf of all Lenders.

Section 10.21.        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each of GBT and the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers and their Affiliates, on the one hand, and the Agents, the Lead Arrangers and the Lenders, on the other hand, and each of GBT and each of the Borrowers is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Lead Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the Borrowers, any of their Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Lead Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any of the Borrowers or any of their Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising any of the Borrowers or any of their Affiliates on other matters) and none of the Agents, the Lead Arrangers or the Lenders has any obligation to any of the Borrowers or any of their Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrowers and/or their respective Affiliates, and none of the Agents, the Lead Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and GBT and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each of GBT and the Borrowers hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.

Section 10.22.        Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.23.        Parallel Debt (Covenant to pay the Collateral Agent)Section 1.02      .

(a)            For the purpose of ensuring the validity and enforceability of any Lien granted pursuant to any Collateral Document governed by Dutch law, and notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate of all Obligations from time to time due in accordance with the terms and conditions of the Loan Documents, excluding the Obligations arising under this Section 10.23 (such payment undertaking and the obligations and liabilities which are a result thereof, hereinafter referred to as the “Parallel Debt”).

(b)            Any amount due and payable by a Loan Party to the Collateral Agent under the Parallel Debt shall be decreased to the extent that the Secured Parties have received payment of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received payment of the corresponding amount under the Parallel Debt.

(c)            With respect to the Parallel Debt, the Collateral Agent:

(i)             acts as creditor in its own right;

(ii)            shall have its own independent right to demand payment of the amounts payable under the Parallel Debt; and

(iii)           shall not act as agent, trustee or representative of any of the Secured Parties and holds neither its claim resulting from (x) the Parallel Debt nor (y) any Collateral Document governed by Dutch law securing the Parallel Debt on trust.

(d)            The rights of the Secured Parties (other than the Collateral Agent) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice, the rights of the Collateral Agent to receive payment under the Parallel Debt.

Section 10.24.        Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contract or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 10.25.        Additional Borrowers.

(a)            GBT may at any time, upon (a) not less than ten (10) Business Days’ notice to the Administrative Agent for distribution to the Revolving Credit Lenders and (b) receipt by the Administrative Agent of an Additional Borrower Joinder, designate any Subsidiary of GBT (other than a Parent Entity) that is a Loan Party as a Borrower under the Revolving Credit Facility (an “Additional Borrower”); provided that such Additional Borrower (i) is incorporated, formed or organized in the Netherlands or under the laws of the United States, any state thereof or the District of Columbia, or (ii) is incorporated or formed in such other jurisdiction which shall be reasonably acceptable to the Administrative Agent, each of the Revolving Credit Lenders and L/C Issuers and the Swing Line Lender (in each case, in their sole discretion). On the date that is ten (10) Business Days following receipt by the Administrative Agent and the Revolving Credit Lenders of such notice, such Loan Party shall become an Additional Borrower and a party to this Agreement and all references to the “Borrowers” shall also include such Additional Borrower, as applicable; provided that, (i) the Administrative Agent and each Revolving Credit Lenders shall have received (x) documentation consistent in scope with the documentation delivered, as applicable, in respect of the Initial Borrower on the Restatement Date and (y) a certificate from the Initial Borrower and such Additional Borrower certifying that as of the date of such joinder, the conditions set forth in Sections 4.02(a) and (b) shall have been met as if a Borrowing were to occur on such date and (ii) solely in the case of clause (ii) above, the Administrative Agent shall not have received written notice from any Revolving Credit Lender, L/C Issuer or the Swing Line Lender of its objection to such Additional Borrower (it being understood that any Revolving Credit Lender’s failure to respond to such notice shall be deemed to constitute the objection of such Revolving Credit Lender to the jurisdiction of such proposed Additional Borrower under clause (ii)). In connection with the joinder of an Additional Borrower, this Agreement may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Initial Borrower to effect the provisions of or be consistent with this Section 10.25. Notwithstanding any other provision of this Agreement to the contrary (including Section 10.01), any such deemed amendment may be memorialized in writing by the Administrative Agent with the Initial Borrower’s consent, but without the consent of any Lender (other than with respect to each Revolving Credit Lender’s, each L/C Issuer’s and the Swing Line Lender’s approval of an Additional Borrower’s jurisdiction of incorporation or formation to the extent set forth above) and furnished to the other parties hereto.

(b)            Each of the Additional Borrowers shall be severally liable for its liabilities and obligations under this Agreement, and no Additional Borrower shall be liable for any Borrowing or any other obligation of any other Borrower under this Agreement. Each Additional Borrower shall be severally liable for all payments of the principal of and interest on Loans to such Additional Borrower, and any other amounts due hereunder that are specifically allocable to such Additional Borrower or the Loans to such Additional Borrower. Notwithstanding the foregoing, nothing in this clause (b) shall impact any Borrower’s Obligations in its capacity as a Guarantor under the Loan Documents.

(c)            Each Additional Borrower hereby irrevocably appoints the Initial Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Additional Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Initial Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Initial Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Additional Borrower.

(d)            GBT may from time to time, upon not less than fifteen (15) Business Days’ notice from GBT to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate an Additional Borrower’s status as such; provided that (i) any Loans made to such Additional Borrower shall have been repaid in full, (ii) any other amounts owing by such Additional Borrower under this Agreement and the other Loan Documents shall have been repaid in full and (iii) the then undrawn and unexpired amount of any Letters of Credit issued for the account of such Additional Borrower (calculated, in the case of Letters of Credit denominated in Alternative Currencies, at the Dollar Equivalent thereof on the date of removal) shall have been Cash Collateralized (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement) (it being understood that in the event any Additional Borrower shall cease to be a Subsidiary of GBT, the GBT shall remove such Additional Borrower as an Additional Borrower hereunder in accordance with the terms of this clause (d)). The Administrative Agent will promptly notify the Revolving Credit Lenders of any such termination of an Additional Borrower’s status.

Section 10.26.        Effect of Amendment and Restatement; Reallocation.

(a)            Upon the Restatement Date, this Agreement shall amend, and restate as amended, the Existing Credit Agreement (including any contingent amendments thereto), but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to loans and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

(b)            Upon the occurrence of the Restatement Date, (i) each of the existing Revolving Credit Lenders that has Revolving Credit Exposure with respect to Revolving Credit Loans that are outstanding under its Revolving Credit Commitments (each, as defined in the Existing Credit Agreement) as in effect immediately prior to the Restatement Date (each such Revolving Credit Lender, an “Existing Revolving Credit Lender”) shall assign to each of the Revolving Credit Lenders without a Revolving Credit Commitment immediately prior to the Restatement Date (each such Revolving Credit Lender, a “New Revolving Credit Lender”), and each of the New Revolving Credit Lenders shall purchase from each of the Existing Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on the Restatement Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by the Existing Revolving Credit Lenders and the New Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the Transactions on the Restatement Date; provided that each of the New Revolving Credit Lenders shall advance the funds representing its purchased Revolving Credit Loans to the Administrative Agent and the Administrative Agent shall disburse such funds to the Existing Revolving Credit Lenders in accordance with the immediately preceding sentence, as applicable; provided further that the Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Sections 2.02 and 2.05(a) of the Credit Agreement and the breakage payment requirements in Section 3.05 of the Credit Agreement, in each case, shall not apply to the transactions effected pursuant to the immediately preceding sentence and (ii) each Existing Revolving Credit Lender immediately prior to the Restatement Date will automatically and without further action be deemed to have assigned to each New Revolving Credit Lender, and each New Revolving Credit Lender will automatically and without further act be deemed to have assumed a portion of such Existing Revolving Credit Lender’s participations under the Credit Agreement in outstanding Letters of Credit and/or Swing Line Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Credit Lenders’ (including each New Revolving Credit Lender) participations in Letters of Credit and Swing Line Loans shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments (after giving effect to the Transactions on the Restatement).

(c)            The parties hereto acknowledge and agree that (i) the guarantee and indemnity given by GBT III B.V. under the Guaranty, (ii) any security granted over the shares in the capital of GBT III B.V. prior to the Restatement Date and (iii) any security granted by GBT III B.V. under any Collateral Document prior to the Restatement Date shall not extend to the Obligations as increased (in relation to the Obligations under and as defined in the Existing Credit Agreement) by means of this Agreement until the works council of GBT III B.V. has provided GBT III B.V. with the required neutral or positive advice, after which such proof thereof is provided to the Collateral Agent.

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